     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 16, 2001


                                                      REGISTRATION NO. 333-64282

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                XCARE.NET, INC.
             (Exact Name of Registrant as specified in its Charter)

           DELAWARE                               7374                              85-0373486
(State or other jurisdiction of       (Primary Standard Industrial               (I.R.S. Employer
incorporation or organization)         Classification Code Number)            Identification Number)

                   6400 S. FIDDLER'S GREEN CIRCLE, SUITE 1400
                           ENGLEWOOD, COLORADO 80111
                                 (303) 488-2019
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                            ------------------------

                               LORINE R. SWEENEY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                XCARE.NET, INC.
                   6400 S. FIDDLER'S GREEN CIRCLE, SUITE 1400
                           ENGLEWOOD, COLORADO 80111
                                 (303) 488-2019
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

              ARTHUR F. SCHNEIDERMAN                                JAMES L. SMITH, III
                 KATHLEEN B. BLOCH                                 TROUTMAN SANDERS LLP
         WILSON SONSINI GOODRICH & ROSATI                    BANK OF AMERICA PLAZA, SUITE 5200
             PROFESSIONAL CORPORATION                           600 PEACHTREE STREET, N.E.
                650 PAGE MILL ROAD                                ATLANTA, GEORGIA 30308
         PALO ALTO, CALIFORNIA 94304-1050                             (404) 885-3111
                  (650) 493-9300

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon consummation of the merger of a subsidiary of XCare.net, Inc. with Healthcare.com Corporation as described herein.

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------


                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                                          PROPOSED MAXIMUM     PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES      AMOUNT TO BE        OFFERING PRICE          AGGREGATE            AMOUNT OF
         TO BE REGISTERED              REGISTERED(1)        PER SHARE(2)        OFFERING PRICE     REGISTRATION FEE(3)
----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par
  value(1)........................   12,214,314 shares         $11.385           $139,059,965            $34,765
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------


(1) Represents the number of shares of the Common Stock of the Registrant which may be issued to stockholders of Healthcare.com Corporation, a Georgia corporation, pursuant to the transactions described in this registration statement.

(2) Pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act of 1933, as amended, the registration fee has been calculated based on the average of the high and low prices per share of XCare.net's common stock on June 22, 2001 as reported on the Nasdaq National Market.


(3)Paid with original filing of registration statement.

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[XCARE.NET LOGO]                                           [HEALTHCARE.COM LOGO]


To the stockholders of XCare.net and Healthcare.com:



     XCare.net and Healthcare.com have entered into a merger agreement under which they have agreed to combine the two companies in a merger. In the merger, a wholly-owned subsidiary of XCare.net will merge with Healthcare.com and Healthcare.com will become a wholly-owned subsidiary of XCare.net. Healthcare.com stockholders will receive 0.375 shares of XCare.net common stock for each share of Healthcare.com common stock they own and 1.745 shares of XCare.net common stock for each share of Healthcare.com Series B preferred stock they own. After the merger, former stockholders of Healthcare.com will hold approximately 38.5% of the outstanding shares of XCare.net.



     XCare.net common stock is traded on the Nasdaq National Market under the trading symbol "XCAR." On July 13, 2001, the closing price of XCare.net common stock was $12.98 per share.



     We cannot complete the merger unless the stockholders of Healthcare.com approve the Agreement and Plan of Merger and Reorganization and the stockholders of XCare.net approve of the issuance of shares of XCare.net common stock in connection with the merger. Healthcare.com and XCare.net will each hold a special stockholders meeting on August 13, 2001 to consider these proposals.


     After careful consideration, the boards of directors of both XCare.net and Healthcare.com have each approved the merger and determined the merger to be in the best interests of their stockholders. THE BOARDS OF DIRECTORS OF XCARE.NET AND HEALTHCARE.COM UNANIMOUSLY RECOMMEND THAT THEIR STOCKHOLDERS VOTE FOR THE MERGER AGREEMENT AND THE MERGER.


     The attached joint proxy statement/prospectus provides you with detailed information about the merger. Please review carefully all of the information contained in the joint proxy statement/prospectus. In addition, you may obtain detailed information about our companies from documents we have filed with the SEC. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE DISCUSSION IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 14.


     Your vote is very important. Whether or not you plan to attend your special meeting, please take the time to vote by completing, dating, signing and promptly returning the accompanying proxy in the enclosed postage paid envelope so that your shares may be represented at the meeting. Returning your proxy will not prevent you from attending the meeting and voting your shares in person.

     We appreciate your consideration of this matter.


/s/ LOREN R. SWEENY
                                                 /s/ ROBERT MURRIE
LORINE R. SWEENEY                                ROBERT MURRIE
President and Chief Executive Officer            President and Chief Executive Officer
XCare.net, Inc.                                  Healthcare.com Corporation


     The date of this joint proxy statement/prospectus is July 16, 2001, and it is first being mailed or otherwise delivered to holders of XCare.net common stock and Healthcare.com common stock on or about July 17, 2001.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION, NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SHARES OF XCARE.NET COMMON STOCK TO BE ISSUED IN CONNECTION WITH MERGER, NOR HAVE THEY DETERMINED WHETHER THIS JOINT PROXY STATEMENT/PROSPECTUS IS ADEQUATE OR CORRECT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                [HEALHCARE LOGO]

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD AUGUST 13, 2001



     A special meeting of the stockholders of Healthcare.com Corporation will be held at Healthcare.com's corporate office building, located at 1850 Parkway Place, Suite 320, Marietta, Georgia 30067, on August 13, 2001 at 11:00 a.m., Eastern time, for the following purposes:


          1. To consider and vote on a proposal to adopt and approve the Agreement and Plan of Merger and Reorganization, dated as of May 14, 2001, by and among XCare.net, Inc., Healthcare.com Corporation and Orbit Acquisition Corp., a wholly-owned subsidiary of XCare.net, pursuant to which Healthcare.com will merge with Orbit Acquisition Corp. and become a wholly-owned subsidiary of XCare.net. Each outstanding share of Healthcare.com common stock will be converted into 0.375 shares of XCare.net common stock in connection with the merger. A copy of the merger agreement is attached as Annex A to the accompanying joint proxy statement/prospectus.

          2. To transact any other business that may properly come before the special meeting or any adjournments or postponements of the special meeting.

     Only record holders of Healthcare.com common stock and Series B preferred stock at the close of business on July 12, 2001 are entitled to vote at the special meeting, including any adjournments or postponements. The merger agreement requires approval by a majority of the outstanding shares of common stock and Series B preferred stock, voting together as a group.

     Holders of Series B preferred stock may exercise dissenters' rights under
Article 13 of the Georgia Business Corporation Code. We have attached a copy of that law as Annex B to the accompanying joint proxy statement/prospectus. Holders of shares of Healthcare.com common stock will not have dissenters' rights.

     The accompanying joint proxy statement/prospectus describes the merger agreement and the proposed merger. We encourage you to read it carefully.

     YOUR VOTE IS VERY IMPORTANT. PLEASE SUBMIT YOUR PROXY ACCORDING TO THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.
                                       By Order of the Board of Directors

                                       /s/ Leslie R. Jones
                                       Leslie R. Jones
                                       Secretary
Marietta, Georgia

July 16, 2001


TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE SUBMIT YOUR PROXY ACCORDING TO THE INSTRUCTIONS ON THE ATTACHED PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU CAN REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED. SUBMITTING YOUR PROXY DOES NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING YOUR SHARES IN PERSON. IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR A BANK, YOU MUST INSTRUCT THEM HOW TO VOTE YOUR SHARES. IF YOU DO NOT VOTE OR DO NOT INSTRUCT YOUR BROKER OR BANK HOW TO VOTE, IT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE MERGER AGREEMENT.

                                [XCARE.NET LOGO]

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD AUGUST 13, 2001



     A special meeting of the stockholders of XCare.net, Inc., will be held at the Inverness Hotel, 200 Inverness Drive West, Englewood, Colorado 80112 on August 13, 2001 at 9:00 a.m., Mountain time, for the following purposes:


     1. To consider and vote on a proposal to issue shares of XCare.net common stock in connection with the proposed merger of Healthcare.com Corporation with a wholly-owned subsidiary of XCare.net as set forth in the Agreement and Plan of Merger and Reorganization, dated as of May 14, 2001 among XCare.net, Healthcare.com, and Orbit Acquisition Corp., a wholly owned subsidiary of XCare.net. A copy of the merger agreement is attached as Annex A to the accompanying joint proxy statement/prospectus.

     2. To transact any other business that may properly come before the special meeting or any adjournments or postponements of the special meeting.

     The accompanying joint proxy statement/prospectus describes the merger agreement and the proposed merger. We encourage you to read it carefully.

     Only stockholders who held shares of XCare.net common stock at the close of business on July 12, 2001 are entitled to vote at the special meeting. The issuance of the shares in the proposed merger requires the approval by a majority of the shares of outstanding common stock represented at the meeting.

     YOUR VOTE IS VERY IMPORTANT. PLEASE SUBMIT YOUR PROXY ACCORDING TO THE INSTRUCTIONS ON THE ATTACHED PROXY CARD.
                                          By Order of the Board of Directors

                                          /s/ ARTHUR F. SCHNEIDERMAN
                                          Arthur F. Schneiderman
                                          Secretary
Englewood, Colorado

July 16, 2001


TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE SUBMIT YOUR PROXY ACCORDING TO THE INSTRUCTIONS ON THE ATTACHED PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU CAN REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED. SUBMITTING YOUR PROXY DOES NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING YOUR SHARES IN PERSON. IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR A BANK, YOU MUST INSTRUCT THEM HOW TO VOTE YOUR SHARES.

                               TABLE OF CONTENTS


                                                              PAGE
QUESTIONS AND ANSWERS ABOUT THE MERGER......................    3
SUMMARY.....................................................    4
  The Companies.............................................    4
  The Merger................................................    4
  Approval by Stockholders of Healthcare.com................    6
  Approval by Stockholders of XCare.net.....................    7
  Recent Events.............................................    7
  Historical Financial Information..........................    8
  Unaudited Pro Forma Financial Information.................   10
  Comparative Per Share Data................................   11
  Market Price of XCare.net and Healthcare.com Common
     Stock..................................................   12
  Dividends.................................................   13
  You Should Not Rely on Forward Looking Statements.........   13
RISK FACTORS................................................   14
  Risks Relating to the Proposed Merger.....................   14
  Risks of the Combined Company Following the Merger........   16
THE SPECIAL MEETINGS........................................   24
  Date, Time and Place of the Special Meetings..............   24
  Purposes of the Special Meetings..........................   24
  Recommendations of the Boards of Directors................   24
  Record Dates and Outstanding Shares.......................   25
  Vote and Quorum Required..................................   25
  Treatment of Abstentions and Broker Non-Votes.............   25
  Expenses of Proxy Solicitation............................   26
  Methods of Voting.........................................   26
  Revoking Your Proxy.......................................   27
THE MERGER..................................................   28
  General...................................................   28
  Background of the Merger..................................   28
  Healthcare.com Reasons for the Merger; Recommendation of
     Healthcare.com Board of Directors......................   32
  Opinion of FAC/Equities, Financial Advisor to
     Healthcare.com.........................................   33
  Fee Arrangements with Healthcare.com's Financial
     Advisor................................................   39
  XCare.net Reasons for the Merger; Recommendation of
     XCare.net Board of Directors...........................   39
  Opinion of Robertson Stephens, Inc., Financial Advisor to
     XCare.net..............................................   40
  Fee Arrangements with XCare.net's Financial Advisor.......   49
  Accounting Treatment of the Merger........................   49
  Material United States Federal Income Tax Considerations
     of the Merger..........................................   49
  Delisting and Deregistration of Healthcare.com Common
     Stock..................................................   51
  Listing of XCare.net Common Stock to be Issued in the
     Merger.................................................   51
  Regulatory Compliance.....................................   51
  Dissenters' Rights........................................   52
  Restrictions on Sales of Shares by Affiliates of
     Healthcare.com and XCare.net...........................   54
  Operations After the Merger...............................   54
  Interests of Healthcare.com Directors and Officers in the
     Merger.................................................   54

                                                              PAGE
THE MERGER AGREEMENT........................................   57
  The Merger................................................   57
  Effective Time and Closing of the Merger..................   57
  Procedure to Exchange Certificates........................   58
  Stock Options and Employee Benefits.......................   58
  Representations and Warranties............................   59
  Covenants Relating to Conduct of Business of
     Healthcare.com and XCare.net...........................   60
  Additional Agreements.....................................   60
  Conditions Precedent to the Merger........................   63
  Termination; Amendment and Waiver.........................   64
AGREEMENTS RELATED TO THE MERGER............................   67
BUSINESS OF XCARE.NET.......................................   69
XCARE.NET SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA...   77
XCARE.NET MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS.......................   79
XCARE.NET MANAGEMENT........................................   89
  Directors And Officers Of XCare.net Following The
     Merger.................................................   93
XCARE.NET RELATED TRANSACTIONS AND CERTAIN RELATIONSHIPS....   94
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
  STATEMENTS................................................   96
STOCK OWNERSHIP OF XCARE.NET & HEALTHCARE.COM AND PRO FORMA
  COMBINED STOCK OWNERSHIP..................................  101
COMPARISON OF RIGHTS OF HOLDERS OF HEALTHCARE.COM COMMON
  STOCK AND XCARE.NET COMMON STOCK..........................  105
EXPERTS.....................................................  116
LEGAL MATTERS...............................................  116
DOCUMENTS INCORPORATED BY REFERENCE IN THIS JOINT PROXY
  STATEMENT/PROSPECTUS......................................  117
WHERE YOU CAN FIND MORE INFORMATION.........................  118
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS..................  F-1


  EXHIBITS
  --------
Annex A         Agreement and Plan of Merger and Reorganization
Annex B         Article 13 of the Georgia Business Corporation Code
                (Dissenters' Rights Provisions)
Annex C         Opinion of Robertson Stephens, Inc.
Annex D         Opinion of FAC/Equities

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHY ARE THE COMPANIES MERGING? (See pages 32 and 39)

     A: XCare.net and Healthcare.com believe that the merger will create a larger, stronger, more competitive company. The combined company will be able to offer a broader product suite that will be more attractive to customers because it will represent an integrated solution for managing and automating business processes. We believe that the combination of each company's technology, customer base, financial resources and management expertise will result in a company with higher long-term growth potential than each company individually.

Q: WHAT WILL A HEALTHCARE.COM COMMON STOCKHOLDER RECEIVE IN THE MERGER? (See page 57)

     A: When the merger is completed, holders of Healthcare.com common stock will receive 0.375 shares of XCare.net common stock in exchange for each share of Healthcare.com common stock.

Q:  DO THE BOARDS OF DIRECTORS RECOMMEND VOTING IN FAVOR OF THE MERGER?

     A: Yes. After careful consideration, both Healthcare.com's and XCare.net's boards of directors determined that the merger is in the best interests of their respective stockholders, and unanimously voted to recommend that their stockholders vote in favor the merger.

Q:  WHAT DO I NEED TO DO NOW?

     A: Carefully review the joint proxy-statement/prospectus and then mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at your meeting.

Q: IF MY BROKER HOLDS MY SHARES IN "STREET NAME," WILL MY BROKER VOTE MY SHARES FOR ME? (See page 25)

     A: No. Your broker will not be able to vote your shares without instructions from you. If you do not provide your broker with voting instructions, your shares will be considered present at the special meeting for purposes of determining a quorum but will not be considered to have been voted in favor of the merger. If you have instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q:  CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD? (See page 27)

     A: Yes. You may change your vote at any time before your proxy is voted at the special meeting. To change your vote:
         - Send a written notice to the assistant secretary of XCare.net or the secretary of Healthcare.com stating that you would like to revoke your proxy; or

         - Complete and submit a new proxy card to the assistant secretary of XCare.net or the secretary of Healthcare.com; or

         - Attend the special meeting and vote in person.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?


     A:  We expect to complete the merger on or about August 13, 2001.



Q:  AM I ENTITLED TO DISSENTERS' RIGHTS? (See page 52)


     A: No, unless you hold Series B preferred stock of Healthcare.com. Holders of common stock of Healthcare.com and XCare.net are not entitled to dissenters' rights in connection with the merger.

Q:  WHOM SHOULD I CALL WITH QUESTIONS?

     A: If you have any questions about the merger or any related transaction, please call the investor relations department of Healthcare.com at
         (800) 253-7579 or XCare.net at (800) 723-3033.

                                    SUMMARY


     This summary highlights selected information from this joint proxy statement/prospectus and may not contain all of the information that is important to you. For a more complete understanding of the merger, you should carefully read the rest of this joint proxy statement/prospectus, including the "Risk Factors" section beginning on page 14 and the documents attached to this joint proxy statement /prospectus, including the merger agreement, which is attached as Annex A.


                                 THE COMPANIES

      [XCARE.NET LOGO]

      XCARE.NET, INC.
      6400 S. Fiddler's Green Circle
      Suite 1400
      Englewood, Colorado 80111
      (800) 723-3033


     XCare.net is an electronic commerce service provider for healthcare businesses. XCare.net has developed an Internet-based technology platform, XTiera, using extensible mark-up language, or XML. Using XTiera, XCare.net designs, develops and hosts custom healthcare Web sites, known as portals, for payers, providers and other healthcare industry participants. XCare.net also provides consulting services to define, develop and implement Internet healthcare strategies as well as Web site hosting, transaction processing, transaction support and maintenance services for its customers.


      [HEALTHCARE.COM LOGO]
      HEALTHCARE.COM CORPORATION
      1850 Parkway Place
      Suite 1100
      Marietta, Georgia 30067
      (800) 253-7579

     Healthcare.com markets and develops enterprise application integration solutions that provide the distributed infrastructure for data access, integration, indexing and extension, and offers packaged solutions that implement and build upon these products. Healthcare.com also offers integration and information technology outsourcing services to healthcare enterprises, healthcare application vendors and other businesses that allow them to outsource their integration or information technology functions.

                                   THE MERGER

     The business combination of XCare.net and Healthcare.com is structured as a merger of Healthcare.com with a wholly-owned subsidiary of XCare.net. The merger will result in Healthcare.com becoming a wholly-owned subsidiary of XCare.net.

     Conditions to Closing. (See page 63). We anticipate that the closing of the merger will take place on or about August 13, 2001, provided that all conditions to the merger are met. These conditions include the following:


     - The merger has been approved by the stockholders of both Healthcare.com and XCare.net;


     - All applicable requirements of any United States or state government agency have been complied with, including the waiting period under the Hart-Scott-Rodino Antitrust Act;


     - Healthcare.com and XCare.net have each received opinions from their tax counsel that the merger will constitute a tax-free reorganization under the Internal Revenue Code; and

     - The shares of XCare.net common stock to be issued to Healthcare.com's stockholders have been approved for listing on the Nasdaq National Market.

     Conduct Prior to Closing. (See page 60). Healthcare.com has agreed that, until the merger is completed or the merger agreement is terminated, it will operate its business in the ordinary course and consistent with its past practice. Further, it has agreed that, without XCare.net's consent, and subject to some exceptions, it will not take certain actions that might impair the value of its business, such as selling material assets, making large expenditures or incurring additional debt. Healthcare.com has also agreed that, subject to certain exceptions, it will not solicit, initiate or engage in discussions with another party concerning an acquisition or business combination.

     Termination. (See page 64). The merger agreement may be terminated, and the merger abandoned, at any time prior to closing by mutual written consent of XCare.net and Healthcare.com. In addition, under certain circumstances, either XCare.net or Healthcare.com may have the right to unilaterally terminate the merger agreement prior to closing. A right to terminate may arise in circumstances, among others, where:

     - The stockholders of XCare.net or Healthcare.com do not approve the merger;

     - XCare.net or Healthcare.com materially breaches a representation, warranty or covenant in the merger agreement and the breach is not cured within 30 days;

     - The merger has not been effected on or prior to October 31, 2001; or

     - A third party seeks to merge with, acquire or enter into a business combination with Healthcare.com and Healthcare.com's board of directors determine that the competing proposal represents a superior opportunity for Healthcare.com's stockholders.

     Termination Fees. (See page 65). Healthcare.com has agreed to pay a termination fee of $2,000,000 to XCare.net in the event that the merger agreement is terminated under certain circumstances and Healthcare.com subsequently enters into a merger or other business combination with a third party. Similarly, XCare.net has agreed to pay a termination fee of $2,000,000 to Healthcare.com in the event that the merger agreement is terminated under certain circumstances and XCare.net subsequently enters into a merger or other business combination with a third party. Alternatively, under certain circumstances, either Healthcare.com or XCare.net may be required to pay the other's expenses if the merger is terminated.


     Effect on Healthcare.com Stock. (See page 57). Upon the closing of the merger, each share of Healthcare.com common stock outstanding prior to the merger will be converted into the right to receive 0.375 shares of XCare.net common stock, and each share of Healthcare.net Series B preferred stock will be converted in the right to receive 1.745 shares of XCare.net common stock. XCare.net will issue approximately 10.7 million shares of its common stock to Healthcare.com stockholders in the merger. Healthcare.com stockholders will become stockholders of XCare.net, and their rights as stockholders will be governed by XCare.net's certificate of incorporation and bylaws and by the laws of the State of Delaware. Following the merger, Healthcare.com stockholders will own approximately 38.5% of the outstanding shares of XCare.net common stock.


     Operations Following the Merger. (See page 54). Following the merger, the businesses of XCare.net and Healthcare.com will be combined. XCare.net's board of directors will consist of nine persons, six of whom will be XCare.net's current directors and three of whom will be current Healthcare.com directors. Healthcare.com will cease to be an independent, publicly traded company, and its shares of common stock will be delisted from the Nasdaq National Market.

     Federal Tax Consequences. (See page 49). XCare.net and Healthcare.com have structured the merger so that, in most instances, Healthcare.com's stockholders will not recognize gain or loss for United States federal income tax purposes (other than taxes payable because of cash received by Healthcare.com stockholders in lieu of fractional shares). It is a condition to the merger that both XCare.net and Healthcare.com receive an opinion from their respective tax counsel concerning this tax treatment.

                   APPROVAL BY STOCKHOLDERS OF HEALTHCARE.COM

     Required Vote. (See page 24). Under applicable Georgia law and the articles of incorporation and the bylaws of Healthcare.com, the merger cannot be completed unless holders of at least a majority of the outstanding common stock and the Series B preferred stock at the record date, voting together as a group, adopt and approve the merger agreement.

     Special Meeting. (See page 24). The date, time and place of the Healthcare.com special meeting and the record date for determining voting rights are set forth in the Notice of Special Meeting appearing at the front of this joint proxy statement/prospectus. At the special meeting, Healthcare.com stockholders will be asked to adopt and approve the merger agreement. Each record holder of shares of Healthcare.com common stock and Series B preferred stock will be entitled to one vote for each share of Healthcare.com common stock or Series B preferred stock held on the record date.


     Voting Agreements. (See page 67). All Healthcare.com executive officers, directors and certain of their affiliates have agreed to vote all shares over which they exercise voting control for the adoption and approval of the merger agreement.



     Recommendation of the Board of Directors. (See page 32). The Healthcare.com board of directors has unanimously approved the merger agreement and believes that the merger agreement and the merger are fair to, and in the best interests of, Healthcare.com and its stockholders. The board of directors of Healthcare.com, therefore, unanimously recommends that holders of Healthcare.com stock vote FOR the adoption and approval of the merger agreement.


     Interests of Healthcare.com's Officers and Directors. (See page 54). In considering the recommendation of Healthcare.com board of directors to adopt and approve the merger agreement, you should be aware that Healthcare.com's officers and directors have interests in the merger that may be different than the interests of Healthcare.com's stockholders generally. These interests may make Healthcare.com's officers and directors more likely to approve the merger than Healthcare.com stockholders generally. Some of these interests include the following:

     - Robert Murrie, a director of Healthcare.com and its president and chief executive officer, has entered into an employment agreement with Healthcare.com that will become effective only upon completion of the merger. Under the agreement, if the merger is completed, XCare.net will pay Mr. Murrie a transition bonus of $973,500, of which $400,000 will be paid at the closing of the merger and the remainder will be paid over the three year period following closing. In addition, if the merger is completed, Mr. Murrie will be granted stock options to purchase 200,000 shares of XCare.net common stock.

     - Each of Healthcare.com's executive officers have entered into agreements that provide severance and other benefits in the event that the officer is terminated following the completion of the merger.

     - Upon the merger, all outstanding and unvested options to purchase shares of Healthcare.com common stock will accelerate and become fully vested and exercisable. The options will be assumed by XCare.net and converted, using the exchange ratio of 0.375, into options to purchase XCare.net common stock.

     Opinion of Financial Advisor. (See page 33). In deciding to approve the merger, the Healthcare.com board of directors considered the opinion of FAC/Equities, a division of First Albany Corporation, that as of the date of the opinion and based on and subject to the assumptions, limitations and qualifications referred to in the opinion, the exchange ratio in the merger of
0.375 shares of XCare.net common stock for each share of Healthcare.com common stock was fair, from a financial point of view, to Healthcare.com's stockholders. The full text of FAC/Equities' opinion is attached as Annex D to this joint proxy statement/prospectus.

                     APPROVAL BY STOCKHOLDERS OF XCARE.NET

     Required Vote. (See page 24). Under the rules of the Nasdaq National Market, because XCare.net will issue a number of shares of common stock in the merger that is greater than 20% of its total number of outstanding shares of common stock, the issuance must be approved by the affirmative vote of holders of a majority of the shares of XCare.net common stock voting on the proposal.

     Special Meeting. (See page 24). The date, time and place of the XCare.net special meeting and the record date for determining voting rights are set forth in the Notice of Special Meeting appearing at the front of this joint proxy statement/prospectus. At the special meeting, XCare.net stockholders will be asked to approve the issuance of shares of XCare.net common stock in connection with the merger.


     Voting Agreements. (See page 67). XCare.net's officers, directors and affiliates, together holding 33.3% of the outstanding shares of XCare.net common stock, have agreed to vote all shares over which they exercise voting control for the approval of the issuance of shares of XCare.net common stock to Healthcare.com stockholders in connection with the merger.


     Recommendation of the Board of Directors (See page 39). The XCare.net board of directors has unanimously approved the merger agreement and the issuance of XCare.net common stock to Healthcare.com stockholders in the merger. The board of directors has also concluded that the merger agreement and the merger are fair to, and in the best interests of, XCare.net and its stockholders. The board of directors, therefore, unanimously recommends that holders of XCare.net common stock vote FOR approval of the proposed issuance of shares of XCare.net common stock to Healthcare.com stockholders.

     Opinion of Financial Advisor. (See page 40). In deciding to approve the merger, the XCare.net board of directors considered the opinion of Robertson Stephens, Inc. that as of the date of the opinion and based on and subject to the assumptions, limitations and qualifications referred to in the opinion, the exchange ratio in the merger of 0.375 shares of XCare.net common stock for each share of Healthcare.com common stock was fair, from a financial point of view, to XCare.net. The full text of Robertson Stephens' opinion is attached as Annex C to this joint proxy statement/prospectus.

                                 RECENT EVENTS

     On June 7, 2001, XCare.net completed the acquisition of Confer Software, Inc., a company based in San Carlos, California, that has developed eBusiness Process Management (eBPM) software infrastructure, tools and applications. Under the terms of the acquisition agreement, XCare.net issued 592,453 shares of its common stock to the Confer stockholders and assumed an employee bonus obligation totaling $461,250 that XCare.net paid in cash at closing. Ann Ting, Confer's president and chief operating officer, has been appointed senior vice president and chief technology officer of XCare.net.

                        HISTORICAL FINANCIAL INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     We are providing in this joint proxy statement/prospectus selected historical information for XCare.net and Healthcare.com to help you in your analysis of the financial aspects of the merger. We derived this information from the audited and unaudited financial statements of XCare.net and Healthcare.com. The information that follows is only a summary and you should read it together with the financial information included in or delivered with this joint proxy statement/prospectus.

                                XCARE.NET, INC.


     The following summary consolidated historical financial information has been derived from XCare.net's consolidated financial statements and accompanying notes. The annual financial data is derived from XCare.net's audited consolidated financial statements. The financial data as of March 31, 2001 and for the three-month periods ended March 31, 2000 and 2001 have been derived from XCare.net's unaudited condensed consolidated financial statements. This historical financial information is only a summary, and should be read along with XCare.net's Management's Discussion and Analysis of Financial Condition and Results of Operations beginning on page 79 and XCare.net's consolidated financial statements and accompanying notes beginning on page F-1.


                                                                                         THREE MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,                        MARCH 31,
                                ---------------------------------------------------    ----------------------
                                 1996      1997       1998       1999        2000         2000         2001
                                 ----      ----       ----       ----        ----         ----         ----
STATEMENTS OF OPERATIONS
  DATA:
Total revenue...............    $9,726    $ 5,984    $ 2,270    $ 4,853    $ 10,681      $ 2,852      $ 7,590
Net income (loss)...........    $  253    $(7,324)   $(4,082)   $(3,188)   $(17,317)     $(3,203)     $(3,201)
Net income (loss) per common
  share -- basic and
  diluted...................    $ 0.53    $(18.92)   $(10.64)   $ (6.91)   $  (1.20)     $ (0.37)     $ (0.20)
Weighted average common
  shares
  outstanding -- basic and
  diluted...................       476        390        390        472      14,399        8,758       16,412

                                                        AS OF DECEMBER 31,                        AS OF
                                       ----------------------------------------------------     MARCH 31,
                                        1996      1997        1998        1999       2000         2001
                                        ----      ----        ----        ----       ----       ---------
BALANCE SHEET DATA:
Cash, cash equivalents and
  short-term investment............    $1,394    $   697    $    198    $  7,455    $78,319      $74,299
Total assets.......................    $4,492    $ 4,026    $  2,805    $ 13,183    $96,908      $94,209
Mandatory redeemable convertible
  preferred stock..................    $   --    $ 6,728    $  6,827    $ 23,842    $    --      $    --
Stockholders' equity (deficit).....    $  842    $(6,537)   $(10,620)   $(13,172)   $92,839      $89,773

                           HEALTHCARE.COM CORPORATION


     The following summary consolidated financial data are derived from Healthcare.com's consolidated financial statements and give retroactive effect to the 1998 merger of a subsidiary of Healthcare.com and HUBLink, Inc., which merger was accounted for as a pooling of interests. The financial data as of March 31, 2001, and for the three-month periods ended March 31, 2000 and 2001, have been derived from Healthcare.com's unaudited condensed consolidated financial statements which include, in management's opinion, all adjustments, consisting of normal recurring adjustments, necessary to present fairly the results of operations and financial position of Healthcare.com for the periods and dates presented. These historical data provide only a summary and should be read in conjunction with Healthcare.com's consolidated financial statements and related notes thereto, and with Management's Discussion and Analysis of Financial Condition and Results of Operations included in Healthcare.com's Form 10-K, as amended by Form 10-K/A (Amendment No. 1) for the year ended December 31, 2000, and Form 10-Q for the quarter ended March 31, 2001, incorporated by reference in this joint proxy statement/prospectus and enclosed with this document. Historical results are not necessarily indicative of results for any future period.


                                                                                         THREE MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,                        MARCH 31,
                                ---------------------------------------------------    ----------------------
                                 1996       1997       1998       1999       2000         2000         2001
                                 ----       ----       ----       ----       ----         ----         ----
STATEMENTS OF OPERATIONS
  DATA:
Total revenue...............    $20,243    $18,064    $27,184    $25,315    $48,313      $ 9,832      $13,402
Operating earnings (loss)...    $   497    $(8,506)   $ 1,599    $(7,977)   $ 3,860      $   473      $   879
Net earnings (loss)
  attributable to common
  stockholders..............    $   107    $(8,596)   $ 1,498    $(8,504)   $ 2,808      $   201      $   511
Diluted net earnings (loss)
  per share of common
  stock.....................    $  0.01    $ (0.38)   $  0.06    $ (0.34)   $  0.10      $  0.01      $  0.02
Shares used in the
  calculation of diluted net
  earnings (loss) per share
  of common stock...........     21,277     22,587     24,867     25,347     28,119       27,221       28,233

                                                        AS OF DECEMBER 31,                        AS OF
                                        ---------------------------------------------------     MARCH 31,
                                         1996       1997       1998       1999       2000         2001
                                         ----       ----       ----       ----       ----       ---------
BALANCE SHEET DATA:
Total assets........................    $33,085    $28,940    $31,535    $27,267    $38,824      $38,939
Long-term debt and obligations under
  capital leases, excluding current
  installments......................    $ 4,316    $   316    $   642    $   254    $   151      $   410
Redeemable preferred stock..........    $    --    $    --    $    --    $   348    $   152      $   156

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     We are also providing selected unaudited pro forma financial information to show you how XCare.net might have looked if the merger had been completed on January 1, 2000 for results of operations purposes and on March 31, 2001 for balance sheet purposes. To make the information more meaningful, we have also included the effects that XCare.net's recent acquisition of Confer Software, Inc. would have had on the combined company's operating results and financial condition had the Confer acquisition been completed on such dates. The pro forma financial information was prepared using the purchase method of accounting.


     If XCare.net and Healthcare.com had actually completed the merger on these dates, the combined company might have performed differently. You should not rely on the pro forma financial information as an indication of the results that XCare.net would have achieved if the merger had taken place earlier or the future results that the combined company will experience after the merger. You should read the following information together with the unaudited pro forma financial statements and related notes beginning on page 96, as well as the separate historical financial statements of XCare.net, Confer Software, Inc. and Healthcare.com.



                                                                  YEAR ENDED        THREE MONTHS ENDED
                                                               DECEMBER 31, 2000      MARCH 31, 2001
                                                               -----------------    ------------------
PRO FORMA COMBINED STATEMENT OF OPERATIONS DATA:
Total revenues.............................................        $ 60,618              $21,603
Operating loss.............................................        $(47,951)             $(7,375)
Net loss...................................................        $(42,775)             $(6,400)
Net loss per common share -- basic and diluted.............        $  (1.66)             $ (0.23)
Weighted average common shares outstanding -- basic and
  diluted..................................................          25,698               27,711


                                                                THREE MONTHS ENDED
                                                                  MARCH 31, 2001
                                                                ------------------
PRO FORMA COMBINED BALANCE SHEET DATA:
Cash, cash equivalents and short-term investments...........         $ 77,479
Working capital.............................................         $ 81,021
Total assets................................................         $205,394
Long-term debt..............................................         $    409
Stockholders' equity........................................         $178,490

                           COMPARATIVE PER SHARE DATA


     The following table reflects the historical net income (loss) and book value per share of XCare.net common stock and Healthcare.com common stock in comparison with the unaudited pro forma net income (loss) per share of the combined company after giving effect to the merger and the acquisition of Confer Software. You should read the information in this table together with the unaudited pro forma financial statements and related notes beginning on page 96, as well as the separate historical financial statements of XCare.net and Healthcare.com.



                                                                                     AT OR FOR THE
                                                                  AT OR FOR THE       THREE MONTHS
                                                                   YEAR ENDED            ENDED
                                                                DECEMBER 31, 2000    MARCH 31, 2001
                                                                -----------------    --------------
XCARE.NET HISTORICAL PER SHARE DATA
  Net loss per share
     Basic..................................................         $(1.20)             $(0.20)
     Diluted................................................         $(1.20)             $(0.20)
  Book value per share...........................................................        $ 5.47
HEALTHCARE.COM HISTORICAL PER SHARE DATA
  Net income per share
     Basic..................................................         $ 0.10              $ 0.02
     Diluted................................................         $ 0.10              $ 0.02
  Book value per share...........................................................        $ 0.84
PRO FORMA COMBINED PER XCARE.NET SHARE DATA
  Net loss per share
     Basic..................................................         $(1.66)             $(0.23)
     Diluted................................................         $(1.66)             $(0.23)
  Book value per share...........................................................        $ 6.46
PRO FORMA COMBINED PER HEALTHCARE.COM SHARE DATA
  Net loss per share
     Basic..................................................         $(0.62)             $(0.09)
     Diluted................................................         $(0.62)             $(0.09)
  Book value per share...........................................................        $ 2.42


     The historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock outstanding at the end of each period.

     The pro forma combined book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of common stock outstanding at the end of each period.

           MARKET PRICE OF XCARE.NET AND HEALTHCARE.COM COMMON STOCK

     XCare.net's common stock has been traded on the Nasdaq National Market under the symbol "XCAR" since February 10, 2000. Healthcare.com common stock was traded over-the-counter on the OTC Bulletin Board from November 7, 1995 to May 22, 1996, on the Nasdaq SmallCap Market System from May 23, 1996 to October 29, 1996 and on the Nasdaq National Market System since October 30, 1996. Healthcare.com common stock trades under the symbol "HCDC." The following table sets forth the quarterly high and low sales prices for XCare.net common stock and Healthcare.com common stock for the periods indicated.


                                                                 PRICE RANGE OF     PRICE RANGE OF
                                                                   XCARE.NET        HEALTHCARE.COM
                                                                  COMMON STOCK       COMMON STOCK
                                                                ----------------    ---------------
                                                                 HIGH      LOW       HIGH      LOW
                                                                 ----      ---       ----      ---
YEAR ENDING DECEMBER 31, 2001:
  Third Quarter (through July 13)...........................    $13.30    $11.40    $ 4.73    $3.80
  Second Quarter............................................     13.50      5.75      4.72     1.00
  First Quarter.............................................      8.09      5.19      2.50     1.03
YEAR ENDED DECEMBER 31, 2000:
  Fourth Quarter............................................    $ 9.81    $ 3.63    $ 2.75    $1.06
  Third Quarter.............................................      6.38      3.00      4.13     2.25
  Second Quarter............................................     14.44      4.00      6.13     2.00
  First Quarter.............................................     42.00     13.75      6.50     3.19
YEAR ENDED DECEMBER 31, 1999:
  Fourth Quarter............................................        --        --    $ 3.94    $1.53
  Third Quarter.............................................        --        --      3.06     1.75
  Second Quarter............................................        --        --      4.25     2.00
  First Quarter.............................................        --        --     10.25     3.38



     The following table shows the closing sale price of XCare.net common stock and Healthcare.com common stock on May 14, 2001, the last trading day prior to the public announcement of the merger, and July 13, 2001, the last trading day prior to the date of this joint proxy statement/prospectus. In addition, the table provides an equivalent per-share price for Healthcare.com common stock on those dates based on the closing price of XCare.net common stock multiplied by the exchange ratio in the merger of 0.375.



                                                                                          HEALTHCARE.COM
                                                         XCARE.NET      HEALTHCARE.COM     COMMON STOCK
                                                        COMMON STOCK     COMMON STOCK       EQUIVALENT
                                                        ------------    --------------    --------------
May 14, 2001........................................       $ 7.50            $1.63            $ 2.81
July 13, 2001.......................................       $12.98            $4.63            $ 4.87


     We cannot give assurance as to the market prices of XCare.net common stock or Healthcare.com common stock at any time prior to the merger or as to the market price of XCare.net common stock after the merger. The exchange ratio is fixed and will not be adjusted to compensate stockholders of Healthcare.com for decreases in the market price of XCare.net common stock which could occur before the merger becomes effective. WE URGE YOU TO OBTAIN CURRENT MARKET QUOTATIONS FOR XCARE.NET COMMON STOCK AND HEALTHCARE.COM COMMON STOCK.

                                   DIVIDENDS

     Except for dividends declared in connection with its status as an S corporation prior to January 1996, XCare.net has never declared or paid any cash dividends on its common stock or other securities. XCare.net currently anticipates that it will retain all of future earnings for use in the expansion and operation of its business and does not anticipate paying any cash dividends in the foreseeable future. Healthcare.com has ever declared or paid cash dividends on its capital stock.

               YOU SHOULD NOT RELY ON FORWARD LOOKING STATEMENTS

     This joint proxy statement/prospectus contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally preceded by words that state or imply that a future event or outcome will occur such as "is expected," "is anticipated" or "will." These statements include statements relating to the business, results of operations and financial condition of both XCare.net and Healthcare.com as well as similar statements about the business, results of operations and financial condition of the combined company after the merger.

     As you read this joint proxy statement/prospectus and evaluate the merger, you should keep in mind that forward-looking statements are not guarantees of the future performance of XCare.net, Healthcare.com or the combined company after the merger. The forward looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the statements, including the risks described in the section entitled "Risk Factors" beginning on page 14.

                                  RISK FACTORS

     The merger involves a high degree of risk. By voting in favor of the merger agreement, stockholders of Healthcare.com will be choosing to invest in XCare.net's common stock. By voting in favor of the issuance of shares of XCare.net's common stock in connection with the merger, stockholders of XCare.net will be choosing to issue a substantial number of XCare.net's shares in order to acquire Healthcare.com. Both Healthcare.com and XCare.net stockholders will be assuming the additional risks associated with the merger and the on-going operations of the combined company. Stockholders of Healthcare.com and XCare.net should carefully consider the following factors in determining how to vote.

RISKS RELATING TO THE PROPOSED MERGER

THE COMBINED COMPANY MAY NOT ACHIEVE THE BENEFITS EXPECTED FROM THE MERGER, WHICH MAY HAVE A MATERIAL ADVERSE EFFECT ON THE COMBINED COMPANY'S BUSINESS.

     Achieving the benefits of the merger will depend in part on the successful integration of technology, operations and personnel. The integration of XCare.net and Healthcare.com will be a complex, time-consuming and expensive process and may disrupt both companies' businesses if not completed in a timely and efficient manner. The challenges and risks involved in this integration include the following:

     - Retaining relationships with existing customers and strategic partners and retaining and integrating management and other key employees of both XCare.net and Healthcare.com;

     - Coordinating research and development activities to enhance introduction of new products and technologies;

     - Combining product offerings and product lines effectively and quickly;

     - The potential disruption of our ongoing business and distraction of our management; and

     - Unanticipated expenses related to integration of XCare.net and Healthcare.com.

     The combined company may not succeed in addressing these risks or any other problems encountered in connection with the merger. Neither XCare.net nor Healthcare.com has experience in integrating operations on the scale presented by the merger. The integration process will be complicated by the need to integrate widely dispersed operations, multiple executive offices and different corporate cultures. It is not certain that XCare.net and Healthcare.com can be successfully integrated in a timely manner or at all or that any of the anticipated benefits will be realized. Failure to do so could materially harm the combined company's business and operating results.

YOU WILL RECEIVE A FIXED NUMBER OF SHARES OF XCARE.NET COMMON STOCK DESPITE CHANGES IN THE MARKET VALUES OF XCARE.NET COMMON STOCK.

     The number of shares of XCare.net common stock to be exchanged for each share of Healthcare.com common stock will not change. Upon completion of the merger, each share of Healthcare.com common stock will be exchanged for 0.375 shares of XCare.net common stock. There will be no adjustment to the exchange ratio for changes in the market price of XCare.net common stock. In addition, neither XCare.net nor Healthcare.com may terminate the merger agreement or "walk away" from the merger solely because of changes in the market price of either company's common stock. The share price of XCare.net common stock is by nature subject to the general price fluctuations in the market for publicly traded equity securities and has experienced significant volatility, and you should obtain recent market quotations for XCare.net common stock. We cannot predict or give any assurances as to the market prices of XCare.net or Healthcare.com common stock before the merger or of XCare.net common stock at any time after the completion of the merger.

THE COMBINED COMPANY'S REPORTED FINANCIAL RESULTS MAY SUFFER AS A RESULT OF PURCHASE ACCOUNTING TREATMENT AND THE IMPACT OF AMORTIZATION OF GOODWILL AND OTHER INTANGIBLES RELATING TO THE MERGER.

     XCare.net will account for the acquisition of Healthcare.com as a "purchase" transaction for accounting and financial reporting purposes, in accordance with generally accepted accounting principles. The purchase price will be allocated based on the fair values of the assets acquired and the liabilities assumed. Any excess of cost over fair value of the net tangible assets of Healthcare.com acquired will be recorded as goodwill and other intangible assets and will be amortized by charges to operations under generally accepted accounting principles. We currently estimate that the amount of purchase cost allocated to goodwill and other intangibles will be approximately $78.3 million. If goodwill and other intangible assets were amortized in equal quarterly amounts following completion of the merger over a seven year period, the accounting charge attributable to these items would be approximately $2.8 million per quarter or $11.2 million per fiscal year. As a result, under present accounting rules, purchase accounting treatment of the merger would result in a net loss for XCare.net in the foreseeable future, which could have a material and adverse effect on the market value of XCare.net common stock following completion of the merger. The Financial Accounting Standards Board is expected to issue a statement, Business Combinations and Intangibles -- Accounting for Goodwill, in July 2001. The statement is expected to change the method of accounting for goodwill recorded in acquisitions after June 30, 2001. The statement is expected to eliminate the amortization of goodwill and set forth methods to evaluate goodwill for impairment rather than amortizing the goodwill in equal amounts over a specified period. Under the proposed accounting rules, the requirement to evaluate goodwill for impairment could result in volatility in future earnings, which could have a material adverse effect on the market value of XCare.net common stock following the merger.

EXPENSES RELATED TO THE MERGER COULD ADVERSELY AFFECT XCARE.NET'S AND HEALTHCARE.COM'S COMBINED FINANCIAL RESULTS.

     XCare.net and Healthcare.com expect to incur direct transaction costs of approximately $3.6 million in connection with the merger and additional costs related to the integration of the companies. If the benefits of the merger do not exceed the costs associated with the merger, including any dilution to XCare.net and Healthcare.com stockholders resulting from the issuance of shares in connection with the merger, XCare.net's and Healthcare.com's financial results, including earnings per share, could be adversely affected.

OFFICERS AND DIRECTORS OF HEALTHCARE.COM HAVE CONFLICTS OF INTEREST THAT MAY INFLUENCE THEM TO SUPPORT THE MERGER.

     Some of the directors and officers of Healthcare.com participate in arrangements and have continuing indemnification against liabilities that give them interests in the merger that are different from your interests, including the following:

     - As a result of the completion of the merger, unvested options held by the officers and directors of Healthcare.com will immediately vest and become exercisable;

     - Some officers, including all executive officers, and key employees of Healthcare.com will be entitled to severance payments if they are terminated without cause by, or if they voluntarily terminate their employment for good reason with, XCare.net after completion of the merger; and

     - As a result of the completion of the merger, XCare.net will assume Robert Murrie's employment agreement, under which Mr. Murrie will receive a significant salary for a period of three years, will be granted an option to purchase 200,000 shares of XCare.net common stock and will be paid a transaction bonus of $973,500 over a three year period by the surviving corporation.

     For the above reasons, the directors and officers of Healthcare.com may be more likely to vote to approve the merger agreement than if they did not have these interests. Healthcare.com stockholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger.

     Healthcare.com officers and directors, who have agreed to vote in favor of the merger, together owned 1,230,103 shares of Healthcare.com common stock, which represent approximately 4.3% of all outstanding shares of Healthcare.com common stock as of June 30, 2001.


FAILURE TO COMPLETE THE MERGER COULD HAVE A NEGATIVE IMPACT ON XCARE.NET'S AND/OR HEALTHCARE.COM'S STOCK PRICE, FUTURE BUSINESS AND OPERATIONS OR FINANCIAL RESULTS.

     If the merger is not completed for any reason, XCare.net and Healthcare.com may be subject to a number of material risks, including the following:

     - XCare.net may be required to pay Healthcare.com, or Healthcare.com may be required to pay XCare.net, a termination fee of $2 million;

     - The price of XCare.net and/or Healthcare.com common stock may decline to the extent that the relevant current market price reflects a market assumption that the merger will be completed;

     - Some costs related to the merger, such as legal, accounting, financial advisor and financial printing fees, must be paid even if the merger is not completed; and

     - There may be substantial disruption to the businesses of XCare.net and Healthcare.com and distraction of their workforces and management teams.

EMPLOYEE AND CUSTOMER UNCERTAINTY RELATED TO THE MERGER COULD HARM THE COMBINED COMPANY'S BUSINESS.

     The combined company's customers may, in response to the announcement of the merger, delay or defer purchasing decisions. Any delay or deferral in purchasing decisions by the combined company's customers could seriously harm the combined company's business. Similarly, the combined company's employees may experience uncertainty about their future role with the combined company until or after strategies with regard to Healthcare.com are announced or executed. This may adversely affect the combined company's ability to attract and retain key management, marketing and technical personnel.

RISKS OF THE COMBINED COMPANY FOLLOWING THE MERGER

THE COMBINED COMPANY'S BUSINESS AND PROSPECTS ARE DIFFICULT TO EVALUATE BECAUSE XCARE.NET'S AND HEALTHCARE.COM'S BUSINESSES ARE IN TRANSITIONAL STAGES OF DEVELOPMENT.

     Due to XCare.net's and Healthcare.com's limited operating histories in the Internet-based healthcare market, it is difficult to predict with accuracy our future results of operations. XCare.net commenced operations in March 1989, but did not begin to focus on Internet-based healthcare solutions until early 1999. While Healthcare.com will continue to provide technology products and comprehensive services that enable enterprises to internally integrate data across incompatible systems, Healthcare.com is currently expanding its products and services to allow information connectivity both within and outside an enterprise. As a result, even though XCare.net and Healthcare.com have been in existence for a substantial amount of time, the combined company will be prone to the risks and difficulties frequently encountered by early stage companies, particularly companies in new and rapidly evolving technology-related markets. For example, we cannot accurately forecast expenses based on the historical results of XCare.net and Healthcare.com because our experience in this market is limited, and we are required to forecast expenses based, in part, on future revenue projections. The provision of services using the Internet and other advanced applications in the healthcare industry is a developing business that is inherently riskier than business in industries where companies have established operating histories. Accordingly, our historical financial results are not necessarily indicative of our future financial performance.

XCARE.NET AND HEALTHCARE.COM HAVE HISTORICALLY INCURRED LOSSES AND THE COMBINED COMPANY MAY NOT BE ABLE TO ACHIEVE OR SUSTAIN PROFITABILITY.

     XCare.net incurred net losses for the years ended December 31, 1998, 1999, 2000 and for the three months ended March 31, 2001. As of December 31, 2000 and March 31, 2001, XCare.net had

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

accumulated deficits of $31.7 million and $34.9 million, respectively. Since XCare.net began developing and marketing its Internet-based healthcare products and services in early 1999, it has funded its business primarily by borrowing funds and from the sale of its stock, not from cash generated by its business. XCare.net expects to continue to incur significant sales and marketing, research and development and general and administrative expenses. As a result, XCare.net may experience losses and negative cash flows in the future.

     Prior to 2000, Healthcare.com experienced a history of losses, and, while profitable in 2000, Healthcare.com has not yet been consistently profitable on an annual basis. The management of Healthcare.com believes this is primarily due to the fluctuation in the percentage of lower margin service revenue and higher margin software licensing revenue. Unless Healthcare.com, operating as a subsidiary of the combined company, is able to sustain the increases in software licensing revenue from sales of Cloverleaf(TM), an enterprise application integration, or EAI, product, and its enterprise master person index, or EMPI, products, as well as developing and/or marketing new enhancements and new products, the lower-margin service business may dominate Healthcare.com's overall revenue composition. If this occurs, and we are unable to make cost cutting measures, including improvements to the gross profit of the service business, we may experience reduced profits and/or losses. The inability of the combined company to achieve or sustain profitable operations would have a substantial adverse impact on your investment in the combined company.

IF WE FAIL TO DEVELOP NEW RELATIONSHIPS OR MAINTAIN OUR EXISTING RELATIONSHIPS WITH ESTABLISHED HEALTHCARE INDUSTRY PARTICIPANTS, WE MAY EXPERIENCE DELAYS IN THE GROWTH OF OUR BUSINESS.

     Relationships with established healthcare industry participants are critical to the success of the combined company. These relationships include customer, vendor, distributor and co-marketer relationships. To date, XCare.net has established only a limited number of these relationships, and these relationships are in the early stages of development. While Healthcare.com has established relationships with healthcare industry participants such as HCA-The Healthcare Company and Madison Information Technologies, in the future we may not be able to establish or maintain relationships with key participants in the healthcare industry. If we cannot successfully establish new relationships with key healthcare industry participants, our business may grow slowly, or not at all.

     Much of our success will depend on our ability to leverage Healthcare.com's existing relationships into greater sales of our information sharing technology. If we were to lose any of our existing relationships, or if the other parties were to fail to collaborate with us to pursue additional business relationships, we would not be able to execute our business plans and our business would suffer significantly.

IF THE HEALTHCARE INDUSTRY DOES NOT ACCEPT THE NEED FOR A COMMON TECHNOLOGY PLATFORM, OUR BUSINESS MAY NOT GROW AS QUICKLY AS PLANNED OR AT ALL.

     To date, the healthcare industry has been resistant to adopting new information technology applications, services and product offerings. Electronic information exchange and transaction processing by the healthcare industry is still developing. Complexities in the nature of healthcare transactions and lack of a common technology platform are significant issues in the development and acceptance of information technology applications, services and product offerings by the industry. There are currently hundreds of different incompatible hardware, software and database components. If healthcare industry participants do not accept the need to integrate pre-existing information technology components, the market for our applications and services would not develop and our business may not grow.

IF XML FAILS TO BECOME A STANDARD DATA EXCHANGE PROTOCOL FOR THE INTERNET, THE MARKETABILITY OF OUR PRODUCTS WILL BE IMPAIRED.


     XCare.net's XTiera product operates with the extensible mark-up language, or XML. The failure of XML to become established would seriously impede the marketability of many of our products and force us to adapt our products to other data exchange protocols. Any such adaptation would entail substantial costs, would require substantial time and effort, and might not lead to marketable or competitive products. In addition, if incompatible versions of the XML standard arise in the market, the market for XML-based applications may grow slowly or not at all. If the version of XML for which we have developed applications, services and product offerings does not gain widespread acceptance, we will have to adapt our products to another version of XML, which will cause delays in shipments of our application and product offerings and impede our ability to provide services.

OUR REVENUES ARE CONCENTRATED IN A FEW CUSTOMERS, WHICH PUTS OUR REVENUES AT
RISK.

     Both XCare.net and Healthcare.com have historically received a substantial majority of their revenues from a limited number of customers. In 2000, XCare.net's sales to HealthNet, Inc. and Nursefinders, Inc. accounted for 17% and 10% of its revenues, respectively. In 2000, Healthcare.com's sales to the Medical University of South Carolina and the State of Hawaii accounted for 24% and 10% of Healthcare.com's revenue, respectively. In 1999, XCare.net's sales to Methodist Care, Inc., Expert Practice, Inc., American Medical Pathways, Inc., Brokerage Services Incorporated and Quest Diagnostics Incorporated accounted for 20%, 12%, 12%, 11% and 10% of XCare.net's revenue, respectively. In 1999 no single customer accounted for over 10% of Healthcare.com's revenue.

     We expect that a significant portion of the combined company's revenues will depend on sales to a small number of customers. If we do not generate as much revenue from these major customers as we expect to, or if we lose certain of them as customers, our total revenue will be significantly reduced.

HEALTHCARE.COM'S SOFTWARE LICENSE REVENUE IS SUBSTANTIALLY DEPENDENT ON TWO PRODUCTS, WHICH PUTS OUR REVENUE AT RISK.

     Approximately 75% of Healthcare.com's software revenue in 2000 was derived from licenses of its Cloverleaf(TM) products while the remaining 25% of Healthcare.com's software revenue was derived from licenses of its EMPI products. Substantially all of Healthcare.com's software license revenue in 1998 and approximately 90% of its software license revenue in 1999 was derived from licenses of its Cloverleaf(TM) products.

     Our future success will depend on continued market acceptance of Healthcare.com's Cloverleaf(TM) products and enhancements to this product. Competition, technological change or other factors could reduce demand for, or market acceptance of, the Cloverleaf(TM) products. A decline in demand for the Cloverleaf(TM) products would harm our business, financial condition and results of operations.


     The combined company's future license revenues of EMPI products will rely substantially on EMPI products provided by a third-party vendor, Madison Information Technologies, Inc. In March of 2001, Healthcare.com entered into an arrangement with Madison through which Healthcare.com will distribute Madison's EMPI product. The combined company's ability to achieve future EMPI licensing revenue will be negatively impacted if Madison's EMPI product does not achieve market acceptance. Additionally, the combined company's revenues may be delayed or diminished if Madison fails to develop new versions of its EMPI product in a timely manner or if cross-selling opportunities contemplated by the arrangement with Madison do not materialize. In addition, although the merger may be completed without the consent of Madison, if the merger is completed without Madison's consent and it is ultimately determined that Madison has been reasonable in withholding its consent, then Healthcare.com will be required make certain shortfall payments under the distribution agreement in the event that Healthcare.com does not meet cumulative targeted sales levels. The amount of these shortfall payments could be significant. In addition, XCare.net may be required to assume the obligations of Healthcare.com under the exclusive license agreement and the distribution agreement, which may include certain restrictive covenants against the development of competing products.


     If we are unable to achieve significant sales of our software products, the composition of our revenue may be dominated by our lower-margin services business, which may contribute to reduced profits and/or losses.

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

OUR OPERATING RESULTS MAY VARY SIGNIFICANTLY DUE TO THE LENGTHY SALES AND IMPLEMENTATION CYCLES FOR OUR PRODUCTS AND SERVICES AND, AS A RESULT, OUR REVENUES MAY BE DELAYED AND OUR RESULTS OF OPERATIONS AND SHARE PRICE MAY FLUCTUATE.

     Because our applications, services and product offerings have lengthy sales and implementation cycles, it is difficult for us to forecast the timing and recognition of revenues from sales of our applications, services and product offerings. Since we are unable to control many of the factors that will influence our customers' buying decisions, the lengthy sales cycle could cause our operating results to be below the expectations of analysts and investors.

     A key element of our strategy is to market our applications, services and product offerings to large organizations with significant data management and access needs. The sales process normally involves a significant evaluation process, and commitment of budgets may be subject to delays due to a customer's internal procedures for approving new expenditures and deploying new technologies. The period between initial customer contact and a purchase order typically ranges between three to nine months.

     In addition, we often must provide a significant level of education to our prospective customers regarding the use and benefit of our applications, services and product offerings, which may cause additional delays during the evaluation and acceptance process. Our long and unpredictable sales cycle can result in delayed revenues, difficulty in matching revenues with expenses and increased expenditures, which together may contribute to fluctuations in our results of operations and share price.

WE MAY LOSE EXISTING CUSTOMERS OR BE UNABLE TO ATTRACT NEW CUSTOMERS IF WE DO NOT DEVELOP NEW APPLICATIONS, SERVICES AND PRODUCTS OR IF THESE SOLUTIONS DO NOT KEEP PACE WITH TECHNOLOGICAL CHANGES.

     Technologies are evolving rapidly and the technology used by any business that relies heavily on the Internet is subject to rapid change and obsolescence. If we are not able to maintain and improve our products and develop new products that keep pace with competitive product introductions and technological developments, satisfy diverse and evolving customer requirements and achieve market acceptance, we may lose existing customers or be unable to attract new customers. We may not be successful in developing and marketing product enhancements or new products that respond to technological advances by others on a timely or cost-effective basis. In addition, such applications, services and product offerings may contain licensed components, which may be difficult to integrate or may cause the solutions to be ineffective. These products, if developed, may not achieve market acceptance. Any delay or problems in the installation or implementation of new products or services may cause customers to forego purchases from us and could cause them to purchase from our competitors.

IF COMPLIANCE WITH GOVERNMENT REGULATION OF THE HEALTHCARE INDUSTRY BECOMES COSTLY AND DIFFICULT FOR OUR CUSTOMERS, WE MAY NOT BE ABLE TO GROW OUR BUSINESS.

     Participants in the healthcare industry are subject to extensive and frequently changing regulation under numerous laws administered by governmental entities at the federal, state and local levels, some of which are, and others of which may be, applicable to our business. Furthermore, our healthcare service provider, payer and plan customers are also subject to a wide variety of laws and regulations that could affect the nature and scope of their relationships with us.

     The healthcare market itself is highly regulated and is subject to changing political, economic and regulatory influences. These factors affect the purchasing practices and operations of healthcare organizations. Changes in current healthcare financing and reimbursement systems, such as modifications which may be required by the Health Insurance Portability and Accountability Act of 1996, may cause us to make unplanned enhancements of software applications or services, result in delays or cancellations of orders, or result in the revocation of endorsement of our applications and services by healthcare participants. Federal and state legislatures have periodically considered programs to reform or amend the U.S. healthcare system at both the federal and state level. These programs may contain proposals to increase governmental involvement in healthcare, lower reimbursement rates or otherwise change the environment in which healthcare market participants operate. Healthcare market participants may respond
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

by reducing their investments or postponing investment decisions, including investments in our applications and services. We do not know what effect any proposals would have on our business.

BECAUSE WE PROVIDE UTILIZATION REVIEW SERVICES, WE MAY BE LIABLE FOR THE DENIAL OF PAYMENTS FOR MEDICAL CLAIMS OR MEDICAL SERVICES.

     One of the functions of our applications is automatic adjudication of whether a claim for payment or service should be denied or whether existing coverage should be continued based upon particular plans, contracts and industry-standard, clinical-support criteria. Our payer customers are ultimately responsible for deciding whether to deny claims for payment or medical services. It is possible, however, that our customers may assert that we are liable for denying payment of covered medical claims or medical service. The contractual protections included in our customer contracts and our insurance coverage may not be sufficient to protect us against such liability.

WE MAY FACE PRODUCT-RELATED LIABILITIES THAT COULD FORCE US TO PAY DAMAGES, WHICH WOULD HURT OUR REPUTATION.

     XCare.net and Healthcare.com have historically joined with their respective customers to test their applications, services and product offerings. Despite these quality control efforts, it is possible that some of these applications, services and/or products may not achieve contracted performance levels or may contain defects, including defects that could result in system failures. These defects or problems could reduce customer satisfaction, which in turn could result in contract damages or the loss of or delay in generating revenue, loss of market share, failure to achieve market acceptance, diversion of development resources, injury to our reputation or increased insurance costs.

     Both XCare.net's and Healthcare.com's contracts generally limit liability arising from errors. However, these provisions may not be enforceable and may not protect us from liability. While we have general liability insurance that we believe is adequate, including coverage for errors and omissions, we may not be able to maintain this insurance on reasonable terms in the future. In addition, our insurance may not be sufficient to cover large claims and our insurer could disclaim coverage on claims. If we are liable for an uninsured or underinsured claim or if our premiums increase significantly, our financial condition could be materially harmed.

IF WE DO NOT ESTABLISH AND MAINTAIN OUR BRAND, OUR REPUTATION COULD BE ADVERSELY AFFECTED.

     In order to increase our customer base and expand our online traffic, we must establish, maintain and strengthen our brand. For us to be successful in establishing our brand, healthcare professionals must perceive us as offering quality, cost-effective, communications, information and administrative services. Our reputation and brand name could be harmed if we experience difficulties in introducing new applications, services and product offerings, if these applications, services and product offerings are not accepted by customers, if we are required to discontinue existing applications, services and product offerings or if our products and services do not function properly.

ACQUISITIONS COULD BE DIFFICULT TO INTEGRATE, DISRUPT OUR BUSINESS AND DILUTE STOCKHOLDER VALUE.

     In addition to Healthcare.com, XCare.net has recently made several other business acquisitions and the combined company's success will depend, to a great extent, on our ability to smoothly integrate these other entities. In the fourth quarter of 2000, XCare.net acquired Integrated Media, Inc. and United/ HealthScope, Inc. d/b/a Advica Health Resources and in the second quarter of 2001, XCare.net acquired Confer Software, Inc., a company that provides e-business process management software infrastructure, tools and applications.

     These acquisitions, either individually or as a whole, could divert our attention from other business concerns and expose us to unforeseen liabilities or risks associated with entering new markets and integrating these new entities. Further, the integration of these entities may cause us to lose key employees. Integrating newly acquired organizations and technologies into XCare.net could be expensive, time consuming and may strain our resources. In addition, we may lose our current customers if any acquired companies have relationships with competitors of our customers. Consequently, we may not be successful in integrating these acquired businesses or technologies and may not achieve anticipated revenue and cost benefits, which could hurt your prospective investment in the combined company.

     XCare.net has paid for some of these recent acquisitions by issuing additional common stock, which has diluted its stockholders. We may continue to finance our future acquisitions through the issuance of additional common stock, to the extent we do so, your potential investment in the combined company will be diluted. We may also opt to use cash to buy companies or technologies in the future. If we use cash, we may need to incur debt to pay for these future acquisitions. Acquisition financing may not be available on favorable terms or at all. In addition, we may be required to write-off significant amounts of goodwill and other intangible assets in connection with future acquisitions, which would seriously harm our results of operations. If we fail to execute our acquisition strategy successfully, for any reason, our business will suffer significantly.

IF OUR PROPRIETARY TECHNOLOGY IS SUBJECTED TO INFRINGEMENT CLAIMS, WE MAY HAVE TO PAY DAMAGES OR SEEK A LICENSE FROM THIRD PARTIES, WHICH COULD DELAY SALES OF OUR PRODUCTS, AND IF OUR PROPRIETARY TECHNOLOGY IS INFRINGED UPON, WE MAY EXPERIENCE LOSSES.

     Our intellectual property is important to our business. We expect that we could be subject to intellectual property infringement claims as the number of our competitors grows and the functionality of our applications overlap with competitive offerings. Specifically, we expect that EAI and EMPI software developers may increasingly be subject to infringement claims as the number of products in different industry segments overlap. These claims, whether or not meritorious, could be expensive, divert our attention from operating our company, result in costly litigation, cause product shipment delays, or require us to enter into royalty or licensing agreements, any of which could seriously harm our business, financial condition and results of operations. If we become liable to third parties for infringing on their intellectual property rights, we would be required to pay a substantial damage award and to develop non-infringing technology, obtain a license or cease selling the applications that contain the infringing intellectual property. We may be unable to develop non-infringing technology or obtain a license on commercially reasonable terms, or at all. In the event an intellectual property claim against us was successful and we could not obtain a license on acceptable terms, license a substitute technology or redesign to avoid infringement, our business, financial condition and results of operations would be seriously harmed.

     In addition, we may not be able to protect against misappropriation of our intellectual property. Third parties may infringe upon our intellectual property rights, we may not detect this unauthorized use and we may be unable to enforce our rights.

WE RELY ON THIRD PARTIES FOR TECHNOLOGY IN OUR PRODUCTS. IF WE CANNOT MAINTAIN LICENSES TO KEY THIRD-PARTY SOFTWARE, SHIPMENTS OF OUR PRODUCTS COULD BE DELAYED UNTIL EQUIVALENT SOFTWARE CAN BE DEVELOPED OR LICENSED AND/OR INTEGRATED INTO OUR PRODUCTS. FURTHER, THE FAILURE OF THIRD PARTY VENDORS TO PROVIDE TECHNOLOGY NECESSARY FOR OUR PRODUCTS TO FUNCTION PROPERLY MAY PUT OUR REVENUES AT RISK.

     We depend upon third-party suppliers and licensors to provide software that is incorporated in certain of our products and the products that we distribute. We do not have control over the scheduling and quality of work of such third-party software suppliers and licensors. Additionally, the third-party software may not continue to be available to us on commercially reasonable terms, if at all. Our agreements to license certain third-party software will terminate after specified dates unless they are renewed. It is anticipated that the combined company will sell multiple products to the same customer. Problems with the third party technology in one product may adversely affect sales of other products to the same customer.

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

OUR PRODUCTS MAY BE AFFECTED BY UNKNOWN SOFTWARE DEFECTS.

     Our products depend on complex software, both internally developed and licensed from third parties. Complex software often contains defects, particularly when first introduced or when enhancements or new versions are released. Although we conduct extensive testing, we may not discover software defects that affect our new or current products or enhancements until after they are deployed. To date neither XCare.net nor Healthcare.com have experienced any material software defects, however it is possible that, despite continued testing by the combined company, defects may occur in our software. These defects could cause performance interruptions, which could damage our reputation with existing or potential customers, increase our service costs, cause us to lose revenue, delay market acceptance or divert our development resources, any of which could cause our business to suffer.

IF WE ARE UNABLE TO PROTECT AND ENFORCE OUR TRADE NAMES, INTERNET ADDRESS, INTELLECTUAL PROPERTY RIGHTS OR PROPRIETARY TECHNOLOGY RIGHTS, OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS MAY SUFFER.

     We seek to protect our brand and our other intellectual property through a combination of copyright, trade secret and trademark laws. XCare.net has recently filed federal trademark applications for "XCare.net," "XTiera," "Solution Channels" and "the Business to Business Platform for eHealth." Healthcare.com has trademarks for "Heathcare.com" and "Cloverleaf," and has recently filed several federal trademark and service mark applications, including but not limited to, "InsureNet," "Solution Sourcing" and "RetireNet." We cannot guarantee that any of these trademark applications will be granted. If we are unable to secure registration of these marks or otherwise obtain the right to use these marks under contract or common law, we may be required to stop using these marks. This could cause confusion to our customers and in the marketplace and harm our business, financial condition and results of operations.

     In addition, our future success and ability to compete in our markets depend in part on our proprietary rights to products and services, which we develop. We rely on copyright, trademark and trade secret laws and contractual restrictions. We also expect to rely on patents to protect our proprietary technology and to rely on similar proprietary rights of any of our technology providers. Presently, Healthcare.com does not hold any patents, however, XCare.net has filed a patent application to protect certain of its proprietary technology. We cannot assure you that such application will be approved or, if approved, will be effective in protecting our proprietary technology. We enter into confidentiality agreements with all of our employees, as well as with our customers and potential customers seeking proprietary information, and limit access to and distribution of our software, documentation and other proprietary information.

     Despite our efforts to protect our proprietary rights, existing copyright, trademark and trade secret laws afford only limited protection. In addition, the laws of certain foreign countries do not protect our rights to the same extent as do the laws of the United States. Attempts may be made to copy or reverse engineer aspects of our products or to obtain and use information that we regard as proprietary. We cannot assure you that we will be able to protect our proprietary rights against unauthorized third-party copying or use. Furthermore, policing the unauthorized use of our products is difficult, and litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. This litigation could result in substantial costs and diversion of our resources.

THE QUARTERLY OPERATING RESULTS OF BOTH XCARE.NET AND HEALTHCARE.COM HAVE FLUCTUATED SIGNIFICANTLY IN THE PAST AND OUR QUARTERLY OPERATING RESULTS MAY VARY SIGNIFICANTLY IN THE FUTURE.

     Quarterly revenue and operating results depend upon, among other things, the volume and timing of customer contracts and service orders received, as well as the amount of each contract that we are able to recognize as revenue. These factors are difficult to forecast. In addition, as is common in the software industry, a significant portion of our license revenue in a given quarter historically has been recorded in the last month of that quarter. Our expense levels for each quarter, however, are based primarily on our estimates of future revenue and are largely fixed. As a result, we may be unable to adjust spending rapidly enough to compensate for any unexpected revenue shortfall. Any significant shortfall in revenue in relation to our planned expenditures may cause our quarterly operating results to fail to meet the expectations of securities analysts and investors, causing our share price to decline.

THE INABILITY OF HEALTHCARE.COM TO COLLECT ITS OUTSTANDING ACCOUNTS RECEIVABLE MAY ADVERSELY AFFECT OUR QUARTERLY RESULTS.

     A downturn in the software market, the healthcare market or the market in general or other financial problems of significant customers could affect our ability to collect outstanding accounts receivable. Healthcare.com has been required to establish a reserve against a significant accounts receivable balance in the past. Healthcare.com's accounts receivable, minus an allowance for doubtful accounts of $5.3 million, were approximately $13.9 million on December 31, 2000. In addition, M2 Verticom, the State of Hawaii, the Medical University of South Carolina and Medibuy made up approximately 35% of Healthcare.com's gross accounts receivable balance at December 31, 2000. A delay in collection or uncollectibility of a significant customer's balance could harm our liquidity and working capital position.

WE HAVE ANTI-TAKEOVER DEFENSES THAT COULD DELAY OR PREVENT AN ACQUISITION OF OUR COMPANY.

     On July 12, 2000, XCare.net's board of directors approved a preferred stock rights agreement. This plan is not intended to prevent a takeover, but to protect and maximize the value of stockholders' interests. In addition, provisions of our certificate of incorporation, bylaws, other agreements and Delaware law could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders.

FOLLOWING THE COMPLETION OF THE MERGER, OUR COMMON STOCK PRICE MAY CONTINUE TO BE HIGHLY VOLATILE AND WE MAY BE SUBJECT TO LITIGATION AS A RESULT OF SUCH VOLATILITY.

     The trading price of our common stock may be volatile. The stock market in general, and the market for technology and software companies in particular, has, from time to time, experienced extreme volatility that often has been unrelated to the operating performance of particular companies.

     These broad market and industry fluctuations may significantly affect the trading price of our common stock, regardless of our actual operating performance. The trading price of our common stock could be affected by a number of factors, including:

     - changes in expectations of our future financial performance;

     - changes in securities analysts' estimates (or our failure to meet such estimates);

     - announcements of technological innovations;

     - customer and distributor relationship developments;

     - conditions affecting our targeted markets in general; and

     - quarterly fluctuations in our revenue and financial results.


     Since its initial public offering in February of 2000, XCare.net's common stock has fluctuated significantly from its initial public offering price of $18.00, rising as high as $42.00 and dropping as low as $3.00. Healthcare.com's common stock has also experienced significant recent fluctuations, dropping as low as $1.00 in 2001. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted. If this were to happen to us, litigation would be expensive and would divert management's attention.


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                              THE SPECIAL MEETINGS

     This joint proxy statement/prospectus is being furnished to you in connection with the solicitation of proxies from stockholders of Healthcare.com and XCare.net by their respective boards of directors. On May 14, 2001, XCare.net, Healthcare.com and a wholly-owned subsidiary of XCare.net entered into an Agreement and Plan of Merger and Reorganization. The merger agreement contemplates a merger of the XCare.net subsidiary into Healthcare.com, as a result of which Healthcare.com would become a subsidiary of XCare.net and stockholders of Healthcare.com would become stockholders of XCare.net.

     XCare.net and Healthcare.com will each hold a special meeting of their stockholders to vote upon matters in connection with the proposed merger. The boards of directors of XCare.net and Healthcare.com are soliciting proxies in connection with the matters to be voted upon at the special meetings.

DATE, TIME AND PLACE OF THE SPECIAL MEETINGS

     XCare.net special meeting

     August 13, 2001


     9:00 a.m., Mountain time

     Inverness Hotel
     200 Inverness Drive West
     Englewood, Colorado 80112

     Healthcare.com special meeting

     August 13, 2001


     11:00 a.m., Eastern time

     1850 Parkway Place
     Suite 320
     Marietta, Georgia 30067

PURPOSES OF THE SPECIAL MEETINGS

     XCare.net special meeting

     The purpose of XCare.net's special meeting is for holders of XCare.net common stock to approve the issuance of shares of XCare.net common stock in connection with the merger. In addition, stockholders of XCare.net may transact any other business that may properly come before the XCare.net special meeting or any adjournment or postponement of the special meeting. Examples of other business that could be transacted at the meeting would be a motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or to establish a quorum.

     Healthcare.com special meeting

     The purpose of Healthcare.com's special meeting is for holders of Healthcare.com common stock and Series B preferred stock to adopt and approve the merger agreement. In addition, stockholders of Healthcare.com may transact any other business that may properly come before the Healthcare.com special meeting or any adjournment or postponement of the special meeting. Examples of other business that could be transacted at the meeting would be a motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or to establish a quorum.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

     The board of directors of XCare.net has concluded that the merger agreement and the merger are fair to, and in the best interests of, XCare.net and its stockholders. THE XCARE.NET BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF XCARE.NET VOTE FOR THE PROPOSAL TO APPROVE THE ISSUANCE OF SHARES OF XCARE.NET COMMON STOCK IN CONNECTION WITH THE MERGER.

     The board of directors of Healthcare.com has also concluded that the merger agreement and the merger are fair to, and in the best interests of, Healthcare.com and its stockholders. THE HEALTHCARE.COM BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HOLDERS OF HEALTHCARE.COM COMMON STOCK AND SERIES B PREFERRED STOCK VOTE FOR THE PROPOSAL TO ADOPT AND APPROVE THE MERGER AGREEMENT.

RECORD DATES AND OUTSTANDING SHARES

     XCare.net special meeting


     Stockholders of record who owned XCare.net common stock at the close of business on July 12, 2001 will be entitled to attend and vote at the special meeting. On the record date, XCare.net had approximately 16,889,478 shares of common stock issued and outstanding. XCare.net had approximately 54 stockholders of record on the record date and believes that its common stock is held by approximately 3,200 beneficial owners.


     Healthcare.com special meeting


     Stockholders of record who owned Healthcare.com common stock or Series B preferred stock at the close of business on July 12, 2001 will be entitled to attend and vote at the Healthcare.com special meeting. On the record date, Healthcare.com had approximately 28,461,151 shares of common stock and 10,000 shares of Series B preferred stock issued and outstanding. Healthcare.com had 1,970 stockholders of record on the record date and believes that its shares of common stock and Series B preferred stock are held by approximately 7,800 beneficial owners.


VOTE AND QUORUM REQUIRED

     In order to conduct business at either the XCare.net special meeting or the Healthcare.com special meeting, a quorum must be present. In each case, a quorum will be present if a majority of the outstanding shares as of the record date are present in person or by proxy at the special meeting.

     XCare.net special meeting


     Holders of XCare.net common stock are entitled to one vote for each share held as of the record date. In order for the merger to become effective, holders of at least a majority of the shares of XCare.net common stock present, in person or by proxy, at the special meeting must approve the issuance of shares of XCare.net common stock in connection with the merger. Holders of approximately 33.3% of the outstanding shares of XCare.net common stock have entered agreements under which they agreed to vote in favor of the issuance of XCare.net common stock in the merger. Approval of the issuance of XCare.net common stock in connection with the merger is required by the rules of the Nasdaq National Market.


     Healthcare.com special meeting

     Holders of Healthcare.com common stock and Series B preferred stock are entitled to one vote for each share held as of the record date. In order for the merger to become effective, the merger agreement must be approved by a majority of the outstanding shares of Healthcare.com's common stock and Series B preferred stock, voting together as a group. Holders of approximately 4.3% of the outstanding shares of Healthcare.com stock entitled to vote at the special meeting have entered agreements under which they agreed to vote for the merger agreement and to be present, in person or by proxy, at the special meeting.

TREATMENT OF ABSTENTIONS AND BROKER NON-VOTES

     Regardless of whether you are a stockholder of XCare.net or Healthcare.com, if you submit a proxy that indicates an abstention for voting in all matters, your shares will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the applicable special meeting. Consequently, your abstention will have the same effect as a vote against the proposal.

     Brokers who have record ownership of shares that are held in "street name" for their clients, the beneficial owners of the shares, have discretion to vote these shares on routine matters but not on non-routine matters. The adoption and approval of the merger agreement at the Healthcare.com special meeting, and the approval of the issuance of shares of XCare.net common stock at the XCare.net special meeting, are not considered routine matters. Accordingly, brokers will not have discretionary voting authority to vote your shares. A "broker non-vote" occurs when brokers do not have discretionary voting authority and have not received instructions from the beneficial owners of the shares. At both special meetings, broker non-votes will be counted for the purpose of determining the presence of a quorum but will not be counted for the purpose of determining the number of votes cast on a matter. At the XCare.net special meeting, broker non-votes will have no effect on the outcome of the vote on the issuance of shares of XCare.net common stock in the merger. At the Healthcare.com special meeting, broker non-votes will have the same effect as a vote against the proposal to adopt and approve the merger agreement.

EXPENSES OF PROXY SOLICITATION

     XCare.net and Healthcare.com will each bear the expenses of this solicitation, including the cost of preparing and mailing this joint proxy statement/prospectus. In addition, we may reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding this joint proxy statement/prospectus to you.

     Proxies may be solicited by directors, officers, and employees of XCare.net and Healthcare.com in person or by telephone, facsimile or other means of communications. These directors, officers and employees will not receive additional compensation for their solicitation efforts, but we may reimburse their reasonable out-of-pocket expenses.

     XCare.net has retained Mellon Investor Services LLC at an estimated cost of $5,500 to assist it in the solicitation of proxies for the XCare.net special meeting. Healthcare.com has retained D. F. King & Co., Inc. at an estimated cost of $5,500 to assist it in the solicitation of proxies for the Healthcare.com special meeting.

METHODS OF VOTING

     Voting by Mail. By signing and returning the proxy card in the enclosed prepaid and addressed envelope, you are enabling the individuals named on the proxy card (known as "proxies") to vote your shares at the special meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting.

     Your shares will be voted in accordance with the instructions you indicate on the proxy card. If you return the proxy card but do not indicate your voting instructions, your shares will be voted as follows:

     - in the case of Healthcare.com stockholders, FOR the proposal to adopt and approve the merger agreement; and

     - in the case of XCare.net stockholders, FOR the proposal to approve the issuance of shares of XCare.net common stock in connection with the merger.

     Voting by Telephone. XCare.net stockholders may be able to vote by telephone. If so, instructions are included with your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card.

     Voting in Person at the Meeting. If you plan to attend your company's special meeting and vote in person, you will be provided with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at your company's special meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name. If you wish to vote at your company's special meeting, you will need to bring with you to the special meeting a legal proxy from your broker or other nominee authorizing you to vote these shares.

REVOKING YOUR PROXY

     You may revoke or change your proxy at any time before it is voted at the meeting. In order to do this, you may either:

     - sign and return another proxy at a later date;

     - if you are a Healthcare.com stockholder, send notice that you are revoking your proxy to Healthcare.com's secretary, Leslie R. Jones, at 1850 Parkway Place, Suite 1100, Marietta, Georgia 30067;

     - if you are a XCare.net stockholder, send notice that you are revoking your proxy to XCare.net's assistant secretary, Gary T. Scherping, at 6400
       S. Fiddler's Green Circle, Suite 1400, Englewood, Colorado 80111; or

     - attend your special meeting and vote in person.

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

                                   THE MERGER

     This section of the joint proxy statement/prospectus describes the merger. While we believe that the description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. For a more complete understanding of the merger, you should carefully read this entire joint proxy statement/prospectus and the other documents to which we refer.

GENERAL


     We are furnishing this document to the stockholders of Healthcare.com and XCare.net in connection with the solicitation of proxies by the Healthcare.com board of directors and the XCare.net board of directors, respectively, for use at their respective special stockholders' meetings. At the special meetings, which will be held on August 13, 2001, stockholders of Healthcare.com and XCare.net will be asked to adopt and approve the merger agreement and to approve the issuance of shares of XCare.net common stock in the merger, respectively.


     The merger agreement provides for a business combination of Healthcare.com and XCare.net that will result in Healthcare.com becoming a subsidiary of XCare.net. In the merger, Orbit Acquisition Corp., a wholly-owned subsidiary of XCare.net, will merge into Healthcare.com. Healthcare.com will be the surviving corporation in the merger and Orbit Acquisition Corp. will cease to exist. As a result of the merger, both XCare.net and Healthcare.com will continue to exist, but rather than both being independent, publicly traded companies, Healthcare.com will be a wholly-owned subsidiary of XCare.net.


     Under the merger agreement, holders of Healthcare.com common stock will receive 0.375 shares of XCare.net common stock for each share of Healthcare.com common stock they own. Holders of Healthcare.com Series B preferred stock will receive approximately 1.745 shares of XCare.net common stock for each share of Series B preferred stock, which represents 0.375 shares of XCare.net common stock for each share of Healthcare.com common stock that their Series B preferred stock is convertible into immediately before the merger. Healthcare.com stockholders will not receive any fractional shares of XCare.net common stock as a part of the share exchange, rather each Healthcare.com stockholder will receive cash for any fraction of a share of XCare.net common stock to which they would otherwise be entitled. The merger will result in XCare.net issuing approximately 10.7 million shares of its common stock to Healthcare.com stockholders. After the merger, the stockholders of Healthcare.com will own approximately 38.5% of XCare.net.


     We have attached a copy of the merger agreement as Annex A to this document. We encourage you to read the merger agreement as it is the legal document which governs the merger.

BACKGROUND OF THE MERGER

     Since XCare.net's initial public offering in February 2000, XCare.net's management has been exploring opportunities to further develop XCare.net's product line through business partnerships, and through acquisitions of, or investments in, complementary products, technologies and businesses. During this time, XCare.net has successfully identified and acquired three separate companies that have complemented XCare.net's business and technology, and have developed relationships with several others.

     In late 2000 and early 2001, Healthcare.com began implementing a strategy to become an end-to-end solution provider for the healthcare industry. As part of this strategy, in January 2001, Healthcare.com retained FAC/Equities, an investment banking firm, to provide financial advisory and investment banking services to Healthcare.com in connection with a possible acquisition by Healthcare.com of complementary products, technologies or businesses. In February 2001, Healthcare.com's board of directors determined that it was in the best interests of Healthcare.com to take actions to increase the per share price of Healthcare.com's common stock. The board of directors approved an amendment to Healthcare.com's articles of incorporation to effect a reverse stock split whereby Healthcare.com would issue one new share of Healthcare.com common stock in exchange for not less than three nor more than five shares of outstanding common stock, the exact number of which would be determined by the board of directors after approval of the amendment by Healthcare.com stockholders. The proposed amendment was submitted to Healthcare.com's stockholders at Healthcare.com's annual meeting of stockholders held on May 11, 2001.

     On February 6, 2001, FAC/Equities introduced Lorine Sweeney, president and chief executive officer of XCare.net and Gary Scherping, vice president, finance of XCare.net to Mike McGuire, the chief operating officer of Healthcare.com and Sandra Schafer, the vice president of business development at Healthcare.com, at a conference in New Orleans hosted by FAC/Equities. As a result of the introduction, a meeting was scheduled for February 27, 2001 in Englewood, Colorado.

     On February 27, 2001, Deborah Dean, senior vice president of e-business for Healthcare.com and other members of Healthcare.com technical staff went to XCare.net's headquarters to meet with Ms. Sweeney, Tom Pianko, XCare.net's senior vice president of sales, marketing and business development and John Hickey, XCare.net's chief operating officer to discuss a potential strategic partnership.

     On March 16, 2001, Ms. Sweeney contacted representatives of Robertson Stephens, Inc. concerning Robertson Stephens' representation of XCare.net in a possible business combination with Healthcare.com.

     On March 19, 2001, XCare.net and Healthcare.com entered into a mutual nondisclosure agreement.

     On March 21, 2001, representatives of the management teams of the two companies met at XCare.net's headquarters in Englewood, Colorado. Attending these meetings were Ms. Sweeney, Mr. Murrie and various senior executives in charge of finance, sales, marketing and product development activities for XCare.net and Healthcare.com. Representatives of Robertson Stephens and FAC/Equities also attended. During these meetings, management of the two companies discussed their businesses and operations in greater detail. In addition, Joseph Blankenship, Healthcare.com's chief financial officer, held a conference call with Robertson Stephens and FAC/Equities to discuss Healthcare.com's historical and projected results.

     On March 26, 2001, representatives from Robertson Stephens and FAC/Equities held a conference call to discuss preliminary analyses as to the relative valuations of the two companies and the range of possible exchange ratios that might be used in an acquisition of Healthcare.com by XCare.net. Also on this day, Ms. Sweeney and Mr. Murrie, met in Dallas, Texas to discuss the organizational structure of the respective companies and alternative organizational structures of the combined companies.

     On March 30, 2001, representatives of Robertson Stephens and FAC/Equities held a second conference call to continue valuation discussions and discuss additional steps to be taken in pursuing a possible business combination.

     On April 5, 2001, the board of directors of XCare.net held a regularly scheduled meeting. At the meeting, Ms. Sweeney discussed with the board the strategic rationale for pursuing an acquisition of Healthcare.com. Representatives of Robertson Stephens attended the meeting and presented to XCare.net's board of directors a preliminary financial analysis with respect to an acquisition of Healthcare.com. After discussion, XCare.net's board of directors directed XCare.net's senior management to continue to pursue the transaction.

     On April 16, 2001, members of XCare.net senior management, including Ms. Sweeney and Gary Scherping, XCare.net's chief financial officer, participated in a telephone conference with representatives of Robertson Stephens to discuss the potential acquisition of Healthcare.com, including valuation and strategy.

     On April 17, 2001, the board of directors of Healthcare.com held a regularly scheduled meeting. At the meeting, Mr. Murrie updated the board on the status of the potential transaction with XCare.net, including an upcoming meeting of the company's stockholders to be held on April 23, 2001.

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

     On April 23, 2001, members of XCare.net's management and board of directors met with members of Healthcare.com's management and board of directors at Healthcare.com's corporate headquarters to discuss the transaction. The discussions centered around the valuation of each company.

     On April 30, 2001, the board of directors of Healthcare.com held a special telephonic meeting. During the meeting, Mr. Murrie summarized the discussions between Healthcare.com and XCare.net and the results of Healthcare.com's preliminary review of XCare.net's business and technology. In addition, Parker
H. Petit, chairman of the board of directors, summarized his discussions with Ms. Sweeney. After discussion, Healthcare.com's board of directors directed Healthcare.com's management to continue to pursue the transaction. In addition, Healthcare.com's board of directors appointed a strategic finance committee to approve the terms and conditions of the engagement of FAC/Equities to provide financial advisory and investment banking services relating to the proposed transaction with XCare.net.

     From May 1 to May 4, 2001, representatives of XCare.net, Healthcare.com and their respective financial and legal advisors held meetings at the Wyndham Hotel in Marietta, Georgia and at Healthcare.com's offices in Marietta, Georgia. The purpose of these meetings was to permit XCare.net to conduct a due diligence investigation of Healthcare.com. Among the personnel representing XCare.net at these meetings from time to time over the four day period were Mr. Scherping and Juan Perez, XCare.net's director of accounting. Among the personnel representing Healthcare.com were Mr. Murrie, Mr. Blankenship, Ms. Schafer and Ms. Dean. Also present for portions of these meetings were representatives of Robertson Stephens, financial advisor to XCare.net, Wilson Sonsini Goodrich & Rosati, legal counsel to XCare.net, Ernst & Young LLP, accountants for XCare.net, FAC/Equities, financial advisor to Healthcare.com and Troutman Sanders LLP, legal counsel to Healthcare.com. Concurrently with these meetings, representatives of Wilson Sonsini Goodrich & Rosati conducted legal due diligence of Healthcare.com, and Ernst & Young conducted financial and accounting due diligence in Marietta, Georgia.

     On May 4, 2001 representatives from XCare.net and Healthcare.com held meetings at Healthcare.com's corporate office in Marietta, Georgia. The purpose of these meetings was to permit XCare.net to conduct a technical due diligence investigation of Healthcare.com's software. Personnel representing XCare.net were Ms. Sweeney, Afshin Cangarlu, XCare.net's senior vice president and general manager and Tammy McLaren, XCare.net's senior vice president of technology and integration partners. Personnel representing Healthcare.com were Ms. Dean and other members of Healthcare.com's technical staff. Also present was Ann Ting, president and chief operating officer of Confer Software.

     On May 7 and 8, 2001, representatives of Healthcare.com, FAC/Equities, Troutman Sanders and KPMG LLP, independent accountants for Healthcare.com, conducted a due diligence investigation of XCare.net at XCare.net's offices in Englewood, Colorado. Among the personnel representing Healthcare.com at the due diligence sessions were Mr. Blankenship and other finance and business development personnel of Healthcare.com, representatives of FAC/Equities, representatives of Troutman Sanders and representatives of KPMG. Participating in these meetings representing XCare.net were Mr. Scherping and other financial, marketing and business development personnel of XCare.net, representatives from Robertson Stephens and representatives from Ernst & Young.

     On May 10, 2001, members of Healthcare.com's management and board of directors held meetings with members of XCare.net's management at the Wyndham Hotel in Marietta, Georgia. Representing XCare.net at the meetings were Ms. Sweeney and Mr. Scherping. Among the personnel representing Healthcare.com at the meetings were Mr. Murrie, Mr. Petit, Mr. Blankenship, Leslie Jones, general counsel for Healthcare.com, and Ms. Schafer. Also present for portions of the meetings were representatives from Robertson Stephens, FAC/Equities, Wilson Sonsini Goodrich & Rosati and Troutman Sanders. During the course of the meetings, management of XCare.net and Healthcare.com negotiated, and eventually agreed to, the principal terms of the transaction, including the exchange ratio, subject to the approval of each company's boards of directors and the negotiation and execution of a definitive agreement.

     From May 10 through May 14, 2001, representatives of XCare.net, Healthcare.com, Wilson Sonsini Goodrich & Rosati and Troutman Sanders negotiated the definitive merger agreement and the related transaction agreements.

     On May 11, 2001, following Healthcare.com's annual meeting of stockholders, Healthcare.com's board of directors held its annual meeting. At the board of directors meeting, management of Healthcare.com updated the board of directors on the status of negotiations with XCare.net. In addition, FAC/Equities made a preliminary presentation regarding various financial analyses of the proposed merger with XCare.net. Healthcare.com's board of directors instructed management to continue negotiations with XCare.net and approved indemnification agreements to be entered into between Healthcare.com and its directors and executive officers. At Healthcare.com's annual meeting of stockholders, Healthcare.com's stockholders approved the proposed amendment to Healthcare.com's articles of incorporation to effect a reverse stock split.

     On May 14, 2001, XCare.net's and Healthcare.com's respective boards of directors held special meetings to consider the approval of the merger and the merger agreement and related agreements. At the XCare.net board meeting, Ms. Sweeney again reviewed the strategic and business rationale for the proposed merger. Representatives of Robertson Stephens then reviewed financial analyses they had prepared in connection with their evaluation of the proposed exchange ratio to be paid in the merger. Robertson Stephens' representatives rendered their oral opinion, subsequently confirmed in writing, to the effect that, as of May 14, 2001, and subject to various assumptions, the exchange ratio was fair to XCare.net from a financial point of view. For a more detailed discussion of Robertson Stephens' analysis and opinion, you should review the section captioned "Opinion of Robertson Stephens, Inc., Financial Advisor to XCare.net" beginning on page 40 and the text of Robertson Stephens' opinion attached as Annex C to this joint proxy statement/prospectus. Representatives of Wilson Sonsini Goodrich & Rosati then reviewed for the board the principal terms of the merger agreement and the related agreements and the results of its legal due diligence review of Healthcare.com. After discussion and deliberation, the XCare.net board unanimously:

     - determined that the merger is in the best interests of XCare.net and its stockholders;

     - approved the merger, the merger agreement and the related agreements;

     - resolved to call a special meeting of XCare.net's stockholders to approve the issuance of XCare.net common stock in connection with the merger as required by the rules of The Nasdaq National Market; and

     - resolved to recommend that the stockholders of XCare.net vote in favor of the issuance of shares of XCare.net common stock in connection with the merger.

     At the meeting of Healthcare.com's board of directors held on May 14, 2001, the Healthcare.com board and representatives of FAC/Equities reviewed financial analyses FAC/Equities had prepared in connection with their evaluation of the proposed exchange ratio. FAC/Equities' representatives rendered their oral opinion, subsequently confirmed in writing, to the effect that, as of May 14, 2001, and subject to various assumptions, the exchange ratio was fair to the holders of Healthcare.com common stock from a financial point of view. For a more detailed discussion of FAC/Equities' analysis and opinion, you should review the section captioned "Opinion of Healthcare.com's financial advisor" beginning on page 33 and the text of FAC/Equities' opinion attached as Annex D to this joint proxy statement/prospectus. After discussion and deliberation, the Healthcare.com board unanimously:

     - determined that the merger is fair to, and in the best interests of, Healthcare.com's stockholders;

     - approved the merger and the merger agreement;

     - resolved to call a special meeting of Healthcare.com's stockholders to adopt and approve the merger agreement and the transactions contemplated in the merger agreement;

     - resolved to recommend that the Healthcare.com stockholders vote in favor of adoption and approval of the merger agreement;

     - approved the employment agreement with Robert Murrie and the form of severance agreement to be entered into with Healthcare.com's executive officers and other key employees;

     - adopted amendments to Healthcare.com's Restated Stock Option Plan and Non-Qualified Stock Option Plan to provide for acceleration of vesting of options upon completion of the merger; and

     - finalized the grant of options to purchase 5,000 shares of Healthcare.com common stock to each non-employee director of Healthcare.com., following approval by Healthcare.com's stockholders of amendments to Healthcare.com's Non-Employee Director Stock Option Plan.

     Following the conclusion of the two board meetings, XCare.net and Healthcare.com finalized, executed and delivered the merger agreement and each company issued a press release announcing the transaction.

HEALTHCARE.COM REASONS FOR THE MERGER; RECOMMENDATION OF HEALTHCARE.COM BOARD OF DIRECTORS

     Healthcare.com Reasons for Merger

     Healthcare.com's board of directors has unanimously determined that the merger is advisable and in the best interests of Healthcare.com and its stockholders and has approved and adopted the merger agreement and the transactions contemplated by the merger agreement. The Healthcare.com board of directors believes that the merger will provide Healthcare.com stockholders with ownership of shares in an attractive company with strong growth prospects that will enhance the value of their investment in Healthcare.com.

     In determining that the merger is in the best interests of Healthcare.com and its stockholders, the Healthcare.com board of directors considered a number of factors, including the board's belief that:

     - The combined company will be a premier provider of secure data and information sharing and strategic business-to-business Internet solutions that will service the specific needs of the healthcare industry as well as customers in almost any industry.

     - The combined company will be better suited to exploit the existing relationships of Healthcare.com and XCare.net to expand its strategic partnerships.


     - Healthcare.com expects its data access, integration, indexing and delivery solutions to be highly compatible and complementary with XCare.net's XTiera product.


     - The merger will create a larger, more competitive company that will have advantages of scale, especially in the ability of the combined company to quickly and efficiently provide customized technology-based solutions that operate with their customers' existing workflow structure.

     - XCare.net has significant relationships in the healthcare payor market and Healthcare.com has a significant installed customer base. The combined company will have the opportunity to cross-sell its services to Healthcare.com's pre-existing installed customer base.

     - The corporate cultures and management philosophies of Healthcare.com and XCare.net will be compatible.

     - The combined company will have increased access to working capital.

     In addition, many of the reasons for the merger from XCare.net's perspective, described in the section captioned "XCare.net's Reasons for the Merger; Recommendation of the Board" beginning on page 39 of this joint proxy statement/prospectus, are equally applicable from Healthcare.com's perspective as well, although the Healthcare.com board of directors did not view them as being as significant as the reasons described above.

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

     Recommendation of the Healthcare.com Board of Directors

     Healthcare.com's board of directors has unanimously voted to approve and adopt the merger agreement, believes that the merger is fair and in the best interests of Healthcare.com and its stockholders and unanimously recommends that its stockholders vote FOR the adoption and approval of the merger agreement.


     This recommendation is based primarily on the board of director's conclusions that the merger will fulfill the strategic objectives described above under the section captioned "Healthcare.com Reasons for the Merger" beginning on page 32 of this joint proxy statement/prospectus and that the merger will be favorable to Healthcare.com and its stockholders. This second conclusion is the product of substantial financial analysis by Healthcare.com and its financial and other advisors. In arriving at its recommendations, Healthcare.com's board of directors relied significantly upon the advice and opinion of its financial advisor which is described more fully under the section captioned "Opinion of FAC/Equities, Financial Advisor to Healthcare.com" beginning on page 33 of this joint proxy statement/prospectus.


     In deciding to recommend the merger to its stockholders, Healthcare.com's board of directors also considered several unfavorable factors. The most significant of these were:

     - The combined company would be a larger, but not necessarily a more profitable, participant in the healthcare information access and technology-based solutions industry. Generally speaking, technology-based solutions providers have had difficulty generating profitable operations. XCare.net incurred net losses for the years ended December 31, 2000, 1999 and 1998, and since XCare.net shifted its focus to Internet-based healthcare products and services in early 1999, it has funded itself primarily through borrowing funds and sales of equity. There is no guarantee that the merger will enable the combined company to become profitable in the short or long term.

     - The combined company will still be smaller than many of its competitors. Although the combined company will enjoy many benefits of scale, many of its competitors are larger and have greater resources.

     - Combining the businesses of these two corporations will be challenging and costly.

     Overall, Healthcare.com's board of directors concluded that these factors were substantially outweighed by the benefits expected to result from the merger.

     It is important to note that no one factor was the reason for any individual director's decision and that each director attached his own weight to many of the factors considered. However, based on the total mix of information available to them, all directors determined to approve and recommend the merger agreement to Healthcare.com stockholders. They felt that the strategic, operational and financial opportunities the merger presents will enhance Healthcare.com stockholder value and that stockholders should stand to benefit in the future by holding ownership interests in XCare.net.

OPINION OF FAC/EQUITIES, FINANCIAL ADVISOR TO HEALTHCARE.COM

     Pursuant to a letter agreement dated May 11, 2001, FAC/Equities was engaged by Healthcare.com to provide certain financial advisory services and a financial fairness opinion in connection with the merger. The May 11th letter agreement was a extension of the original letter agreement between Healthcare.com and FAC/Equities, signed in January 2001. Through that letter agreement, Healthcare.com retained FAC/ Equities to provide financial advisory and investment banking services to Healthcare.com in connection with a possible acquisition by Healthcare.com of complementary products, technologies or businesses. FAC/Equities was retained based on its experience as a financial advisor in connection with mergers and acquisitions and in securities valuations generally, as well as FAC/Equities' investment banking relationship and familiarity with Healthcare.com.

     At the May 14, 2001 meeting of the Healthcare.com board of directors, FAC/Equities delivered its oral opinion, later confirmed in writing, to the effect that as of such date, based upon the assumptions made, matters considered and limits of review in connection with such opinion, the exchange ratio in the merger is fair to Healthcare.com's common stockholders (other than Healthcare.com, XCare.net and their respective direct or indirect subsidiaries) from a financial point of view. Healthcare.com and XCare.net determined the amount of consideration to be paid through negotiations, not from recommendations of FAC/Equities. Healthcare.com did not impose any limitations on FAC/Equities with respect to the investigations made or procedures followed in rendering its opinion.

     The full text of the FAC/Equities opinion to the Healthcare.com board of directors, which sets forth the assumptions made, matters considered and limitations of review by FAC/Equities, is attached to this joint proxy statement/prospectus as Annex D, and is incorporated by reference. You should read it carefully and in its entirety in connection with this joint proxy statement/prospectus. The following summary of the FAC/Equities opinion is qualified in its entirety by reference to the full text of the opinion. The FAC/Equities opinion is addressed to the Healthcare.com board of directors only and does not constitute a recommendation to any Healthcare.com common stockholders as to how any common stockholder should vote at the Healthcare.com special meeting.

     FAC/Equities has informed Healthcare.com that in arriving at its opinion, FAC/Equities, among other things:

     - Reviewed a draft of the merger agreement dated as of May 12, 2001;

     - Reviewed consolidated audited financial statements and related information of Healthcare.com and XCare.net for the fiscal year ended December 31, 2000 and the unaudited quarterly report for the period ended March 31, 2001;

     - Reviewed publicly available information concerning the historical prices and trading activity of the Healthcare.com common stock and XCare.net common stock;

     - Reviewed certain other financial and business information concerning the business and operations of Healthcare.com and XCare.net as well as similar information for certain other companies in lines of business it believed to be generally comparable to those of Healthcare.com;

     - Discussed with members of the senior management of Healthcare.com and XCare.net the past and current business operations, financial condition and future prospects of Healthcare.com and XCare.net; and

     - Considered such other information, financial studies analyses and investigations and financial, economic and market criteria that it deemed appropriate, including, to the extent publicly available, the financial terms of comparable transactions.

     In preparing the FAC/Equities opinion, FAC/Equities relied upon and assumed, without assuming any responsibility for verification of the accuracy and completeness of, all of the financial and other information provided to it by Healthcare.com or XCare.net, or otherwise publicly available, and have assumed that there have been no material changes in Healthcare.com's or XCare.net's business operations, financial condition or prospects since the respective dates of such information.

     FAC/Equities also assumed, with Healthcare.com's consent, that the merger will be consummated in accordance with the terms described in the merger agreement, without any further amendments thereto, and without waiver by Healthcare.com of any of the conditions to its obligations thereunder. FAC/Equities further assumed, with Healthcare.com's consent, that the draft merger agreement it reviewed conformed in all material respects to the final merger agreement.

     FAC/Equities did not make an independent evaluation, appraisal or physical inspection of any of the assets, properties or facilities of Healthcare.com or XCare.net and was not furnished with any such evaluations or appraisals. FAC/Equities also assumed that the merger will be accounted for on a purchase basis under generally accepted accounting principles. Finally, the FAC/Equities opinion is based on economic, marketing and market and other conditions as in effect on, and the information made available to it as of May 14, 2001.

     While the summary below describes all analyses and examinations that FAC/Equities deems material to its opinion, it is not a comprehensive description of all analyses and examinations actually performed by FAC/Equities. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial or summary description. FAC/Equities believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all such analysis and factors, would create an incomplete view of the evaluation process underlying the FAC/Equities opinion. Several analytical methodologies were used and no one method of analysis should be regarded as critical to the overall conclusion reached by FAC/Equities. The conclusions reached by FAC/Equities are based on all analyses and factors taken as a whole and also on application of FAC/Equities' own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. In addition, FAC/Equities may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis should not be taken to be FAC/ Equities' view of the actual value of Healthcare.com, XCare.net or the combined company.

     In performing its analyses, FAC/Equities made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Healthcare.com or XCare.net. The analyses performed by FAC/Equities are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of FAC/Equities' analysis of the fairness of the exchange ratio from a financial point of view and were provided to the Healthcare.com board of directors in connection with the delivery of the FAC/Equities opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. FAC/Equities used in its analyses various projections of future results prepared by the management of Healthcare.com and by FAC/Equities published research analyst estimates. The projections are based on numerous variables and assumptions that are inherently unpredictable.

     Set forth below is a brief summary of material financial and comparative analyses performed by FAC/Equities in arriving at its oral opinion delivered to the Healthcare.com board of directors on May 14, 2001. For the purposes of the financial analyses reviewed with the board at this meeting, FAC/Equities used the exchange ratio of 0.375 provided for in the merger agreement, which based on XCare.net's closing stock price on May 11, 2001 of $7.85 implied an enterprise value of $87.5 million. FAC/Equities did not express any opinion as to what the value of the XCare.net common stock actually will be when issued pursuant to the merger or the prices at which shares of XCare.net common stock will trade at any time.

     Profit and Loss Contribution Analysis. FAC/Equities performed a relative contribution analysis based upon FAC/Equities published research analyst estimates of Healthcare.com's and securities research analyst estimates of XCare.net's financial results for the fiscal years 2001 and 2002. Based on XCare.net's closing stock price on May 11, 2001 of $7.85 and the exchange ratio of 0.375, Healthcare.com's implied fully-diluted ownership is 37.2% of the combined entity. On a relative contribution basis, the ownership percentage is below Healthcare.com's relative contribution as measured by 2001 and 2002 revenues, gross profit, operating income and net income. Following is a summary of the relative contribution analysis for fiscal years 2001 and 2002:

                                                                      % CONTRIBUTION
                                                                ---------------------------
                                                                XCARE.NET    HEALTHCARE.COM
                                                                ---------    --------------
Revenues
  FY 2001...................................................       40%             60%
  FY 2002...................................................       43%             57%
Gross Profit
  FY 2001...................................................       30%             70%
  FY 2002...................................................       46%             54%
Operating Income
  FY 2001...................................................        0%            100%
  FY 2002...................................................       14%             86%
Net Income
  FY 2001...................................................        0%            100%
  FY 2002...................................................       30%             70%

     Comparable Public Company Analysis. Using public and other available information, FAC/Equities analyzed and compared selected data and ratios for Healthcare.com to the corresponding data and ratios of certain software/enterprise application integration companies and healthcare information technology vendor companies. These companies were selected because they have publicly traded securities and, FAC/Equities believes, they have operating, market and trading valuations that are similar to those that might be expected of Healthcare.com. The companies against whose data and ratios Healthcare.com's data and ratios were compared included:

    SOFTWARE/ENTERPRISE        HEALTHCARE INFORMATION
  APPLICATION INTEGRATION            TECHNOLOGY
  -----------------------      ----------------------
- BEA Systems                - WebMD
- WebMethods                 - Cerner Corporation
- SeeBeyond Technologies     - Eclipsys
- Vitria Technology          - IDX Systems
- New Era of Networks, Inc.  - The TriZetto Group, Inc.
- Mercator Software, Inc.    - Per-Se Technologies
- Crossworlds Software,
  Inc.

     FAC/Equities examined (i) the multiple of total enterprise value to calendar year 2000 revenue, (ii) the multiple of total enterprise value to estimated calendar year 2001 revenue based on Institutional Brokerage Estimate System estimates (IBES) and (iii) the ratio of price per share on May 10, 2001, to estimated 2001 earnings based on IBES estimates for the peer group of comparable companies set forth above.

     The median and mean total enterprise value to calendar year 2000 revenue multiple for the peer group was 3.7x and 4.2x, respectively, with a range of values between 0.5x and 16.2x. Applying the mean and median multiples to Healthcare.com's calendar year 2000 revenues of $48.3 million yields an implied range of enterprise values for Healthcare.com of $176.9 million to $203.1 million. The exchange ratio represents an implied enterprise value of $87.5 million, which is below this range. Applying the full range of multiples to Healthcare.com's calendar year 2000 revenues yields an implied range of enterprise values for Healthcare.com of $24.6 million to $782.5 million. The implied enterprise value represented by the exchange ratio of $87.5 million falls within this range.

     The median and mean total enterprise value to estimated calendar year 2001 revenue multiple for the peer group was 2.5x and 2.8x, respectively, with a range of values between 0.3x and 11.1x. Applying the mean and median multiples to Healthcare.com's estimated calendar year 2001 revenues of $59.0 million yields an implied range of enterprise values for Healthcare.com of $150.4 million to $164.9 million. The exchange ratio represents an implied enterprise value of $87.5 million, which is below this range. Applying the full range of multiples to Healthcare.com's estimated calendar year 2001 revenues yields an implied range of enterprise values for Healthcare.com of $20.3 million to $655.5 million. The implied enterprise value represented by the exchange ratio of $87.5 million falls within this range.

     The median and mean ratio of price per share to estimated 2001 earnings based on IBES estimates for the peer group was 48.9x and 64.9x, respectively, with a range of values between 30.4x and 114.7x. Applying the mean and median ratios to Healthcare.com's estimated calendar year 2001 earnings per share of $0.17 and net debt of $2.2 million yields an implied range of enterprise values for Healthcare.com of $243.1 million to $321.8 million. The exchange ratio represents an implied enterprise value of $87.5 million, which is below this range. Applying the full range of multiples to Healthcare.com's estimated calendar year 2001 earnings per share of $0.17 and net debt of $2.2 million yields an implied range of enterprise values for Healthcare.com of $151.6 million to $566.7 million. The implied enterprise value represented by the exchange ratio of $87.5 million falls below this range.

     Comparable Acquisition Analysis. FAC/Equities examined the consideration paid, to the extent publicly available, in a number of strategic acquisitions in the software/enterprise application integration and the healthcare information technology sectors involving targets providing key enabling technology or products. The transactions reviewed for this analysis comprised 6 acquisitions completed or announced after May of 2000. For each such transaction FAC/Equities examined (i) the multiple of Healthcare.com's total enterprise value to its revenues for the 12 months preceding the transaction and (ii) the multiple of Healthcare.com's total enterprise value to its earnings before interest expense, taxes, depreciation expenses and amortization costs for the 12 months preceding the transaction.

     The median and mean multiple of Healthcare.com's total enterprise values to revenues for the preceding 12 months was 1.8x and 2.3x, respectively, with a range of values between 1.2x and 5.1x. Applying the mean and median multiples to Healthcare.com's revenues for the twelve months ended March 31, 2001 of $51.9 million yields an implied range of enterprise values for Healthcare.com of $93.0 million to $118.4 million. The exchange ratio represents an implied enterprise value of $87.5 million, which is below this range. Applying the full range of multiples to Healthcare.com's revenues for the twelve months ended March 31, 2001 yields an implied range of enterprise values for Healthcare.com of $64.4 million to $262.1 million. The implied enterprise value represented by the exchange ratio of $87.5 million falls within this range.

     The median and mean multiple of Healthcare.com's total enterprise values to its earnings before interest expense, taxes, depreciation expenses and amortization costs for the 12 months preceding the transaction was 12.8x and 14.7x, respectively, with a range of values between 11.8x and 19.6x. Applying the mean and median multiples to Healthcare.com's earnings before interest expense, taxes, depreciation expenses and amortization costs for the twelve months ended March 31, 2001 of $8.2 million yields an implied range of enterprise values for Healthcare.com of $104.4 million to $120.5 million. The exchange ratio represents an implied enterprise value of $87.5 million, which is below this range. Applying the full range of multiples to Healthcare.com's earnings before interest expense, taxes, depreciation expenses and amortization costs for the twelve months ended March 31, 2001 yields an implied range of enterprise values for Healthcare.com of $96.8 million to $160.4 million. The implied enterprise value represented by the exchange ratio of $87.5 million falls below this range.

     Premium Paid Analysis of Selected Comparable Transactions. FAC/Equities examined the consideration paid in a number of strategic acquisitions in the technology, software/enterprise application integration and the healthcare information technology sectors. The transactions reviewed for this analysis included 46 acquisitions over the 17 month period ended May 2001 in the technology, software/enterprise application integration and the healthcare information technology sectors and the 6 transactions included in the Comparable Acquisition Analysis. Among other variables, FAC/Equities compared the percentage premiums represented by the consideration paid in such transactions over the market price for

Healthcare.com's common stock for the one day period immediately preceding the announcement. The premium was determined by dividing the implied value of shares of Healthcare.com at the time of the announcement by the average closing price of Healthcare.com's shares for the one day period immediately preceding the announcement.

                                                                                       PREMIUM TO ONE
SELECTED TECHNOLOGY, SOFTWARE/ENTERPRISE APPLICATION INTEGRATION                         DAY BEFORE
AND HEALTHCARE INFORMATION TECHNOLOGY TRANSACTIONS                                      ANNOUNCEMENT
----------------------------------------------------------------                       --------------
Median.........................................................................              38%
Mean...........................................................................              49%
Range
  Low..........................................................................             -20%
  High.........................................................................             190%

                                                                                       PREMIUM TO ONE
                                                                                         DAY BEFORE
            COMPARABLE ACQUISITION TRANSACTIONS                                         ANNOUNCEMENT
            -----------------------------------                                        --------------
Median.......................................................................                75%
Mean.........................................................................                69%
Range
  Low........................................................................                31%
  High.......................................................................               109%

                                                                 PERIOD AVERAGE        PREMIUM OF OFFER
                                                                 HEALTHCARE.COM         PRICE TO PERIOD
                PERIOD ENDING MAY 11, 2001                     CLOSING SHARE PRICE    AVERAGE SHARE PRICE
                --------------------------                     -------------------    -------------------
May 11, 2001...............................................           $1.44                  104%
Prior 30 trading days......................................            1.28                  129%
Prior 60 trading days......................................            1.38                  114%
Prior 90 trading days......................................            1.52                   94%

     Discounted Cash Flow Analysis. FAC/Equities performed a discounted cash flow analysis to calculate the present value of the stand-alone free cash flow that Healthcare.com is estimated to generate based upon a set of financial forecasts provided by FAC/Equities published research analyst estimates and management estimates of Healthcare.com's future performance. FAC/Equities discounted estimated stand-alone free cash flows using discount rates of 30% and 35%. FAC/Equities added to the present value of the free cash flows the terminal value of Healthcare.com in the year 2002, and discounted this terminal value using the discount rates of 30% and 35%. The terminal value was calculated using a range of multiples of earnings before interest expense, taxes, depreciation expenses and amortization costs of 8.0x to 12.0x. Such analysis indicated a net present value of Healthcare.com in the range of $67.2 to $104.4 million. The implied enterprise value represented by the exchange ratio of $87.5 million falls within this range.

     As described above, the FAC/Equities opinion and presentation to the Healthcare.com board of directors were among the many factors taken into consideration by the Healthcare.com board of directors in making its determination to approve, and to recommend that its common stockholders adopt, the merger agreement.

     In the past, FAC/Equities has provided financial and investment banking services to Healthcare.com for which it received compensation. FAC/Equities is a nationally recognized investment banking firm. As part of its investment banking activities, FAC/Equities is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. FAC/Equities may trade the equity securities of Healthcare.com and XCare.net for its own account and for the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

FEE ARRANGEMENTS WITH HEALTHCARE.COM'S FINANCIAL ADVISOR

     Pursuant to an engagement letter dated as of May 11, 2001, Healthcare.com engaged FAC/Equities to provide financial advisory services to its board of directors in connection with the transaction, including, among other things, rendering its opinion and making the presentation to the board of directors referred to above. The engagement letter between FAC/Equities and Healthcare.com provides that, for its services, FAC/Equities is entitled to receive usual and customary fees in connection with the merger and the delivery of the fairness opinion, and with respect to the fee payable upon delivery of the fairness opinion, such fee was payable without regard to the conclusion reached in the opinion. Fees paid by Healthcare.com pursuant to the January 2001 letter agreement are to be applied to this fee. The payment of FAC/Equities' fees, other than the fee payable on the delivery of the opinion, is contingent upon the consummation of the merger. In addition, Healthcare.com has also agreed to reimburse FAC/Equities for its reasonable out-of-pocket expenses. Pursuant to a separate indemnification agreement, Healthcare.com has agreed to indemnify FAC/Equities, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against liabilities, including liabilities under the federal securities laws. The terms of the fee arrangement with FAC/Equities, which Healthcare.com and FAC/Equities believe are customary in transactions of this nature, were negotiated at arm's length between Healthcare.com and FAC/Equities, and the Healthcare.com board was aware of such fee arrangements.

XCARE.NET REASONS FOR THE MERGER; RECOMMENDATION OF XCARE.NET BOARD OF DIRECTORS

     XCare.net Reasons for Merger

     XCare.net's board of directors has unanimously determined that the merger is advisable and in the best interests of XCare.net and its stockholders and has approved and adopted the merger, the merger agreement and the transactions contemplated by the merger agreement. In evaluation of the merger, the board identified several potential benefits of the merger, the most important of which included the board's belief that:

     - the merger would provide an opportunity for XCare.net to accelerate its revenue growth and extend its leadership position in providing business-to-business software tools and services;

     - the merger would allow XCare.net to offer a more complete product solution by combining XCare.net's development platform with Healthcare.com's enterprise application integration software;

     - the combination of the technical and marketing resources of the two companies would lead to a broader product family that will be attractive to customers because it will represent an integrated solution for managing and automating business processes; and

     - the combination of the companies' product lines, sales forces and distribution channels would immediately enhance XCare.net's ability to compete in the market for business-to-business software.

     XCare.net's board of directors consulted with senior management and its outside legal and financial advisors as part of the process of approving the merger. In its evaluation, the XCare.net board considered several factors, including the following:

     - the potential strategic benefits of the merger;

     - historical information concerning XCare.net's and Healthcare.com's respective businesses, prospects, financial performance and condition, operations, technology, management and competitive position, including public SEC reports of the results of operations for each company;

     - the view of XCare.net's management of the financial condition, results of operations and business of XCare.net and Healthcare.com both before and after the merger;

     - current financial market conditions and historical market prices, volatility and trading information with respect to XCare.net's common stock and Healthcare.com's common stock;

     - the exchange ratio for the merger in light of comparable transactions;

     - detailed financial analysis and pro forma and other information presented to the board, including the opinion of Robertson Stephens to the effect that, as of the date of its opinion and based on and subject to the assumptions, limitations and qualifications referred to in the opinion, the exchange ratio in the merger of 0.375 shares of XCare.net common stock for each share of Healthcare.com common stock was fair, from a financial point of view, to XCare.net; and

     - reports from XCare.net's management and its legal and financial advisors concerning their due diligence investigations of Healthcare.com.

     The XCare.net board of directors also identified and considered a number of potentially negative factors in its deliberations concerning the merger, including the following:

     - the risk that the potential benefits of the merger may not be realized;

     - Healthcare.com's slower revenue growth rates relative to XCare.net;

     - the challenges of integrating the management teams, cultures and organizations of the two companies, especially in light of the physical distance between XCare.net's headquarters in Englewood, Colorado and Healthcare.com's headquarters in Marietta, Georgia as well as the nationwide geographic dispersion of each company's operations;

     - the risk of disruption of XCare.net's on-going business, including sales momentum, as a result of uncertainties created by the announcement of the merger;

     - the significant adverse impact to the net income of the combined company that will result from charges for the amortization or possible write-off of goodwill and other intangibles in light of purchase accounting treatment for the merger; and

     - the substantial charges to be incurred in connection with the merger, including the costs of integrating the businesses and transaction expenses arising from the merger.

     The foregoing discussion of the information and factors considered by XCare.net's board of directors is not intended to be exhaustive but includes the material factors the XCare.net board of directors considered. In view of the complexity of the transaction and the factors, both positive and negative, influencing its decision, the XCare.net board did not find it practical to quantify, rank, or otherwise assign relative or specific weights to these factors. In considering the factors described above, individual members of the XCare.net board of directors may have given different weights to different factors. The XCare.net board considered all these factors as a whole and believed the factors supported its determination to approve the merger.

     Recommendation of the XCare.net Board of Directors

     After careful consideration, XCare.net's board of directors has unanimously determined that the merger is in the best interest of its stockholders, has unanimously approved the merger agreement and recommends that you vote FOR approval of the issuance of shares of XCare.net common stock in connection with the merger.

OPINION OF ROBERTSON STEPHENS, INC., FINANCIAL ADVISOR TO XCARE.NET

     Pursuant to an engagement letter dated April 24, 2001, XCare.net engaged Robertson Stephens to provide financial advisory and investment banking services to it in connection with the proposed merger and to render an opinion as to the fairness of the exchange ratio in the proposed merger, from a financial point of view, to XCare.net.

     On May 14, 2001, at a meeting of XCare.net's board of directors held to evaluate the proposed merger, Robertson Stephens delivered to XCare.net's board of directors its oral opinion, subsequently confirmed in a written opinion dated as of May 14, 2001, that as of that date and based on the assumptions made, matters considered and the limitations on the review undertaken described in the written opinion, the exchange ratio of 0.375 shares of XCare.net common stock for each share of Healthcare.com common stock was fair from a financial point of view to XCare.net. (See Annex C for a copy of the full opinion.) The exchange ratio was determined through negotiations between the respective managements of XCare.net and Healthcare.com. Although Robertson Stephens did assist the management of XCare.net in those negotiations, it was not asked by, and did not recommend to, XCare.net that any specific exchange ratio constituted the appropriate exchange ratio for the merger.

     You should consider the following when reading the discussion of the opinion of XCare.net's financial advisor in this document:

     - We urge you to read carefully the entire opinion of Robertson Stephens, which is set forth in Annex C to this joint proxy statement/prospectus and is incorporated by reference. The following description of the Robertson Stephens opinion is qualified by reference to the full opinion located in Annex C. The full opinion sets forth, among other things, the assumptions made, the matters considered and the limitations on the review undertaken by Robertson Stephens.

     - The Robertson Stephens opinion was prepared for the information of XCare.net's board of directors in connection with its evaluation of the merger and does not constitute a recommendation to the stockholders of XCare.net or Healthcare.com as to how they should vote, or take any other action, with respect to the merger.

     - The Robertson Stephens opinion did not address the relative merits of the merger and the other business strategies that XCare.net's board of directors has considered or may be considering, nor does it address the decision of XCare.net's board of directors to proceed with the merger.

     - The Robertson Stephens opinion was necessarily based upon market, economic and other conditions that were in effect on, and information made available to Robertson Stephens as of, the date of the opinion. You should understand that subsequent developments may affect the conclusion expressed in the Robertson Stephens opinion, and that Robertson Stephens disclaims any undertaking or obligation to advise any person of any change in any matter affecting its opinion which may come or be brought to Robertson Stephens' attention after the date of its opinion.

     - The Robertson Stephens opinion was limited to the fairness, from a financial point of view and as of the date of its opinion, of the exchange ratio to XCare.net.

OPINION AND ANALYSIS OF ROBERTSON STEPHENS

     In connection with the preparation of the Robertson Stephens opinion, Robertson Stephens:

     - reviewed certain publicly available financial statements and other business and financial information of Healthcare.com and XCare.net, respectively;

     - reviewed certain internal financial statements and other financial and operating data, including certain financial forecasts and other forward looking information, concerning (a) Healthcare.com prepared by the management of Healthcare.com and (b) XCare.net prepared by the management of XCare.net;

     - reviewed with Healthcare.com and XCare.net certain publicly available research estimates of research analysts regarding Healthcare.com and XCare.net, including extrapolations of such estimates regarding Healthcare.com which Robertson Stephens confirmed with the management of Healthcare.com;

     - held discussions with the respective managements of Healthcare.com and XCare.net concerning the businesses, past and current operations, financial condition and future prospects of both Healthcare.com and XCare.net, independently and combined, including discussions with the managements of Healthcare.com and XCare.net concerning their views regarding the strategic rationale for the merger;

     - reviewed the financial terms and conditions set forth in a draft, dated May 14, 2001, of the merger agreement;

     - reviewed the stock price and trading history of Healthcare.com common stock and XCare.net common stock;

     - compared the financial performance of Healthcare.com and the prices and trading activity of Healthcare.com common stock with that of certain other publicly traded companies comparable with Healthcare.com;

     - compared the financial terms of the merger with the financial terms, to the extent publicly available, of other transactions that Robertson Stephens deemed relevant;

     - reviewed the pro forma impact of the merger on XCare.net's earnings per share;

     - prepared an analysis of the relative contributions of Healthcare.com and XCare.net to the combined company;

     - prepared a discounted cash flow analysis of Healthcare.com;

     - participated in discussions and negotiations among representatives of Healthcare.com and XCare.net and their financial and legal advisors; and

     - made such other studies and inquiries, and reviewed such other data, as Robertson Stephens deemed relevant.

     In its review and analysis, and in arriving at its opinion, Robertson Stephens assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it (including information furnished to it orally or otherwise discussed with it by the managements of Healthcare.com and XCare.net) or publicly available and neither attempted to verify, nor assumed responsibility for verifying, any of such information. Robertson Stephens relied upon the assurances of the managements of Healthcare.com and XCare.net that they were not aware of any facts that would make such information inaccurate or misleading. Furthermore, Robertson Stephens did not obtain or make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of the properties, assets or liabilities (contingent or otherwise) of Healthcare.com or XCare.net, nor was it furnished with any such evaluation or appraisal.

     With respect to the publicly available research estimates of research analysts regarding Healthcare.com and XCare.net and the extrapolations of such estimates regarding Healthcare.com which were confirmed by the management of Healthcare.com that Robertson Stephens considered, Robertson Stephens assumed that:

     - these estimates were reasonably prepared in good faith on the basis of reasonable assumptions; and

     - these estimates reflect the best currently available estimates and judgments of the managements of Healthcare.com and XCare.net as to the future financial condition and performance of Healthcare.com and XCare.net, respectively.

     In addition, Robertson Stephens assumed that:

     - the merger will be consummated upon the terms set forth in the draft of the merger agreement dated May 14, 2001, without material alteration thereof, including, among other things, that the merger will be accounted for as a "purchase method" business combination in accordance with U.S. generally accepted accounting principles;

     - the merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, as amended; and

     - the historical financial statements of each of Healthcare.com and XCare.net reviewed by Robertson Stephens were prepared and fairly presented in accordance with U.S. generally accepted accounting principles consistently applied.

     Robertson Stephens relied as to all legal matters relevant to rendering its opinion on the advice of counsel. Robertson Stephens expressed no opinion as to:

     - the value of any employee agreement or other arrangement entered into in connection with the merger;

     - any tax or other consequences that might result from the merger; or

     - what the value of XCare.net common stock will be when issued to Healthcare.com's stockholders pursuant to the merger or the price at which shares of XCare.net common stock or Healthcare.com common stock may be traded in the future.

     The following is a summary of the material financial analyses performed by Robertson Stephens in connection with rendering its opinion. The summary of the financial analyses is not a complete description of all of the analyses performed by Robertson Stephens. Certain of the information in this section is presented in tabular form. IN ORDER TO BETTER UNDERSTAND THE FINANCIAL ANALYSES PERFORMED BY ROBERTSON STEPHENS, THESE TABLES MUST BE READ TOGETHER WITH THE TEXT ACCOMPANYING EACH TABLE. THE OPINION IS BASED UPON THE TOTALITY OF THE VARIOUS ANALYSES PERFORMED BY ROBERTSON STEPHENS AND NO PARTICULAR PORTION OF THE ANALYSES HAS ANY VALUE OR MERIT STANDING ALONE.

     Comparable Companies Analysis

     Using publicly available information, Wall Street research reports and information provided by First Call Corporation, Robertson Stephens analyzed, among other things, the total enterprise values and trading multiples of the following selected publicly traded companies in the health technology and enterprise application integration industries which Robertson Stephens believed to be reasonably comparable to Healthcare.com:

     - The TriZetto Group, Inc.

     - New Era of Networks, Inc.

     - First Consulting Group, Inc.

     - Mercator Software, Inc.

     - Crossworlds Software, Inc.

     - Superior Consultant Holdings Corporation

     Total enterprise value means the value of the company's fully-diluted common equity plus debt outstanding and the liquidation value of outstanding preferred stock, if any, less balance sheet cash. All multiples were based on closing stock prices as of May 11, 2001 except for New Era of Networks which was based on its total enterprise value as of February 20, 2001, one day prior to its acquisition announcement. As set forth in the following table, applying a range of multiples for the selected publicly traded companies of estimated revenues for calendar years 2001 and 2002 to corresponding revenue data for Healthcare.com resulted in the following ranges of implied equity values, prices per share and exchange ratios:

                                                        IMPLIED EQUITY
                                                            VALUES            IMPLIED            IMPLIED
          CALENDAR YEAR               MULTIPLE RANGE    (IN MILLIONS)     PRICE PER SHARE     EXCHANGE RATIO
          -------------               --------------    --------------    ---------------     --------------
2001 (estimated)..................    0.70x - 0.95x     $39.3 - $54.2     $1.39 - $1.92      0.177x - 0.244x
2002 (estimated)..................    0.50x - 0.75x     $32.6 - $50.2     $1.15 - $1.78      0.147x - 0.226x
MEAN..............................                      $35.9 - $52.2     $1.27 - $1.85      0.162X - 0.235X
VALUE IN THE MERGER...............                          $85.3             $2.94               0.375X

     Revenue data for Healthcare.com were obtained from published research analyst estimates of FAC/Equities as of April 19, 2001. The implied equity values reflected the adjustment to implied total enterprise values for the value of Healthcare.com's debt and preferred stock of $4.138 million and its balance sheet cash of $1.541 million as per its earnings press release on April 18, 2001. The implied prices per share were based on approximately 28.3 million shares of Healthcare.com common stock outstanding on a fully diluted basis. The implied exchange ratios were based on a share price of $7.85 for XCare.net common stock as of May 11, 2001. Revenue data for the selected publicly traded companies were obtained from research analysts estimates.

     Robertson Stephens then analyzed Healthcare.com's revenues assuming that an outsourcing contract with the Medical University of South Carolina (MUSC) would not be renewed in September 2001. In connection with this analysis, Robertson Stephens excluded $3 million and $12 million from Healthcare.com's revenues for calendar years 2001 and 2002, respectively. These amounts were obtained from Healthcare.com's management. As set forth in the following table, applying the range of multiples for the selected publicly traded companies of estimated revenues for calendar years 2001 and 2002 to corresponding revenue data for Healthcare.com, as adjusted to reflect the non-renewal of the Medical University of South Carolina contract, resulted in the following ranges of implied equity values, prices per share and exchange ratios:

                                                         IMPLIED EQUITY
                                                             VALUES        IMPLIED PRICE        IMPLIED
           CALENDAR YEAR               MULTIPLE RANGE    (IN MILLIONS)       PER SHARE       EXCHANGE RATIO
           -------------               --------------    --------------    -------------     --------------
2001 (estimated - without MUSC
  contract)........................    0.70x - 0.95x     $37.2 - $51.4     $1.32 - $1.82    0.168x - 0.232x
2002 (estimated - without MUSC
  contract)........................    0.50x - 0.75x     $26.6 - $41.2     $0.94 - $1.46    0.120x - 0.186x
MEAN (WITHOUT MUSC CONTRACT).......                      $31.9 - $46.3     $1.13 - $1.64    0.144X - 0.209X
VALUE IN THE MERGER................                          $85.3             $2.94             0.375X

     Control Premium on Comparable Companies Analysis

     Based upon its review of the range of premiums to the acquired company's closing market price one day prior to the announcement of the transaction that have been paid in the precedent transactions listed below, Robertson Stephens applied a range of control premiums of 35% to 65% to the equity valuations implied by the foregoing comparable companies analyses. The results of this analysis are summarized below:

                                                         IMPLIED EQUITY
                                      CONTROL PREMIUM        VALUES        IMPLIED PRICE        IMPLIED
          CALENDAR YEAR                    RANGE         (IN MILLIONS)       PER SHARE       EXCHANGE RATIO
          -------------               ---------------    --------------    -------------     --------------
2001 (estimated)..................       35% - 65%       $53.0 - $89.5     $1.88 - $3.17    0.239x - 0.403x
2002 (estimated)..................       35% - 65%       $44.0 - $82.8     $1.56 - $2.93    0.198x - 0.373x
MEAN..............................                       $48.5 - $86.1     $1.72 - $3.05    0.219X - 0.388X
VALUE IN THE MERGER...............                           $85.3             $2.94             0.375X

     The following table sets forth the results of this analysis as adjusted to reflect the non-renewal of the Medical University of South Carolina contract:

                                                         IMPLIED EQUITY
                                      CONTROL PREMIUM        VALUES        IMPLIED PRICE        IMPLIED
          CALENDAR YEAR                    RANGE         (IN MILLIONS)       PER SHARE       EXCHANGE RATIO
          -------------               ---------------    --------------    -------------     --------------
2001 (estimated - without MUSC
  contract).......................       35% - 65%       $50.2 - $84.8     $1.78 - $3.00    0.226x - 0.382x
2002 (estimated - without MUSC
  contract).......................       35% - 65%       $35.9 - $68.0     $1.27 - $2.41    0.162x - 0.306x
MEAN (WITHOUT MUSC CONTRACT)......                       $43.0 - $76.4     $1.52 - $2.70    0.194X - 0.344X
VALUE IN THE MERGER...............                           $85.3             $2.94             0.375X

     SELECTED PRECEDENT TRANSACTIONS ANALYSIS

     Using publicly available information, Bloomberg and Wall Street research reports, Robertson Stephens reviewed and analyzed the consideration paid and the purchase price premiums paid on the following selected acquisition transactions in the health technology and enterprise application integration industries (listing the acquired company followed by the acquiror and with the date these transactions were publicly announced in parenthesis) which Robertson Stephens believed to be reasonably comparable to the proposed merger:

     - INFOTRUST Company/The TriZetto Group, Inc. (April 17, 2001)

     - New Era of Networks, Inc./Sybase, Inc. (February 21, 2001)

     - Resource Information Management Systems, Inc./The TriZetto Group, Inc. (November 2, 2000)

     - SAGA Systems, Inc./Software AG (November 2, 2000)

     - Active Software, Inc./webMethods, Inc. (May 22, 2000)

     - Shared Medical Systems Corporation/Siemens AG (May 1, 2000)

     In analyzing these "precedent transactions," Robertson Stephens compared, among other things, the total enterprise value based on the implicit share price in the precedent transaction as a multiple of the latest twelve months', or "LTM", revenues as of the time of the transaction, and the next twelve months', or "NTM", estimated revenues. Based on this information and other publicly available information, the following table illustrates the implied equity values, prices per share and exchange ratios derived from applying a range of multiples of total enterprise value that Robertson Stephens derived from these precedent transactions to corresponding revenue data for Healthcare.com:

                                                     IMPLIED EQUITY VALUES        IMPLIED            IMPLIED
                                   MULTIPLE RANGE        (IN MILLIONS)        PRICE PER SHARE    EXCHANGE RATIO
                                   --------------    ---------------------    ---------------    --------------
LTM Revenues...................    1.50x - 1.80x     $77.8 - $ 93.4           $2.75 - $3.31      0.351x - 0.421x
NTM Revenues...................    1.20x - 1.60x     $76.8 - $102.4           $2.72 - $3.62      0.346x - 0.462x
MEAN...........................                      $77.3 - $ 97.9           $2.74 - $3.46      0.349X - 0.441X
VALUE IN THE MERGER............                            $85.3                  $2.94              0.375X

     LTM revenues for Healthcare.com were for the twelve month period ended March 31, 2001. NTM revenues for Healthcare.com were for the twelve month period ended March 31, 2002 and were obtained using 75% of FAC/Equities published research analyst estimates, as of April 19, 2001, for calendar year 2001 and 25% of its estimates for calendar year 2002. The implied equity values reflected the adjustment to implied total enterprise values for the value of Healthcare.com's debt and preferred stock of $4.138 million and its balance sheet cash of $1.541 million as per its earnings press release on April 18, 2001. The implied prices per share were based on approximately 28.3 million shares of Healthcare.com common stock outstanding on a fully diluted basis. The implied exchange ratios were based on a share price of $7.85 for XCare.net common stock as of May 11, 2001.

     Robertson Stephens then analyzed Healthcare.com's revenues assuming that the contract with the Medical University of South Carolina would not be renewed in September 2001. In connection with this analysis, Robertson Stephens excluded $3 million and $12 million from Healthcare.com's revenues for calendar years 2001 and 2002, respectively. These amounts were obtained from Healthcare.com's management. The following table illustrates the implied equity values, prices per share and exchange ratios derived from applying a range of multiples of total enterprise value that Robertson Stephens derived from these precedent transactions to corresponding revenue data for Healthcare.com, as adjusted to reflect the non-renewal of the Medical University of South Carolina contract:

                                                         IMPLIED EQUITY
                                                             VALUES               IMPLIED            IMPLIED
                                    MULTIPLE RANGE       (IN MILLIONS)        PRICE PER SHARE    EXCHANGE RATIO
                                    --------------       --------------       ---------------    --------------
LTM Revenues (without MUSC
  contract).....................    1.50x - 1.80x     $77.8 - $93.4           $2.75 - $3.31      0.351x - 0.421x
NTM Revenues (without MUSC
  contract).....................    1.20x - 1.60x     $69.6 - $92.8           $2.46 - $3.28      0.314x - 0.418x
MEAN (WITHOUT MUSC CONTRACT)....                      $73.7 - $93.1           $2.61 - $3.29      0.332X - 0.420X
VALUE IN THE MERGER.............                           $85.3                  $2.94              0.375X

     Discounted Cash Flow Analysis

     Robertson Stephens performed discounted cash flow analyses on the after-tax free cash flows of Healthcare.com for calendar years 2001 through 2005 using estimates for calendar years 2001 through 2002 obtained from FAC/Equities published research analyst estimates as of April 19, 2001 and extrapolating such estimates for calendar years 2003 to 2005. The extrapolations were reviewed with and confirmed by Healthcare.com management. Robertson Stephens first discounted the estimated after-tax free cash flows through the calendar year ending 2005 using discount rates ranging from 20.0% to 30.0%. Robertson Stephens then added to the present value of these after-tax free cash flows the exit value of Healthcare.com based on a multiple of its projected revenues in the calendar year ending 2005, discounted back to the present at the same discount rates. The exit value of Healthcare.com in the calendar year ending 2005 was computed by multiplying estimated revenue for calendar year 2005 by exit revenue multiples ranging from 1.00x to 1.50x. In addition, Robertson Stephens performed a discounted cash flow analysis in which Robertson Stephens added to the present value of the after-tax free cash flows the exit value of Healthcare.com based on a multiple of its projected EBITDA in the calendar year ending 2005, discounted back to the present at the same discount rates. The exit value of Healthcare.com in the calendar year ending 2005 was computed by multiplying estimated EBITDA for calendar year 2005 by exit EBITDA multiples ranging from 5.00x to 10.00x. EBITDA means earnings before interest, taxes, depreciation and amortization. The ranges of exit revenue multiples and exit EBITDA multiples were selected from comparable mature health technology and enterprise application integration companies and reflects Robertson Stephens' judgment as to an appropriate range of multiples at the end of the referenced period. Applying the above ranges of discount rates and exit multiples to the after-tax free cash flows of Healthcare.com yielded the following ranges:

                                                    IMPLIED EQUITY
                                                        VALUES               IMPLIED            IMPLIED
                                                    (IN MILLIONS)        PRICE PER SHARE    EXCHANGE RATIO
                                                    --------------       ---------------    --------------
Revenue Exit Multiple........................    $52.2 - $103.2          $1.85 - $3.65      0.236x - 0.465x
EBITDA Exit Multiple.........................    $45.5 - $113.5          $1.61 - $4.02      0.205x - 0.512x
MEAN.........................................    $48.9 - $108.4          $1.73 - $3.84      0.220X - 0.489X
VALUE IN THE MERGER..........................          $85.3                 $2.94              0.375X

     The implied equity values reflected the adjustment to implied total enterprise values for the value of Healthcare.com's debt and preferred stock of $4.138 million and its balance sheet cash of $1.541 million as per its earnings press release on April 18, 2001. The implied prices per share were based on approximately 28.3 million shares of Healthcare.com common stock outstanding on a fully diluted basis. The implied exchange ratios were based on a share price of $7.85 for XCare.net common stock as of May 11, 2001.

     Robertson Stephens then performed similar discounted cash flow analyses assuming that the contract with the Medical University of South Carolina would not be renewed in September 2001. In connection with these analyses, Robertson Stephens excluded $3 million from Healthcare.com's revenues for calendar year 2001 and $12 million from Healthcare.com's revenues for calendar years 2002 through 2005. These amounts were obtained from Healthcare.com's management. Applying the above ranges of discount rates and exit multiples to the after-tax free cash flows of Healthcare.com, as adjusted to reflect the non-renewal of the Medical University of South Carolina contract, yielded the following ranges:

                                               IMPLIED EQUITY VALUES        IMPLIED            IMPLIED
                                                   (IN MILLIONS)        PRICE PER SHARE    EXCHANGE RATIO
                                               ---------------------    ---------------    --------------
Revenue Exit Multiple
  (without MUSC contract)....................  $47.1 - $93.4            $1.67 - $3.30      0.212x - 0.421x
EBITDA Exit Multiple
  (without MUSC contract)....................  $42.3 - $106.4           $1.50 - $3.76      0.191x - 0.480x
MEAN (WITHOUT MUSC CONTRACT).................  $44.7 - $99.9            $1.58 - $3.53      0.201X - 0.450X
VALUE IN THE MERGER..........................        $85.3                  $2.94              0.375X

     Contribution Analysis

     Based upon estimates for Healthcare.com obtained from FAC/Equities published research analyst estimates and estimates for XCare.net obtained from SG Cowen published research analyst estimates, Robertson Stephens analyzed the respective contributions of Healthcare.com and XCare.net to the estimated revenues and gross profit of the combined company for calendar years 2001 and 2002, assuming no synergies. The table below sets forth the implied equity values, prices per share and exchange ratios for Healthcare.com based on approximately 28.3 million shares of Healthcare.com common stock outstanding on a fully diluted basis and on a share price of $7.85 for XCare.net common stock as of May 11, 2001:

                                              IMPLIED EQUITY VALUES        IMPLIED            IMPLIED
                                                  (IN MILLIONS)        PRICE PER SHARE    EXCHANGE RATIO
                                              ---------------------    ---------------    --------------
Revenue (2001 - 2002).......................  $185.6 - $226.6          $6.57 - $8.02      0.837x - 1.022x
Gross Profit (2001 - 2002)..................  $164.4 - $360.4          $5.82 - $12.76     0.741x - 1.625x
MEAN........................................  $175.0 - $293.5          $6.19 - $10.39     0.789X - 1.323X
VALUE IN THE MERGER.........................        $85.3                  $2.94              0.375X

     The following table sets forth the results of this analysis, as adjusted to reflect the non-renewal of the Medical University of South Carolina contract:

                                              IMPLIED EQUITY VALUES        IMPLIED            IMPLIED
                                                  (IN MILLIONS)        PRICE PER SHARE    EXCHANGE RATIO
                                              ---------------------    ---------------    --------------
Revenue (2001 - 2002,
  without MUSC contract)....................  $153.9 - $215.3          $5.45 - $7.62      0.694x - 0.971x
Gross Profit (2001 - 2002,
  without MUSC contract)....................  $152.4 - $319.1          $5.39 - $11.29     0.687x - 1.438x
MEAN (WITHOUT MUSC CONTRACT)................  $153.2 - $267.2          $5.42 - $9.46      0.691X - 1.205X
VALUE IN THE MERGER.........................        $85.3                  $2.94              0.375X

     Accretion/Dilution Analysis

     Robertson Stephens analyzed certain pro forma effects resulting from the merger, including the impact of the merger on the estimated earnings per share of XCare.net for calendar years 2001 and 2002. The estimated earnings per share of XCare.net on a standalone basis were derived from an SG Cowen published research report and excluded the amortization of certain warrants and included the amortization of stock based compensation. Assuming no synergies, the results of this analysis suggested that the impact of the merger on earnings per share of XCare.net is accretive in both fiscal year 2001 and 2002.

     XCare.net Comparable Companies Analysis

     Using publicly available information, Wall Street research reports and information provided by First Call, Robertson Stephens analyzed the stock performance, total enterprise value and trading multiples of

XCare.net and the comparable companies listed above which Robertson Stephens believed to be reasonably comparable to XCare.net.

     In examining the comparable companies, Robertson Stephens calculated the total enterprise value of each company as a multiple of its respective estimated calendar year 2001 and 2002 revenues and compared such multiples to corresponding multiples for XCare.net. Revenue data for the selected publicly traded companies were obtained from research analysts estimates. Stock performances compared by Robertson Stephens included the percentage below the highest intraday stock price and the percentage above the lowest intraday stock price for each company for the previous 52-week period, based upon the closing stock prices as of May 11, 2001. The stock price used for New Era of Networks was as of February 20, 2001, one day prior to the announcement of its acquisition by Sybase. Robertson Stephens' analysis of these comparable companies resulted in the following:

                                                  STOCK PERFORMANCE          TOTAL ENTERPRISE VALUE/
                                                  ------------------    ----------------------------------
                                                  % ABOVE    % BELOW    CY 2001 REVENUE    CY 2002 REVENUE
                                                    LOW       HIGH        (ESTIMATED)        (ESTIMATED)
                                                  -------    -------    ---------------    ---------------
Maximum.......................................     27.4%      95.7%          1.94x              1.60x
Minimum.......................................      2.3%      47.0%          0.27x              0.23x
XCARE.NET.....................................     42.4%      31.4%          1.81X              1.26X

     Other Factors

     No company, business or transaction compared in any of the above analyses is identical to XCare.net, Healthcare.com or the proposed merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading, acquisition and other values of the comparable companies, precedent transactions or the company or transaction to which they are being compared. In addition, various analyses performed by Robertson Stephens incorporate projections prepared by research analysts using only publicly available information. These estimates may or may not prove to be accurate.

     While this summary describes the analysis and factors that Robertson Stephens deemed material in its presentation to the XCare.net board, it is not a comprehensive description of all analyses and factors considered by Robertson Stephens. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Robertson Stephens did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Robertson Stephens believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading or incomplete view of the evaluation process underlying its opinion. Several analytical methodologies were employed and no one method of analysis should be regarded as critical to the overall conclusion reached by Robertson Stephens. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusion reached by Robertson Stephens is based on all analyses and factors taken as a whole and also on application of Robertson Stephens' own experience and judgment. This conclusion may involve significant elements of subjective judgment and qualitative analysis. Robertson Stephens expresses no opinion as to the value or merit standing alone of any one or more parts of the analysis it performed. In performing its analyses, Robertson Stephens made numerous assumptions with respect to industry performance, general business and other conditions and matters, many of which are beyond the control of XCare.net, Healthcare.com or Robertson Stephens. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. Accordingly, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which these businesses actually may be sold in the future, and these estimates are inherently subject to uncertainty.

     In the past, Robertson Stephens has provided certain investment banking services to XCare.net for which it has been compensated, including acting as lead manager for XCare.net's initial public offering in February 2000. Robertson Stephens maintains a market in the shares of XCare.net common stock. In the ordinary course of its business, Robertson Stephens may trade in XCare.net's securities and Healthcare.com's securities for its own account and the account of its customers and, accordingly, may at any time hold a long or short position in XCare.net's securities or Healthcare.com's securities.

     Robertson Stephens is an internationally recognized investment banking firm and was retained based on its experience as a financial advisor in connection with mergers and acquisitions and in securities valuations generally. As part of its investment banking business, Robertson Stephens is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes.

FEE ARRANGEMENTS WITH XCARE.NET'S FINANCIAL ADVISOR

     The engagement letter between Robertson Stephens and XCare.net provides that, for its services, Robertson Stephens is entitled to receive usual and customary fees in connection with the transaction and the delivery of the fairness opinion, and with respect to the fee payable upon delivery of the fairness opinion, such fee was payable without regard to the conclusion reached in the opinion. The payment of Robertson Stephens' fees, other than the fee payable on the delivery of the opinion, is contingent upon the consummation of the merger. XCare.net has also agreed to reimburse Robertson Stephens for its reasonable and customary out-of-pocket expenses related to this work, including legal fees, and to indemnify and hold harmless Robertson Stephens and its affiliates and any other person, director, employee or agent of Robertson Stephens or any of its affiliates, or any person controlling Robertson Stephens or its affiliates, for certain losses, claims, damages, expenses and liabilities relating to or arising out of services provided by Robertson Stephens as financial advisor to XCare.net. The terms of the fee arrangement with Robertson Stephens, which XCare.net and Robertson Stephens believe are customary in transactions of this nature, were negotiated at arm's length between XCare.net and Robertson Stephens, and XCare.net's board of directors was aware of these fee arrangements.

ACCOUNTING TREATMENT OF THE MERGER

     The merger will be accounted for as a "purchase" transaction for accounting and financial reporting purposes, in accordance with generally accepted accounting principles in the United States. The results of operations of Healthcare.com after the merger will be included in the consolidated financial statements of XCare.net. The purchase price will be allocated based on the fair values of the assets acquired and the liabilities assumed. Any excess of cost over fair value of the net tangible assets of Healthcare.com acquired will be recorded as goodwill and other intangible assets and will be amortized by charges to operations under current generally accepted accounting principles in the United Sates. These allocations will be made based upon valuations and other studies that have not yet been finalized. The Financial Accounting Standards Board is expected to issue a statement, Business Combinations and Intangible Assets -- Accounting for Goodwill, in July 2001. The statement is expected to change the method of accounting for goodwill recorded in acquisitions after June 30, 2001. The statement is expected to eliminate the amortization of goodwill and set forth methods to evaluate goodwill for impairment.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS OF THE MERGER

     The following is a summary of the material U.S. federal income tax consequences of the merger to Healthcare.com stockholders. This discussion is based on existing provisions of the Internal Revenue Code, existing treasury regulations and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to XCare.net, Healthcare.com or Healthcare.com's stockholders as described herein.

     We do not discuss all U.S. federal income tax considerations that may be relevant to Healthcare.com stockholders in light of their particular circumstances. Factors that could alter the tax consequences of the merger to Healthcare.com stockholders include whether they:

     - are a dealer or trader in securities;

     - are subject to the alternative minimum tax provisions of the Internal Revenue Code;

     - are a non-U.S. person or entity;

     - are a tax-exempt organization, financial institution or insurance company;

     - do not hold their Healthcare.com shares as capital assets;

     - acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions; or

     - hold Healthcare.com common stock subject to the constructive sale provisions of Section 1259 of the Internal Revenue Code.

     In addition, we do not discuss the tax consequences of the merger under foreign, state or local tax laws, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the merger, whether or not any such transactions are undertaken in connection with the merger, including without limitation any transaction in which Healthcare.com shares are acquired or shares of XCare.net common stock are disposed of, or the tax consequences to holders of options, warrants or similar rights to acquire Healthcare.com common stock. ACCORDINGLY, WE URGE HEALTHCARE.COM STOCKHOLDERS TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER.

     Completion of the merger is conditioned upon receipt by XCare.net and Healthcare.com of opinions from their respective counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Troutman Sanders, LLP, that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. The tax opinions will be rendered on the basis of facts, representations and assumptions set forth or referred to in such opinions. In rendering these tax opinions, counsel will require and will rely upon factual representations contained in certificates of officers of XCare.net and Healthcare.com. These tax opinions will also be based upon the Internal Revenue Code, existing treasury regulations, and current administrative rulings and court decisions, all of which are subject to change, possibly with retroactive effect.

     With respect to Healthcare.com stockholders who hold their Healthcare.com common stock as a capital asset, qualification of the merger as a reorganization within the meaning of Section 368 of the Internal Revenue Code will result in the following federal income tax consequences:

     - Healthcare.com stockholders will not recognize any gain or loss upon the receipt of XCare.net common stock in the merger, except on cash received for a fractional share of XCare.net common stock;

     - the aggregate tax basis of the XCare.net common stock received by Healthcare.com stockholders in the merger, including any fractional share of XCare.net common stock not actually received, will be the same as the aggregate tax basis of the Healthcare.com common stock surrendered in exchange therefor;

     - the holding period of the XCare.net common stock received by Healthcare.com stockholders in the merger will include the period for which the Healthcare.com common stock surrendered in exchange therefor was considered to be held;

     - cash payments received by Healthcare.com stockholders for fractional shares of XCare.net common stock will be treated as if such fractional shares had been issued in the merger and then redeemed by XCare.net. Healthcare.com stockholders will recognize gain or loss with respect to such cash payment, measured by the difference, if any, between the amount of cash received and their tax basis in such fractional shares; and

     - XCare.net, Orbit Acquisition Corp. and Healthcare.com will not recognize gain or loss solely as a result of the merger.

     Even if the merger qualifies as a reorganization, Healthcare.com stockholders could recognize gain to the extent that shares of XCare.net common stock are considered to be received in exchange for services or property, other than solely for Healthcare.com common stock. All or a portion of such gain may be taxable as ordinary income. Gain may also have to be recognized to the extent that Healthcare.com stockholders are treated as receiving, directly or indirectly, consideration other than XCare.net common stock in exchange for their Healthcare.com common stock.

     Neither XCare.net nor Healthcare.com will request a ruling from the Internal Revenue Service in connection with the merger. The tax opinions do not bind the Internal Revenue Service and do not prevent the Internal Revenue Service from successfully asserting a contrary opinion.

     If the Internal Revenue Service successfully challenges the status of the merger as a reorganization, Healthcare.com stockholders would recognize taxable gain or loss with respect to each share of Healthcare.com common stock surrendered equal to the difference between their basis in such share and the fair market value, as of the completion of the merger, of the XCare.net common stock received in exchange therefor. In such event, each Healthcare.com stockholder's aggregate basis in the XCare.net common stock so received would equal its fair market value as of the effective time of the merger, and their holding period for such stock would begin the day after the merger.

DELISTING AND DEREGISTRATION OF HEALTHCARE.COM COMMON STOCK

     Upon completion of the merger, the shares of Healthcare.com common stock will be delisted from the Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934.

LISTING OF XCARE.NET COMMON STOCK TO BE ISSUED IN THE MERGER

     It is a condition to the merger that the XCare.net common stock to be issued and reserved in connection with the merger shall have been authorized for trading on the Nasdaq National Market upon official notice of issuance.

REGULATORY COMPLIANCE


     The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, under which a transaction cannot be completed until required information and materials are furnished to the Antitrust Division of the Department of Justice and the United States Federal Trade Commission and the 30-day waiting period ends or is terminated. XCare.net and Healthcare.com will make the required filings with the Department of Justice and the United States Federal Trade Commission, and will need to wait for the applicable waiting periods to end or expire.



     However, the Antitrust Division of the Department of Justice or the United States Federal Trade Commission may challenge the merger on antitrust grounds either before or after expiration of the waiting period. Accordingly, at any time before or after the completion of the merger, either the Antitrust Division of the Department of Justice or the United States Federal Trade Commission could take action under the antitrust laws as it deems necessary or desirable in the public interest. Other persons could also take action under the antitrust laws, including seeking to enjoin the merger. Additionally, at any time before or after the completion of the merger, whether or not the applicable waiting period expired or ended, any state could take action under the antitrust laws as it deems necessary or desirable in the public interest. There can be no assurance that a challenge to the merger will not be made or that, if a challenge is made, XCare.net and Healthcare.com will prevail.

DISSENTERS' RIGHTS

     Healthcare.com is incorporated under Georgia law. Under Article 13, Sections 14-2-1301 through 14-2-1332 of the Georgia Business Corporation Code, or GBCC, holders of Healthcare.com's Series B preferred stock who desire to object to the merger and to receive the fair value of their Healthcare.com stock in cash, referred to as "dissenting stockholders," may do so by complying with the provisions of Georgia law pertaining to the exercise of dissenters' rights.

     THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO DISSENTERS' RIGHTS UNDER THE GBCC AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF ARTICLE 13 OF THE GBCC, A COPY OF WHICH IS ATTACHED AS ANNEX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS.

     This joint proxy statement/prospectus constitutes notice to holders of Healthcare.com Series B preferred stock (for purposes of this discussion, "Stockholders" or "Holders") of the applicable statutory provisions of Article 13 of the GBCC. Any Stockholders who wishes to assert his or her dissenters' rights or who wishes to preserve his or her right to do so should review the following discussion and Annex B carefully. If these stockholders fail to comply timely and properly with the procedures specified they will lose dissenters' rights under Georgia law.

     A holder of Series B preferred stock is entitled to dissent and obtain payment in cash for the fair value of his or her shares. For purposes of Article 13 of the GBCC, the term "fair value" means the value of the dissenting shares immediately before the consummation of the merger, excluding any appreciation or depreciation in anticipation of the merger. Each dissenting stockholder must:

     - deliver to Healthcare.com, prior to the Healthcare.com special meeting, written notice of his or her intent to demand payment of the fair value of his or her shares of Series B preferred stock if the merger is effectuated; and

     - not vote his or her dissenting shares in favor of the merger proposal.

A stockholder who does not satisfy both of these requirements is not entitled to payment for his or her shares under Georgia law. In addition, any stockholder who returns a signed proxy but fails to provide instructions as to the manner in which the shares are to be voted will be deemed to have voted in favor of the transaction and will not be entitled to assert dissenters' rights.

     If the merger agreement is adopted and approved by the Healthcare.com stockholders, Healthcare.com is required to send a written dissenters' notice to all dissenting stockholders no later than ten days after consummation of the merger. The dissenters' notice will provide where the payment demand must be sent and where and when stock certificates for dissenting shares must be deposited. The dissenters' notice will also set a date by which Healthcare.com must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the dissenters' notice is delivered.

     Each dissenting stockholder to whom Healthcare.com sends a dissenters' notice must make a first payment demand for his or her shares by written notice to Healthcare.com and deposit his or her stock certificates in accordance with the terms of the dissenters' notice. Upon completion of the merger, the rights of a dissenting stockholder are limited to the rights to receive the fair value of his or her shares. Any dissenting stockholder who does not submit a first payment demand or deposit his or her shares as set forth in the dissenters' notice will lose his or her rights to dissent and shall not be entitled to payment for his or her shares under Article 13 of the GBCC.

     Within ten days of the later of the closing of the merger or Healthcare.com's receipt of the first payment demand, Healthcare.com will offer to pay the dissenting stockholders who have complied with the provisions of
Article 13 of the GBCC the amount Healthcare.com estimates to be the fair value of the shares, plus accrued interest. Healthcare.com's offer of payment must be accompanied by:

     - recent Healthcare.com financial statements;

     - a statement of Healthcare.com's estimate of the fair value of the shares;

     - an explanation of how the interest was calculated;

     - a statement of the dissenting stockholder's right to demand payment of a different amount if the dissenting stockholder is dissatisfied with the offer; and

     - a copy of Article 13 of the GBCC.

     If a dissenting stockholder accepts Healthcare.com's offer by providing written notice to Healthcare.com within 30 days after the date the offer is made, or if the dissenting stockholder is deemed to have accepted such offer by failure to respond within such 30-day period, Healthcare.com shall make payment for the dissenting stockholder's shares within 60 days after the later of the date Healthcare.com made the offer of payment or the date on which the merger occurs.

     If the merger is not effected within 60 days after the first payment demand and the deposit of stock certificates, Healthcare.com must return the deposited stock certificates and release the transfer restrictions imposed on uncertificated shares. If, after the return and release, the merger is effectuated, Healthcare.com must send a new dissenters' notice and repeat the payment demand procedure described above.

     If a dissenting stockholder is dissatisfied with Healthcare.com's offer of payment or the merger does not occur and Healthcare.com does not return the deposited certificates within 60 days after the date set for making the first payment demand, he or she may make a second payment demand to Healthcare.com in writing of his or her own estimate of the fair value of his or her shares and the amount of interest due. A dissenting stockholder waives his or her right to demand payment of a different amount than that offered by Healthcare.com and is deemed to have accepted the amount offered by Healthcare.com unless the dissenting stockholder makes a second payment demand within 30 days after the date Healthcare.com makes its offer.

     In the event a dissenting stockholder's second payment demand remains unsettled 60 days after Healthcare.com receives such second payment demand, Healthcare.com will commence a nonjury equitable appraisal proceeding in the Superior Court of Fulton County, Georgia to determine the fair value of the shares and accrued interest. Healthcare.com will make all dissenting stockholders whose second payment demands remain unsettled parties to the appraisal proceeding. In the appraisal proceeding, the court will fix a value of the shares and may appoint one or more appraisers to receive evidence and recommend a decision on the question of fair value. If Healthcare.com does not commence the appraisal proceeding within 60 days after receiving a dissenting stockholder's second payment demand, Healthcare.com shall pay each dissenting stockholder whose second payment demand remains unsettled the amount demanded by each dissenting stockholder in his or her second payment demand.

     Any dissenting stockholder who has duly asserted dissenters' rights in compliance with Article 13 of the GBCC will not, after the consummation of the merger, be entitled to vote such shares for any purpose or be entitled to the payment of dividends or other distributions on those shares.

     If any stockholder who properly asserts dissenters' rights under Article 13 of the GBCC fails to perfect such rights, or effectively withdraws such assertion or loses such rights, as provided in Article 13 of the GBCC, the dissenting shares of such stockholder will be converted into the right to receive the consideration receivable with respect to such dissenting shares in accordance with the merger agreement.

     This description of dissenters' rights only applies to holders of Healthcare.com's Series B preferred stock. Under the GBCC, the holders of Healthcare.com common stock are not entitled to dissenters' or appraisal rights in connection with the merger because Healthcare.com and XCare.net are publicly traded companies. In addition, holders of XCare.net common stock will not be entitled to dissenters or appraisal rights in connection with the merger.

RESTRICTIONS ON SALES OF SHARES BY AFFILIATES OF HEALTHCARE.COM AND XCARE.NET

     This joint proxy statement/prospectus does not cover any resales of the XCare.net common stock received in the merger, and no person is authorized to make any use of this joint proxy statement/prospectus in connection with any such resale.

     The shares of XCare.net common stock to be issued in connection with the merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except for shares of XCare.net common stock issued to any person who is deemed to be an "affiliate" of either XCare.net or Healthcare.com. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control of either XCare.net or Healthcare.com and may include some of their respective officers and directors, as well as principal stockholders. Affiliates may not sell their shares of XCare.net common stock acquired in connection with the merger except pursuant to:

     - an effective registration statement under the Securities Act covering the resale of those shares;

     - an exemption under paragraph (d) of Rule 145 under the Securities Act; or

     - any other applicable exemption under the Securities Act.

     In addition, various stockholders of Healthcare.com have entered into affiliate agreements that restrict their ability to transfer the shares of XCare.net common stock that they receive in the merger.

OPERATIONS AFTER THE MERGER


     Following the merger, Healthcare.com will continue its operations as a wholly-owned subsidiary of XCare.net. XCare.net's board of directors will consist of nine persons, including six of XCare.net's current directors and three of Healthcare.com's current directors nominated by Healthcare.com and reasonably acceptable to XCare.net. The stockholders of Healthcare.com will become stockholders of XCare.net, and their rights as stockholders will be governed by XCare.net's certificate of incorporation, XCare.net's bylaws and the laws of the State of Delaware. See "Comparison of Rights of Stockholders of Healthcare.com and XCare.net" beginning on page 105.


INTERESTS OF HEALTHCARE.COM DIRECTORS AND OFFICERS IN THE MERGER

     In considering the recommendation of the Healthcare.com board of directors with respect to the approval and adoption of the merger agreement, Healthcare.com stockholders should be aware that members of the management of Healthcare.com and Healthcare.com's board of directors have interests in the merger that are different from, or in addition to, those of Healthcare.com stockholders. Healthcare.com's board of directors was aware of these interests and considered the following matters, among others, in adopting and approving the merger agreement.

     Assumption and Acceleration of Stock Options

     Pursuant to the merger agreement, XCare.net will assume each outstanding stock option under Healthcare.com's Restated Stock Option Plan, Non-Qualified Stock Option Plan and Amended and Restated Non-Employee Director Stock Option Plan. Under the terms of Healthcare.com's stock option plans, each outstanding option will become fully vested and immediately exercisable upon the completion of the merger. Prior to approving the merger agreement, Healthcare.com's board of directors adopted amendments to Healthcare.com's Restated Stock Option Plan and Non-Qualified Stock Option Plan to provide for acceleration of the vesting of stock options issued under these plans in the event of an acquisition or merger of Healthcare.com. As a result of these amendments, the vesting of each outstanding stock option under these plans will accelerate upon completion of the merger. The Amended and Restated Non-Employee Director Stock Option Plan was not amended as it already provides for acceleration of vesting upon completion of the merger.

     As of June 30, 2001, Healthcare.com's officers and directors held options to purchase a total of 1,988,624 shares of Healthcare.com common stock at a weighted average exercise price of $2.54 per share, of which options to purchase 1,211,070 shares were unvested.


     Information regarding the acceleration of options held by Healthcare.com's executive officers and directors which will occur as a result of the merger is set forth below:

                                                                                         OPTION
                                                                                       SHARES TO     WEIGHTED
                                                                                       ACCELERATE    AVERAGE
                                                                                          UPON       EXERCISE
                NAME                            POSITION WITH HEALTHCARE.COM             MERGER       PRICE
                ----                            ----------------------------           ----------    --------
Parker H. Petit......................    Chairman                                         15,499      $2.11
Robert I. Murrie.....................    President, Chief Executive Officer and
                                         Director                                        284,749       3.18
Michael T. McGuire...................    Senior Vice President, Chief Operating
                                           Officer                                       163,332       2.70
Joseph A. Blankenship................    Senior Vice President, Chief Financial
                                         Officer, Treasurer and Assistant Secretary      156,666       2.35
Deborah L. Dean......................    Senior Vice President, e-Business                99,998       2.51
Shannon B. Hodges....................    Senior Vice President, Marketing                 74,999       3.07
Leslie R. Jones......................    Senior Vice President and General Counsel       100,000       2.95
Lisa M. Maguire......................    Vice President, Controller, Chief
                                         Accounting Officer, Assistant Treasurer
                                           and Assistant Secretary                        63,333       2.05
Joseph G. Bleser.....................    Director                                        169,999       1.28
William J. Gresham, Jr...............    Director                                         15,499       2.11
Charles R. Hatcher, Jr., M.D.........    Director                                         15,499       2.11
John W. Lawless......................    Director                                         20,499       2.08
Carl E. Sanders......................    Director                                         15,499       2.11
Donald W. Weber......................    Director                                         15,499       2.11

     Employment Agreement with Robert Murrie


     Concurrent with the execution of the merger agreement and effective upon completion of the merger, Robert Murrie, president and chief executive officer of Healthcare.com, entered into an employment agreement with Healthcare.com. Pursuant to the agreement, effective upon completion of the merger Mr. Murrie will be employed as president and chief operating officer of XCare.net for a period of three years. The compensation paid to Mr. Murrie after the merger will be at the same rate as is currently paid to him by Healthcare.com, $315,700 per annum, and may be adjusted upward (but not downward) by Healthcare.com's board of directors. Upon completion of the merger, XCare.net will assume Healthcare.com's obligations under the employment agreement. In addition, Mr. Murrie will receive a transition bonus of $973,500, of which $400,000 will be paid at the closing of the merger and the remainder will be paid in varying annual installments over the three year period following the closing of the merger. In addition, Mr. Murrie will be granted incentive stock options to purchase 200,000 shares of XCare.net stock at the fair market value of XCare.net stock on the closing date of the merger, subject to vesting over a four year period.


     Mr. Murrie's employment agreement contains provisions requiring Mr. Murrie to protect the confidentiality of Healthcare.com's confidential and proprietary information. In addition, the agreement imposes a noncompetition and nonsolicitation obligation on Mr. Murrie for a period of two years following the termination of his employment.

     Severance and Restrictive Covenant Agreements with Executive Officers and Key Employees

     In connection with the merger, all of Healthcare.com's executive officers and several other key employees entered into severance compensation and restrictive covenant agreements with Healthcare.com. Pursuant to these agreements, these officers and employees will be entitled to receive severance and other benefits in the event that the officer or employee resigns for good reason or is terminated following the completion of the merger, other than as a result of death, disability, retirement, termination by Healthcare.com for cause. The amount payable to each officer will be equal to his or her annual base salary plus an amount based on the percentage of salary set as the available target bonus during the year preceding the merger. These agreements contain provisions requiring each officer and employee to protect the confidentiality of Healthcare.com's confidential and proprietary information. In addition, the agreement imposes a noncompetition and nonsolicitation obligation on these officers for a period of one year following the termination of their employment.

     Board Seats. In accordance with the terms of the merger agreement, three members of Healthcare.com's board of directors, reasonably acceptable to XCare.net, will be appointed to XCare.net's board of directors. It is expected that Robert Murrie will join XCare.net's board of directors. The other two board members have not been determined.

     Indemnification. Under the merger agreement, the surviving corporation will honor Healthcare.com's obligations under indemnification agreements with its directors and officers in effect before the completion of the merger. In connection with the merger, Healthcare.com entered into indemnification agreements with its directors and officers that provide specific contractual assurance that indemnification protection provided under Healthcare.com's bylaws will be available to each officer and director regardless of any amendment or revocation of Healthcare.com's bylaws or articles of incorporation. In addition, XCare.net has agreed that the indemnification provisions in the articles of incorporation and bylaws of the surviving corporation will be at least as favorable as Healthcare.com's current provisions and will be maintained for three years from the completion of the merger. Healthcare.com's current bylaws and articles of incorporation provide for indemnification of and the advancement of expenses to its directors and officers to the fullest extent authorized or permitted by Georgia law.

     Insurance. The merger agreement provides that XCare.net will, for a period of six years after the effective time of the merger, cause the surviving corporation to use its commercially reasonable efforts to maintain in effect the directors' and officers' liability insurance policies covering those persons who are currently covered by Healthcare.com's directors' and officers' liability insurance policy on terms comparable to the then current directors and officers of XCare.net. XCare.net will not be required to expend more than $100,000 in an annual premium for that amount of coverage. If equivalent insurance coverage is not obtainable for that annual premium, XCare.net will provide coverage available for $100,000 in an annual premium.

     As a result of these interests, the directors and officers of Healthcare.com could be more likely to vote to adopt the merger agreement than if they did not hold these interests. Healthcare.com's stockholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger agreement.

                              THE MERGER AGREEMENT

     The following summary of the material terms of the merger agreement is subject to, and qualified in its entirety by, the complete text of the merger agreement. A copy of the merger agreement is attached as Annex A to this joint proxy statement/prospectus and is incorporated in this joint proxy statement/ prospectus by reference. You should read the full text of the merger agreement, because it, and not this joint proxy statement/prospectus, is the legal document that governs the merger. In the event of any discrepancy between the terms of the merger agreement and the following summary, the merger agreement will control.

THE MERGER

     Following the approval and adoption of the merger agreement by the stockholders of Healthcare.com and the approval of the issuance of shares of XCare.net common stock by the stockholders of XCare.net and the satisfaction or waiver of the other conditions to the merger, Healthcare.com will merge with Orbit Acquisition Corp., a wholly-owned subsidiary of XCare.net. As a result, Orbit Acquisition Corp. will cease to exist as a separate corporate entity, and Healthcare.com will continue as the surviving corporation and retain its name as a wholly-owned subsidiary of XCare.net. The merger will be effective when the certificate of merger is filed with the Secretary of State of the State of Georgia.

     Each share of Healthcare.com common stock issued and outstanding immediately before the merger, will be cancelled and automatically converted into the right to receive 0.375 of a share of XCare.net common stock upon surrender of the certificate representing shares of Healthcare.com common stock. Each share of Healthcare.com Series B preferred stock issued and outstanding immediately before the merger will be canceled and automatically converted into the right to receive such number of shares of XCare.net common stock equal to the product of 0.375 by the number of shares of Healthcare.com common stock that such shares of Series B preferred stock are convertible into immediately before the merger, upon surrender of the certificate representing such shares of Series B preferred stock.

     No certificates representing fractional shares of XCare.net common stock will be issued upon the surrender of Healthcare.com common stock certificates. Each holder of a Healthcare.com common share certificate, at the time of merger, who would otherwise be entitled to receive a fractional share of XCare.net common stock will receive cash. The amount of cash paid in lieu of fractional shares will be the fraction of a share of XCare.net common stock that would be otherwise issued multiplied by the average closing price per share of XCare.net common stock on the Nasdaq National Market for the five trading days prior to the merger.

     The merger agreement provides that the articles of incorporation of Orbit Acquisition Corp. will be the articles of incorporation of the surviving corporation and that the bylaws of Orbit Acquisition Corp. will be the bylaws of the surviving corporation.

     The merger agreement provides that prior to or at the time the certificate of merger is filed, XCare.net will take action to cause the number of directors on its board of directors to be nine persons, including three of Healthcare.com's current directors nominated by Healthcare.com and reasonably acceptable to XCare.net.

EFFECTIVE TIME AND CLOSING OF THE MERGER


     As soon as practicable after the satisfaction or waiver of the terms and conditions of the merger agreement, the parties shall file a certificate of merger with the Secretary of State of the State of Georgia and such other filings as are required by the Georgia Business Corporation Code. The merger will be effective when the certificate of merger is filed. We expect to complete the merger as soon as practicable after August 13, 2001, the date scheduled for the special meeting.


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PROCEDURE TO EXCHANGE CERTIFICATES

     XCare.net will select an institution reasonably satisfactory to Healthcare.com to act as the exchange agent. The exchange agent will mail letters of transmittal and instructions regarding the exchange process to each record holder of shares of Healthcare.com common stock and Series B preferred stock as soon as practicable following the merger. Upon surrender of Healthcare.com common stock and Series B preferred stock certificates, together with the duly executed letter of transmittal, the holders of such certificates will receive cash payments for fractional shares and certificates representing XCare.net common stock. Once the holders of certificates previously representing Healthcare.com common stock and Series B preferred stock surrender these certificates, they will receive any dividends or other distributions on the XCare.net common stock that have a record date after the merger. However, XCare.net will not pay any dividends until the holder of the Healthcare.com stock certificate surrenders that certificate. No interest will accrue or be paid on any unpaid dividends or distributions.

     No certificates representing fractional shares of XCare.net common stock will be issued upon the surrender of Healthcare.com common stock and Series B preferred stock certificates. At the time of the merger, each holder of a Healthcare.com common stock or Series B preferred stock certificate who would otherwise be entitled to receive a fractional share of XCare.net common stock will receive cash. The amount of cash paid in lieu of fractional shares will be the fraction of a share of XCare.net common stock that would be otherwise issued, multiplied by the average closing price per share of XCare.net common stock on the Nasdaq National Market on five trading days preceding the last full trading day prior to the merger. The exchange agent will pay this amount without interest.

     Neither XCare.net, the surviving corporation nor the exchange agent will be liable to you for any amount properly delivered to a public official under applicable abandoned property, escheat or similar law.

     The exchange agent will deliver XCare.net common stock, any cash in lieu of fractional shares and any unpaid dividends or distribution with respect to XCare.net common stock in exchange for lost, stolen, or destroyed certificates if the record holder of such Healthcare.com common stock or Series B preferred stock certificate signs an affidavit of loss, theft or destruction. XCare.net may also, in its discretion, require the holder of a lost, stolen or destroyed certificate to deliver a bond in reasonable sum as indemnity against any claim that might be made against XCare.net regarding the alleged lost, stolen or destroyed certificate.

STOCK OPTIONS AND EMPLOYEE BENEFITS

     Upon the completion of the merger, each then outstanding option to purchase shares of Healthcare.com common stock will be assumed by XCare.net. Each Healthcare.com option assumed by XCare.net will continue to have the same terms and conditions, except that (a) each Healthcare.com option will be exercisable for that number of whole shares of XCare.net common stock equal to the product of the number of shares of Healthcare.com common stock that were issuable upon exercise of such Healthcare.com option immediately prior to the merger multiplied by 0.375, rounded down to the nearest whole number of shares of XCare.net common stock and (b) the per share exercise price for the shares of XCare.net common stock issuable upon exercise of such assumed Healthcare.com option will be equal to the quotient determined by dividing the exercise price per share of Healthcare.com common stock at which such Healthcare.com option was exercisable immediately prior to the merger by 0.375, rounded up to the nearest whole cent.

     In the event of a dissolution, liquidation, merger, combination, share exchange or other event which would cause the termination of the Healthcare.com options prior to the time such options would otherwise terminate, XCare.net has agreed to treat those outstanding options in the same manner as outstanding XCare.net options.

     Pursuant to the merger agreement, outstanding purchase rights under Healthcare.com's Employee Stock Purchase Plan, or ESPP, will be assumed by XCare.net. Each assumed purchase right will continue to have the same terms and conditions, except that the purchase price for such assumed purchase rights will be the lower of (a) the quotient determined by dividing 85% of the fair market value of

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Healthcare.com's common stock on the offering date of each assumed offering period by 0.375 or (b) 85% of the fair market value of XCare.net's common stock on each purchase date of each assumed offering period occurring after the completion of the merger. The ESPP will terminate with the end of the purchase period.

     Employees of Healthcare.com offered employment by XCare.net will be provided with benefits that are, in the aggregate, equivalent to or greater than the benefits currently provided by Healthcare.com. XCare.net or the surviving corporation may use different providers or the existing benefit plans, however, XCare.net has agreed to keep Healthcare.com's 401(K) plan in effect through December 31, 2001.

     For the purposes of welfare or other fringe benefits, XCare.net or the surviving corporation, as applicable, will waive all limitations regarding pre-existing condition exclusions, actively at work exclusions and waiting periods for those Healthcare.com employees offered employment by XCare.net. During the calendar year in which the merger is completed, all healthcare expenses incurred by such employees that were qualified to be taken into account for purposes of satisfying any deductible or out-of-pocket limit under Healthcare.com's healthcare plans will be taken into account for purposes of satisfying any deductible or out-of-pocket limit under XCare.net's or the surviving corporation's, as applicable, healthcare plans for such calendar year. XCare.net or the surviving corporation, as applicable, will give all those employees offered employment by XCare.net full credit for vacation, sick leave or comp time benefits accrued and not used as of the merger.

     Subject to any limitations under the Securities Act, XCare.net will file a registration statement on Form S-8 for the shares of XCare.net common stock issuable upon the exercise of assumed options to purchase XCare.net common stock which were previously options to purchase Healthcare.com common stock. XCare.net will file this registration statement as soon as is reasonably practicable after the merger.

REPRESENTATIONS AND WARRANTIES

     XCare.net and Healthcare.com each made a number of representations and warranties in the merger agreement regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the merger.

     Healthcare.com's representations and warranties

     The representations and warranties given by Healthcare.com as they relate to Healthcare.com include, among others:

     - capitalization;

     - filings and reports with the Securities and Exchange Commission;

     - financial statements;

     - taxes;

     - intellectual property owned or used by Healthcare.com;

     - compliance with applicable laws; and

     - material contracts, agreements and commitments.

     The representations and warranties of Healthcare.com expire at the effective time of the merger.

     XCare.net's representations and warranties

     The representations and warranties given by XCare.net and Orbit Acquisition Corp. as they relate to each of them and XCare.net's subsidiaries include, among others:

     - capitalization;

     - filings and reports with the Securities and Exchange Commission;
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

     - financial statements;

     - compliance with applicable laws;

     - taxes; and

     - intellectual property owned or used by XCare.net.

     The representations and warranties of XCare.net expire at the effective time of the merger.


     The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to carefully read the articles of the merger agreement entitled "Representations and Warranties of Company" starting on page 6 of the merger agreement and "Representations and Warranties of Parent and Merger Sub" starting on page 16 of the merger agreement.


COVENANTS RELATING TO CONDUCT OF BUSINESS OF HEALTHCARE.COM AND XCARE.NET

     Healthcare.com has agreed that until the earlier of the completion of the merger or the termination of the merger agreement, it will carry on its business in the usual and ordinary course and will not take any of the specific extraordinary actions described in the merger agreement unless XCare.net consents in writing. For example, Healthcare.com may not, without XCare.net's consent:

     - accelerate, reprice or amend any stock options or restricted stock grants;

     - enter into any material partnership arrangements, joint development agreements or strategic alliances other than in the ordinary course of business consistent with past practice;

     - issue any shares of capital stock other than pursuant to the exercise of stock options or to participants in its ESPP;

     - sell, lease or otherwise dispose of any material assets or properties except sales of inventory in the ordinary course;

     - incur any debt other than the financing of ordinary course trade payables or pursuant to existing credit facilities in the ordinary course; or

     - make any individual or series of related payments outside of the ordinary course of business in excess of $300,000.

     Similarly, XCare.net has agreed that, until the earlier of the completion of the merger agreement or the termination of the merger agreement, that it it will not, among other things, without Healthcare.com's consent:

     - pay any dividends on its stock or repurchase any shares of its stock (except repurchases of unvested shares from employees upon termination);

     - adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization;

     - engage in any action that could reasonably be expected to cause the merger to fail to qualify as a "reorganization" under Section 368(a) of the Internal Revenue Code; or

     - acquire (or agree to acquire) by merger or otherwise, any business for total consideration of more than $20,000,000.

ADDITIONAL AGREEMENTS

     Stockholder Meeting. Healthcare.com has agreed to call a stockholders meeting for the purpose of considering the adoption and approval of the merger agreement, and XCare.net has agreed to call a stockholders meeting for the purpose of considering the issuance of shares of XCare.net common stock in connection with the merger, as promptly as practicable after the execution of the merger agreement and have agreed to use all reasonable efforts to hold their stockholder meetings on the same day.
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

Healthcare.com's board of directors may not withdraw, amend or modify its recommendation that Healthcare.com's stockholders vote in favor of adopting and approving the merger agreement. XCare.net's board of directors may not withdraw, amend or modify its recommendation in favor of issuing shares of XCare.net common stock in connection with the merger. However, Healthcare.com's board of directors may withhold, withdraw, amend or modify its recommendation in favor of adoption and approval of the merger agreement if (i) Healthcare.com receives a superior offer in the form of an unsolicited bona fide written offer from a third party to be acquired, merge with another entity or sell a certain portion of its assets, (ii) neither Healthcare.com nor any of its representatives has violated any of the restrictions described in the paragraph above and (iii) the board of directors concludes in good faith, after consultation with its outside counsel, that in light of the superior offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the board of directors to comply with its fiduciary obligations to its stockholders under applicable law. Healthcare.com is obligated to hold its stockholders meeting regardless of whether the recommendation of the board of directors has been withdrawn, amended or modified.

     No Solicitation. Until the merger is completed or the merger agreement is terminated, Healthcare.com has agreed, subject to limited exceptions, not to directly or indirectly take any of the following actions:

     - solicit, initiate, encourage or induce the making, submission or announcement of any acquisition proposal;

     - participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any acquisition proposal;

     - engage in discussions with any person with respect to any acquisition proposal;

     - subject to the certain limited exception of a superior offer discussed above, approve, endorse or recommend any acquisition proposal; or

     - enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any acquisition transaction.

     For purposes of the foregoing, any action by any officer or director of Healthcare.com or any investment banker, attorney or other advisor or representative of Healthcare.com is deemed to be an act of Healthcare.com.

     Healthcare.com has further agreed to cease, as of May 14, 2001, any and all existing activities, discussions or negotiations with any parties conducted prior to that date with respect to any acquisition proposal.

     An acquisition proposal is any offer or proposal relating to any acquisition transaction, other than an offer or proposal from XCare.net.

     Until the merger agreement is approved by the required vote of Healthcare.com's stockholders, Healthcare.com is allowed, in response to a superior offer, to furnish nonpublic information regarding Healthcare.com to, enter into a confidentiality agreement with or enter into discussions with, any person or group in response to a superior offer submitted by such person or group if all of the following conditions are met:

     - neither Healthcare.com nor any of its representatives has violated the restrictions regarding nonsolicitation described above;

     - Healthcare.com's board of directors concludes in good faith, after consultation with its outside legal counsel, that such action is required for the board of directors to comply with its fiduciary obligations to Healthcare.com's stockholders;

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

     - at least 48 hours prior to furnishing any nonpublic information to, or entering into discussions or negotiations with, such person or group, Healthcare.com gives XCare.net written notice of the identity of such person or group and of Healthcare.com's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such person or group and Healthcare.com receives from such person or group an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such person or group by or on behalf of Healthcare.com and containing terms no less favorable to the disclosing party than the terms of the confidentiality agreement by and between Healthcare.com and XCare.net; and

     - contemporaneously with furnishing any nonpublic information, Healthcare.com furnishes the nonpublic information to XCare.net, to the extent the nonpublic information has not been previously furnished by Healthcare.com to XCare.net.

     Healthcare.com has agreed to provide XCare.net with at least 24 hours prior notice, or such lesser prior notice as provided to the members of Healthcare.com's board of directors (but in no event less than eight hours), of any meeting of Healthcare.com's board of directors at which a superior offer is reasonably expected to be up for consideration and 48 hours prior written notice of any meeting of Healthcare.com's board of directors at which it is reasonably expected to recommend a superior offer to its stockholders, together with the definitive documentation relating to the superior offer.

     In addition, as promptly as practicable, and in any event within 24 hours, Healthcare.com has agreed to advise XCare.net orally and in writing of any request received by Healthcare.com for nonpublic information which Healthcare.com reasonably believes would lead to an acquisition proposal or of any acquisition proposal, the material terms and conditions of such request, acquisition proposal or inquiry, and the identity of the person or group making such request, acquisition proposal or inquiry. Healthcare.com further agreed to keep XCare.net informed in all material respects of the status and details, including material amendments or proposed amendments, or any such request, acquisition proposal or inquiry.

     Public Disclosure. Healthcare.com and XCare.net have agreed to consult with each other and agree before issuing any press release or otherwise make any public statement with respect to the merger, the merger agreement or an acquisition proposal. However, no such consultation or agreement will be required if, prior to the date of such release or public statement, either party withdraws, withholds, amends or modified its recommendation in favor of the merger.

     Reasonable Efforts. XCare.net and Healthcare.com have each agreed to use their commercially reasonable efforts to effect the merger and to fulfill and cause to be fulfilled the closing conditions in the merger agreement. Each party has agreed to take all actions, and do all things, necessary or desirable to effect the merger.

     Nasdaq Listing. XCare.net has agreed to authorize for listing on the Nasdaq National Market the shares of XCare.net common stock issuable, and those required to be reserved for issuance, in connection with the merger.


     Regulatory Filings. As soon as reasonably practicable, XCare.net and Healthcare.com are to each file with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice Notification and Report Forms relating to the merger as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction. XCare.net and Healthcare.com agreed to supply each other with any information required to effect these filings and to supply any additional information that may be required by the relevant authorities.


     Transition Team. XCare.net and Healthcare.com have agreed to immediately establish a team for the purpose of integrating the two entities. The transition team will consist of six members and may include outside consultants. It is contemplated that a retention bonus pool will be established and administered by

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the transition team. The transition team will remain in place for as long as deemed necessary by XCare.net's board of directors.

CONDITIONS PRECEDENT TO THE MERGER

     XCare.net, Orbit Acquisition Corp. and Healthcare.com are required to complete the merger only if each of the following conditions is met:

     - Stockholder Approval. The holders of a majority of the outstanding shares of Healthcare.com common stock and Series B preferred stock have approved and adopted the merger agreement and a majority of the outstanding shares of XCare.net common stock have approved the issuance of shares of XCare.net common stock pursuant to the merger agreement.

     - Registration Statement. The registration statement on Form S-4 of which this joint proxy statement/prospectus is a part has been declared effective under the Securities Act. No stop order suspending the effectiveness of the Form S-4 has been initiated or issued by the SEC and no similar proceedings with respect to this joint proxy statement/prospectus shall be pending or threatened in writing by the SEC.

     - No Order; Hart-Scott-Rodino Act. No governmental entity has enacted or issued any statute, rule, regulation, executive order, decree, injunction or other order which is in effect and has the effect of making the merger illegal or otherwise prohibiting it. All waiting periods, if any, applicable to the consummation of the merger under the Hart-Scott-Rodino Act have expired or terminated early.

     - Tax Opinions. XCare.net has received a written opinion from its tax counsel to the effect that the merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Healthcare.com has received a written opinion from its tax counsel to the effect that (i) the merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the holders of Healthcare.com's common stock will recognize no gain or loss on the exchange of their shares of such stock for shares of XCare.net's common stock, except for cash paid for fractional shares, (iii) the tax basis of the shares of XCare.net common stock received in the merger by a holder of Healthcare.com common stock will be the same as the tax basis of the Healthcare.com common stock and
       (iv) the holding period of the shares of XCare.net common stock received in the merger by a holder of Healthcare.com common stock will include the period during which such stockholder held such shares provided that the shares of Healthcare.com common stock are held as a capital asset at the time of the merger; provided, however, that if their respective tax counsel does not render the opinion, counsel to the other party may render the opinion.

     - Nasdaq Qualification. The shares of XCare.net common stock issuable to Healthcare.com's stockholders and such other shares required to be reserved for issuance in connection with the merger will be authorized for trading on the Nasdaq National Market upon notice of issuance.

     Additionally, the agreement obligates XCare.net and Orbit Acquisition Corp., on the one hand, and Healthcare.com on the other hand, to complete the merger only if, before the merger, the following additional conditions are satisfied or waived:

     - Each of the representations and warranties of the other party in the merger agreement is true and correct in all material respects as of May 14, 2001, and as of the consummation of the merger, except for failures to be true and correct that do not in the aggregate constitute a material adverse effect (with the exception of Healthcare.com representations and warranties relating to capitalization, obligations with respect to capital stock, approval of its board of directors and the vote required to approve the merger agreement and merger) and those representations and warranties made as of a particular date which must be true as of that date and do not constitute, in the aggregate, a material adverse effect.

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     - The other party has performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with prior to completion of the merger and the parties have received a certificate from the other with respect to the foregoing signed on behalf of the party by an authorized officer of the party.

     In addition, XCare.net is not obligated to complete the merger unless at least 75% of Healthcare.com's employees that were offered "at-will" employment with XCare.net or the surviving corporation on terms substantially similar to those currently provided to such employees have accepted such employment.

TERMINATION, AMENDMENT AND WAIVER

     Conditions to Termination. XCare.net and Healthcare.com may terminate the merger agreement at any time prior to the merger, whether before or after the adoption and approval of the merger agreement by Healthcare.com's stockholders or approval of the issuance of XCare.net's common stock by XCare.net's stockholders. The merger agreement may be terminated:

     - by mutual written consent duly authorized by the boards of directors of XCare.net and Healthcare.com;

     - by XCare.net or Healthcare.com if the merger has not been effected on or prior to October 31, 2001; however, this right to terminate will not be available to any party whose action or failure to act was the principal cause of the failure of the merger to occur by this date and the action or failure to act constitutes a breach of the merger agreement;

     - by XCare.net or Healthcare.com if any governmental entity issues an order, decree or ruling or takes any action to permanently restrain, enjoin or prohibit the merger, and this order, decree or ruling is final and nonappealable;

     - by XCare.net or Healthcare.com if the required approvals of the either parties' stockholders are not obtained, however, this right to terminate is not available to any party where the failure to obtain stockholder approval of such party was caused by the action or failure to act of such party;

     - by either XCare.net or Healthcare.com upon a breach of any representation, warranty, covenant or agreement or if any representation or warranty on their respective part shall have become untrue, in either case such that in the aggregate it constitutes a material adverse effect or a material breach of an agreement or covenant in the merger agreement; provided that if the inaccuracy in the representation or warranty or breach is curable, the affected party may not terminate the merger agreement for 30 days after it delivered notice of the breach and may not terminate the merger agreement if the breach is cured during the 30-day period;

     - by XCare.net if (i) Healthcare.com's board of directors withdraws, amends or modifies its recommendation in favor of the merger in a manner adverse to XCare.net, (ii) Healthcare.com's board of directors fails to reaffirm its recommendation in favor of the adoption and approval of the merger agreement within 10 business days after XCare.net requests in writing such reaffirmation at any time following the announcement of an acquisition proposal, (iii) Healthcare.com's board of directors approves or recommends any other acquisition, (iv) Healthcare.com enters into any letter of intent or contract or agreement accepting any other acquisition, (v) a tender or exchange offer relating to Healthcare.com's securities is commenced by a person unaffiliated with XCare.net and Healthcare.com does not, within ten business days, send to its stockholders a statement that it recommends rejection of such tender or exchange offer or (vi) Healthcare.com breaches the non-solicitation clause of the merger agreement; or

     - by Healthcare.com, if (i) Healthcare.com's board of directors approves or recommends any acquisition in response to a superior offer, (ii) Healthcare.com enters into a letter of intent or agreement or contract accepting any superior offer or (iii) a tender or exchange offer relating to

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       Healthcare.com's securities has been commenced by a person unaffiliated with XCare.net which represents a superior offer.

     Effect of Termination. In the event of termination of the merger agreement by either XCare.net or Healthcare.com, the merger agreement will become void; provided, however, that (a) the general provisions and the termination provisions will survive and (b) nothing will relieve the parties from any liability for any willful breach of the merger agreement.

     Termination Fees. Each party will pay its own costs and expenses associated with the merger whether or not the merger is consummated. In addition, XCare.net and Healthcare.com will share equally all fees and expenses, other than attorneys' and accountants' fees and expenses, incurred in relation to the printing and filing relating to this Form S-4 and the joint proxy statement/prospectus. However, Healthcare.com has agreed to pay a termination fee of $2,000,000 in cash to XCare.net in the event that the merger agreement is terminated:

     - by XCare.net if (i) Healthcare.com's board of directors withdraws or amends or modifies its recommendation in favor of the merger in a manner adverse to XCare.net, (ii) Healthcare.com's board of directors fails to reaffirm its recommendation in favor of the adoption and approval of the merger agreement within 10 business days after XCare.net requests in writing such reaffirmation at any time following the announcement of an acquisition proposal, (iii) Healthcare.com's board of directors approves or recommends any other acquisition, (iv) Healthcare.com enters into any letter of intent or contract or agreement accepting any other acquisition, (v) a tender or exchange offer relating to Healthcare.com's securities is commenced by a person unaffiliated with XCare.net and Healthcare.com does not, within ten business days, send to its stockholders a statement that it recommends rejection of such tender or exchange offer or (vi) Healthcare.com breaches the non-solicitation clause of the merger agreement; or

     - by XCare.net or Healthcare.com if the merger has not been effected on or prior to October 31, 2001 or if the required approvals of the stockholders of either party are not obtained and, at or prior to such termination, Healthcare.com had an acquisition proposal.

     Such termination fee will not be due and payable by Healthcare.com until the earlier of (i) 180 days after the signing of a definitive agreement in connection with an acquisition transaction or (ii) the closing of an acquisition transaction.

     If XCare.net terminates the merger agreement because Healthcare.com breaches any representation, warranty, covenant or agreement or because any representation or warranty becomes untrue, which in the aggregate constitutes a material adverse effect or a material breach of an agreement or covenant in the merger agreement, Healthcare.com agrees to reimburse XCare.net for its costs and expenses in connection with the merger agreement. In addition, if within 12 months of such termination of the merger agreement, Healthcare.com enters into a definitive agreement with respect to any other acquisition, then concurrently with the consummation of such other acquisition, Healthcare.com will pay XCare.net cash equal to the amount by which $2,000,000 exceeds the amount of costs and expenses previously reimbursed by Healthcare.com.

     XCare.net will reimburse Healthcare.com for its costs and expenses if (i) Healthcare.com terminates the merger agreement because XCare.net breaches any representation, warranty, covenant or agreement or because any representation or warranty becomes untrue, which in the aggregate constitutes a material adverse effect or a material breach of an agreement or covenant in the merger agreement or (ii) the merger agreement is terminated because the required approvals of the stockholders of either party are not obtained.

     If Healthcare.com terminates the merger agreement because (i) the merger has not been effected on or prior to October 31, 2001 or (ii) the required approvals of the stockholders of either party are not obtained, and, at or prior to such termination there is any offer or proposal in connection with an acquisition relating to XCare.net, and within 12 months of such termination XCare.net enters into a definitive agreement in connection with such acquisition, XCare.net will pay Healthcare.com a termination
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

fee of $2,000,000 in cash. In addition, if Healthcare.com terminates the merger agreement because XCare.net breaches certain covenants, and, at or prior to such termination there is any offer or proposal in connection with an acquisition relating to XCare.net, and within 12 months of such termination XCare.net enters into a definitive agreement in connection with such acquisition, XCare.net will pay Healthcare.com a termination fee of $2,000,000 in cash. In either case, the termination fee will not be due and payable until the earlier of (i) 180 days after the signing of a definitive agreement in connection with such acquisition or (ii) the closing of such acquisition.

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                        AGREEMENTS RELATED TO THE MERGER

     This section of the joint proxy statement/prospectus describes agreements related to the merger agreement. While we believe that these descriptions cover the material terms of these agreements, these summaries may not contain all of the information that is important to you.

XCARE.NET STOCKHOLDERS' VOTING AGREEMENTS

     XCare.net has agreed to use commercially reasonable efforts to obtain and has obtained executed voting agreements from each of its officers, directors and beneficial owners of 5% or more of the outstanding shares of XCare.net. By entering into the voting agreements with Healthcare.com, these XCare.net stockholders have irrevocably appointed the directors of Healthcare.com as their lawful attorneys and proxies. These proxies give Healthcare.com the limited right to vote the shares of XCare.net common stock beneficially owned by these XCare.net stockholders, including shares of XCare.net common stock acquired after the date of the voting agreements, in favor of any matter reasonably expected to facilitate the share issuance, in favor of the issuance of shares of XCare.net common stock pursuant to the merger and against any matter that could reasonably be expected to prevent the merger. These XCare.net stockholders may vote their shares of XCare.net common stock on all other matters.


     As of the record date, these individuals and entities collectively beneficially owned 5,684,174 shares of XCare.net common stock, or approximately 33.3% of the outstanding XCare.net common stock. None of the XCare.net stockholders who are parties to the voting agreements were paid additional consideration in connection with this agreement.



     Under the terms of these voting agreements, each of these XCare.net stockholders agrees not to transfer the XCare.net common stock and options owned, controlled or acquired, either directly or indirectly, by himself or herself until the earlier of the termination of the merger agreement or the completion of the merger, unless the transfer is in accordance with the voting agreement and each person to which any shares or any interest in any shares is transferred agrees to be bound by the terms and provisions of the voting agreement. These voting agreements will terminate upon the earlier to occur of the termination of the merger agreement or the completion of the merger.


HEALTHCARE.COM STOCKHOLDERS' VOTING AGREEMENTS

     Healthcare.com has agreed to use commercially reasonable efforts to obtain and has obtained executed voting agreements from each of the directors, officers and beneficial owners of 5% or more of the outstanding shares of Healthcare.com. By entering into the voting agreements with XCare.net, these Healthcare.com stockholders have irrevocably appointed the directors of XCare.net as their lawful attorneys and proxies. These proxies give XCare.net the limited right to vote all of the shares of Healthcare.com common stock beneficially owned by these Healthcare.com stockholders, including shares of Healthcare.com common stock acquired after the date of the voting agreements, in favor of the merger agreement, in favor of anything that could be reasonably expected to facilitate the merger, against any other acquisition proposal and against any matter that could reasonably be expected to facilitate any other acquisition proposal. These Healthcare.com stockholders may vote their shares of Healthcare.com common stock on all other matters.


     As of the record date, these individuals and entities collectively beneficially owned approximately 1,230,103 shares of Healthcare.com common stock, or approximately 4.3% of the outstanding Healthcare.com common stock. None of the Healthcare.com stockholders who are parties to the voting agreements were paid additional consideration in connection with this agreement.



     Under the terms of the voting agreements, each of these Healthcare.com stockholders agrees not to sell the Healthcare.com common stock and options owned, controlled or acquired, either directly or indirectly, by himself or herself until the earlier of the termination of the merger agreement or the completion of the merger, unless the transfer is in accordance with the voting agreement and each person to which any shares or any interest in any shares is transferred agrees to be bound by the terms and


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

provisions of the voting agreement. These voting agreements will terminate upon the earlier to occur of the termination of the merger agreement, the withdrawal of the recommendation by Healthcare.com's board of directors or the completion of the merger.

AFFILIATE AGREEMENTS

     In order to induce XCare.net to enter into the merger agreement, each of the Healthcare.com affiliates has entered into an affiliate agreement at XCare.net's request. Pursuant to the terms of the affiliate agreements, each affiliate has agreed not to sell, transfer or otherwise dispose of any XCare.net capital stock issued in the merger unless one of the following conditions is met: (a) the sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) under the Securities Act, (b) the sale, transfer or other disposition is made pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration, (c) the affiliate delivers to XCare.net a written opinion of counsel, reasonably acceptable to XCare.net in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act or
(d) an authorized representative of the SEC shall have rendered written advice to the affiliate to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take any action, with respect to the proposed disposition if consummated.

ROBERT MURRIE EMPLOYMENT AGREEMENT AND CHANGE IN CONTROL SEVERANCE COMPENSATION AND RESTRICTIVE COVENANT AGREEMENTS

     Descriptions of the Robert Murrie Employment Agreement and the Change in Control Severance Compensation and Restrictive Covenant Agreements can be found in the section of this joint proxy statement/prospectus entitled "Interests of Healthcare.com Directors and Officers in the Merger" beginning on page 54.

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                             BUSINESS OF XCARE.NET

OVERVIEW


     XCare.net is an electronic commerce service provider for healthcare businesses. We have developed an Internet-based technology platform, XTiera, using extensible mark-up language, or XML. Using XTiera, we design, develop and host custom healthcare Web sites, known as portals, for payers, providers and other healthcare industry participants. Through these portals, we link healthcare providers, payers and other industry participants into a community to create an Internet exchange. We use XTiera to deliver a broad range of applications, services and electronic product offerings that streamline and automate high-volume, data-intensive transactions and processes. We process transactions such as eligibility checking, claims status, referral processing and physician credentialing and enrollment. We also provide consulting services to define, develop and implement Internet healthcare strategies as well as Web site hosting, transaction processing, transaction support and maintenance services for our customers. XTiera is based on XML, in conjunction with the Topic Navigation Mapping standard. The enhanced integration and filtering capabilities are designed to meet the demands of healthcare industry participants. We expect XML to be a predominant protocol for exchanging data for electronic commerce in the future. Topic Navigation Mapping provides a standard format for indexing and structuring the XML formatted content. We take advantage of the benefits of both XML and Topic Navigation Mapping technologies to process data trapped in usually incompatible legacy computer systems, allow for automation of healthcare processes and integrate a wide variety of healthcare data including audio, video and text. We operate in two segments: development and consulting services, and recurring services. The development and consulting services segment includes revenue generated from software engineering and integration. The recurring services segment includes revenue generated from hosting services, maintenance services, transaction services, recurring license fees and other services.


THE HEALTHCARE MARKET

     The U.S. Health Care Finance Administration estimates that healthcare expenditures currently represent $1.3 trillion, or 13.1% of the U.S. economy, and that these expenditures will increase to $2.6 trillion by 2010 due both to rising healthcare costs and an aging population. Healthcare claims, which totaled approximately 4.4 billion in 1998, generally are processed through antiquated computer systems via paper, fax or phone. These systems can be inefficient due to their inability to communicate with the systems of other healthcare participants and lead to unnecessary and duplicative costs. We believe that providing new, Internet-based, business-to-business information exchange and electronic commerce services that effectively address processing inefficiencies is one of the significant market opportunities in healthcare today.

     Market Characteristics

     Market fragmentation. The healthcare market is highly fragmented with wide geographic dispersion, a large number of participants and significant differences in technology infrastructure.

     - Geographic fragmentation. Because healthcare is delivered locally, there are hundreds of thousands of market participants in different locations. For example, there are approximately 750 HMOs in the United States, 830,000 active physicians and 6,000 hospitals. Additionally, there are over 17,000 nursing homes, and 9,000 home health agencies.

     - Technological fragmentation. Information technology investment has not been coordinated among healthcare participants. Current technology infrastructure in healthcare is characterized by numerous, incompatible and, in many cases, antiquated computer systems. Consequently, communication of information generally takes place via paper, fax and telephone.

     Complex processes. Healthcare is delivered in a marketplace which has become increasingly complex given the transition to managed care, the data-intensive nature of healthcare transactions, the lack of

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standard data formats, the complicated procurement process and the pervasiveness of government regulation.

     - Transition to managed care. One of the most important changes in the U.S. healthcare system since the 1980s has been the shift away from fee-for-service indemnity plans to managed care organizations. Currently, over 60% of the U.S. population is covered through some form of managed care. As managed care has become more prevalent and the number of payers has increased, provider reimbursement and general administration have become increasingly burdensome.

     - Intensive data management. Upkeep of healthcare data is largely a labor-intensive, paper-based and error-prone process in which data is manually collected, authenticated, edited, categorized and updated. For example, eligibility and plan information, which is basic information about an individual and his or her dependents, is cumbersome to manage, given that the data must be constantly updated to reflect any changes affecting coverage status, such as marriage, child births and address changes. However, this information is required at all points of healthcare delivery.

     - No standard data format or business rules. Data formats vary considerably throughout the healthcare industry and typically are unique to each particular health plan or provider. The data are stored in different formats and healthcare participants often rely on proprietary business rules for information such as plan coverage, eligibility and physician co-payments.

     - Complexity of procurement, purchasing and payment processes. There are numerous types of healthcare transactions due to the large number of both suppliers and buyers of care. In addition, there are multiple payment mechanisms depending on who has assumed the healthcare coverage risk. Payment mechanisms can range from fee-for-service to a fully insured healthcare maintenance organization, known as an HMO, and may be paid for by the individual, the individual's employer, the government, or a combination of all three.

     - Increasing government regulation. Numerous federal, state and local laws and regulations govern the healthcare industry, which changes frequently depending on political and economic influences. For example, the Health Insurance Portability and Accountability Act of 1996 has recently placed substantial new administrative requirements on many healthcare participants, including rules regarding compliance with industry standards, data formats, portability of insurance and data security.

SOLUTION


     We are an electronic commerce services provider for healthcare businesses. Using XTiera, we can customize Web-site portals to meet our customers' needs in a flexible and cost-effective manner. Through these customized portals, we deliver applications, services and electronic commerce product offerings that are designed to improve workflow efficiencies, reduce administrative costs and create new revenue opportunities for our customers. These custom portals facilitate healthcare transactions such as eligibility checks, referrals, authorizations, claims submissions and inquiry, or health plan enrollment. Our services include formulating and implementing Internet strategies for our customers, administering back office operations and operating and hosting their technology environments in our electronic commerce operations center. XTiera applications, services and product offerings are designed to enhance the efficiency of the healthcare delivery and payment system. Our approach to the market is based on the following:



     Use of new standard for information exchange. XTiera and associated applications and services are based on XML. We expect XML to be a predominant protocol for exchanging multimedia data for information exchange and electronic commerce on the Internet in the future. XML provides a document structure that allows complex data from multiple sources to be dynamically processed and displayed to users in personalized ways. We believe that these capabilities are particularly applicable to the healthcare industry because XML can process data trapped in pre-existing computer systems, allow for automation of healthcare processes and integrate a wide array of healthcare data including audio, video and text.


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     Ability to develop comprehensive customer strategies. We have developed a step by step approach to assist our customers in designing a healthcare Internet strategy, creating a customized portal and hosting their Internet offerings and transactions in a secure and reliable data operations infrastructure. XCare.net will leverage an accelerated development methodology to analyze, design and implement web-based solutions for our customers. We use our proprietary eHealth Development Discipline(TM) methodology to develop the proposed eHealth solution. In the analysis and design phase, XCare.net's team works side by side with business, product and IT experts from our customers to develop the project objectives, scope and requirements. In the design stage, the use cases, information inventory and navigation maps created during the analysis phase are used to develop the prototype. We use a prototyping approach to develop the logical design for the Web application. The implementation phase is carried out in a phased approach. First, the staging environment is established and the customer is given access to conduct testing. Once the application is accepted, the application is moved to a production environment and is then accessible. XTiera is designed to provide a comprehensive set of applications, services and product offerings while preserving previous technology investments by integrating diverse multimedia content, including data and information from large, existing and usually incompatible computer systems.



     Solution channels that provide value to other healthcare industry participants. We use XTiera as the central element for a network of business relationships among healthcare industry participants who use our technology, thus creating collaborative electronic communities for the exchange of healthcare data, products and services. We call these communities our Solution channels, and use them to distribute our applications, services and product offerings, in addition to our normal sales activities. In addition, our Solution channels are designed to provide a means for our customers, vendors, distributors, co-marketers and others to offer their own related products and services to each other, as well as to their own customers. Solution channels allow us to:


     - Create new revenue opportunities for others. Customers and vendors can use our Solution channels as distribution channels for new and existing products and services that allow them to generate new sources of incremental revenue. For example, we package our eXtensible CARE applications system with medical management and third party administration services provided by Employers Mutual, Inc. for distribution to members of the XCare.net community.


     - Identify new revenue opportunities for us. Our customers can produce complementary applications or services that operate on XTiera and enhance the value of the specific applications, services and product offerings we have developed. We can deliver these new applications and services to the XCare.net community through our Solution channels, generating additional revenue for us. For example, we can license credentialing applications from one existing customer, and then resell these applications through our Solution channels to other community members.



     - Establish growing communities connected through XTiera. Our customers can extend the scope and reach of XTiera by distributing our applications, services and product offerings to their customers. By leveraging our customer base as channels for wider deployment of our solutions, we encourage increased usage of XTiera as well as extend the community to new users.


TECHNOLOGY


     XTiera is based on an XML-based infrastructure in conjunction with XML Topic Map, or XTM, the Topic Navigation Mapping standard. The enhanced capabilities of XTiera are designed to meet the demands of healthcare industry participants. Unlike the current Internet standard, hypertext mark-up language, or HTML, XML in combination with the Topic Navigation Mapping standard allows a higher degree of flexibility for customized data exchange between healthcare participants. We expect XML to be a predominant protocol for exchanging multimedia data for information exchange and electronic commerce in the future. Topic Navigation Mapping provides a standard format for indexing and structuring the XML formatted content. We call the resulting indices and structures Topic Maps. We take advantage of the benefits of both XML and Topic Navigation Mapping technologies to process data previously trapped in


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

usually incompatible existing computer systems, allow for automation of healthcare processes and integrate a wide variety of healthcare data including data in audio, video and text form.

     XML is a method of writing programming instructions which attaches invisible labels describing the objects contained in the web page. As a result, for example, a number is not just a number. A number on a Web page can also be in a format specifying whether the number represents a price, an invoice, a date or a zip code. This makes it easier to extract information from a page to suit a particular use, and/or increase the speed and accuracy of Internet searches. It also enables users to select information from different Web sites without having to re-enter the same information repeatedly. Topic Maps are Web-based software tools used to organize information in a way that is optimized for navigation. They address the problem of excess information and provide a tool to filter and extract efficiently the kind of information, which is most relevant to the user.

     We use a set of software applications, known as brokering components, to find, integrate and present relevant, customized information to individual users.

     Context Broker. The Context Broker or user management services acts as a user's personal information manager and transaction assistant. It stores information about the user and learns personal preferences. With each use, the Context Broker further refines a user's personal preferences, and, as a result, the user's experience with the Web site is continually tailored to his or her particular needs based on current and past sessions. As the user moves from one transaction to another, the Context Broker also ensures that information is carried through and remains consistent across multiple transactions.

     XTM Manager. The XTM Manager uses Topic Navigation Mapping technology to organize and index information and index information and to provide workflow navigation. The primary components of the XTM Manager are the DataFabric and LogicFabric.

     DataFabric. The DataFabric is a map formed by linking data and weighting relationships. This fabric filters out irrelevant information and allows for more intelligent searching.

     LogicFabric. The LogicFabric is a map assembled by the rules and workflow associated with the data relationships. This fabric provides the order and assembly instructions for the information.

     Semantic Broker. The Semantic Broker is responsible for interpreting a user's request and finding the relevant information. It does this by reading the DataFabric and LogicFabric for interpretation, location and assembly instructions. It then dispatches the Service Broker to obtain the information from any location throughout the Web. The final integration of data may involve multi-media content, transactions and associated rules and workflow.

     Service Broker. The Service Broker or Transaction Switch is the gateway out to the Internet, locating and collecting the information as specified by the Semantic Broker. The Service Broker then returns the information to the Context Broker, which presents the relevant information in a manner customized to individual users.


     The technology components which comprise our platform are developed using the Oracle 8i relational database management system, Enterprise JavaBeans programming language and Object Store, a global object-oriented database management system. To support the ability of XTiera to enable and facilitate electronic commerce, we have built and maintain an electronic commerce operations center designed for high performance, scalability and stability using Sun Microsystems, Inc.'s Solaris operating system.


     Our platform architecture was designed for use in highly confidential, healthcare computing environments where security is a high priority. A Web server authenticates the identity of the end-users to ensure only authorized end-users have access to our Web applications. Users are authenticated by valid user identification and password, a security token or a digital certificate, or a certificate authority. We address data security using digital certificate technology signed with private keys and verified with public keys.

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     Our facilities and operations use redundancy and back-up to minimize exposure to systems failure. Telecommunications and server infrastructures support redundant processing and data back-up capabilities. Our routine back-up procedures are performed incrementally on a daily basis with a full system back-up performed monthly. In addition, we use RAID5 systems that provide real-time back-up of data. All back-ups are maintained in fireproof storage with critical support information. Technical and operations support staff are available on a 24-hours-a-day, seven-days-a-week basis to assist with any critical processing incidents or failures.


     XTiera provides our customers with the capability to scale their applications, services, and product offerings as their business grows. This ability to scale can extend these solutions across multiple organizations in diverse geographic settings supporting high volumes of users. Our flexible technology architecture can also accommodate high volumes of transactions and dynamic customization for the multiple participants within the healthcare marketplace.


CUSTOMERS

     In 2000, sales to HealthNet, Inc. accounted for 17% of revenue and sales to Nursefinders, Inc. accounted for 10% of revenue. In 1999, sales to Methodist Care, Inc. accounted for 20% of revenue, sales to Expert Practice, Inc. accounted for 12% of revenue, sales to American Medical Pathways, Inc. accounted for 12% of revenue, and sales to Brokerage Services Incorporated accounted for 11% of revenue, and sales to Quest Diagnostics Incorporated accounted for 10% of revenue.

APPLICATIONS, SERVICES AND PRODUCT OFFERINGS

     We provide a range of applications, services and product offerings that support the management of healthcare data and facilitate healthcare business connectivity, information exchange and electronic commerce among healthcare industry participants. Our applications, services and product offerings, which may incorporate licensed components, are designed to enable our customers to preserve investments in existing computer systems while integrating new Internet-based products and services.

     We are actively developing new applications, services and product offerings, and from time to time, we license technology necessary for such development. Nonetheless, new applications, services and product offerings may not be introduced as scheduled, and we may not be able to enter into needed licensing arrangements in a timely manner or at all.

RESEARCH AND DEVELOPMENT

     At December 31, 2000, our development and engineering group consisted of 8 employees. For the years ended December 31, 1998, 1999 and 2000, we incurred $670,000, $575,000 and $2,952,000 in research and development expenses, respectively. We believe that timely development of new and enhanced applications and technology is necessary to remain competitive in the marketplace. Accordingly, we intend to continue recruiting and hiring experienced development personnel and to make investments in development and engineering.

COMPETITION

     The emerging Internet-based healthcare market is undergoing rapid technological change. The ubiquitous reach of the Internet, coupled with the availability and acceptability of new Internet-based technologies, has created significant opportunities in healthcare for both traditional and new Internet-based system vendors. Potential competitors fall primarily into three categories: healthcare Internet companies focused on providing connectivity and transactions within business-to-business and business-to-consumer frameworks; traditional healthcare information system vendors who seek to extend the services of their core products using Internet-based technology; and traditional managed care information system and outsourcing vendors who are focusing on extending the services of their core products to the Internet. In addition, from time to time our customers may develop products and services competitive with those offered by us.
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     We believe the principal competitive factors in the Internet-based healthcare market are the:

     - ability of technology to integrate data from existing computer systems and other multimedia content;

     - timeliness and price of new applications, services and electronic commerce product offerings;

     - degree of customer service offered to purchasers of Internet healthcare solutions;

     - scope of industry knowledge and familiarity with needs of healthcare market participants; and

     - size and scope of a solution's user base.

INTELLECTUAL PROPERTY

     We seek to protect our software, documentation and other written materials primarily through a combination of trade secret, trademark and copyright laws, confidentiality procedures and contractual provisions. For example, we license rather than sell our software applications and require licensees to enter into license agreements that impose certain restrictions on the licensees' ability to use the software code. In addition, we seek to avoid disclosure of our trade secrets, by, among other things, requiring those persons with access to our proprietary information to execute confidentiality agreements with us and restricting access to our source code.

     We have filed a patent application in the United States with respect to certain aspects of our content brokering technology. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or obtain and use information that we regard as proprietary. Policing unauthorized use of our products is difficult. While we are unable to determine the extent to which piracy of our products exists, software piracy can be expected to be a persistent problem, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States.

GOVERNMENT REGULATION

     Standards


     The Health Insurance Portability and Accountability Act of 1996 mandates the use of standard transactions, standard identifiers, security and other provisions by the year 2002. We designed XTiera and our applications, services and product offerings to enable compliance with the proposed regulations. However, until such regulations become final, they could change, which could require us to expend additional resources to comply with the revised standards. In addition, the success of our compliance efforts may depend on the success of healthcare participants in dealing with the standards.


     Confidentiality

     The confidentiality of patient records and the circumstances under which such records may be released for inclusion in our databases are subject to substantial regulation by state governments. These state laws and regulations govern both the disclosure and the use of confidential patient medical record information. Additional legislation governing the dissemination of medical record information has been proposed at both the state and federal level. This legislation may require holders of such information to implement security measures that may require us to make substantial expenditures. Changes to state or federal laws may materially restrict the ability of healthcare providers to submit information from patient records using our applications.

     We use an architecture that incorporates a secured socket layer encryption which surpasses required security protection. Additionally the use of firewalls and other security schemes assure customers of a compliant and secure computing environment. Additionally, we use a formal, authority-based use of digital certificates to assure the identity of electronic trading partners. For support of identification requirements we use an exchange of passwords and identities by U.S. certified mail or telephonic identification. If

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unauthorized persons were to gain access to patient records notwithstanding our efforts to maintain their security, this could result in our liability for these security breaches and damage to our reputation.

     Third Party Administration and Utilization Review Licensure and
     Registration

     Certain of the administrative services we provide health plans, payers and providers, including our third-party administration and utilization review operations, are regulated by the statutes and regulations of various states and require that we obtain appropriate licensure or registration.

     False Claims Act

     Under the federal False Claims Act, liability may be imposed on any individual or entity who knowingly submits or participates in submitting claims for payment to the federal government which are false or fraudulent, or which contain false or misleading information. Liability may also be imposed on any individual or entity who knowingly makes or uses a false record or statement to avoid an obligation to pay the federal government. Various state laws impose liability for similar acts. Claims under the federal False Claims Act may be brought by the federal government or private whistleblowers. If we are found liable for a violation of the federal False Claims Act, or any similar state law, it may result in substantial civil and criminal penalties. In addition, we could be prohibited from processing Medicaid or Medicare claims for payment.

     Prompt Payment Laws

     Various states have passed laws regarding the prompt payment of medical claims by health plans. If a claim is brought against us and we are found to have violated a law regarding the prompt processing of claims for payment, we may incur civil or other penalties.

     Government Investigations

     There is increasing scrutiny by law enforcement authorities, the U.S. Department of Health and Human Services Office of Inspector General, the courts and Congress of agreements between healthcare providers and suppliers or other contractors which have a potential to increase utilization of government healthcare resources. In particular, scrutiny has been placed on the coding of claims for payment and contracted billing arrangements. Investigators have demonstrated a willingness to look beyond the formalities of business arrangements to determine the underlying purposes of payments between healthcare participants. Although, to our knowledge, neither we nor any of our customers is the subject of any investigation, we do not know whether we or our customers will be the target of governmental investigations in the future.

EMPLOYEES

     As of May 31, 2001, we had a total of 184 employees, of whom 119 are engaged in professional services and customer support functions, 19 in the electronic commerce operations center, 13 in sales and marketing, 17 in management, finance and administration and 16 in research and development. None of our employees is represented by a labor union. We have not experienced any work stoppages, and we consider our relations with our employees to be good.

     Our future performance depends significantly in part upon the continued service of our key personnel, none of whom is bound by an employment agreement requiring service for any defined period of time. Our future success also depends on our continued ability to attract, integrate, retain and motivate highly qualified sales, technical and managerial personnel. Competition for such qualified personnel is intense. If our executive officers and key personnel do not remain with us in the future, we may experience difficulty in attracting and retaining qualified personnel.

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PROPERTIES

     Our principal executive and corporate offices are located in Englewood, Colorado, where we lease approximately 30,426 square feet of subleased office space. The leases on this facility expires at various dates ranging from 2001 through 2003. We also sublease 37,925 square feet of office space, primarily for operations and research and development, in various locations in the Unites States that expire at dates ranging from 2001 through 2007. We believe that our current facilities will be sufficient to meet our needs for at least the next twelve months.

LEGAL PROCEEDINGS

     XCare.net and its subsidiaries are subject to claims and proceedings arising in the ordinary course of business. There are no pending claims or proceedings that management expects to be material.

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           XCARE.NET SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


     The following selected consolidated historical financial data should be read in conjunction with XCare.net Management's Discussion and Analysis of Financial Condition and Results of Operations beginning on page 79 of this joint proxy statement/prospectus and XCare.net's consolidated financial statements and accompanying notes beginning on page F-1 of this joint proxy statement/prospectus. The consolidated financial data set forth below for the years ended December 31, 1998, 1999 and 2000 and as of December 31, 1999 and 2000, are derived from and are qualified by reference to XCare.net's consolidated financial statements included in this joint proxy statement/prospectus. The consolidated financial data for the years ended December 31, 1996 and 1997 and as of December 31, 1996, 1997 and 1998 are derived from XCare.net's consolidated financial statements, which can be derived from other filings with the Securities Exchange Commission. The consolidated financial data as of March 31, 2001, and for the three-month periods ended March 31, 2000 and 2001 have been derived from XCare.net's unaudited consolidated financial statements and accompanying notes beginning on page F-24 which include, in management's opinion, all adjustments, consisting of normal recurring adjustments, necessary to present fairly the results of operations and financial position of XCare.net for the periods and dates presented. Historical results are not necessarily indicative of results for any future period.


                                                                                         THREE MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,                        MARCH 31,
                                ----------------------------------------------------    --------------------
                                 1996       1997       1998       1999        2000       2000        2001
                                 ----       ----       ----       ----        ----       ----        ----
STATEMENTS OF OPERATIONS
  DATA:
Total revenue...............    $ 9,726    $ 5,984    $ 2,270    $ 4,853    $ 10,681    $ 2,852     $ 7,590
Total costs and expenses....     10,523     14,641      5,915      7,974      33,025      6,753      11,891
                                -------    -------    -------    -------    --------    -------     -------
Loss from operations........       (797)    (8,657)    (3,645)    (3,121)    (22,344)    (3,901)     (4,301)
Settlements received from
  contract terminations.....      2,250        250         --         --          --         --          --
Interest income (expense),
  net.......................         --          5       (437)       (67)      5,027        698       1,100
                                -------    -------    -------    -------    --------    -------     -------
Income (loss) before income
  taxes.....................      1,453     (8,402)    (4,082)    (3,188)    (17,317)    (3,203)     (3,201)
Income tax (benefit)
  expense...................      1,200     (1,078)        --         --          --         --          --
                                -------    -------    -------    -------    --------    -------     -------
Net income (loss)...........    $   253    $(7,324)   $(4,082)   $(3,188)   $(17,317)   $(3,203)    $(3,201)
                                =======    =======    =======    =======    ========    =======     =======
Net income (loss) per common
  share -- basic and
  diluted...................    $  0.53    $(18.92)   $(10.64)   $ (6.91)   $  (1.20)   $ (0.37)    $ (0.20)
                                =======    =======    =======    =======    ========    =======     =======
Weighted average common
  shares
  outstanding -- basic and
  diluted...................        476        390        390        472      14,399      8,758      16,412
                                =======    =======    =======    =======    ========    =======     =======

                                                        AS OF DECEMBER 31,                        AS OF
                                       ----------------------------------------------------     MARCH 31,
                                        1996      1997        1998        1999       2000         2001
                                        ----      ----        ----        ----       ----       ---------
BALANCE SHEET DATA:
Cash, cash equivalents and
  short-term investment............    $1,394    $   697    $    198    $  7,455    $78,319      $74,299
Working capital....................    $  243    $  (952)   $ (5,335)   $  8,138    $82,759      $80,004
Total assets.......................    $4,492    $ 4,026    $  2,805    $ 13,183    $96,908      $94,209
Long-term debt.....................    $1,317    $   939    $    284    $     --    $    --      $    --
Mandatory redeemable convertible
  preferred stock..................    $   --    $ 6,728    $  6,827    $ 23,842    $    --      $    --
Stockholders' equity (deficit).....    $  842    $(6,537)   $(10,620)   $(13,172)   $92,839      $89,773

              XCARE.NET UNAUDITED QUARTERLY RESULTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     These unaudited quarterly results should be read in conjunction with the financial statements included in this joint proxy statement/prospectus. XCare.net's operating results are expected to vary significantly from quarter to and are not necessarily indicative of results for any future period.

                                                                        THREE MONTHS ENDED
                                                      ------------------------------------------------------
                                                      MARCH 31,    JUNE 30,    SEPTEMBER 30,    DECEMBER 31,
                                                        1999         1999          1999             1999
                                                      ---------    --------    -------------    ------------
Total revenue.....................................     $1,311       $  530        $   813         $ 2,199
                                                       ------       ------        -------         -------
Costs and expenses:
  Cost of revenue.................................        923          714            784           1,502
  Sales and marketing.............................        155          138            252             560
  General and administrative......................        144          282            759             682
  Research and development........................        104           57            256             158
  Stock compensation expense......................         --           --            112             392
                                                       ------       ------        -------         -------
     Total costs and expenses.....................      1,326        1,191          2,163           3,294
                                                       ------       ------        -------         -------
Loss from operations..............................        (15)        (661)        (1,350)         (1,095)
Interest income (expense), net....................       (136)        (122)           108              83
                                                       ------       ------        -------         -------
  Net loss........................................     $ (151)      $ (783)       $(1,242)        $(1,012)
                                                       ======       ======        =======         =======
  Net loss per common share -- basic and
     diluted......................................     $(0.43)      $(2.00)       $ (2.36)        $ (1.81)
                                                       ======       ======        =======         =======

                                                                    THREE MONTHS ENDED
                                            -------------------------------------------------------------------
                                            MARCH 31,    JUNE 30,    SEPTEMBER 30,    DECEMBER 31,    MARCH 31,
                                              2000         2000          2000             2000          2001
                                            ---------    --------    -------------    ------------    ---------
Total revenue...........................     $ 2,852     $ 2,689        $ 1,961         $ 3,179        $ 7,590
                                             -------     -------        -------         -------        -------
Costs and expenses:
  Cost of revenue.......................       2,797       3,016          3,190           5,170          6,353
  Sales and marketing...................       1,110       1,891          1,203           1,012          1,389
  General and administrative............       1,867       2,981          2,038           2,321          2,570
  Research and development..............         461         989            427           1,075          1,141
  Amortization of goodwill and other
     acquired intangibles...............          --          --             --              96            303
  Stock compensation expense............         518         406            286             171            135
                                             -------     -------        -------         -------        -------
     Total costs and expenses...........       6,753       9,283          7,144           9,845         11,891
                                             -------     -------        -------         -------        -------
Loss from operations....................      (3,901)     (6,594)        (5,183)         (6,666)        (4,301)
Interest income, net....................         698       1,505          1,446           1,378            100
                                             -------     -------        -------         -------        -------
  Net loss..............................     $(3,203)    $(5,089)       $(3,737)        $(5,288)       $(3,201)
                                             =======     =======        =======         =======        =======
  Net loss per common share -- basic and
     diluted............................     $ (0.37)    $ (0.31)       $ (0.23)        $ (0.32)       $ (0.20)
                                             =======     =======        =======         =======        =======

               XCARE.NET MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW


     XCare.net is an electronic commerce service provider for healthcare businesses. We have developed an Internet-based technology platform, XTiera, using extensible mark-up language, or XML. Using XTiera, we design, develop and host custom healthcare Web sites, known as portals, for payers, providers and other healthcare industry participants. Through these portals, we link healthcare providers, payers and other industry participants into a community to create an Internet exchange. We use XTiera to deliver a broad range of applications, services and electronic product offerings that streamline and automate high-volume, data-intensive transactions and processes. We process transactions such as eligibility checking, claims status, referral processing and physician credentialing and enrollment. We also provide consulting services to define, develop and implement Internet healthcare strategies as well as Web site hosting, transaction processing, transaction support and maintenance services for our customers. XTiera is based on XML, in conjunction with the Topic Navigation Mapping standard. The enhanced integration and filtering capabilities are designed to meet the demands of healthcare industry participants. We expect XML to be a predominant protocol for exchanging data for electronic commerce in the future. Topic Navigation Mapping provides a standard format for indexing and structuring the XML formatted content. We take advantage of the benefits of both XML and Topic Navigation Mapping technologies to process data trapped in usually incompatible legacy computer systems, allow for automation of healthcare processes and integrate a wide variety of healthcare data including audio, video and text. We operate in two segments: development and consulting services, and recurring services. The development and consulting services segment includes revenue generated from software engineering and integration. The recurring services segment includes revenue generated from hosting services, maintenance services, transaction services, recurring license fees and other services.


     We were incorporated in Delaware in March 1989 under the name Reilly Dike Dosher Corporation, Inc. In December 1996, we changed our name to MPower Solutions, Inc. We have historically derived a significant portion of our revenue from sales of mainframe and client-server software for managed health care systems and from providing services to health care organizations seeking to outsource administrative functions.

     In early 1998, we identified an emerging opportunity to utilize the Internet to connect health care participants together into a community structure. We saw this as an opportunity to provide a more efficient service to health care and to offer our existing services, as well as additional applications, services and products, through a more efficient delivery medium. Beginning in mid-1998, we began to focus on Internet-based health care solutions. In April 1999, we changed our name to XCare.net, Inc. We intend to derive an increasing portion of our future revenue from our Internet-based applications, services and product offerings.

     On February 9, 2000, the Securities and Exchange Commission, or SEC, declared effective our Registration Statement on Form S-1. Pursuant to this Registration Statement, we completed an Initial Public Offering, or IPO, of 5,750,000 shares of our common stock (including 750,000 shares sold pursuant to the exercise of the underwriter's over-allotment option) at an offering price of $18.00 per share. Our proceeds from the IPO, after calculation of the underwriter's discount of $7.2 million, totaled $94.2 million, net of offering costs of approximately $2.1 million. Concurrent with the closing of the IPO, all outstanding shares of our convertible preferred stock were automatically converted into 9,108,122 shares of common stock. In addition, upon closing of the IPO, all outstanding common stock warrants and the Series A convertible preferred stock warrants were exercised. The Series A convertible preferred stock issued upon the exercise of the latter warrants was automatically converted into common stock and together with the exercise of the common stock warrants, resulted in the issuance of 702,924 additional shares of common stock.

     In October 2000, we entered into a Software License and Services Agreement with MedUnite, Inc. to provide software development services related to the pilot program. These services are provided on a time and materials basis and this agreement is cancelable at MedUnite's discretion subsequent to the delivery of the first pilot and prior to the contract contingency date, which is expected in mid-2001. In addition, we will host MedUnite's pilot program. If MedUnite does not terminate the agreement before the contingency date, we will sell MedUnite a software license and is expected to provide ongoing hosting, transaction processing, maintenance, software development and technical services.

     In connection with the MedUnite agreement, we issued warrants to MedUnite to purchase 1,350,000 shares of our common stock at an exercise price of $4.06. The warrants were immediately vested, exercisable and non-forfeitable for a period of eighteen months from the date of grant. The fair value of the warrants was calculated to be $3.1 million and was determined using the Black-Scholes option pricing model using a volatility factor of 120%, risk-free interest rate of 6.0% and an expected life of 18 months. The amounts billed to MedUnite up to the date that the first pilot was delivered (March 2001) has been reduced by the fair value attributed to the warrants. For the year ended December 31, 2000, the Company allocated $2.2 million of the warrant charge to billings and amounts billable. The remaining value of the warrants of $0.9 million at December 31, 2000 was included in other current assets. For the three months ended March 31, 2001, the Company charged the remaining warrant value of $0.9 million to billings and amounts billable.

     On November 8, 2000, we purchased all of United/HealthScope, Inc.'s d/b/a Advica Health Resources common shares. The purchase price totaling approximately $2.2 million included 70,000 shares of our common stock, approximately $830,000 in cash, and professional fees directly related to the acquisition, net of accounts receivable and our net investment in Advica Health Resources. The purchase price was allocated to the acquired assets and liabilities at their fair values as of November 8, 2000. The acquired intangibles consisted of approximately $549,000 in customer base, $488,000 in acquired workforce, and $86,000 to trade name. The remaining excess purchase price of approximately $402,000 was recorded as goodwill.

     In conjunction with the purchase of Advica Health Resources, we incurred approximately $273,000 in costs primarily related to the involuntary termination benefits of Advica Health Resources employees and for other costs to integrate operating activities. Approximately $95,000 of these employee termination benefits had been paid as of December 31, 2000. The remaining balance was paid in January 2001.

     On November 29, 2000, we purchased all of Integrated Media Inc.'s common stock. The purchase price, totaling approximately $2.1 million, consisted primarily of cash and professional fees directly related to the acquisition. The total purchase price was allocated to the assets and liabilities at their fair values as of November 29, 2000. The acquired identifiable intangible assets totaling approximately $322,000 consisted primarily of acquired customer base with the remaining excess purchase price of approximately $1.62 million being recorded as goodwill. In addition to the $2.1 million purchase price, we will pay $1.0 million to the former president of Integrated Media as compensation for his assistance with the transition over the next year. This $1.0 million has been paid into escrow, is included in other current assets, and will be amortized to sales and marketing expense over the one-year term of the agreement.

     We retained an independent appraiser to assist with the assigning of the fair values to the intangibles. The valuations relied on methodologies that most closely related to the fair market value assignment with the economic benefits provided by each asset and risks associated with the assets. The total goodwill and identifiable intangible assets acquired of $3.5 million are being amortized over their estimated lives of 3 years.

     Advica Health Resources, Integrated Media and Confer Software became our wholly-owned subsidiaries effective on the date of the acquisitions and transactions were accounted for under the purchase method of accounting in the fourth quarter of 2000 and the second quarter of 2001. Operating results for both Advica Health Resources and Integrated Media from the date of Acquisition are included in our consolidated financial results.

     On June 7, 2001 XCare.net consummated the acquisition of Confer Software, Inc., ("Confer") by merger of a wholly-owned subsidiary of XCare.net with Confer. As a result of the merger, Confer is now a wholly-owned subsidiary of XCare.net. Under the terms of the merger agreement dated May 14, 2001, XCare.net issued 592,453 shares of XCare.net common stock in exchange for outstanding shares of Confer capital stock and assumed a $461,250 employee bonus plan that was paid in cash. The transaction will be accounted for as a purchase. The purchase price will be allocated to the net assets acquired within the 12 months following the closing date of the transaction based on obtaining an independent valuation of the transaction.

     We recognize revenue in accordance with the provisions of Statement of Position 97-2, "Software Revenue Recognition" as amended. We derive revenue from license fees and related services under the terms of fixed price contracts. Maintenance revenue is derived from agreements for supporting and providing periodic updates to licensed software. Consulting revenue consists of revenue from consulting services provided pursuant to time and materials contracts. Transaction processing revenue is derived from transaction processing services and is recognized on a per-transaction basis as services are performed. Operational support revenue is derived from agreements for supporting and maintaining customers' processing environments and is recognized ratably over the service period.

     License fees and related services revenue is generally recognized from fixed price contracts using the percentage-of-completion method of accounting when services are essential to the functionality of the delivered software and collectibility of fees is probable. Where collectibility of fees is not probable, we defer revenue and related costs as deferred contract costs and recognize revenue and cost of revenue as cash is collected.

     We may encounter budget and schedule overruns on fixed price contracts caused by increased material, labor or overhead costs. Adjustments to cost estimates are made in the periods in which the facts requiring such revisions become known. Estimated losses, if any, are recorded in the period in which current estimates of total contract revenue and contract costs indicate a loss. We do not require collateral for our receivables and an allowance is maintained for potential credit losses.

     In arrangements where services are not essential to the functionality of the delivered software, and we have no other obligations, we recognize license revenue when the agreement has been signed, delivery has occurred, the fee is fixed or determinable and collectibility is probable.

     Maintenance revenue is recorded as unearned revenue and is recognized ratably over the service period, which is generally 12 months. When maintenance is bundled with the original license fee arrangement, its fair value is deferred and recognized during the period such services are provided.

     Revenue from consulting services provided pursuant to time-and-materials contracts is recognized as the services are performed.

     Cost of revenue includes personnel and related overhead costs, payments to third-party consultants who assist with implementation and support services, facilities costs and equipment depreciation. Sales and marketing expenses consist of personnel and related overhead costs, including commissions, travel expenses, field sales office expenses and advertising and promotion costs. General and administrative expenses include personnel and related overhead costs for our executive, administrative, finance and human resources functions, as well as legal and accounting fees, insurance expense, investor relation costs and bad debt expense. Research and development expense includes personnel and related overhead costs for product development, enhancements to existing applications and services and quality assurance activities.

RESULTS OF OPERATIONS

     The following table sets forth financial data for the periods indicated as a percentage of revenue.

                                                                                       THREE MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31,               MARCH 31,
                                                 -------------------------------       ------------------
                                                  1998        1999         2000         2000        2001
                                                  ----        ----         ----         ----        ----
Total revenue................................     100.0%      100.0%       100.0%       100.0%      100.0%
                                                 ------       -----       ------       ------       -----
Costs and expenses:
  Cost of revenue............................      91.9        80.8        132.7         98.1        83.7
  Sales and marketing........................      42.5        22.8         48.8         38.9        18.3
  General and administrative.................      96.7        38.5         86.2         65.5        33.9
  Research and development...................      29.5        11.8         27.6         16.2        15.0
  Goodwill and other intangibles
     amortization............................        --          --          0.1           --         4.0
  Stock compensation expense.................        --        10.4         12.9         18.2         1.8
                                                 ------       -----       ------       ------       -----
       Total costs and expenses..............     260.6       164.3        309.2        236.8       156.7
                                                 ------       -----       ------       ------       -----
Loss from operations.........................    (160.6)      (64.3)      (209.2)      (136.8)      (56.7)
Interest income (expense), net...............     (19.2)       (1.4)        47.1         24.5        14.5
                                                 ------       -----       ------       ------       -----
Net loss.....................................    (179.8)%     (65.7)%     (162.1)%     (112.3)%     (42.2)%
                                                 ======       =====       ======       ======       =====

     YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999

     Total Revenue. Total revenue increased $5.8 million, or 120.0%, to $10.7 million for the year ended December 31, 2000 from $4.9 million for the year ended December 31, 1999. Amounts billed or billable to MedUnite of $2.2 million as of December 31, 2000 were reduced by the same amounts which relate to the fair value of the warrants issued to MedUnite in connection with the Agreement discussed above. The increase in total revenue is primarily related to increased development and consulting revenues derived from increased Internet-based development projects over the prior year. Internet-based development projects generally are higher in dollar value than our other services. Higher recurring revenue from Web site hosting, transaction processing and maintenance services for the twelve months ended December 31, 2000 as compared to the twelve months December 31, 1999 also added to the increase in total revenue. Total revenue also increased due to the acquisition of Advica Health Resources and Integrated Media in the fourth quarter of 2000.

     Cost of revenue. Cost of revenue increased $10.3 million, or 261.3%, to $14.2 million for the year ended December 31, 2000 from $3.9 million for the prior comparable period. The increase in the cost of revenue is related to the cost of additional personnel and third party contractors to support the growth in our Internet-based development projects. Expenses also increased due to the acquisitions of Advica Health Resources and Integrated Media.

     Sales and marketing. Sales and marketing expenses increased $4.1 million, or 372.0%, to $5.2 million for the year ended December 31, 2000 from $1.1 million for the year ended December 31, 1999. Sales and marketing expenses increased due to additional personnel, benefits and increased travel and entertainment, trade show and conference expenses as our sales force and marketing efforts were expanded and intensified. Increased commission expense related to obtaining significant contracts also added to the increase.

     General and administrative. General and administrative expenses increased $7.3 million, or 393.1%, to $9.2 million for the year ended December 31, 2000 from $1.9 million for the year earlier period. The increase in general and administrative expenses was primarily due to:

     - an increase in personnel in the areas of human resources, accounting and administration and an increase in benefits expense related to the increase in personnel and recruiting costs,

     - higher legal and accounting fees associated with periodic reporting requirements of a public company,

     - increased insurance expense related to purchasing directors and officers insurance,

     - higher rent expense related to expansion of our facilities,

     - higher depreciation expense related to an increase in capital expenditures to support our operations,

     - the acquisition of Advica Health Resources and Integrated Media, and

     - increased investor relations expense associated with a public company.


     Research and development. Research and development expenses increased $2.4 million, or 413.4%, to $3.0 million for the year ended December 31, 2000 from $0.6 million for the year ended December 31, 1999. The increase in research and development expenses reflects an increased use of third-party contractors related to the development of our transaction platform, XTiera offset by a decrease in salary expense. Additionally, higher rent expense related to our new Santa Clara research and development facility also added to the increase in research and development expense.


     Amortization of goodwill and acquired intangibles. The amortization of goodwill and acquired intangibles results from our acquisitions of Advica Health Resources and Integrated Media. Goodwill and identifiable intangibles of $3.5 million was recognized for the amount of the excess of the purchase price over the fair market value of the net assets acquired and will be amortized on a straight-line basis over the estimated useful life of 3 years. We obtained independent appraisals of the identified intangible assets and their remaining useful lives. Goodwill and other intangibles amortization for the twelve months ended December 31, 2000 was $96,000.

     Stock compensation expense. During 1999 and through February 10, 2000, the effective date of our IPO, in connection with stock options granted to certain employees and a consultant under the stock plan, we have recorded unearned stock compensation representing the difference between the exercise price of the options and the deemed fair value of our common stock at the date of grant. We recorded aggregate unearned compensation of $2.8 million in connection with these stock options. This stock compensation will be amortized to expense over the period during which the options or common stock subject to repurchase vest, generally four years, using an accelerated method as described in Financial Accounting Standards Board Interpretation No. 28. Amortization of stock compensation expense amounted to $1.4 million for the year ended December 31, 2000 compared to $504,000 in 1999. We expect to recognize amortization expense related to unearned compensation for the aforementioned grants of $425,000 in 2001, $193,000 in 2002 and $39,000 in 2003. See Note 6 of Notes to Financial Statements on pages F-15 through F-19.

     Interest income (expense), net. Interest income (expense), net includes interest income on cash and cash equivalent balance partially offset by interest expense on our convertible promissory notes and capital lease obligations. Interest income, net of interest expense, increased $5.1 million, to interest income of $5.0 million for the year ended December 31, 2000 from interest expense of $67,000 for the prior year. The increase in net interest income is primarily due to the interest income realized from the investment of the proceeds from our IPO in the first quarter 2000, the conversion of our convertible promissory notes into common shares simultaneously with our IPO and the reduction of debt and capital lease obligations during 1999.

     Income tax (benefit) expense. No provision for federal and state income taxes has been recorded for the years ended December 31, 2000 and 1999, as we have incurred net operating losses for each of these periods. We believe that, based on the history of losses and other factors, the weight of available evidence indicates that it is more likely than not that we will not be able to realize our deferred tax assets, and thus a full valuation allowance has been recorded against such assets as of December 31, 2000.

     Segment results. Segment results represent margins which, for segment reporting purposes, exclude certain costs and expenses, including corporate expenses, taxes other than income and other non-recurring charges. See Note 10 to the consolidated financial statements on pages F-21 through F-22.

                                                     1999        2000      (DECREASE)
                                                     ----        ----      ----------
Development and consulting......................    $   720    $ (3,216)    $ (3,936)
Recurring services..............................        210        (276)        (486)
Other...........................................     (4,118)    (13,825)      (9,707)
                                                    -------    --------     --------
                                                    $(3,188)   $(17,317)    $(14,129)
                                                    =======    ========     ========

     The decrease in margins for both the development and consulting and recurring services segments is primarily related to the cost of additional personnel hired to support the growth in our Internet-based development projects and an increase in the ratio of third-party contractors our personnel in the first three quarters of 2000. Third-party contractors generally cost us more than our own personnel and consequently generate lower gross profit margins.

     YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

     Revenue. Revenue increased $2.6 million, or 114%, to $4.9 million for the year ended December 31, 1999 from $2.3 million for the year ended December 31, 1998. This increase reflects revenue recognized from new customers coupled with an increase in average total arrangement fees during 1999 as compared to 1998, partially offset by decreased transaction processing revenue, as two customers did not continue their transaction processing arrangements after they completed implementation of our software.

     Cost of revenue. Cost of revenue increased $1.8 million, or 88%, to $3.9 million for the year ended December 31, 1999 from $2.1 million for the year earlier period. This increase reflects the cost of additional third-party consultants used to support the current license implementation and custom development projects, amortization of software purchased in the fourth quarter of 1998 and recognition in 1999 of contract expenses deferred from the prior year.

     Sales and marketing. Sales and marketing expenses increased $140,000, or 15%, to $1.1 million during the year ended December 31, 1999 from $1.0 million for the year ended December 31, 1998. This increase represents increases in personnel, travel, advertising and marketing as we began to expand our sales and marketing force during the last half of 1999.

     General and administrative. General and administrative expenses decreased $327,000, or 15%, to $1.9 million for the year ended December 31, 1999 from $2.2 million from the year earlier period. This decrease is due primarily to a reduction in the amount of losses on the disposal of assets which were recorded in 1998 and the phase out of our mainframe computer as we discontinued its use. These decreases were partially offset by increases in recruitment and personnel costs as we built our staff, to accommodated growth and prepare for our IPO in the first quarter of 2000.

     Research and development. Research and development expenses decreased $95,000, or 14%, to $0.6 million for the year ended December 31, 1999 from $0.7 million for the year ended December 31, 1998. This decrease reflects a reduction in the use of outside consultants due to the completion of a project in 1998 related to the conversion of forms in the claims processing application as well as the write-off of certain software and equipment during 1998 after two of our customers did not continue their transaction processing arrangements once they completed implementation of our software. These decreases were partially offset by an increase in salaries as we increased personnel after obtaining funding through the sale convertible preferred stock in the second and third quarters of 1999.

     Stock compensation expense. During 1999, we recorded aggregate unearned compensation of $2.8 million in connection with the grant of certain stock options. Amortization of this compensation amounted to $504,000 for the year ended December 31, 1999. See Note 6 of Notes to Financial Statements on pages F-15 through F-19.

     Interest income (expense), net. Interest income (expense), net includes interest expense on our convertible promissory notes and capital lease obligations partially offset by interest income on cash and cash equivalent balances. Interest expense, net of interest income, decreased $370,000, or 85%, to $67,000 for the year ended December 31, 1999 from $437,000 for the prior year. This decrease is due to the conversion of the convertible promissory notes to Series B convertible preferred stock in June 1999, and the substantial reduction of debt and capital lease obligations during 1999 with the proceeds of the Series B preferred stock in the second and third quarter of 1999.

     Income tax (benefit) expense. No provision for federal and state income taxes has been recorded for the year ended December 31, 1999 or 1998 as we have incurred net operating losses for each of these periods. We believe that, based on the history of losses and other factors, the weight of available evidence indicates that it is more likely than not that we will not be able to realize our deferred tax assets, and thus a full valuation allowance has been recorded against such assets as of December 31, 1999 and 1998.

     Segment Results. Segment results represent margins which, for segment reporting purposes, exclude certain costs and expenses, including corporate expenses, taxes other than income and other non-recurring charges. Because all XCare.net's revenues were generated from recurring services in 1998, comparative information for the twelve months ended December 31, 1999 and 1998 are not presented. See Note 10 to the consolidated financial statements on pages F-21 through F-22.

     THREE MONTHS ENDED MARCH 31, 2001 COMPARED TO THREE MONTHS ENDED MARCH 31, 2000

     Total revenue. Total revenue increased $4.7 million, or 166.1%, to $7.6 million for the three months ended March 31, 2001 from $2.9 for the three months ended March 31, 2000. Amounts billed or billable to MedUnite as of March 31, 2001 were reduced by $876,000, which relate to the amortization of the fair value of the warrants issued to MedUnite in connection with the Agreement discussed above. The increase in total revenue is primarily related to increased development and consulting revenues derived from increased Internet-based development projects over the prior year. Higher recurring revenue from Web site hosting, transaction processing and maintenance services for the three months ended March 31, 2001 as compared to the three months ended March 31, 2000 also added to the increase in total revenue. Total revenue also increased due to the addition of Advica Health Resources and Integrated Media revenues beginning in the fourth quarter of 2000.

     Cost of revenue. Cost of revenue increased $3.6 million, or 127%, to $6.4 million for the three months ended March 31, 2001 from $2.8 million from the prior comparable period. The increase in the cost of revenue is related to the cost of additional personnel to support the growth in our Internet-based development projects. Expenses also increased due to the acquisitions of Advica Health Resources and Integrated Media. The opening of offices in Los Angeles and New York in mid-2000 also added to the increase. We anticipate cost of revenue expenditures will increase as we continue to expand our Internet strategy.

     Sales and marketing. Sales and marketing expenses increased $0.3 million, or 25%, to $1.4 million during the three months ended March 31, 2001 from $1.1 million for the three months ended March 31, 2000. Sales and marketing expenses increased due to additional personnel, benefits and increased travel and entertainment, trade show and conference expenses which were not expanded until the middle of the first quarter of 2000 after successful completion of our IPO.

     General and administrative. General and administrative expenses increased $0.7 million, or 38%, to $2.6 million for the three months ended March 31, 2001 from $1.9 million from the year earlier period. The increase in general and administrative expenses was primarily due to:

     - an increase in personnel in the areas of human resources, accounting and administration and an increase in benefits expense related to the increase in personnel and recruiting costs,

     - increased directors and officers insurance,

     - higher rent expense related to expansion of our facilities,

     - writedown of long-term equity investments, and

     - higher depreciation expense related to an increase in capital expenditures to support our operations.


     Research and development. Research and development expenses increased $0.7 million, or 148%, to $1.1 million for the three months ended March 31, 2001 from $0.5 million for the three months ended March 31, 2000. The increase in research and development expenses reflects an increase in personnel costs related to the continued development of our transaction platform, XTiera, including the Authorized Use Engine and Digital Library. Additionally, higher rent expense related to our Santa Clara research and development facility, which was opened in the second quarter of 2000.


     Stock compensation expense. During 1999 and through February 10, 2000, the effective date of our IPO, in connection with stock options granted to certain employees and a consultant under the stock plan, we have recorded unearned stock compensation representing the difference between the exercise price of the options and the deemed fair value of our common stock at the date of grant. We recorded aggregate unearned compensation of $2.8 million in connection with these stock options. This stock compensation will be amortized to expense over the period during which the options or common stock subject to repurchase vest, generally four years, using an accelerated method as described in Financial Accounting Standards Board Interpretation No. 28. Amortization of stock compensation expense amounted to $135,000 for the three months ended March 31, 2001 compared to $0.5 million for the three months ended March 31, 2000.

     Amortization of goodwill and acquired intangibles. The amortization of goodwill and acquired intangibles results from our acquisitions of Advica Health Resources and Integrated Media. Goodwill and identifiable intangibles of $3.5 million was recognized for the amount of the excess of the purchase price over the fair market value of the net assets acquired and will be amortized on a straight-line basis over the estimated useful life of three years. We obtained independent appraisals of the identified intangible assets and their remaining useful lives. Goodwill and other intangibles amortization for the three months ended March 31, 2001 was $303,000.

     Interest income. Interest income includes interest income on cash, cash equivalent and short-term investment balances. Interest income increased $0.4 million, to $1.1 million for the three months ended March 31, 2001 from interest income of $0.7 million for the prior year. The increase in interest income is primarily due to the interest income realized from the investment of the proceeds from our IPO in the middle of the first quarter of 2000.

     Income tax (benefit) expense. No provision for federal and state income taxes has been recorded for the three months ended March 31, 2001 and 2000, as we have incurred net operating losses for each of these periods. We believe that, based on the history of losses and other factors, the weight of available evidence indicates that it is more likely than not that we will not be able to realize our deferred tax assets, and thus a full valuation allowance has been recorded against such assets as of March 31, 2001.

     Segment results. Segment results represent margins which, for segment reporting purposes, exclude certain costs and expenses, including corporate expenses, taxes other than income and other non-recurring charges. See Note 5 to the consolidated financial statements on pages F-28 through F-29.

                                                     THREE MONTHS ENDED
                                                         MARCH 31,
                                                    --------------------      INCREASE/
                                                     2000         2001        DECREASE
                                                     ----         ----        ---------
Development and consulting......................    $  (142)     $ 1,472       $ 1,614
Recurring services..............................        197         (235)         (432)
Other...........................................     (3,258)      (4,438)       (1,180)
                                                    -------      -------       -------
                                                    $(3,203)     $(3,201)      $     2
                                                    =======      =======       =======

     The increase in margins for the development and consulting segment is primarily related to the revenue growth in 2001 over the prior comparable quarter. The fixed costs to provide development and consulting services are allocated over a larger revenue base, providing greater margin. The decrease in margins from recurring services is primarily related to the addition of Advica Health Resources.

LIQUIDITY AND CAPITAL RESOURCES

     We have historically financed our operations through a combination of cash flow from operations, private sales of common and convertible preferred stock, issuances of convertible promissory notes and public sales of common stock.

     We expect to use our cash, cash equivalents and short-term investments for general corporate purposes, working capital and capital expenditures to fund our operations and to continue expanding our product offerings. The amounts and timing of our actual expenditures will depend upon numerous factors, including the status of our product development efforts, marketing and sales activities, the amount of cash generated by our operations and competition. We may find it necessary or advisable to use portions of our cash and cash equivalents for other purposes. A portion of our cash, cash equivalents and short-term investments may also be used to acquire or invest in complementary businesses or products or to obtain the right to use complementary technologies. Pending use of our cash and cash equivalents for the above purposes, we intend to invest such funds in short-term, interest-bearing, investment-grade securities.

     Net cash used in operating activities was $17.3 million in 2000, $4.4 million in 1999 and $2.2 million in 1998. Net cash used in operating activities for the three months ended March 31, 2001 and 2000 was $3.0 million and $2.8 million, respectively. Net cash used in operating activities is primarily attributable to net losses.

     Net cash used in investing activities was $48.2 million in 2000 and $1.2 million in 1999, and net cash provided by investing activities was $167,000 in 1998. Investing activities increased in 2000 primarily due to purchases of short-term investments of $41.0 million and purchases of computer hardware and software, office furniture and equipment of $3.6 million. In the fourth quarter of 2000, we purchased all of Integrated Media's common stock for $2.1 million and spent $0.7 million in the purchase of Advica Health Resources, net of cash received. See Note 2 to the consolidated financial statements regarding these purchases on pages F-11 through F-12. Net cash used in investing activities for the three months ended March 31, 2001 and 2000 was $2.1 million and $1.1 million, respectively. Purchases of equipment and software for the March 31, 2001 and 2000 were $0.9 million and $1.1 million, respectively. Additionally, we purchased $4.3 million and sold $3.2 million of short-term investments in the first quarter of 2001. We anticipate total capital expenditures for 2001 to be approximately $3.6 million.

     Net cash provided by financing activities of $95.4 million for 2000 was primarily related to the net proceeds received from our IPO. In February 2000, we completed our initial public offering and issued 5,750,000 shares of common stock (including the underwriter's over-allotment of 750,000 shares of common stock) at an initial public offering price of $18.00 per share. We received $94.2 million in cash proceeds, net of underwriting discounts, commissions and other offering costs. The net cash provided by financing activities of $12.9 million for 1999 was primarily related to the net proceeds received from the issuance of convertible preferred stock. The net cash provided by financing activities of $1.5 million for 1998 was primarily related to the net proceeds received from the issuance of convertible promissory notes. Net cash used in financing activities for the three months ended March 31, 2001 of $13,000 was related to payments on capital leases. Net cash provided by financing activities of $95.3 million for the three months ended March 31, 2000 was primarily related to the net proceeds received from our initial public offering.

     We expect our current cash resources will be sufficient to meet our requirements for the next 18 months. We may need to raise additional capital to support expansion, develop new or enhanced applications, services and product offerings, respond to competitive pressures, acquire complementary businesses or technologies or take advantage of unanticipated opportunities. We may need to raise additional funds by selling debt or equity securities, by entering into strategic relationships or through other arrangements. We cannot assure you that we will be able to raise any additional amounts on reasonable terms, or at all, when they are needed.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards, or SFAS, No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS No. 133 requires, among other things, that all derivative instruments be recognized at fair value as assets or liabilities on the balance sheet and that changes in fair value generally be recognized currently in earnings unless specific hedge accounting criteria are met. Because the Company does not hold any derivative financial instruments and has not engaged in hedging activities, the adoption of SFAS 133 in the first quarter of 2001 did not have a material impact on its consolidated results of operations, financial position or cash flows.

QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK

     We currently develop and market our products in the United States. As all sales are currently made in U.S. dollars, a strengthening of the dollar could make our product less competitive in foreign markets. Our interest income is sensitive to changes in the general level of U.S. interest rates. Due to the short term-term nature of our investments, we believe that there is no material interest risk exposure. Based on the foregoing, no quantitative disclosures have been provided.

                              XCARE.NET MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth certain information with respect to XCare.net's executive officers and directors as of June 15, 2001.

                NAME                     AGE                            POSITION
                ----                     ---                            --------
Lorine R. Sweeney....................    43     President, Chief Executive Officer and Director
                                                Senior Vice President, Finance and Chief Financial
Gary T. Scherping....................    41     Officer
John D. Hickey.......................    44     Senior Vice President and Chief Operating Officer
                                                Senior Vice President, Sales, Marketing and Business
Thomas M. Pianko.....................    40     Development
Ann Ting.............................    54     Senior Vice President and Chief Technology Officer
J. Andrew Cowherd....................    48     Director
James B. Hoover......................    46     Director
Jeffrey M. Krauss....................    44     Chairman of the Board of Directors
Fred L. Brown........................    60     Director
Daniel J. Mitchell...................    44     Director
Robert I. Murrie.....................    55     Proposed Director

     LORINE R. SWEENEY. Ms. Sweeney has been President, Chief Executive Officer and a director of XCare.net since October 1997. From November 1994 until September 1997, Ms. Sweeney was Vice President of Software Development and Technology and Vice President of the UltiMedex Business Unit of Micromedex, Inc., an international supplier of clinical reference information to the healthcare and environmental industries.

     GARY T. SCHERPING. Mr. Scherping has been Senior Vice President of Finance and Chief Financial Officer of XCare.net since March 2001. Mr. Scherping was Vice President of Finance and acting Chief Financial Officer from August 2000 until March 2001, Vice President and Controller from May 2000 until August 2000 and Vice President of Acquisitions from February 2000 until May 2000. Mr. Scherping was Treasurer from February 1999 to February 2000, Director of Marketing and Banking from July 1997 to February 1999 and Director of Financial Accounting and Reporting from September 1994 to July 1997 at Echo Bay Mines Ltd.

     JOHN D. HICKEY. Mr. Hickey has been Chief Operating Officer since November 2000. Mr. Hickey was Vice President of Operations for FastIdeas.com, Inc., a start-up accelerator and incubator from February 2000 until October 2000. He co-founded and managed eProve, Inc., an Application Service Provider from December 1998 until February 2000. Previously he held executive management positions at consulting organizations, including Sybase, Inc. and GE Consulting Services Corporation.

     THOMAS M. PIANKO. Mr. Pianko has been Senior Vice President, Sales, Marketing and Business Development of XCare.net since December 1999. From December 1998 to December 1999 Mr. Pianko was Vice President of Sales, Information Technology Business, Enterprise Sales-Intermountain Region and from February 1996 to December 1998 he was Regional Director and Sales Executive with McKesson HBOC Inc., a health information technology and supply services corporation. Prior thereto, Mr. Pianko was the Regional Accounts Manager for Eli Lilly & Co., a company engaged in the business of ethical pharmaceutical development and sales.


     ANN TING. Dr. Ting has been Senior Vice President and Chief Technology Officer since June 2001. Dr. Ting was President and Chief Operating Officer from 2000 to May 2001, Senior Vice President of Engineering and Chief Technology Officer from 1998 to 2000 and founder and Vice President of Engineering from 1994 to 1998 of Confer Software, Inc.


     J. ANDREW COWHERD. Mr. Cowherd has been a director of XCare.net since March 1997. Since July 1996, Mr. Cowherd has been a Managing Member of the general partner of Atlantic Medical Capital, L.P., a venture capital firm that is managed by Atlantic Medical Management, L.L.C. Mr. Cowherd is a director of several private companies including NotifyMD, Inc. a privately held company providing unified messaging and other communications services to physicians; and Nursefinders, Inc. a privately held company providing healthcare staffing and home healthcare services.

     JAMES B. HOOVER. Mr. Hoover has been a director of XCare.net since June 1999. Mr. Hoover is the Managing Member of DCP I, L.L.C., which is the general partner of Dauphin Capital Partners I, L.P., a venture capital firm that specializes in healthcare investments, which he founded in June 1998. From November 1992 until June 1998, Mr. Hoover was a General Partner of Welsh, Carson, Anderson & Stowe, a private equity firm specializing in the acquisition of healthcare and information services businesses. Mr. Hoover is a director of U.S. Physical Therapy, Inc., a publicly traded healthcare company, and several privately held healthcare companies.

     JEFFREY M. KRAUSS. Mr. Krauss has been Chairman of the Board of Directors of XCare.net since March 1997. Since April 2000, Mr. Krauss has been a Managing Member of Psilos Group Managers, LLC, a venture capital firm. From May 1990 until March 2000, Mr. Krauss was a General Partner of Nazem & Company, a venture capital firm. Mr. Krauss is a director of Tegal Corporation, a publicly traded company engaged in the manufacture of semi-conductor capital equipment. Mr. Krauss also serves as a director of several private companies.

     FRED L. BROWN. Mr. Brown has been a director of XCare.net since December 30, 1999. Since January 2001, Mr. Brown has been a Visiting Professor at George Washington University in Washington, D.C. From January 2000 to December 2000, Mr. Brown was immediate past chairman, and from January 1999 to December 1999 was chairman, of the American Hospital Association, a public policy advocate and educational association. From June 1993 until December 1998, Mr. Brown was the founding President and Chief Executive Officer of BJC Health System, a healthcare organization comprised of a comprehensive health network featuring 200 care sites, 24,000 employees, and health plans covering more than 200,000 patients. He currently serves as vice-chairman of the system. Mr. Brown is also currently a director of Curon Medical, Inc., a medical products company and American's Doctor.com, a privately held company.

     DANIEL J. MITCHELL. Mr. Mitchell has been a director of XCare.net since August 1999. Since January 1997, Mr. Mitchell has been a Manager of Sequel Venture Partners, LLC, a venture capital firm. Since June 1992, Mr. Mitchell has been a General Partner of Capital Health Venture Partners, a venture capital firm. Mr. Mitchell is a director of several private companies, as well as Genomic Solutions, Inc., a publicly traded life sciences company.

     ROBERT I. MURRIE. Mr. Murrie is expected to become a director of XCare.net on or prior to the effective time of the merger as one of Healthcare.com's nominees to XCare.net's board of directors. Mr. Murrie has served as a director and the President and Chief Executive Officer of Healthcare.com since October 1997. Prior to that he was President of Healthcare Communications, Inc., a wholly-owned subsidiary of Healthcare.com, from April 1997 to October 1997 and served as Client Partner of Healthcare.com (a senior sales executive position) from January 1996 to April 1997.

BOARD OF DIRECTORS

     Our board of directors held a total of thirteen meetings and acted two times by unanimous written consent during 2000. Each director attended at least 75% of the total number of meetings of the board of directors and of all committees of which he was a member during 2000.

     Our board of directors has four standing committees: The Audit Committee, the Compensation Committee, the Nominating Committee and the Acquisition Committee.

     Audit Committee. The Audit Committee recommends engagement of the independent accountants and is primarily responsible for reviewing and approving the scope of the audit and other services performed by our independent accountants and for reviewing and evaluating our accounting principles and systems of internal accounting controls. The Audit Committee meets with management and our independent accountants, who have access to the Audit Committee without the presence of management representatives. The Audit Committee consists of Mr. Krauss, Mr. Brown and Mr. Mitchell. The Audit Committee held six meetings during 2000.

     Compensation Committee. The Compensation Committee makes recommendations to the board of directors concerning the salaries and other compensation paid to the executive officers, the granting of employee stock options and other compensation-related issues. The Compensation Committee consists of Mr. Cowherd, Mr. Brown, Mr. Hoover and Mr. Krauss. The Compensation Committee held twelve meetings and acted once by unanimous written consent in 2000.

     Nominating Committee. The Nominating Committee, which consists of Mr. Brown, Mr. Cowherd and Mr. Hoover, selects and interviews applicants for our board of directors. The Nominating Committee first met in February 2001.

     Acquisition Committee. The Acquisition Committee, which consists of Mr. Hoover, Mr. Cowherd, Mr. Krauss and Mr. Mitchell, reviews and advises the board of directors regarding acquisition or investment candidates that have been recommended by our management. The Acquisition Committee first met in April 2001.

DIRECTOR COMPENSATION

     Directors who are also our employees (currently only Ms. Sweeney) receive no additional or special remuneration for serving as directors.

     Non-employee directors receive options to purchase shares of our common stock under our 1999 Director Option Plan. This plan was adopted in October 1999 and approved by our stockholders in January 2000. The director option plan generally provides for an automatic initial grant of an option to purchase 25,000 shares of our common stock to each non-employee director on the date that person first becomes a director. After the initial grant, a non-employee director will automatically be granted subsequent options to purchase 10,000 shares of our common stock each year on the date of our annual stockholders meeting, if on such date he or she has served on our board of directors for at least six months. The board of directors may also make additional option grants to non-employee directors under the director option plan in its discretion. Each initial option vests ratably over four years, and each subsequent option grant vests on the first anniversary of the date of grant, except that if we merge with another corporation, or sell substantially all our assets, each option will become fully vested and exercisable. The exercise price of all options will be equal to the fair market value of our common stock on the date of grant.

     Upon joining our board of directors in January 2000, L. Ben Lytle was granted an option to purchase 25,000 shares of our common stock under the director option plan. In September 2000, each non-employee director then in office received an automatic grant under the director option plan of an option to purchase 10,000 shares of common stock at an exercise price equal to the then-current market price of $5.438 per share. In June 2001, each non-employee director then in office received an automatic grant under the director option plan of an option to purchase 10,000 shares of common stock at an exercise price equal to the then-current market price of $10.20 per share.

     During 2000 and through March 31, 2001, our directors were not paid any cash compensation for their services as members of the board of directors or any committee, but they were reimbursed for reasonable out-of-pocket expenses incurred by them in attending meetings. Beginning in the second quarter of 2001, our directors will be paid $2,500 per quarter plus $500 for each board of directors or committee meeting attended. In addition, they will be reimbursed for reasonable out-of-pocket expenses incurred by them in attending meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Our board of directors established the Compensation Committee in 1999. Prior to establishing the Compensation Committee, our board of directors as a whole performed the functions delegated to the Compensation Committee. No member of our Compensation Committee has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee. Since the formation of the Compensation Committee, none of its members has been an officer or employee of XCare.net.

EXECUTIVE COMPENSATION

     The following table indicates the compensation earned for services rendered to XCare.net in all capacities during the years ended December 31, 2000 and 1999 to our Chief Executive Officer and our four other most highly compensated officers.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM
                                                                           COMPENSATION
                                                                           ------------
                                                   ANNUAL COMPENSATION      SECURITIES
                                                   --------------------     UNDERLYING        ALL OTHER
      NAME AND PRINCIPAL POSITION          YEAR     SALARY      BONUS       OPTIONS(#)     COMPENSATION(1)
      ---------------------------          ----     ------      -----       ----------     ---------------
Lorine R. Sweeney......................    2000    $195,456    $  2,813      150,000           $ 5,443
  President and Chief Executive Officer    1999     175,000          --      436,826             2,815
Thomas M. Pianko.......................    2000     275,599(2)    9,063       37,000             4,714
  Senior Vice President, Sales,
     Marketing                             1999      13,790          --       80,000               393
  and Business Development
Afshin Cangarlu........................    2000     129,185     204,473       70,000             3,175
  Senior Vice President and                1999          --          --           --                --
  General Manager, West Region
Mansour R. Moarefi(4)..................    2000      97,312     103,203       70,000            22,161(3)
  Senior Vice President and                1999          --          --           --                --
  General Manager, East Region
Suriya Narayanan.......................    2000     162,256       9,072       97,000             4,322
  Senior Vice President and                1999          --          --           --                --
  Chief Technology Officer

-------------------------
(1) Consists of premiums we paid for life insurance, dental insurance, health insurance and long-term disability insurance for each executive officer.

(2) Includes commissions of $132,680.

(3) Includes temporary living expenses of $19,893.

(4) Effective June 1, 2001, Mr. Moarefi is no longer an employee of XCare.net.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information with respect to stock options granted in 2000 to each of the officers named in the above table, including the potential realizable value over the ten-year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the SEC and do not represent our estimate of our future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

                                                  INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE VALUE
                                 ---------------------------------------------------     AT ASSUMED ANNUAL RATES
                                 NUMBER OF                                                    OF STOCK PRICE
                                 SECURITIES    % OF TOTAL                                      APPRECIATION
                                 UNDERLYING     OPTIONS      EXERCISE                        FOR OPTION TERM
                                  OPTIONS      GRANTED TO    PRICE PER    EXPIRATION    --------------------------
            NAME                  GRANTED      EMPLOYEES       SHARE         DATE           5%            10%
            ----                 ----------    ----------    ---------    ----------        --            ---
Lorine R. Sweeney............     150,000         10.3%       $ 5.938     09/21/2010     $560,156      $1,419,546
Thomas M. Pianko.............      37,000          2.5          5.938     09/21/2010      138,172         350,155
Afshin Cangarlu..............      70,000          4.8          6.187     05/18/2010      272,368         690,234
Mansour Moarefi(1)...........      70,000          4.8          3.563     08/02/2010      156,853         397,495
Suriya Narayanan.............      45,000          3.1          9.000     01/04/2010      254,702         645,466
                                   15,000          1.0         11.000     02/05/2010      103,768         262,968
                                   37,000          2.5          5.938     09/21/2010      138,172         350,155

-------------------------
(1) Effective June 1, 2001, Mr. Moarefi is no longer an employee of XCare.net.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth for each of the officers named in the above table information concerning exercisable and unexercisable options held as of December 31, 2000. The value of in-the-money options is based on a value of $5.125 per share, the closing price of our common stock on December 29, 2000.

                                                                    NUMBER OF                 VALUE OF UNEXERCISED
                                SHARES                       UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                               ACQUIRED                         DECEMBER 31, 2000              DECEMBER 31, 2000
                                  ON           VALUE      -----------------------------   ----------------------------
            NAME               EXERCISE     REALIZED($)   EXERCISABLE*   UNEXERCISABLE*   EXERCISABLE    UNEXERCISABLE
            ----               --------     -----------   ------------   --------------   -----------    -------------
Lorine R. Sweeney...........      --            --          938,726           --           $3,145,011         --
Thomas M. Pianko............      --            --          117,000           --                   --         --
Afshin Cangarlu.............      --            --           70,000           --                   --         --
Mansour Moarefi(1)..........      --            --           70,000           --              109,340         --
Suriya Narayanan............      --            --           97,000           --                   --         --

-------------------------
 * The number of unexercised options at December 31, 2000 which are exercisable reflects that all options are immediately exercisable upon grant, although the shares issued upon exercise are subject to our right to repurchase them upon termination of employment, which right lapses progressively over time.

(1) Effective June 1, 2001, Mr. Moarefi is no longer an employee of XCare.net.

DIRECTORS AND OFFICERS OF XCARE.NET FOLLOWING THE MERGER

     Following the consummation of the merger, Lorine R. Sweeney will serve as chief executive officer, Robert I. Murrie will serve as president and chief operating officer, Gary T. Scherping will serve as chief financial officer and Ann Ting will serve as chief technical officer of XCare.net. Otherwise, the executive officers of XCare.net will remain unchanged.

     Prior to or upon the consummation of the merger, XCare.net will increase the number of members permitted on its board of directors to nine. The board will be comprised of six of XCare.net's current directors and three of Healthcare.com's current directors. XCare.net's directors are broken up into three separate classes, with each class serving a staggered three year term. XCare.net will cause each of the three Healthcare.com directors to be elected to a different class of XCare.net's board, such that they are proportionately spread among the three classes.

            XCARE.NET RELATED TRANSACTIONS AND CERTAIN RELATIONSHIPS

AFFILIATED RELATIONSHIPS

     Several of the members of XCare.net's board of directors are affiliated with entities beneficially owning greater than 5% of its common stock. These relationships are summarized below.

      DIRECTOR                PRINCIPAL STOCKHOLDER                NATURE OF RELATIONSHIP
      --------                ---------------------                ----------------------
J. Andrew Cowherd....    Atlantic Medical Capital, L.P.      Mr. Cowherd is a member of
                                                             Atlantic Medical Management, L.C.,
                                                             the management services company of
                                                             Atlantic Medical Capital, L.P.
Daniel J. Mitchell...    Sequel Venture Partners             Mr. Mitchell is a manager of
                                                             Sequel Venture Partners
James B. Hoover......    Dauphin Capital Partners I, L.P.    Mr. Hoover is a managing member of
                                                             the general partner of Dauphin
                                                             Capital Partners I, L.P.
Jeffrey M. Krauss....    Nazem & Company IV, L.P.            Mr. Krauss is a special limited
                         Transatlantic Fund C.V.             partner with no voting or
                                                             investment power in Nazem &
                                                             Company IV, L.P. or Transatlantic
                                                             Venture Fund C.V.

AFFILIATED TRANSACTIONS

     In September 1999, we entered into a professional services agreement with munshee.com LLC, whose managing member is a general partner of Nazem & Company IV, L.P. In February 2000, the Company entered into a professional services arrangement with Apothecare.net, Inc., an entity that is controlled by a general partner of Nazem & Company IV, L.P. Nazem & Company IV, L.P. is a beneficial owner of greater than 5% of our common stock. Jeffrey M. Krauss, a member of our board of directors, was a general partner of Nazem & Company IV, L.P. until March 2000. The Company recognized $581,000 in revenue under these agreements during the year ended December 31, 2000.

     We recognized $135,000 in revenue from Advica Health Resources prior to our acquisition of Advica Health Resources in November 2000. Atlantic Medical Capital, L.P. was a significant stockholder of Advica Health Resources. J. Andrew Cowherd, one of our directors, is a member of Atlantic Medical Management, LLC, the management services company for Atlantic Medical Capital, L.P. We issued 70,000 shares of our common stock, valued at $507,500 to the stockholders of Advica Health Resources in connection with the acquisition of Advica Health Resources.

     MedUnite. In October 2000, XCare.net entered into a software license and services agreement with MedUnite, Inc. to provide software development services related to the pilot program. These services are provided on a time and materials basis and the agreement is cancelable at MedUnite's discretion subsequent to the delivery of the first pilot and prior to the contract contingency date, which is expected in mid-2001. In addition, XCare.net will host MedUnite's pilot program. If MedUnite does not terminate the agreement before the contingency date, XCare.net will sell MedUnite a software license and is expected to provide ongoing hosting, transaction processing, maintenance, software development and technical services.

     In connection with the agreement, XCare.net issued warrants to MedUnite to purchase 1,350,000 shares of XCare.net's common stock at an exercise price of $4.06. The warrants were immediately vested exercisable and non-forfeitable for a period of eighteen months from the date of grant. The fair value of the warrants was calculated to be $3.1 million and was determined using the Black-Scholes option pricing model using a volatility factor of 120%, risk-free interest rate of 6.0% and an expected life of 18 months. The amounts billed to MedUnite, up to the date that the first pilot was delivered in March 2001, has been reduced by the fair value attributed to the warrants. For the year ended December 31, 2000, XCare.net allocated $2.2 million of the warrant charge to billings and amounts billable. The remaining value of the warrants of $0.9 million at December 31, 2000 was included in other current assets. For the three months ended March 31, 2001, XCare.net charged the remaining warrant value of $0.9 million to billings and amounts billable.

     In addition, under the terms of the agreement, XCare.net may make an investment in MedUnite between $10.0 and $20.0 million.

OPTION ACCELERATIONS

     In September 2000, in connection with the termination of his employment with XCare.net, unvested options to purchase 75,000 shares of our common stock held by Peter Cheesbrough, our former Chief Financial Officer, were accelerated and made immediately exercisable.

     In April 2001, unvested options to purchase 10,000 shares of our common stock granted in September 2000 to William Reilly and Robert Tsao, former directors, were accelerated and made immediately exercisable.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma combined financial information assumes a business combination between XCare.net, including Confer Software, and Healthcare.com is accounted for as a purchase and is based on the respective historical consolidated financial statements and the notes thereto, incorporated by reference in and enclosed with, or included in this joint proxy statement/prospectus. The data is not necessarily indicative of the operating results or financial position that would have been achieved had the merger been consummated as of the beginning of the periods presented and should not be construed as representative or indicative of these amounts for any future date or in any future periods. The pro forma combined balance sheet combines XCare.net's March 31, 2001 consolidated balance sheet with Healthcare.com's March 31, 2001 consolidated balance sheet and Confer Software's March 31, 2001 balance sheet. The pro forma statements of operations combine XCare.net's historical results with Healthcare.com's and Confer Software's historical results for the periods indicated below. The Confer Software acquisition was consummated on June 7, 2001.

                        PRO FORMA COMBINED BALANCE SHEET
                                 MARCH 31, 2001
                                 (IN THOUSANDS)


                                                         AS REPORTED
                                        ---------------------------------------------     PRO FORMA             PRO FORMA
                                        XCARE.NET, INC.    HEALTHCARE.COM     CONFER     ADJUSTMENTS            COMBINED
                                        ---------------    --------------     ------     -----------            ---------
Current assets
  Cash and cash equivalents...........     $ 32,199           $  1,541       $     71                           $ 33,811
  Short term investments..............       42,100                 --          1,568                             43,668
  Accounts receivable, net............        4,968             17,457            261                             22,686
  Work performed in advance of
    billings..........................        2,028                 --             --                              2,028
  Other current assets................        3,145              2,042            136                              5,323
                                           --------           --------       --------     --------              --------
         Total current assets.........       84,440             21,040          2,036                            107,516
Property and equipment, net...........        5,023              3,028            864                              8,915
Capitalized software development
  costs,
  net.................................           --              3,368             --                              3,368
Purchased software, net...............          674                423             --                              1,097
Goodwill..............................        3,230             11,047             --     $ 67,222(a)             81,499
Restricted investments................           --                 --          2,125                              2,125
Other assets..........................          842                 32             --                                874
                                           --------           --------       --------     --------              --------
         Total assets.................     $ 94,209           $ 38,938       $  5,025     $ 67,222              $205,394
                                           ========           ========       ========     ========              ========
Current liabilities
  Accounts payable....................     $  1,019           $  2,448       $    265                           $  3,732
  Accrued liabilities.................        3,071              2,265            202     $  3,711(c)              9,249
  Unearned revenues...................          346              5,984          3,136                              9,466
  Line of credit and current portion
    of capital lease obligations......           --              3,982             66                              4,048
                                           --------           --------       --------     --------              --------
         Total current liabilities....        4,436             14,679          3,669        3,711                26,495
Long term liabilities and capital
  lease obligations...................           --                409             --           --                   409
                                           --------           --------       --------     --------              --------
         Total liabilities............        4,436             15,088          3,669        3,711                26,904
                                           --------           --------       --------     --------              --------
Redeemable preferred stock............           --                156         37,693      (37,849)(b)                --
                                           --------           --------       --------     --------              --------
Preferred stock.......................           --                 --          7,816       (7,816)(b)                --
Common stock..........................          164                283          1,220       (1,391)(a)(b)            276
Additional paid in capital............      124,990             49,849             --       38,756(a)(b)         213,595
Note receivable for common stock
  issuance............................           --                 --            (89)          89(b)                 --
Unearned compensation, net............         (522)                --           (114)         114(b)               (522)
Accumulated deficit...................      (34,859)           (26,438)       (45,170)      71,608(b)            (34,859)
                                           --------           --------       --------     --------              --------
    Total stockholders' equity
      (deficit).......................       89,773             23,694        (36,337)     101,360               178,490
                                           --------           --------       --------     --------              --------
         Total liabilities and
           stockholders' equity.......     $ 94,209           $ 38,938       $  5,025     $ 67,222              $205,394
                                           ========           ========       ========     ========              ========

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                       AS REPORTED
                                      ---------------------------------------------     PRO FORMA       PRO FORMA
                                      XCARE.NET, INC.    HEALTHCARE.COM     CONFER     ADJUSTMENTS      COMBINED
                                      ---------------    --------------     ------     -----------      ---------
Total revenue.....................       $ 10,681           $48,313        $  1,624                     $ 60,618
                                         --------           -------        --------                     --------
Costs and expenses
  Costs of revenue................         14,173            24,632           5,341                       44,146
  Sales and marketing.............          5,216             8,302           7,124                       20,642
  General and administrative......          9,207             6,107           3,782     $    325(e)       19,421
  Research and development........          2,952             4,272           4,612                       11,836
  Amortization of goodwill and
     acquired intangibles.........             96             1,140              --        9,603(a)       10,839
  Stock compensation expense......          1,381                --             304                        1,685
                                         --------           -------        --------     --------        --------
     Total operating expenses.....         33,025            44,453          21,163        9,928         108,569
                                         --------           -------        --------     --------        --------
Income (loss) from operations.....        (22,344)            3,860         (19,539)      (9,928)        (47,951)
  Other income (expense)..........          5,027              (918)          1,067                        5,176
                                         --------           -------        --------     --------        --------
Income (loss) before income
  taxes...........................        (17,317)            2,942         (18,472)      (9,928)        (42,775)
Income tax expense (benefit)......             --                79              --          (79)(f)          --
                                         --------           -------        --------     --------        --------
Net income (loss) from continuing
  operations......................        (17,317)            2,863         (18,472)      (9,849)        (42,775)
Preferred stock accretion and
  dividends.......................             --                55              --          (55)(g)          --
                                         --------           -------        --------     --------        --------
Net income (loss) from continuing
  operations attributable to
  common stockholders.............       $(17,317)          $ 2,808        $(18,472)    $ (9,794)       $(42,775)
                                         ========           =======        ========     ========        ========
Net loss from continuing
  operations per common share -
  basic and diluted...............       $  (1.20)                                                      $  (1.66)
                                         ========                                                       ========
Weighted average common shares
  outstanding-basic and diluted...         14,399                                         11,299(d)       25,698
                                         ========                                       ========        ========

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 2001
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                       AS REPORTED
                                        ------------------------------------------     PRO FORMA    PRO FORMA
                                        XCARE.NET, INC.   HEALTHCARE.COM   CONFER     ADJUSTMENTS   COMBINED
                                        ---------------   --------------   ------     -----------   ---------
Total revenue.........................      $ 7,590          $13,402       $   611                   $21,603
                                            -------          -------       -------                   -------
Costs and expenses
  Costs of revenue....................        6,353            6,659           106                    13,118
  Sales and marketing.................        1,389            2,304           432                     4,125
  General and administrative..........        2,570            1,889           569      $    81(e)     5,109
  Research and development............        1,141            1,370           963                     3,474
  Amortization of goodwill and
     acquired intangibles.............          303              301            --        2,401(a)     3,005
  Stock compensation expense..........          135               --            12                       147
                                            -------          -------       -------      -------      -------
     Total operating expenses.........       11,891           12,523         2,082        2,482       28,978
                                            -------          -------       -------      -------      -------
Income (loss) from operations.........       (4,301)             879        (1,471)      (2,482)      (7,375)
  Other income (expense)..............        1,100             (180)           55                       975
                                            -------          -------       -------      -------      -------
Income (loss) before income taxes.....       (3,201)             699        (1,416)      (2,482)      (6,400)
Income tax expense (benefit)..........           --              179            --         (179)(f)       --
                                            -------          -------       -------      -------      -------
Net income (loss) from continuing
  operations..........................       (3,201)             520        (1,416)      (2,303)      (6,400)
Preferred stock accretion and
  dividends...........................           --                9            --           (9)(g)       --
                                            -------          -------       -------      -------      -------
Net income (loss) from continuing
  operations, before extraordinary
  item................................       (3,201)             511        (1,416)      (2,294)      (6,400)
                                            =======          =======       =======      =======      =======
Net income (loss) from continuing
  operations attributable to common
  stockholders........................      $(3,201)         $   511       $(1,416)     $(2,294)     $(6,400)
                                            =======          =======       =======      =======      =======
Net loss from continuing operations
  per common share - basic and
  diluted.............................      $ (0.20)                                                 $ (0.23)
                                            =======                                                  =======
Weighted average common shares
  outstanding-basic and diluted.......       16,412                                      11,299(d)    27,711
                                            =======                                     =======      =======

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

     The unaudited pro forma combined financial statements of XCare.net have been prepared based on the historical financial statements of XCare.net, Healthcare.com and Confer Software for the periods presented considering the effects of the merger under the purchase method. The financial statements reflect the financial position as though the acquisition of Confer Software and the merger had occurred as of March 31, 2001 and the results of operations as though the acquisition of Confer Software and the merger had occurred as of January 1, 2000.

     In management's opinion, all material adjustments necessary to reflect the effects of the merger have been made. The unaudited pro forma financial statements are not necessarily indicative of the actual financial position at March 31, 2001, or what the actual results of operations of XCare.net would have been assuming the merger had been completed as of January 1, 2000, nor are they indicative of the financial position or results of operations for future periods.

2. PRO FORMA ADJUSTMENTS

     (a) A new basis will be established for Healthcare.com's assets and liabilities by allocating the total acquisition consideration to the relative fair values thereof. The following represents the step-up of Healthcare.com's assets and liabilities to record the issuance of equity securities as consideration for the Healthcare.com stock and the related purchase price allocation, including direct costs, under the purchase method of accounting. The portion of the consideration assigned to goodwill represents the excess of the purchase price over the fair value of the net assets acquired. An average closing price of $7.20 (using 5 days before and after and including the announcement date of May 14) for XCare.net's common stock was used for this calculation. All amounts are in thousands.

     The following represents the calculation of the purchase price and goodwill:


Value assigned to 10,690 shares of XCare.net common stock...  $     76,968
Fair value of vested options granted by XCare.net...........         7,588
Merger-related expenses.....................................         2,100
Value assigned to preferred shares (17 shares of XCare.net
  common stock).............................................           122
                                                              ------------
                                                              $     86,778
Net tangible assets of Healthcare.com.......................       (12,803)
                                                              ------------
Preliminary goodwill........................................  $     73,975
                                                              ============



     Additional paid in capital has been increased by $62,821 ($73,975 additional goodwill, net of $11,047 of existing Healthcare.com goodwill and $107 of par value on common stock).


     The excess consideration allocated to goodwill will be amortized over seven years.

     A new basis will be established for Confer Software's assets and liabilities by allocating the total acquisition consideration to the relative fair values thereof. The following represents the step-up of Confer Software's assets and liabilities to record the issuance of equity securities and cash as consideration for the Confer Software stock and the related purchase price allocation, including direct costs, under the purchase method of accounting. The portion of the consideration assigned to goodwill represents the excess of the purchase price over the fair value of the net assets acquired.

     The following represents the calculation of the purchase price and goodwill:

Value assigned to 592 shares of XCare.net common stock......    $ 4,039
Cash........................................................        462
Merger-related expenses.....................................      1,150
                                                                -------
                                                                $ 5,651
Net tangible assets of Confer Software, Inc.................     (1,356)
                                                                -------
Preliminary goodwill........................................    $ 4,295
                                                                =======

     Additional paid in capital has been increased by $4,289 ($4,295 additional goodwill net of $6 of par value on common stock.)

     The excess consideration allocated to goodwill will be amortized over seven years.

     The final allocation of purchase price is subject to adjustment based upon final appraisals and other analysis. These final appraisals and other analysis may result in adjustments to the fair value of net assets acquired. As the acquisitions will be accounted for under the purchase method of accounting, existing goodwill and equity balances of Healthcare.com and Confer Software will be eliminated. As the purchase price is expected to exceed the fair value of net assets acquired, the excess value will be assigned to goodwill and identifiable intangibles.

     The Financial Accounting Standards Board is expected to issue a statement Business Combinations and Intangible Assets -- Accounting for Goodwill in July 2001. The statement will change the method of accounting for goodwill recorded in acquisitions after June 30, 2001. The statement is expected to eliminate the amortization of goodwill and set forth methods to evaluate goodwill for impairment.

     (b) Reflects the elimination of the stockholders' equity accounts and redeemable preferred stock of Healthcare.com and Confer Software.

     (c) Represents acquisition related expenses.


     (d) Unaudited pro forma combined basic and diluted net loss per share also includes 11,299 shares of common stock issued in connection with the Confer Acquisition and the merger with Healthcare.com. Common stock equivalents are excluded from the computation as the combined pro forma results produced a net loss.


     (e) Represents transaction bonus to be paid to Healthcare.com's current president and chief executive officer, to be paid over a three year period.

     (f) Represents the elimination of income tax expense on the combined entity.

     (g) Represents the elimination of preferred stock accretion and dividends on exchanged preferred shares.

                 STOCK OWNERSHIP OF XCARE.NET & HEALTHCARE.COM
                     AND PRO FORMA COMBINED STOCK OWNERSHIP

     The following table contains information about the beneficial ownership of XCare.net and Healthcare.com common stock of:

     - Each person known to own beneficially more than 5% of the outstanding shares of each of XCare.net or Healthcare.com common stock, based upon such person's most recently filed Schedule 13D or 13G or on Form 13F;

     - All executive officers and directors of each of XCare.net and Healthcare.com individually; and

     - All directors and executive officers of each of XCare.net as a group and Healthcare.com as a group.


     The table also contains information about the beneficial ownership of XCare.net common stock, on a pro forma basis as if the transaction has been completed, by the persons and entities listed, based on (1) their ownership of XCare.net common stock as of June 30, 2001 and (2) their ownership of Healthcare.com common stock as of June 30, 2001. With respect to the persons and entities listed in the table, the pro forma beneficial ownership of XCare.net common stock listed for each person includes shares of common stock of XCare.net to be issued in exchange for shares of Healthcare.com common stock held by such person or entity. Unless otherwise indicated, to our knowledge, each person or entity listed below has sole voting and investment power over its shares of common stock.



                                                                                            PRO FORMA BENEFICIAL
                                               XCARE.NET              HEALTHCARE.COM            OWNERSHIP OF
                                          BENEFICIAL OWNERSHIP    BENEFICIAL OWNERSHIP+          XCARE.NET
                                          --------------------    ----------------------    --------------------
                                           COMMON                   COMMON                   COMMON
       NAME OF BENEFICIAL OWNER             STOCK      PERCENT      STOCK       PERCENT       STOCK      PERCENT
       ------------------------            ------      -------      ------      -------      ------      -------
Entities affiliated with
  Nazem & Company IV, L.P.(1).........    2,890,042     16.9%            --         --      2,890,042    10.4%
  645 Madison Avenue, 12th Floor
  New York, New York 10022-1010
Atlantic Medical Capital, L.P.(2).....    2,489,001     14.6             --         --      2,489,001      9.0
  J. Andrew Cowherd
  156 West 56th Street, Suite 1605
  New York, New York 10019-3800
Vertex Technology Fund (II) Ltd.......    1,046,112      6.1             --         --      1,046,112      3.8
  3 Lagoon Drive, Suite 220
  Redwood City, California 94065
Entities affiliated with Sequel
  Venture Partners II, LLC(3).........    1,152,012      6.7             --         --      1,152,012      4.1
  Daniel J. Mitchell
  4430 Arapahoe Avenue, Suite 220
  Boulder, Colorado 80303
CB Healthcare Fund, L.P...............    1,031,612      6.0             --         --      1,031,612      3.7
  One Boston Place, Suite 4010
  Boston, MA 02108
Dauphin Capital Partners I, L.P.(4)...      975,926      5.7             --         --        975,926      3.5
  James B. Hoover
  108 Forest Avenue
  Locust Valley, New York 11560
Wellington Management Company,
  LLP(5)..............................    1,236,700      7.3             --         --      1,236,700      4.5
  75 State Street
  Boston, MA 02109

                                                                                            PRO FORMA BENEFICIAL
                                               XCARE.NET              HEALTHCARE.COM            OWNERSHIP OF
                                          BENEFICIAL OWNERSHIP    BENEFICIAL OWNERSHIP+          XCARE.NET
                                          --------------------    ----------------------    --------------------
                                           COMMON                   COMMON                   COMMON
       NAME OF BENEFICIAL OWNER             STOCK      PERCENT      STOCK       PERCENT       STOCK      PERCENT
       ------------------------            ------      -------      ------      -------      ------      -------
MedUnite(6)...........................    1,350,000      7.3             --         --      1,350,000      4.6
  4445 Eastgate Mall, 2nd Floor
  San Diego, CA 92121
Gruber and McBaine Capital Management,
  LLC(7)..............................           --       --      2,065,500        7.3        774,562      2.8
  50 Osgood Place, Penthouse
  San Francisco, California 94133
Thermo Information Solutions
  Inc.(8).............................           --       --      2,153,942        7.5        807,727      2.9
  81 Wyman Street
  Waltham, Massachusetts 02151
XCare.net Directors and Executive
  Officers
Lorine R. Sweeney(9)..................    1,019,726      5.7             --         --      1,019,726      3.6
Ann Ting(10)..........................      360,000      2.1             --         --        360,000      1.3
John D. Hickey(11)....................      175,150      1.0             --         --        175,150        *
Thomas M. Pianko(12)..................      117,000        *             --         --        117,000        *
Gary T. Scherping(13).................      105,195        *             --         --        105,195        *
Suriya Narayanan(14)..................       97,000        *             --         --         97,000        *
Afshin Cangarlu(15)...................      104,278        *             --         --        104,278        *
Fred L. Brown(16).....................       45,000        *             --         --         45,000        *
Jeffrey M. Krauss(17).................       44,500        *             --         --         44,500        *

Healthcare.com Directors and Executive Officers
Parker H. Petit(18)...................           --       --        856,011        3.0        321,004      1.2
Robert Murrie(19).....................           --       --        674,202        2.3        252,825        *
Joseph G. Bleser(20)..................           --       --        279,218        1.0        104,706        *
William J. Gresham, Jr.(21)...........           --       --         67,500          *         25,312        *
Charles R. Hatcher, Jr., M.D.(22).....           --       --         64,000          *         24,000        *
John W. Lawless(23)...................           --       --        180,861          *         67,822        *
Carl E. Sanders(24)...................           --       --        116,101          *         43,537        *
Donald W. Weber(25)...................           --       --         54,000          *         20,250        *
Joseph A. Blankenship(26).............           --       --        200,000          *         75,000        *
Deborah L. Dean(27)...................           --       --        182,651          *         68,494        *
Michael T. McGuire(28)................           --       --        245,000          *         91,875        *
Shannon Hodges(29)....................           --       --        127,088          *         47,658        *
Leslie Jones(30)......................           --       --        102,095          *         38,285        *
Lisa M. Maguire(31)...................           --       --         70,000          *         26,250        *
Executive officers and directors of
  XCare.net as a group
  (12 persons)(32)....................    6,684,788     35.0             --         --
Executive officers and directors of
  Healthcare.com as a group (14
  persons)(33)........................           --       --      3,218,727       10.6
Executive officers and directors of
  XCare.net and Healthcare.com as a
  group (26 persons)(34)..............                                                      7,891,806     25.9


-------------------------
   * Represents less than one percent of the total.

   + Upon the merger, all the then outstanding options to purchase shares of Healthcare.com common stock, whether or not vested, will be assumed by XCare.net and will be fully vested and exercisable.

     Consequently all such stock options are included in the numbers relating to the beneficial ownership of Healthcare.com common stock.

 (1) Represents 2,334,486 shares held by Nazem & Company IV, L.P. and 555,556 shares held by Transatlantic Venture Fund C.V. Jeffrey M. Krauss, one of our directors, was a general partner of Nazem & Company IV, L.P. and Transatlantic Venture Fund C.V. until March 2000. Mr. Krauss is currently a special limited partner with no voting or investment power in Nazem & Company IV, L.P. or Transatlantic Venture Fund C.V.


 (2) Represents 2,388,001 shares held by Atlantic Medical Capital, L.P., 500 shares owned by J. Andrew Cowherd, 500 shares owned by J. Andrew Cowherd's son, 70,000 shares owned by AHR Seller Group, LLC, 20,000 shares subject to stock options exercisable within 60 days of June 30, 2001 held by J. Andrew Cowherd and 10,000 shares subject to stock options exercisable within 60 days of June 30, 2001 held by Atlantic Medical Management, LLC. J. Andrew Cowherd, one of our directors, is a member of Atlantic Medical Management, LLC. Atlantic Medical Management, LLC is the management services company of Atlantic Medical Capital, L.P. Atlantic Medical Capital, L.P. is a member of the AHR Seller Group, LLC. Atlantic Medical Management, LLC has three members, each of whom shares voting and investment power over the shares held by Atlantic Medical Capital, L.P. Mr. Cowherd disclaims beneficial ownership of the shares held by these entities except to the extent of his proportionate pecuniary interest.



 (3) Represents 1,074,075 shares held by Sequel Limited Partnership II, 37,037 shares held by Sequel Entrepreneurs Fund II, L.P., 10,900 shares held by Daniel J. Mitchell, 20,000 shares subject to stock options exercisable within 60 days of June 30, 2001 held by Daniel J. Mitchell and 10,000 shares subject to stock options exercisable within 60 days of June 30, 2001 held by Sequel Venture Partners II, L.L.C. Sequel Venture Partners II, L.L.C., the general partner of Sequel Limited Partnership II and Sequel Entrepreneurs Fund II, L.P., has five managers, including Daniel J. Mitchell, one of our directors. Each of these managers' shares voting and investment power over the shares held by Sequel Limited Partnership II and Sequel Entrepreneurs Fund II, L.P. Mr. Mitchell disclaims beneficial ownership of the shares held by these entities except to the extent of his proportionate pecuniary interest.



 (4) Represents 925,926 shares held by Dauphin Capital Partners I, L.P., 20,000 shares owned by James B. Hoover, 20,000 shares subject to stock options exercisable within 60 days of June 30, 2001 held by James B. Hoover and 10,000 shares subject to stock options exercisable within 60 days of June 30, 2001 held by Dauphin Management, L.L.C. James B. Hoover, one of our directors, is a Managing Member of DCP I, L.L.C., which is the general partner of Dauphin Capital Partners I, L.P. Mr. Hoover disclaims beneficial ownership of the shares held by that entity except to the extent of his proportionate pecuniary interest.


 (5) Represents shares held at March 31, 2001, per the Form 13F filed with the SEC on May 15, 2001.

 (6) Represents a warrant currently exercisable for shares of common stock.

 (7) The amount includes 190,400 shares held by Jon Gruber and 214,600 shares held by J. Patterson McBaine, each of which is a member manager of Gruber and McBaine Capital Management, LLC.


 (8) Includes 261,469 shares of common stock that may be acquired by Thermo upon exercise of a stock purchase warrant exercisable within 60 days of June 30, 2001.



 (9) Includes 938,726 shares subject to stock options exercisable within 60 days of June 30, 2001.



(10) Includes 360,000 shares subject to stock options exercisable within 60 days of June 30, 2001.



(11) Includes 175,000 shares subject to stock options exercisable within 60 days of June 30, 2001.



(12) Includes 117,000 shares subject to stock options exercisable within 60 days of June 30, 2001.



(13) Includes 94,000 shares subject to stock options exercisable within 60 days of June 30, 2001. Also includes 10,000 shares held in the name of Mr. Scherping's spouse.



(14) Includes 97,000 shares subject to stock options exercisable within 60 days of June 30, 2001.



(15) Includes 100,000 shares subject to stock options exercisable within 60 days of June 30, 2001.

(16) Includes 45,000 shares subject to stock options exercisable within 60 days of June 30, 2001.



(17) Includes 30,000 shares subject to stock options exercisable within 60 days of June 30, 2001.



(18) Includes 97,500 shares of common stock held by Petit Investments Limited Partnership, 10,000 shares of common stock held by the Petit Grantor Trust and 24,000 shares of common stock that may be acquired by Mr. Petit upon exercise of stock options.



(19) Includes 650,000 shares of common stock that may be acquired by Mr. Murrie upon exercise of stock options.



(20) Includes 261,624 shares of common stock that may be acquired by Mr. Bleser upon exercise of stock options.



(21) Includes 24,000 shares of common stock that may be acquired by Mr. Gresham upon exercise of stock options.



(22) Includes 24,000 shares of common stock that may be acquired by Dr. Hatcher upon exercise of stock options.



(23) Includes 47,000 shares of common stock that may be acquired by Mr. Lawless upon exercise of stock options.



(24) Includes 24,000 shares of common stock that may be acquired by Gov. Sanders upon exercise of stock options.



(25) Includes 24,000 shares of common stock that may be acquired by Mr. Weber upon exercise of stock options.



(26) Consists of 200,000 shares of common stock that may be acquired by Mr. Blankenship upon exercise of stock options.



(27) Includes 170,000 shares of common stock that may be acquired by Ms. Dean upon exercise of stock options.



(28) Consists of 245,000 shares of common stock that may be acquired by Mr. McGuire upon exercise of stock options.



(29) Includes 125,000 shares of common stock that may be acquired by Ms. Hodges upon exercise of stock options.



(30) Includes 100,000 shares of common stock that may be acquired by Ms. Jones upon exercise of stock options.



(31) Includes 70,000 shares of common stock that may be acquired by Ms. Maguire upon exercise of stock options.



(32) Includes 2,046,726 shares subject to stock options exercisable within 60 days of June 30, 2001, as described in the above footnotes.



(33) Includes 1,988,624 shares of common stock that may be acquired by executive officers and directors upon exercise of stock options.



(34) Includes 2,046,726 XCare.net shares subject to stock options exercisable within 60 days of June 30, 2001, as described in the above footnotes. Also includes 1,988,624 Healthcare.com shares of common stock that may be acquired by executive officers and directors upon exercise of stock options, which convert into 745,734 XCare.net common shares based on the
     0.375 exchange rate.

                         COMPARISON OF RIGHTS OF HOLDERS OF
               HEALTHCARE.COM COMMON STOCK AND XCARE.NET COMMON STOCK

     This section of the joint proxy statement/prospectus describes certain differences between Healthcare.com common stock and XCare.net common stock. While we believe that the description covers the material differences between the two, this summary may not contain all of the information that is important to Healthcare.com stockholders, including the certificate of incorporation and bylaws of XCare.net and the articles of incorporation and bylaws of Healthcare.com. Healthcare.com stockholders should read this entire document and the other documents referred to carefully for a more complete understanding of the differences between Healthcare.com common stock and XCare.net common stock.

     Healthcare.com's articles of incorporation and bylaws currently govern the rights of stockholders of Healthcare.com. After the completion of the merger, holders of Healthcare.com's common stock and holders of Healthcare.com's Series B preferred stock who do not dissent will become stockholders of XCare.net. As a result, former Healthcare.com stockholders will be governed by XCare.net's certificate of incorporation and bylaws. Furthermore, because XCare.net is a Delaware corporation, after the merger, the rights of former Healthcare.com stockholders will be governed by the Delaware General Corporation Law, or the DGCL, rather than by Georgia law. The following paragraphs summarize certain differences between the rights of stockholders of XCare.net and Healthcare.com under the certificate of incorporation and bylaws of XCare.net and articles of incorporation and bylaws of Healthcare.com, and under Delaware and Georgia law, as applicable.

                                          XCARE.NET                       HEALTHCARE.COM
                                         (DELAWARE)                          (GEORGIA)
                                         ----------                       --------------
Common Stock................  One class is issued and            One class is issued and
                              outstanding. Holders are entitled  outstanding. Holders are entitled
                              to one vote per share.             to one vote per share.
                              The holders of XCare.net common    The holders of Healthcare.com
                              stock are entitled to one vote     common stock are entitled to one
                              for each share held of record on   vote for each share held of
                              all matters submitted to a vote    record on all matters submitted
                              of stockholders. Holders of        to a vote of stockholders. There
                              common stock have no preemptive    are no cumulative voting rights
                              rights or rights to convert their  and each share has a par value of
                              common stock into any other        $0.01 per share. Subject to
                              securities. There are no           preferences that may be
                              redemption or sinking fund         applicable to any outstanding
                              provisions applicable to the       shares of preferred stock, the
                              common stock. All outstanding      holders of common stock are
                              shares of common stock are fully   entitled to receive such
                              paid and non-assessable and have   dividends, if any, as may be
                              a par value of $0.01 per share.    declared by the board of
                                                                 directors out of funds legally
                                                                 available for the payment of
                                                                 dividends. In the event of a
                                                                 liquidation, dissolution or
                                                                 winding up of Healthcare.com, the
                                                                 holders of common stock are
                                                                 entitled to share ratably in all
                                                                 assets remaining after payment of
                                                                 liabilities and liquidation
                                                                 preferences of any outstanding
                                                                 shares of preferred stock.
                                                                 Holders of common stock have no
                                                                 preemptive rights or rights to
                                                                 convert their common stock into
                                                                 any other securities. There are
                                                                 no redemption or sinking fund
                                                                 provisions applicable

                                          XCARE.NET                       HEALTHCARE.COM
                                         (DELAWARE)                          (GEORGIA)
                                         ----------                       --------------
                                                                 to the common stock. All
                                                                 outstanding shares of common
                                                                 stock are fully paid and
                                                                 nonassessable.
Preferred Stock.............  Five million shares of             Pursuant to Healthcare.com's
                              undesignated preferred stock, of   amended and restated articles of
                              which none is issued and           incorporation, the board of
                              outstanding and XCare.net has no   directors has the authority,
                              plans to issue any shares of the   without further action by the
                              preferred stock.                   stockholders, to issue up to
                                                                 20,000,000 shares of preferred
                                                                 stock, no par value per share, in
                                                                 one or more series and to fix the
                                                                 designations, preferences,
                                                                 conversion rights, voting rights,
                                                                 powers, restrictions, limitations
                                                                 as to dividends of redemption,
                                                                 any or all of which may be
                                                                 greater than the rights of the
                                                                 common stock. Healthcare.com's
                                                                 amended and restated articles of
                                                                 incorporation designate two
                                                                 series of preferred
                                                                 stock -- Series A Cumulative
                                                                 Preferred Stock and 8.5% Series B
                                                                 Cumulative Convertible
                                                                 Exchangeable Preferred Stock.
                                                                 500,000 shares of the authorized
                                                                 preferred stock of Healthcare.com
                                                                 have been designated series A
                                                                 preferred stock. Shares of series
                                                                 A preferred stock are issuable
                                                                 under Healthcare.com's
                                                                 stockholder rights agreement.
                                                                 There are no shares of Series A
                                                                 Preferred Stock currently issued
                                                                 or outstanding.
                                                                 550,000 shares of the authorized
                                                                 preferred stock of Healthcare.com
                                                                 have been designated Series B
                                                                 preferred stock. The holders of
                                                                 shares of Series B preferred
                                                                 stock are entitled to receive
                                                                 cumulative cash dividends at the
                                                                 rate of 8.5% of the sum of (i)
                                                                 $10.00 per share and (ii) all
                                                                 unpaid dividends from the date of
                                                                 issuance. Dividends on shares of
                                                                 Series B preferred stock accrue
                                                                 on a quarterly basis. Shares of
                                                                 Series B preferred stock are
                                                                 redeemable by Healthcare.com in
                                                                 certain instances set forth in
                                                                 the amended and restated articles
                                                                 of incorporation. Shares of
                                                                 Series B preferred stock are

                                          XCARE.NET                       HEALTHCARE.COM
                                         (DELAWARE)                          (GEORGIA)
                                         ----------                       --------------
                                                                 convertible, at the option of the
                                                                 holder, into approximately 4.653
                                                                 shares of Healthcare.com common
                                                                 stock, as determined by a formula
                                                                 set out in the amended and
                                                                 restated articles of
                                                                 incorporation. Shares of Series B
                                                                 preferred stock may be exchanged
                                                                 by the holder for convertible
                                                                 debt that pays interest at 8.5%
                                                                 per annum and is convertible and
                                                                 redeemable on terms substantially
                                                                 the same as the Series B
                                                                 preferred stock. As of July 12,
                                                                 2001, there were 10,000 shares of
                                                                 Series B preferred stock issued
                                                                 and outstanding. The board of
                                                                 directors, without stockholder
                                                                 approval, can issue additional
                                                                 shares or create new series of
                                                                 preferred stock with voting,
                                                                 conversion or other rights that
                                                                 could adversely affect the voting
                                                                 power and other rights of the
                                                                 holders of common stock.
Special meeting of            Under Delaware law, a special      Under Georgia law, a special
  stockholders..............  meeting of stockholders may be     meeting of stockholders may be
                              called by the board of directors   called by the board of directors
                              or any other person authorized to  or any other person authorized to
                              do so in the certificate of        do so in the articles of
                              incorporation or the bylaws.       incorporation or the bylaws. In
                              XCare.net's bylaws authorize the   addition, Georgia law provides
                              board of directors, the Chairman   that a special meeting of
                              of the Board or the President to   stockholders may also be called
                              call a special meeting of          by the holders of at least 25%,
                              stockholders. Therefore,           or such greater or lesser
                              stockholders of XCare.net are not  percentages as the articles of
                              authorized to call special         incorporation or bylaws provide,
                              meeting of stockholders.           of all votes entitled to be cast
                                                                 on any issue proposed to be
                                                                 considered at a special meeting.
                                                                 Healthcare.com's bylaws authorize
                                                                 the board of directors, the
                                                                 chairman of the board and the
                                                                 president to call a special
                                                                 meeting of the stockholders at
                                                                 any time, and provide that the
                                                                 corporation shall call a special
                                                                 meeting of stockholders upon
                                                                 written request of the holders of
                                                                 at least 60% of the common stock.
Action by written consent     Under Delaware law, stockholders   Under Georgia law, stockholders
  lieu of a stockholders'     may take action by written         may take action by written
  meeting...................  consent in lieu of voting at a     consent in lieu of voting at a
                              stockholders meeting. Delaware     stockholders meeting. Under
                              law permits a                      Georgia law, all actions taken

                                          XCARE.NET                       HEALTHCARE.COM
                                         (DELAWARE)                          (GEORGIA)
                                         ----------                       --------------
                              corporation, pursuant to a         by written consent must be
                              provision in such corporation's    unanimous unless the articles of
                              certificate of incorporation, to   incorporation provide otherwise.
                              eliminate the ability of           Healthcare.com's articles do not
                              stockholders to act by written     otherwise provide. Therefore, all
                              consent. XCare.net's certificate   actions by Healthcare.com's
                              of incorporation eliminates the    stockholders must be taken at a
                              ability of stockholders to act by  meeting of the stockholders or by
                              written consent.                   unanimous written consent.
Voting by written ballot....  Under Delaware law, the right to   Georgia law does not contain a
                              vote by written ballot may be      provision regarding voting by
                              restricted if so provided in the   written ballot.
                              certificate of incorporation.
                              XCare.net's certificate of
                              incorporation and bylaws do not
                              restrict the right to vote by
                              ballot.
Record date for determining   XCare.net bylaws provide that the  Healthcare.com's bylaws provide
  stockholders..............  board of directors may fix a       that the board of directors may
                              record date that is not more than  fix a record date for the purpose
                              sixty days, nor less than ten      of determining the stockholders
                              days, before the date of the       entitled to notice of or to vote
                              meeting. Furthermore, the bylaws   at any meeting of stockholders or
                              provide that if the board of       any adjournment thereof, or
                              directors does not fix a record    entitled to receive payment of
                              date in the manner described       any dividend, or to determine the
                              above, then the record date for    stockholders for any other
                              determining stockholders entitled  purpose that shall not be more
                              to notice of or to vote at a       than 70 days and, in the case of
                              meeting of stockholders shall be   the meeting of stockholders, not
                              at the close of business on the    less than 10 days before the date
                              business day next preceding the    of the meeting or other action to
                              day on which notice is given, or,  be taken.
                              if notice is waived, at the close
                              of business on the business day
                              next preceding the day on which
                              the meeting is held.
Advance notice provisions     XCare.net's bylaws require that    Healthcare.com's bylaws do not
  for board nomination and    nominations of persons for         contain specific provisions
  other stockholders          election to the board of           addressing advance notice for
  business -- annual          directors and the proposal of      board nominations or the bringing
  meetings..................  business to be considered at any   of other stockholder business.
                              meeting of stockholders may be
                              made by:
                              - the board of directors, or
                              - proxy committee appointed by
                              the board,
                              - a stockholder who gives proper
                                notice.
                              For nominations or other business
                              to be properly brought before a
                              stockholders meeting by a
                              stockholder, the stockholder must

                                          XCARE.NET                       HEALTHCARE.COM
                                         (DELAWARE)                          (GEORGIA)
                                         ----------                       --------------
                              have given timely notice thereof
                              in writing to the secretary of
                              XCare.net and such other business
                              must otherwise be a proper matter
                              for stockholder action. To be
                              timely, stockholders notice shall
                              be delivered to the principal
                              executive offices of XCare.net
                              not later than the close of
                              business on the 120th day in
                              advance of the date of the
                              corporation's proxy statement
                              released to stockholders in
                              connection with the previous
                              year's annual meeting of
                              stockholders; provided, however,
                              that in the event that no annual
                              meeting was held in the previous
                              year or the date of the annual
                              meeting has been changed by more
                              than 30 days from the date
                              contemplated at the time of the
                              previous year's proxy statement,
                              notice by the stockholder to be
                              timely must be delivered a
                              reasonable time before the
                              solicitation is made.
Advance notice provisions     XCare.net's bylaws provide for     Healthcare.com's bylaws do not
  for board nomination and    the same requirements for raising  contain specific provisions
  other stockholders          business at special meetings of    addressing advance notice for
  business -- special         stockholders as for raising        board nominations or the bringing
  meetings..................  business at annual meetings.       of other stockholder business.
Number of directors.........  XCare.net's bylaws provide that    Healthcare.com's bylaws provide
                              the board of directors shall       that the board of directors shall
                              consist of nine members. This      consist of not less than three
                              number may be changed by a duly    natural persons, the exact number
                              adopted amendment to the           to be determined by the board of
                              certificate of incorporation or    directors in accordance with the
                              by an amendment to the bylaws      articles of incorporation. The
                              adopted by the vote or written     articles of incorporation provide
                              consent of holders of a majority   that the board of directors shall
                              of the stock issued and            consist of nine natural persons
                              outstanding and entitled to vote   divided into three classes. The
                              or by a resolution of a majority   number of directors on the board
                              of the board of directors.         may be changed by the vote of a
                                                                 majority of the current,
                                                                 authorized directors.
Classified board of           Delaware law provides that a       Georgia law provides that a
  directors.................  corporation's board of directors   corporation's board of directors
                              may be divided into various        may be divided into various
                              classes with staggered terms of    classes with staggered terms of
                              office. The board of directors of  office. The board of directors of
                              XCare.net is divided into three    Healthcare.com is divided into
                              classes, as nearly equal in size   three classes, as nearly equal in
                              as possible, with one class being  size as possible, with one class
                              elected annually. XCare.net        being elected annually.
                              directors

                                          XCARE.NET                       HEALTHCARE.COM
                                         (DELAWARE)                          (GEORGIA)
                                         ----------                       --------------
                              are elected to a term of three     Healthcare.com directors are
                              years and until their successors   elected to a term of three years
                              are elected and qualified.         and until their successors are
                                                                 elected and qualified.
Removal of directors........  Under Delaware law, except as      Under Georgia law, except as
                              otherwise provided in the          otherwise provided in the
                              corporation's certificate of       corporation's articles of
                              incorporation, a director of a     incorporation or a bylaw adopted
                              corporation that has a classified  by the stockholders, a director board of directors may be removed  of a corporation that has a
                              only with cause.                   classified board of directors may
                                                                 be removed only with cause.
                                                                 Healthcare.com's amended and
                                                                 restated articles of
                                                                 incorporation provide that any
                                                                 director, or the entire board of
                                                                 directors, may be removed from
                                                                 office at any time, but only for
                                                                 cause and only upon the
                                                                 affirmative vote of 2/3 of the
                                                                 shares entitled to vote for the
                                                                 election of directors.
Board of director             Under Delaware law, vacancies and  Under Georgia law, unless the
  vacancies.................  newly created directorships may    articles of incorporation or a
                              be filled by a majority of the     bylaw adopted by the stockholders
                              directors then in office, even     provides otherwise, vacancies and
                              though less than a quorum, unless  newly created directorships may
                              otherwise provided in the          be filled by the stockholders, by
                              certificate of incorporation or    the board of directors, or by a
                              bylaws. The XCare.net bylaws       majority of the directors
                              provide that vacancies on the      remaining in office, if such
                              board of directors may only be     directors constitute less than a
                              filled by the vote of the          quorum.
                              majority of directors then in
                              office, including, in the case of  Healthcare.com's amended and
                              any vacancy created by             restated articles of
                              resignation which is to be         incorporation provide that any
                              effective at a future date, those  vacancy on the board of
                              directors who have so resigned.    directors, including a vacancy
                              The XCare.net bylaws also provide  caused by an increase in the
                              that vacancies and newly created   number of directors, may be
                              directorships resulting from any   filled only by a majority of the
                              increase in the authorized number  directors remaining in office,
                              of directors may be filled by a    even if the number of remaining
                              majority of the directors that     directors constitutes less than a
                              are in office, although less than  quorum.
                              a quorum, or by a sole remaining
                              director.
Notice of special meetings    The XCare.net bylaws provide that  The Healthcare.com bylaws provide
  of the board of             special meetings of the board of   that special meetings may be
  directors.................  directors may be called by the     called by the chairman of the
                              chairman of the board, the         board, by the president or by any
                              president, any vice president,     two directors. Written notice of
                              the secretary or any two           time and place of the meeting
                              directors. Notice of the time and  shall be given to each director place of special meeting shall be  upon two days written notice, if delivered personally by telephone  by first class or air mail, and
                              to                                 upon

                                          XCARE.NET                       HEALTHCARE.COM
                                         (DELAWARE)                          (GEORGIA)
                                         ----------                       --------------
                              each director or by first-class    one day notice if by telephone,
                              mail or telegram. If by mail, the  telegraph, cablegram or in
                              notice must be deposited in the    person.
                              United States mail at least four
                              days before the time of the
                              holding of the meeting. If the
                              notice is delivered personally or
                              by telephone or by telegram
                              delivery, it must be delivered at
                              least 48 hours before the time of
                              the holding of the meeting.
Approval of loans to          The XCare.net bylaws provide that  The Healthcare.com bylaws do not
  officers..................  XCare.net may lend money to or     specifically address loans to
                              otherwise assist any officer or    officers or employees.
                              other employee whenever the
                              directors judge such a loan or
                              assistance reasonably to be
                              expected to benefit the
                              corporation.
Indemnification.............  The XCare.net certificate of       Healthcare.com's bylaws provide
                              incorporation and bylaws provide   that Healthcare.com will
                              that the directors and officers    indemnify to the fullest extent
                              shall be indemnified to the        permitted by law any person who
                              fullest extent authorized by law   was or is a party or is
                              against any action, proceeding or  threatened to be made a party to
                              suit brought against such a        any suit or proceeding, whether
                              person by reason of the fact that  civil, criminal, administrative
                              he or she is or was a director,    or investigative (including any
                              officer, employee or agent of the  action by or in the right of
                              corporation or serves or served    Healthcare.com), by reason of the
                              at any other enterprise as at the  fact that he is or was a director
                              request of the corporation. The    or officer of Healthcare.com, or
                              XCare.net bylaws provide that the  is or was serving as a director
                              corporation indemnifies each of    of another entity at the request
                              its directors, officers,           of Healthcare.com. Healthcare.com
                              employees and agents against       is required to indemnify current
                              expenses (including attorneys      or former officers or directors
                              fees), judgments, fines and        against expenses (including
                              amounts paid in settlement         reasonable attorney's fees),
                              actually and reasonably incurred   judgments, fines and amounts paid
                              in connection with any action,     in settlement actually and
                              suit or proceeding, arising by     reasonably incurred by him in
                              reason of the fact that such       connection with such action, suit
                              person is or was a director,       or proceeding, if the individual
                              officer, employee or agent of the  acted in a manner he believed in
                              corporation.                       good faith to be in or not
                                                                 opposed to the best interest of
                                                                 Healthcare.com. Healthcare.com is
                                                                 required to indemnify against
                                                                 liability in a criminal
                                                                 proceeding if the individual had
                                                                 no reasonable cause to believe
                                                                 his conduct was unlawful. Under
                                                                 Georgia law, unless a court
                                                                 determines that the individual is

                                          XCARE.NET                       HEALTHCARE.COM
                                         (DELAWARE)                          (GEORGIA)
                                         ----------                       --------------
                                                                 fairly and reasonably entitled to
                                                                 indemnification, Healthcare.com
                                                                 is not permitted to indemnify an
                                                                 officer or director (i) in
                                                                 connection with a proceeding by
                                                                 or in the right of Healthcare.com
                                                                 in which the individual was
                                                                 adjudged to be liable to
                                                                 Healthcare.com or (ii) in
                                                                 connection with any other
                                                                 proceeding if the individual was
                                                                 adjudged liable on the basis that
                                                                 personal benefit was received by
                                                                 him. Indemnification in
                                                                 connection with a proceeding by
                                                                 or in the right of Healthcare.com
                                                                 is limited to reasonable
                                                                 expenses.
Limitations on liability....  The XCare.net certificate of       Healthcare.com's articles of
                              incorporation limits or            incorporation eliminate a
                              eliminates, to the fullest extent  director's personal liability for
                              permitted by Delaware law, the     monetary damages to
                              personal liability of a director   Healthcare.com or any of its
                              to XCare.net or its stockholders   stockholders for any breach of
                              for monetary damages for breach    duties of such position, except
                              of fiduciary duty as a director.   that such liability is not
                              Under Delaware law, such           eliminated for:
                              provision may not eliminate or
                              limit director monetary liability  - any appropriation, in violation
                              for:                               of such director's duties, of any
                                                                   business opportunity of
                              - breaches of the director's duty    Healthcare.com
                              of loyalty to the corporation or
                                its stockholders                 - acts or omission which involve
                                                                   intentional misconduct or a
                              - acts or omissions not in good      knowing violation of law
                              faith involving intentional
                                misconduct or knowing            - unlawful distributions
                                violations of law
                                                                 - any transaction from which the
                              - the payment of unlawful            director received an improper
                              dividends or unlawful stock          personal benefit.
                                repurchases or redemptions, or
                                                                 Healthcare.com's articles of
                              - any transaction in which the     incorporation provide that if at
                                director received an improper    any time Georgia law is amended
                                personal benefit.                to further eliminate or limit the
                                                                 liability of a director, then the
                                                                 liability of each director of
                                                                 Healthcare.com shall be
                                                                 eliminated or limited to the
                                                                 fullest extent permitted thereby.
Stockholder approval of       Under Delaware law, "business      Under Georgia law, a resident
  certain business            combinations" by corporations      domestic corporation shall not
  combinations..............  with "interested stockholders'     engage in any "business
                              are subject to a moratorium of     combination" with any "interested
                              three or five years,               stockholder" for a period of five
                              respectively, unless specified     years following the time that
                              conditions are met. The            such stockholder became an
                              prohibited transactions include,   "interested stockholder," unless
                              a merger with, disposition of      specified conditions are met. The
                              assets to,

                                          XCARE.NET                       HEALTHCARE.COM
                                         (DELAWARE)                          (GEORGIA)
                                         ----------                       --------------
                              or the issuance of stock to, the   prohibited transactions include a
                              interested stockholder, or         merger with, disposition of
                              certain transactions that have     assets to, or the issuance of
                              the effect of increasing the       stock to, the interested
                              proportionate share of the         stockholder, or certain
                              outstanding securities held by     transactions that have the effect
                              the interested stockholder. Under  of increasing the proportionate
                              Delaware law, an interested        share of the outstanding
                              stockholder may avoid the          securities held by the interested
                              prohibition against effecting      stockholder. Under Georgia law,
                              certain significant transactions   an interested stockholder may
                              with the corporation if the board  avoid the prohibition against
                              of directors, prior to the time    effecting certain significant
                              such stockholder becomes an        transactions with the corporation
                              interested stockholder, approves   if the board of directors, prior
                              such transaction or the            to the time such stockholder
                              transaction by which such          becomes an interested
                              stockholder becomes an interested  stockholder, approves the
                              stockholder or if at or            transaction by which such
                              subsequent to such time the board  stockholder becomes an interested
                              of directors and the stockholder   stockholder. These provisions of
                              approves such transaction. These   Georgia law do not apply to a
                              provisions of Delaware law apply   Georgia corporation unless it has
                              to a Delaware corporation unless   affirmatively elected in its
                              the corporation "opts out' of the  bylaws to be governed by them.
                              provisions in its certificate of   Healthcare.com's bylaws contain a
                              incorporation or bylaws.           provision electing that the
                              XCare.net has not opted out of     corporation be governed by these
                              these provisions in its            provisions of Georgia law.
                              certificate of incorporation or
                              bylaws and consequently is
                              subject to these provisions.
Par value, dividends and      The concepts of par value,         Georgia law dispenses with the
  repurchases of shares.....  capital and surplus are retained   concept of par value of shares
                              under Delaware law. Delaware law   for most purposes as well as
                              permits a corporation to declare   statutory definitions of capital,
                              and pay dividends out of surplus   surplus and the like. Under
                              or, if there is no surplus, out    Georgia law, a corporation may
                              of the net profits for the fiscal  make distributions to its
                              year in which the dividend is      stockholders subject to any
                              declared and/or for the preceding  restrictions imposed in the fiscal year as long as the amount  corporation's articles of
                              of capital of the corporation      incorporation, except that no
                              following the declaration and      distribution may be made if as a
                              payment of the dividend is not     result the corporation would not
                              less than the aggregate amount of  be able to pay its debts as they
                              the capital represented by the     become due in the usual course of
                              issued and outstanding stock of    business or its total assets
                              all classes having a preference    would be less than the sum of its
                              upon the distribution of assets.   total liabilities plus the amount
                              In addition, Delaware law          that would be needed, if the
                              generally provides that a          corporation were to be dissolved
                              corporation may redeem or          at the time of the distribution,
                              repurchase its shares only if      to satisfy the preferential
                              such redemption or repurchase      rights upon dissolution of
                              would not impair the capital of    stockholders whose preferential
                              the corporation. Notwithstanding   rights are superior to those
                              the                                receiving the

                                          XCARE.NET                       HEALTHCARE.COM
                                         (DELAWARE)                          (GEORGIA)
                                         ----------                       --------------
                              foregoing, a Delaware corporation  distribution. A Georgia
                              may redeem or repurchase shares    corporation may acquire its own
                              having a preference upon the       shares and shares so acquired
                              distribution of any of its assets  will constitute authorized but
                              if such shares will be retired     unissued shares, unless the
                              upon acquisition, and provided     articles of incorporation provide
                              that, after the reduction in       that such shares become treasury
                              capital made in connection with    shares or prohibit the reissuance
                              such retirement of shares, the     of reacquired shares. If such
                              corporation's remaining assets     reissuance is prohibited, the
                              are sufficient to pay any debts    number of authorized shares will
                              not otherwise provided for.        be reduced by the number of
                                                                 shares reacquired.
Dissenters' or appraisal      Such rights are not available      Same.
  rights....................  with respect to a merger or
                              consolidation by a corporation
                              the shares of which are either
                              listed on a national securities
                              exchange or held of record by
                              more than 2,000 stockholders if
                              such stockholders are required to
                              receive only shares of the
                              surviving corporation, shares of
                              any other corporation which are
                              either listed on a national
                              securities exchange or held of
                              record by more than 2,000
                              stockholders, cash in lieu of
                              fractional shares or a
                              combination of the foregoing.
Stockholder derivative        The holders of XCare.net common    Under Georgia law, a stockholder
  suits.....................  stock are entitled to one vote     may not commence or maintain a
                              for each share held of record on   derivative proceeding unless the
                              all matters submitted to a vote    stockholder was a stockholder of
                              of stockholders. Holders of        the corporation at the time of
                              common stock have no preemptive    the act or omission complained of
                              rights or rights to convert their  or became a stockholder through
                              common stock into any other        transfer by operation of law from
                              securities. There are no           one who was a stockholder at that
                              redemption or sinking fund         time. In addition, Georgia law
                              provisions applicable to the       requires that the stockholder
                              common stock. All outstanding      fairly and adequately represent
                              shares of common stock are fully   the interests of the corporation
                              paid and non-assessable and have   in enforcing the rights of the
                              a par value of $0.01 per share.    corporation.
Stockholder Rights Plan       On July 12, 2000, XCare.net's      On October 20, 1995,
  ("Poison Pill")...........  board of directors approved a      Healthcare.com's board of
                              preferred stock rights agreement.  directors declared a dividend
                              This agreement is not intended to  distribution of one purchase
                              prevent a takeover, but to         right for each share of
                              protect and maximize the value of  Healthcare.com's common stock
                              stockholders' interests. In        outstanding as of October 30,
                              addition, provisions of            1995. On October 23, 1995,
                              XCare.net's certificate of         Healthcare.com entered into a
                              incorporation, bylaws, other       stockholder rights agreement with

                                          XCARE.NET                       HEALTHCARE.COM
                                         (DELAWARE)                          (GEORGIA)
                                         ----------                       --------------
                              agreements and Delaware law could  SunTrust Bank as rights agent.
                              make it more difficult for a       Under the stockholder rights
                              third party to acquire XCare.net,  agreement, if a person or group
                              even if doing so would be          acquires beneficial ownership of
                              beneficial to its stockholders.    15% or more of the
                                                                 Healthcare.com's outstanding
                                                                 common stock or announces a
                                                                 tender offer or exchange that
                                                                 would result in the acquisition
                                                                 of a beneficial ownership right
                                                                 of 20% or more of
                                                                 Healthcare.com's outstanding
                                                                 common stock, the rights detach
                                                                 from the common stock and are
                                                                 distributed to stockholders as
                                                                 separate securities. Each right
                                                                 entitles its holder to purchase
                                                                 one one-hundredth of a share (a
                                                                 unit) of series A preferred
                                                                 stock, at a purchase price of $50
                                                                 per unit. The rights, which do
                                                                 not have voting power, expire on
                                                                 October 23, 2005 unless
                                                                 previously distributed and may be
                                                                 redeemed by Healthcare.com in
                                                                 whole at a price of $.01 per
                                                                 right at any time before and
                                                                 within 10 days after their
                                                                 distribution. If Healthcare.com
                                                                 is acquired in a merger or other
                                                                 business combination transaction,
                                                                 or 50% of its assets or earnings
                                                                 power are sold at any time after
                                                                 the rights become exercisable,
                                                                 the rights entitle a holder to
                                                                 buy a number of common shares of
                                                                 the acquiring company having a
                                                                 market value of twice the
                                                                 exercise price of the right. If a
                                                                 person acquires 20% of
                                                                 Healthcare.com's common stock or
                                                                 if a 15% or larger holder merges
                                                                 with Healthcare.com and the
                                                                 common stock is not changed or
                                                                 exchanged in such merger, or
                                                                 engages in self-dealing
                                                                 transactions with Healthcare.com,
                                                                 each right not owned by such
                                                                 holder becomes exercisable for
                                                                 the number of common shares of
                                                                 Healthcare.com having a market
                                                                 value of twice the exercise price
                                                                 of the right.

                                    EXPERTS

     The consolidated financial statements of Healthcare.com Corporation and Subsidiaries as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Confer Software, Inc. as of December 31, 2000 and 1999 and for the years then ended, appearing in this joint proxy statement/prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


     The consolidated financial statements of XCare.net as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, included in this joint proxy statement/ prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                                 LEGAL MATTERS

     The legality of the shares of XCare.net common stock offered will be passed upon for XCare.net by Wilson Sonsini Goodrich & Rosati, Professional Corporation, of Palo Alto, California. Healthcare.com is represented in connection with the merger by Troutman Sanders LLP, Atlanta, Georgia. It is a condition to the completion of the merger that XCare.net and Healthcare.com each receive an opinion from their respective counsel, to the effect that, among other things, the merger will qualify as a reorganization for federal income tax purposes. See "The Merger -- Material United States Income Tax Considerations of the Merger" beginning on page 49 of this joint proxy statement/prospectus.

                  DOCUMENTS INCORPORATED BY REFERENCE IN THIS
                        JOINT PROXY STATEMENT/PROSPECTUS

     THIS JOINT PROXY STATEMENT/PROSPECTUS INCLUDES INFORMATION THAT HAS NOT BEEN DELIVERED OR PRESENTED TO YOU BUT IS "INCORPORATED BY REFERENCE." This means that Healthcare.com discloses information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered a part of this joint proxy statement/prospectus, except for any information superseded by information contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents listed below, which contain important business and financial information.

     All documents filed by Healthcare.com under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, after the date of this joint proxy statement/prospectus and before the date of the Healthcare.com special meeting, are incorporated by reference into and deemed to be a part of this joint proxy statement/prospectus from the date of filing of those documents.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR ON INFORMATION TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH ANY INFORMATION.

     The following documents, which were filed by Healthcare.com with the SEC, are incorporated by reference into this joint proxy statement/prospectus and are being delivered with this joint proxy statement/prospectus:


     - Healthcare.com's Annual Report on Form 10-K as amended by
       Healthcare.com's Form 10-K/A (Amendment No. 1) for the year ended December 31, 2000;



     - Healthcare.com's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;



     - Healthcare.com's proxy statement relating to its Annual Meeting of Stockholders held on May 11, 2001; and



     - Healthcare.com's Current Report on Form 8-K, dated as of May 14, 2001.


     Any statement contained in a document incorporated or deemed to be incorporated in this document by reference will be deemed to be modified or superseded for purposes of this joint proxy statement/prospectus to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated in this document by reference modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement/prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION


     The documents incorporated by reference into this joint proxy statement/prospectus are available from Healthcare.com upon request. We will provide to you a copy of any and all of the information that is incorporated by reference in this joint proxy statement/prospectus (not including exhibits to the information unless those exhibits are specifically incorporated by reference into this joint proxy statement/prospectus), without charge, upon written or oral request. YOU SHOULD MAKE ANY REQUEST FOR DOCUMENTS BY JULY 25, 2001 TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS.


     Requests for documents relating to Healthcare.com should be directed to:
                           Healthcare.com Corporation
                               1850 Parkway Place
                                   Suite 1100
                            Marietta, Georgia 30067
                           Telephone: (800) 253-7579
                           Attention: Leslie R. Jones

     Reports, proxy statements and other information concerning Healthcare.com may also be inspected at The National Association of Securities Dealers, 1735 K Street N.W., Washington, D.C. 20006.

     XCare.net and Healthcare.com have each filed reports, proxy statements and other information with the Securities and Exchange Commission. Copies of their reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC:

Judiciary Plaza                  Citicorp Center                  Seven World Trade Center
Room 1024                        500 West Madison Street          13th Floor
450 Fifth Street, N.W.           Suite 1400                       New York, New York 10048
Washington, D.C. 20549           Chicago, Illinois 60661

     Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding both XCare.net and Healthcare.com. The address of the SEC website is http://www.sec.gov.

     XCare.net has filed a registration statement under the Securities Act with the SEC with respect to XCare.net's common stock to be issued to Healthcare.com stockholders in the merger. This joint proxy statement/prospectus constitutes the prospectus of XCare.net filed as part of the registration statement. This joint proxy statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted as provided by the rules and regulations of the SEC. You may inspect and copy the registration statement at any of the addresses listed above.

     REFERENCES IN THIS JOINT PROXY STATEMENT/PROSPECTUS TO "WE," "US," "OUR" OR "OURS" REFER TO THE COMBINED COMPANY AFTER THE MERGER.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
XCARE.NET, INC. FINANCIAL STATEMENTS
Audited Consolidated Financial Statements
  Report of Independent Public Accountants..................   F-2
  Consolidated Balance Sheets as of December 31, 1999 and
     2000...................................................   F-3
  Consolidated Statements of Operations for the years ended
     December 31, 1998, 1999 and 2000.......................   F-4
  Consolidated Statements of Stockholders' Equity (Deficit)
     for the years ended December 31, 1998, 1999 and 2000...   F-5
  Consolidated Statements of Cash Flows for the years ended
     December 31, 1998, 1999 and 2000.......................   F-6
  Notes to Consolidated Financial Statements for the years
     ended December 31, 1998, 1999 and 2000.................   F-7
Unaudited Condensed Consolidated Financial Statements
  Condensed Consolidated Balance Sheets as of March 31, 2001
     and December 31, 2000..................................  F-24
  Condensed Consolidated Statements of Operations for the
     Three Months Ended March 31, 2001 and 2000.............  F-25
  Condensed Consolidated Statements of Cash Flows for the
     Three Months Ended March 31, 2001 and 2000.............  F-26
  Notes to Condensed Consolidated Financial Statements......  F-27

CONFER SOFTWARE, INC. FINANCIAL STATEMENTS
  Report of Independent Auditors............................  F-30
  Balance Sheets as of December 31, 1999 and 2000 (audited)
     and March 31, 2001 (unaudited).........................  F-31
  Statements of Operations for the years ended December 31,
     1999 and 2000 (audited) and the three months ended
     March 31, 2000 and 2001 (unaudited)....................  F-32
  Statements of Stockholders' Equity (Deficit) for the years ended December 31, 1999 and 2000 (audited) and the
     three months ended March 31, 2001 (unaudited)..........  F-33
  Statements of Cash Flows for the years ended December 31,
     1999 and 2000 (audited) and the three months ended
     March 31, 2000 and 2001 (unaudited)....................  F-34
  Notes to Financial Statements.............................  F-35

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors of XCare.net, Inc.

     In our opinion, the accompanying consolidated balance sheets and related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows present fairly, in all material respects, the financial position of XCare.net, Inc. and its subsidiaries at December 31, 1999 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index under item 21(b) on page II-5 of this registration statement presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PRICEWATERHOUSECOOPERS LLP
Broomfield, Colorado
March 23, 2001

                                XCARE.NET, INC.
                          CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                    DECEMBER 31,
                                                                --------------------
                                                                  1999        2000
                                                                  ----        ----
                           ASSETS
Cash and cash equivalents...................................    $  7,455    $ 37,319
Short-term investments......................................          --      41,000
Accounts receivable, net of allowance of $141 and $546 at
  December 31, 1999 and 2000, respectively..................         890       2,801
Receivable from affiliate...................................         453          --
Work performed in advance of billings.......................         557       1,855
Other current assets........................................       1,296       3,853
                                                                --------    --------
       Total current assets.................................      10,651      86,828
Property and equipment, net.................................       1,368       5,104
Purchased software, net.....................................         566         333
Goodwill and other intangible assets........................          --       3,378
Other assets................................................         598       1,265
                                                                --------    --------
       Total assets.........................................    $ 13,183    $ 96,908
                                                                ========    ========
      LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE
     PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable..........................................    $    819    $  2,028
  Accrued liabilities.......................................       1,449       1,847
  Unearned revenue..........................................         153         137
  Current portion of long-term debt and capital lease
     obligations............................................          92          57
                                                                --------    --------
       Total current liabilities............................       2,513       4,069
Commitments and contingencies (Note 8)
  Series A mandatorily redeemable convertible preferred
     stock, $.01 par value; 6,000,000 and 0 shares
     authorized as of December 31, 1999 and 2000,
     respectively; 2,450,000 and 0 shares issued and
     outstanding at December 31, 1999 and 2000,
     respectively...........................................       6,810          --
  Series B mandatorily redeemable convertible preferred
     stock, $.01 par value; 75,000,000 and 0 shares
     authorized as of December 31, 1999, and 2000,
     respectively; 63,053,144 and 0 issued and outstanding
     at December 31, 1999 and 2000, respectively............      16,948          --
Value ascribed to mandatorily redeemable convertible
  preferred stock warrants..................................          84          --
                                                                --------    --------
                                                                  23,842          --
                                                                --------    --------
Stockholders' equity (deficit):
  Preferred stock, $0.01 par value, 0 and 5,000,000 shares
     authorized as of December 31, 1999 and 2000,
     respectively; no shares issued and outstanding at
     December 31, 1999 and 2000, respectively...............          --          --
  Common stock, $.01 par value; 12,500,000 and 100,000,000
     authorized as of December 31, 1999 and 2000,
     respectively; 577,663 and 16,408,274 shares issued and
     outstanding as of December 31, 1999 and 2000,
     respectively...........................................           6         164
Additional paid-in capital..................................       3,432     124,990
Unearned compensation, net..................................      (2,269)       (657)
Accumulated deficit.........................................     (14,341)    (31,658)
                                                                --------    --------
       Total stockholders' equity (deficit).................     (13,172)     92,839
                                                                --------    --------
       Total liabilities and stockholders' equity
        (deficit)...........................................    $ 13,183    $ 96,908
                                                                ========    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                                XCARE.NET, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                   YEAR ENDED DECEMBER 31,
                                                                ------------------------------
                                                                 1998       1999        2000
                                                                 ----       ----        ----
Revenue.....................................................    $ 2,270    $ 4,400    $  9,965
Revenue from affiliates.....................................         --        453         716
                                                                -------    -------    --------
     Total revenue..........................................      2,270      4,853      10,681
                                                                -------    -------    --------
Costs and expenses:
  Cost of revenue...........................................      2,086      3,923      14,173
  Sales and marketing.......................................        965      1,105       5,216
  General and administrative................................      2,194      1,867       9,207
  Research and development..................................        670        575       2,952
  Amortization of goodwill and acquired intangibles.........         --         --          96
  Stock compensation expense................................         --        504       1,381
                                                                -------    -------    --------
     Total cost and expenses................................      5,915      7,974      33,025
                                                                -------    -------    --------
Loss from operations........................................     (3,645)    (3,121)    (22,344)
Interest income (expense), net..............................       (437)       (67)      5,027
                                                                -------    -------    --------
Net loss....................................................    $(4,082)   $(3,188)   $(17,317)
                                                                =======    =======    ========
Net loss per common share -- basic and diluted..............    $(10.64)   $ (6.91)   $  (1.20)
                                                                =======    =======    ========
Weighted average common shares outstanding -- basic and
  diluted...................................................        390        472      14,399
                                                                =======    =======    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                                XCARE.NET, INC.
      CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                                 (IN THOUSANDS)

                                      COMMON STOCK      ADDITIONAL      UNEARNED
                                    ----------------     PAID-IN      COMPENSATION,    ACCUMULATED
                                    SHARES    AMOUNT     CAPITAL           NET          (DEFICIT)      TOTAL
                                    ------    ------    ----------    -------------    -----------     -----
BALANCE AT DECEMBER 31, 1997......     390     $  4      $    530        $    --        $ (7,071)     $ (6,537)
Accretion of mandatorily
  redeemable convertible preferred
  stock...........................      --       --           (66)            --              --           (66)
Other.............................      --       --            65             --              --            65
Net loss..........................      --       --            --             --          (4,082)       (4,082)
                                    ------     ----      --------        -------        --------      --------
BALANCE AT DECEMBER 31, 1998......     390        4           529             --         (11,153)      (10,620)
Common stock issued upon exercise
  of options......................     188        2            95             --              --            97
Accretion of mandatorily
  redeemable convertible preferred
  stock...........................      --       --           (75)            --              --           (75)
Unearned compensation, net........      --       --         2,773         (2,269)             --           504
Other.............................                            110             --              --           110
Net loss..........................      --       --            --             --          (3,188)       (3,188)
                                    ------     ----      --------        -------        --------      --------
BALANCE AT DECEMBER 31, 1999......     578        6         3,432         (2,269)        (14,341)      (13,172)
Conversion of preferred stock into
  common stock and exercise of
  warrants at Initial Public
  Offering........................   9,811       98        23,743             --              --        23,841
Common stock issued at Initial
  Public Offering, net of offering
  costs...........................   5,750       57        94,176             --              --        94,233
Stock option exercises and
  issuances under employee stock
  purchase plan...................     199        2           305             --              --           307
Common stock warrants issued to
  customer........................      --       --         3,058             --              --         3,058
Unearned compensation, net........      --       --          (231)         1,612              --         1,381
Stock issued in Advica Health
  Resources purchase..............      70        1           507             --              --           508
Net loss..........................      --       --            --             --         (17,317)      (17,317)
                                    ------     ----      --------        -------        --------      --------
BALANCE AT DECEMBER 31, 2000......  16,408     $164      $124,990        $  (657)       $(31,658)     $ 92,839
                                    ======     ====      ========        =======        ========      ========

  The accompanying notes are an integral part of these consolidated financial statements.

                                XCARE.NET, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                YEAR ENDED DECEMBER 31,
                                                              ----------------------------
                                                               1998      1999       2000
                                                               ----      ----       ----
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss....................................................  $(4,082)  $(3,188)  $(17,317)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization.............................      815       797      1,602
  Amortization of goodwill and acquired intangibles.........       --        --         96
  Charge related to issuance of warrants....................       --        --      2,182
  Provision for losses on receivables.......................       50        91        636
  Loss on impairment and disposal of assets.................      408         9        295
  Amortization of unearned compensation.....................       --       504      1,381
  Other.....................................................       99       198        (43)
  Change in assets and liabilities: (net of assets and
    liabilities acquired)
    Accounts receivable.....................................     (300)     (278)    (2,015)
    Receivable from affiliate...............................       --      (453)       453
    Work performed in advance of billings...................       --      (557)    (1,298)
    Other current assets....................................       99    (1,218)    (2,566)
    Income taxes receivable.................................      617        --         --
    Purchased software......................................     (850)       --        (50)
    Other assets............................................     (285)     (313)       (10)
    Accounts payable........................................      488        92        539
    Accrued liabilities.....................................      473       298     (1,218)
    Unearned revenue........................................      312      (347)       (16)
                                                              -------   -------   --------
       Net cash used in operating activities................   (2,156)   (4,365)   (17,349)
                                                              -------   -------   --------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment..........................      (19)   (1,245)    (3,631)
Purchase of Integrated Media, Inc., net of cash acquired....       --        --     (2,107)
Purchase of Advica Health Resources, Inc., net of cash
  acquired..................................................       --        --       (764)
Purchase of short-term investments..........................       --        --    (41,000)
Other investing activities..................................      186         4       (681)
                                                              -------   -------   --------
       Net cash provided by (used in) investing
       activities...........................................      167    (1,241)   (48,183)
                                                              -------   -------   --------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of debt..............................    2,230       205         --
Principal payments on debt..................................     (166)     (430)        (4)
Principal payments under capital leases.....................     (574)     (749)       (31)
Proceeds from issuance of mandatorily redeemable convertible
  preferred stock, net......................................       --    13,740         --
Proceeds from Initial Public Offering.......................       --        --     95,326
Proceeds from issuance of common stock......................       --        --        307
Other.......................................................       --        97       (202)
                                                              -------   -------   --------
       Net cash provided by financing activities............    1,490    12,863     95,396
                                                              -------   -------   --------
Net increase (decrease) in cash and cash equivalents........     (499)    7,257     29,864
Cash and cash equivalents at beginning of period............      697       198      7,455
                                                              -------   -------   --------
Cash and cash equivalents at end of period..................  $   198   $ 7,455   $ 37,319
                                                              =======   =======   ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid...............................................  $   127   $    74   $     --
Income taxes refunded.......................................     (615)       --         --
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
  TRANSACTIONS
Conversion of convertible promissory notes and accrued
  interest to Series B mandatorily redeemable convertible
  preferred stock...........................................  $    --   $ 3,204   $     --
  Issuance of common stock in acquisition of Advica Health
    Resources...............................................       --        --        508
  Issuance of common stock warrants to customer.............       --        --      3,058

  The accompanying notes are an integral part of these consolidated financial statements.

                                XCARE.NET, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

     XCare.net, Inc. (the "Company" or "XCare.net") develops, deploys and supports business-to-business software solutions for the healthcare industry. XTiera(TM), the Company's proprietary XML-based platform, and professional services allow it to create customizable transaction-based application solutions that are designed to address the complex administrative processing requirements of healthcare companies. In addition, the Company provides outsourcing and transaction hosting services that improve workflow processes and reduce administrative costs for customers.

BASIS OF PRESENTATION

     We are incorporated under the laws of the State of Delaware. The consolidated financial statements include the accounts of XCare.net and our wholly-owned subsidiaries, United/HealthScope, Inc. d/b/a Advica Health Resources ("Advica") and Integrated Media, Inc. ("Integrated Media"). All significant intercompany amounts and transactions have been eliminated.

INITIAL PUBLIC OFFERING

     On February 9, 2000, the SEC declared effective the Company's Registration Statement on Form S-1. Pursuant to this Registration Statement, we completed an Initial Public Offering ("IPO") of 5,750,000 shares of our common stock (including 750,000 shares sold pursuant to the exercise of the underwriter's over-allotment option) at an offering price of $18.00 per share (the "Offering"). Proceeds to us from the Offering, after calculation of the underwriter's discount, totaled $94.2 million, net of offering costs of $2.1 million. Concurrent with the closing of the IPO, all outstanding shares of our convertible preferred stock were automatically converted into 9,108,122 shares of common stock. In addition, upon closing of the IPO, all outstanding common stock warrants and the Series A convertible preferred stock warrants were exercised. The Series A convertible preferred stock issued upon the exercise of the latter warrants was automatically converted into common stock and together with the exercise of the common stock warrants, resulted in the issuance of 702,924 additional shares of common stock.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

     The Company recognizes revenue in accordance with the provisions of Statement of Position 97-2, "Software Revenue Recognition" as amended. The Company derives revenue from license fees and related services under the terms of fixed price contracts. Maintenance revenue is derived from agreements for supporting and providing periodic updates to licensed software. Consulting revenue consists of revenue from consulting services provided pursuant to time and materials contracts. Transaction processing revenue is derived from transaction processing services and is recognized on a per-transaction basis as services are performed. Operational support revenue is derived from agreements for supporting and maintaining customers' processing environments and is recognized ratably over the service period.

     License fees and related services revenue is generally recognized from fixed price contracts using the percentage-of-completion method of accounting when services are essential to the functionality of the

                                XCARE.NET, INC.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

delivered software and the collectibility of the fees is probable. Where collectibility of fees is not probable, the Company defers revenue and related costs as deferred contract costs and recognize revenue and cost of revenue as cash is collected.

     The Company may encounter budget and schedule overruns on fixed price contracts caused by increased material, labor or overhead costs. Adjustments to cost estimates are made in the periods in which the facts requiring such revisions become known. Estimated losses, if any, are recorded in the period in which current estimates of total contract revenue and contract costs indicate a loss. The Company does not require collateral for its receivables and an allowance is maintained for potential credit losses.

     In arrangements where services are not essential to the functionality of the delivered software and the Company has no other obligations, the Company recognizes license revenue when the agreement has been signed, delivery has occurred, the fee is fixed or determinable and collectibility is probable.

     Maintenance revenue is recorded as unearned revenue and is recognized ratably over the service period, which is generally 12 months. When maintenance is bundled with the original license fee arrangement, its fair value is deferred and recognized during the period such services are provided.

     Revenue from consulting services provided pursuant to time-and-materials contracts is recognized as the services are performed.

RECLASSIFICATIONS

     Certain prior year information has been reclassified to conform with the current year presentation.

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

     All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents. All cash equivalents are carried at cost, which approximates fair value. Short-term investments consist of U.S. government agency debt securities and auction rate certificates with maturities less than 12 months. The Company has classified $2.0 million of its portfolio of U.S. government agency debt securities as held to maturity as defined in Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." At December 31, 2000, all investments were carried at cost, which approximates fair market value based on the Company's intent to hold such securities to maturity. The Company's portfolio of auction rate certificates totaling $39.0 million have been classified as available-for-sale and recorded at fair value in the accompanying consolidated balance sheet. Investment securities classified as available for sale are measured at market value and net unrealized gains and losses are recorded as comprehensive income. Any gains and losses on sales of investments are computed on specific identification. As of December 31, 2000, net unrealized gains and losses on investments available for sale were not material.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments include cash, accounts receivable, prepaids, accounts payable and accrued liabilities. The carrying amounts of financial instruments approximate fair value due to their short maturities.

WORK PERFORMED IN ADVANCE OF BILLINGS

     Unbilled receivables arise as revenues are recognized for time and costs incurred on time and material contracts which have not been billed and for revenues that are recognized on fixed price contracts under the percentage of completion method of accounting.

                                XCARE.NET, INC.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

MAJOR CUSTOMERS

     The Company performs ongoing evaluations of its customers' financial condition and, generally, requires no collateral from its customers.

     The Company had the following customers which accounted for greater than 10% of each respective period's revenue:

                                                          YEAR ENDED DECEMBER 31,
                                                       ------------------------------
CUSTOMER                                               1998         1999         2000
--------                                               ----         ----         ----
A..................................................     --           --           17%
B..................................................     --           --           10%
C..................................................     --           20%          --
D..................................................     29%          --           --
E..................................................     20%          11%          --
F..................................................     12%          10%          --
G..................................................     11%          --           --
H..................................................     --           12%          --
I..................................................     --           12%          --

     Three customers accounted for 75% of the accounts receivable balance at December 31, 1999. Three customers accounted for 73% of the accounts receivable balance at December 31, 2000.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using straight-line methods over the estimated useful lives of the assets, ranging from two to five years. Internally used software, whether purchased or developed is capitalized and amortized over an estimated useful life of three years. Equipment under capital lease arrangements as well as leasehold improvements are amortized over the shorter of their useful lives or the terms of the leases.

GOODWILL AND OTHER ACQUIRED INTANGIBLE ASSETS

     Intangible assets consist of goodwill, customer base, acquired workforce and trade names related to the acquisitions accounted for under the purchase method of accounting. Goodwill and other acquired intangibles are amortized on a straight-line basis over three years. Management periodically assesses the amortization period and recoverability of the carrying amount of goodwill and other acquired intangibles. Amortization expense was $0, $0 and $96,000 for the year ended December 31, 1998, 1999 and 2000, respectively.

LONG-LIVED ASSETS AND IMPAIRMENTS

     The Company periodically evaluates the carrying value of long-lived assets, including, but not limited to, purchased software, property and equipment, and goodwill and other acquired intangibles, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost to dispose of the assets.

                                XCARE.NET, INC.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

RESEARCH AND DEVELOPMENT

     Research and development expense includes costs incurred by the Company to develop and enhance the Company's software. Research and development costs are charged to expense as incurred.

ADVERTISING

     The Company expenses advertising costs as incurred. Advertising expenses for the years ended December 31, 1998, 1999 and 2000 were approximately $66,000, $271,000 and $648,000, respectively.

SOFTWARE DEVELOPMENT COSTS

     Software development costs are required to be expensed until the point that technological feasibility of the product is established, after which time such costs are capitalized until general availability of the product. The period between achieving technological feasibility and the general availability of such software has historically been short. Consequently, costs otherwise capitalizable after technological feasibility have historically been immaterial and therefore expensed as incurred.

PURCHASED SOFTWARE

     Purchased software is to be used with the Company's existing software as well as to be held for resale under an exclusive license and is capitalized and amortized ratably over a three-year estimated useful life. Amortization expense was $0, $284,000 and $283,000 in 1998, 1999 and 2000, respectively. Accumulated amortization was $284,000 and $567,000 as of December 31, 1999 and 2000, respectively.

INCOME TAXES

     Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable earnings. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

STOCK OPTION COMPENSATION

     Statement of Financial Accounting Standard ("SFAS") No. 123, Accounting for Stock-Based Compensation, permits the use of either a fair value based method or the method defined in Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, to account for stock-based compensation arrangements. Companies that elect to use the method provided in APB 25 are required to disclose the pro forma net income (loss) and earnings per share that would have resulted from the use of the fair value based method. We have elected to continue to determine the value of stock-based compensation arrangement under the provisions of APB 25 and included the pro forma disclosures required under SFAS No. 123 in Note 6.

NET LOSS PER COMMON SHARE

     Net loss per common share is calculated in accordance with SFAS No. 128, "Earnings per Share" and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98, basic net loss per common share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed by dividing the net loss for the period by the weighted average number of common and potential shares outstanding during the period if their effect is dilutive. Potential common shares consist of

                                XCARE.NET, INC.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

incremental common shares issuable upon the exercise of stock options and warrants and upon conversion of the Convertible Preferred Stock and convertible promissory notes.

     The following table sets forth the computation of the numerators and denominators in the basic and diluted net loss per common share calculations for the periods indicated:

                                                                   YEAR ENDED DECEMBER 31,
                                                                ------------------------------
                                                                 1998       1999        2000
                                                                 ----       ----        ----
Numerator:
  Net loss..................................................    $(4,082)   $(3,188)   $(17,317)
  Accretion of mandatorily redeemable convertible preferred
     stock..................................................        (66)       (75)         --
                                                                -------    -------    --------
  Net loss available to common stockholders.................    $(4,148)    (3,263)    (17,317)
                                                                =======    =======    ========
Denominator:
  Weighted average common shares outstanding -- basic and
     diluted................................................        390        472      14,399
                                                                =======    =======    ========

     Potentially dilutive securities totaling 11,432,265 and 3,940,072 for the years ended December 31, 1999 and 2000, respectively, were excluded from basic and diluted loss per common share because of their anti-dilutive effect.

COMPREHENSIVE INCOME

     SFAS No. 130, "Reporting Comprehensive Income" SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income includes all changes in equity during a period from non-owner sources. During each of the three years ended December 31, 2000, the Company has not had any significant transactions that are required to be reported as adjustments to determine comprehensive income.

NEW ACCOUNTING STANDARDS

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (the "Bulletin"), "Revenue Recognition in Financial Statements," which addresses revenue recognition issues. The implementation of the Bulletin was delayed until the fourth quarter of 2000 for fiscal years beginning after December 15, 1999. The application of the Bulletin was retroactive to January 1, 2000. The impact of the Bulletin on the Company's consolidated financial statements was not material.

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS No. 133 requires, among other things, that all derivative instruments be recognized at fair value as assets or liabilities on the balance sheet and that changes in fair value generally be recognized currently in earnings unless specific hedge accounting criteria are met. Because the Company does not hold any derivative financial instruments and has not engaged in hedging activities, the Company does not expect the adoption of SFAS 133 to have a material impact on its consolidated results of operations, financial position or cash flows. The Company will adopt the provisions of SFAS 133 in the first quarter of 2001.

2. ACQUISITION OF ADVICA HEALTH RESOURCES AND INTEGRATED MEDIA

     On November 8, 2000, we purchased all of United/HealthScope, Inc.'s d/b/a Advica Health Resources ("Advica") common shares. The purchase price totaling approximately $2.2 million included

                                XCARE.NET, INC.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

70,000 shares of XCare.net common stock, approximately $830,000 in cash, and professional fees directly related to the acquisition, net of accounts receivable and the Company's net investment in Advica. The purchase price was allocated to the acquired assets and liabilities at their fair values as of November 8, 2000. The acquired intangibles consisted of approximately $549,000 in customer base, $488,000 in acquired workforce, and $86,000 to trade name. The remaining excess purchase price of approximately $402,000 was recorded as goodwill.

     In conjunction with the purchase of Advica, the Company incurred approximately $273,000 in costs primarily related to the involuntary termination benefits of Advica employees and for other costs to integrate operating activities. Approximately $95,000 of these employee termination benefits had been paid as of December 31, 2000. The remaining balance was paid in January 2001.

     On November 29, 2000, we purchased all of Integrated Media Inc.'s common stock. The purchase price, totaling approximately $2.1 million, consisted primarily of cash and professional fees directly related to the acquisition.

     The total purchase price was allocated to the assets and liabilities at their fair values as of November 29, 2000. The acquired identifiable intangible assets totaling approximately $322,000 consisted primarily of acquired workforce and customer base with the remaining excess purchase price of approximately $1.62 million being recorded as goodwill. In addition to the $2.1 million purchase price, the Company will pay $1 million to the former president of Integrated Media as compensation for his assistance with the transition over the next year. This $1 million has been paid into escrow, is included in other current assets, and will be amortized to sales and marketing expense over the one year term of the agreement.

     The Company retained an independent appraiser to assist with the assigning of the fair values to the identifiable intangibles acquired from both Advica and Integrated Media. The total goodwill and identifiable intangible assets acquired of $3.5 million are being amortized over their estimated lives of 3 years.

     Advica and Integrated Media became wholly-owned subsidiaries of XCare.net effective on the date of the acquisitions and both transactions were accounted for under the purchase method of accounting in the fourth quarter of 2000 for which the results operations are included in the consolidated financial statements from the date of acquisition.

     The unaudited pro forma results of operations as though the acquisitions had been completed as of the beginning of 1999 and 2000 are as follows (in thousands except for per share amounts):

                                                           YEAR ENDED DECEMBER 31,
                                                           -----------------------
                                                             1999           2000
                                                             ----           ----
Revenues...............................................    $  9,404       $ 17,989
Net loss...............................................     (10,442)       (23,064)
Pro forma diluted loss per share.......................    $ (19.27)      $  (1.59)

     The pro forma results above do not include any anticipated cost savings or other effects of the integration of Advica and Integrated Media into XCare.net and are not necessarily indicative of the results which would have occurred if the acquisitions had been in effect on the dates indicated, or which may result in the future.

                                XCARE.NET, INC.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3. BALANCE SHEET COMPONENTS

     Certain balance sheet components are as follows (in thousands):

                                                                   DECEMBER 31,
                                                                ------------------
                                                                 1999       2000
                                                                 ----       ----
OTHER CURRENT ASSETS
  Prepaid licenses..........................................    $    --    $ 1,659
  Prepaid salary (see note 2)...............................         --        917
  Deferred warrants charges (see note 6)....................         --        876
  Deferred IPO costs........................................      1,093         --
  Other.....................................................        203        401
                                                                -------    -------
                                                                $ 1,296    $ 3,853
                                                                =======    =======

                                                                   DECEMBER 31,
                                                                ------------------
                                                                 1999       2000
                                                                 ----       ----
PROPERTY AND EQUIPMENT
  Furniture, fixtures and equipment.........................    $   412    $ 1,906
  Computer hardware.........................................      1,927      5,225
  Computer software.........................................        618      2,843
                                                                -------    -------
                                                                  2,957      9,974
Less accumulated depreciation and amortization..............     (1,589)    (4,870)
                                                                -------    -------
                                                                $ 1,368    $ 5,104
                                                                =======    =======

                                                                   DECEMBER 31,
                                                                ------------------
                                                                 1999       2000
                                                                 ----       ----
ACCRUED LIABILITIES
  Accrued compensation and related accruals.................    $   173    $ 1,056
  Accrued license fee payable...............................        600         --
  Accrued professional fees.................................        446        104
  Other.....................................................        230        687
                                                                -------    -------
                                                                $ 1,449    $ 1,847
                                                                =======    =======

                                XCARE.NET, INC.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

4. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

     Debt and capital lease obligations consists of the following (in thousands):

                                                               DECEMBER 31,
                                                              ---------------
                                                              1999       2000
                                                              ----       ----
Unsecured notes payable.....................................  $ --       $ 57
Unsecured notes payable to software vendors for software
  licenses; interest rate at 10.5%;.........................    44         --
Unsecured notes payable to landlord for leasehold
  improvements; interest rate at 9.5%; principal and
  interest payable in monthly installments of $1,207 until
  February 1, 2000..........................................     2         --
Capitalized lease obligations...............................    46         --
                                                              ----       ----
     Total long-term debt...................................    92         57
Less current portion........................................   (92)       (57)
                                                              ----       ----
     Long-term debt, excluding current portion..............  $ --       $ --
                                                              ====       ====

5. MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK AND WARRANTS

MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK

     In March 1997, the Company issued 2,450,000 shares of $.01 par value Series A mandatorily redeemable convertible preferred stock and received proceeds net of issuance costs totaling $6,622,000.

     In June 1999, the Company issued 27,111,111 shares of $.01 par value Series B mandatorily redeemable convertible preferred stock and received proceeds totaling $7,320,000. Concurrently, outstanding Convertible Promissory Notes plus accrued interest of $3,204,000 in the aggregate were converted into an additional 11,867,959 shares of Series B mandatorily redeemable convertible preferred stock.

     In July 1999, the Company issued 24,074,074 shares of $.01 par value Series B mandatorily redeemable convertible preferred stock and received proceeds net of issuance costs totaling $6,420,000.

CONVERSION

     In connection with the Company's Initial Public Offering in February 2000, the 2,450,000 outstanding shares of Series A mandatorily redeemable convertible preferred stock were converted into 2,802,800 shares of common stock. The original conversion ratio of the Series A mandatorily redeemable convertible preferred stock into common stock was one-for-one. This conversion ratio was adjusted during 1997 and 1998 to 1.144 shares of common stock for each share of Series A mandatorily redeemable convertible preferred stock. In addition, the 63,053,144 shares of Series B mandatorily redeemable convertible preferred stock were converted into 6,305,322 shares of common stock, reflecting the rounding upwards of all resulting fractional shares. See Note 1.

STOCK WARRANTS

     In conjunction with the issuance of the 1997 and 1998 Convertible Promissory Notes and the Series A mandatorily redeemable convertible preferred stock offering, the Company issued warrants to purchase a total of 649,312 shares of common stock at an average price of $0.89. In connection with the Company's Initial Public Offering in February 2000, certain of these warrants were exercised and the Company issued 702,294 common shares for net proceeds of $84,000.

                                XCARE.NET, INC.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6. STOCKHOLDERS' EQUITY (DEFICIT)

STOCK SPLIT

     The Company effected a one-for-ten reverse stock split of its common stock in January 2000. All references in the financial statements to shares, share prices, and per share amounts have been adjusted retroactively for all periods presented to reflect the stock split.

STOCK OPTIONS

     During 1997, the Company adopted a stock option plan (the "1997 Plan") which provides for the grant of stock options to directors, key employees, and consultants. The 1997 Plan has a term of ten years, unless terminated by our board of directors. An amendment of the Company's 1997 Plan to increase the number of shares of common stock reserved for issuance under the plan from 2,200,000 to 3,600,000 shares was approved by the stockholders in November 2000. The Plan provides for the granting of incentive stock options to employees and nonqualified options to employees, directors and consultants.

     Stock options are granted with an exercise price not less than fair market value of the common stock on the date of the grant, as determined by the board of directors. The options generally expire ten years after the date of grant. Options granted under the 1997 Plan vest over a four year vesting period beginning on the date of grant.

     In July 1999, the board of directors amended all existing stock option agreements under the Plan. The amendment provided that all options are immediately exercisable. However, any shares acquired upon exercise are subject to repurchase by XCare.net over a reverse vesting period that entitles the optionee to exactly the same vesting schedule as the original grant. The repurchase price is equal to the exercise price of the options using FIN 28.

     In January and February 2000, the Company granted incentive stock options to certain employees to purchase 124,700 shares of common stock with exercise prices below the deemed fair value of the Company's common stock at the date of grant. In connection with such option grants, the Company recognized unearned compensation totaling $123,000 which is being amortized over the four year vesting period of the related options.

     During 1999, the Company issued stock options to certain employees under the 1997 Plan with exercise prices below the deemed fair value of the Company's common stock at the date of grant. The Company has recorded unearned stock compensation for the difference between the exercise price of the stock options and the deemed fair value of the Company's common stock at the date of grant. This unearned stock compensation will be amortized to expense over the period during which the options or common stock subject to repurchase vest, generally four years, using an accelerated method as described in Financial Accounting Standards Board Interpretation No. 28. In 1999, the Company recorded $2,773,000 of unearned compensation related to these options, of which the net amount of $504,000 and $1,381,000 have been amortized to expense in the periods ended December 31, 1999 and 2000, respectively.

                                XCARE.NET, INC.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     If stock compensation expense for the years ended December 31, 1999 and 2000 had been allocated across all relevant functional expense categories within operating expenses, it would be allocated as follows:

                                                                 DECEMBER 31,
                                                                --------------
                                                                1999     2000
                                                                ----     ----
Cost of revenue.............................................    $ 80    $  124
Sales and marketing.........................................      52       194
General and administrative..................................     343     1,089
Research and development....................................      29       (26)
                                                                ----    ------
                                                                $504    $1,381
                                                                ====    ======

     The Company's board of directors adopted a 1999 Director Option Plan in October 1999 (the "Director Plan"). The Director Plan was approved by the Company's Stockholders in January 2000, and became effective upon completion of our Initial Public Offering. A total of 250,000 shares of common stock have been reserved for issuance under the Director Plan. The Director Plan has a term of ten years, unless terminated by our board of directors. Options granted under the Director Plan vest over a one year vesting period beginning on the date of grant. Members of the board of directors who are not employees of XCare.net are eligible to participate in the Director Plan. The Director Plan provides for an automatic initial grant of an option to purchase 25,000 shares of common stock (the "Initial Grant") upon the later of the effective date of the Director Plan or the date a person first becomes a non-employee director. After the initial grant, a non-employee director will automatically be granted options to purchase 10,000 shares of common stock each year on the date of our annual stockholder's meeting.

     In September 2000, the board of directors of the Company adopted the 2000 Nonstatutory Stock Option Plan (the "NSO Plan"). Under the NSO Plan, the board of directors may issue options to purchase up to an aggregate of 600,000 shares of the Company Common Stock to employees of the Company. The NSO Plan has a term of ten years, unless terminated by our board of directors. Options granted under the NSO Plan vest ratably at 25% per year, beginning on the date of grant. No options will be issued under the NSO Plan to directors or executive officers of the Company.

     The Company records compensation expense related to stock options granted to employees using the intrinsic value based method and includes a pro forma disclosure in the footnotes for compensation value measured using the fair value accounting treatment. Options granted to consultants are accounted for based on the fair value of the consideration received or the fair value of the options issued, whichever is more reliably measurable. For the years ended December 31, 1998 and 1999, the value of each option on the date of grant was estimated using the minimum value method, as the Company was not public. For the year ended December 31, 2000, the fair value of each option on the date of grant was determined using the Black-Scholes valuation model. The following assumptions were used for grants in 1999 and 2000: risk-free rates corresponding to government securities with original maturities similar to the expected option lives of 4.5% to 5.6% in 1998, 4.9% to 6.3% in 1999 and 5.5% for 2000; expected dividend yield of 0% for all periods; volatility factor of zero for 1998 and 1999 and 120% for 2000; and expected lives of one year for 1998 and 1999 and 3.4 years for 2000.

     Based on calculations using a Black-Scholes-type value option pricing model, the weighted-average fair value of options at grant date was $0.06, $0.64 and $5.10 in 1998, 1999 and 2000, respectively. The pro forma impact on the Company's net loss and net loss per share had compensation cost been recorded

                                XCARE.NET, INC.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

as determined in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation" is shown below (in thousands, except per share data).

                                                         YEAR ENDED DECEMBER 31,
                                                      ------------------------------
                                                       1998       1999        2000
                                                       ----       ----        ----
Net loss:
  As reported.....................................    $(4,082)   $(3,188)   $(17,317)
  Pro forma.......................................     (4,155)    (3,319)    (17,683)
Net loss per common share:
  As reported.....................................    $(10.64)   $ (6.91)   $  (1.20)
  Pro forma.......................................     (10.65)     (7.03)      (1.23)

     Total stock options outstanding and exercisable under the option plans as of December 31, 2000 are as follows:

              STOCK OPTIONS OUTSTANDING
-----------------------------------------------------
                                     WEIGHTED AVERAGE              STOCK OPTIONS EXERCISABLE
                                        REMAINING       -----------------------------------------------
   RANGE OF          NUMBER OF       CONTRACTUAL LIFE   WEIGHTED AVERAGE   NUMBER OF   WEIGHTED AVERAGE
EXERCISE PRICES        SHARES            (YEARS)         EXERCISE PRICE     SHARES      EXERCISE PRICE
---------------      ---------       ----------------   ----------------   ---------   ----------------
 $        0.25         664,009             7.8               $ 0.25          664,009        $ 0.25
          2.70         504,086             8.5                 2.70          504,086          2.70
  2.80 -  5.88         264,317             9.5                 4.84          118,417          4.10
  5.94 -  5.94         438,275             9.7                 5.94          341,000          5.94
  6.19 -  7.07         434,850             9.7                 6.79          336,850          6.71
  7.50 - 10.00         205,575             9.0                 8.73          205,575          8.73
         11.00          58,710             9.1                11.00           58,710         11.00
         14.38             650             9.3                14.38              650         14.38
         15.94          19,100             9.2                15.94           19,100         15.94
         18.50             500             9.1                18.50              500         18.50
 -------------       ---------             ---               ------        ---------        ------
 $0.25 - 18.50       2,590,072             8.9               $ 4.30        2,248,897        $ 4.03
 =============       =========             ===               ======        =========        ======

     Activity of the Plan is summarized in the following table:

                                                                  WEIGHTED                         WEIGHTED
                                                  NUMBER OF       AVERAGE          OPTIONS         AVERAGE
                                                   SHARES      EXERCISE PRICE    EXERCISABLE    EXERCISE PRICE
                                                  ---------    --------------    -----------    --------------
Options outstanding, December 31, 1997........       31,868        $2.80             12,967         $2.80
  Options granted.............................    1,120,600         0.25
  Less: options forfeited.....................      (22,351)        1.10
                                                  ---------        -----          ---------         -----
Options outstanding, December 31, 1998........    1,130,117         0.28            424,885          0.32
  Options granted.............................    1,175,276         2.48
  Less: options exercised.....................     (187,663)        0.52
  Less: options forfeited.....................     (505,837)        0.28
                                                  ---------        -----          ---------         -----
Options outstanding, December 31, 1999........    1,611,893         1.85          1,611,893          1.85
  Options granted.............................    1,461,020         6.92
  Less: options exercised.....................     (185,429)        1.22
  Less: options forfeited.....................     (297,412)        5.88
                                                  ---------        -----          ---------         -----
Options outstanding, December 31, 2000........    2,590,072        $4.30          2,248,897         $4.03
                                                  =========        =====          =========         =====

                                XCARE.NET, INC.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

401(K) PLAN

     The Company has adopted an employee savings and retirement plan (the "401(k) Plan") covering substantially all of the Company's employees. Pursuant to the 401(k) Plan, eligible employees may elect to reduce their current compensation by up to the statutory prescribed limit and have the amount of such reduction contributed to the 401(k) Plan. The Company may make contributions to the 401(k) Plan on behalf of eligible employees. The Company has not made any contributions to the 401(k) Plan.

INITIAL PUBLIC OFFERING

     On February 9, 2000, the SEC declared effective the Company's Registration Statement on Form S-1. Pursuant to this Registration Statement, we completed an Initial Public Offering ("IPO") of 5,750,000 shares of our common stock (including 750,000 shares sold pursuant to the exercise of the underwriter's over-allotment option) at an offering price of $18.00 per share (the "Offering"). Proceeds to us from the Offering, after calculation of the underwriter's discount, totaled $94.2 million, net of offering costs of $2.1 million. Concurrent with the closing of the IPO, all outstanding shares of our convertible preferred stock were automatically converted into 9,108,122 shares of common stock. In addition, upon closing of the IPO, all outstanding common stock warrants and the Series A convertible preferred stock warrants were exercised. The Series A convertible preferred stock issued upon the exercise of the latter warrants was automatically converted into common stock and together with the exercise of the common stock warrants, resulted in the issuance of 702,924 additional shares of common stock.

EMPLOYEE STOCK PURCHASE PLAN

     In October 1999, the board of directors adopted an employee stock purchase plan (the "Employee Stock Purchase Plan,") subject to stockholder approval, which became effective immediately on the effective date of the IPO. A total of 350,000 shares of common stock have been reserved for issuance under the Employee Stock Purchase Plan permits eligible to purchase common stock totaling up to 20% of an employee's compensation through payroll deductions. The Employee Stock Purchase Plan for U.S. employees is intended to qualify under Section 423 of the Internal Revenue Service Code and contains consecutive overlapping twelve-month offering periods. Each offering period includes two six-month purchase periods. The price of common stock to be purchase will be 85% of the lower of the fair market value of the common stock either at the beginning of the offering period or at the end of that purchase period. In October 2000, the Company issued 15,885 of the 350,000 authorized shares at $4.68 per share and converted $73,000 in accrued employee contributions into shares of common stock upon conversion.

MEDUNITE WARRANTS

     In October 2000, the Company entered into a Software License and Services Agreement (the "Agreement") with MedUnite, Inc. ("MedUnite") to provide software development services related to the pilot program. These services are provided on a time and materials basis and the Agreement is cancelable at MedUnite's discretion subsequent to the delivery of the first pilot and prior to the contract contingency date ("Contingency Date"), which is expected in mid-2001. In addition, the Company will host MedUnite's pilot program. If MedUnite does not terminate the Agreement before the Contingency Date, the Company will sell MedUnite a software license and is expected to provide ongoing hosting, transaction processing, maintenance, software development and technical services.

     In connection with the Agreement, the Company issued warrants to MedUnite to purchase 1,350,000 shares of XCare.net's common stock at an exercise price of $4.06. The warrants were immediately vested exercisable and non-forfeitable for a period of eighteen months from the date of grant. The fair value of the warrants was calculated to be $3.1 million and was determined using the Black-Scholes option pricing model using a volatility factor of 120%, risk-free interest rate of 6.0% and an expected life of 18 months.

                                XCARE.NET, INC.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

The amounts billed to MedUnite up to the date that the first pilot is delivered (March 2001) will be reduced by the fair value attributed to the warrants. For the year ended December 31, 2000, the Company allocated $2.2 million of the warrant charge to billings and amounts billable. The remaining value of the warrants is $0.9 million at December 31, 2000 and is included in other current assets. As of December 31, 2000, the Company expects future billings to be in excess of the remaining fair value of the warrants.

     In addition, under the terms of the agreement, XCare.net may make an investment in MedUnite between $10.0 and $20.0 million.

PREFERRED STOCK RIGHTS AGREEMENT

     On July 12, 2000, the Company's board of directors approved a preferred stock rights agreement. Each right would entitle stockholders to purchase one one-thousandth of a share of Series A Participating Preferred Stock. The rights are not currently exercisable, but would become exercisable if certain events occurred relating to a person or group acquiring or attempting to acquire 15 percent or more of the outstanding shares of common stock. The rights expire in 2010 unless redeemed or exchanged by the Company earlier.

7. INCOME TAXES

     Prior to January 1, 1996, the Company elected to be taxed under Subchapter S of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, the stockholders were responsible for payment of taxes on income earned by the Company, and the Company distributed to stockholders annually an amount equal to the estimated tax liability arising from operations. On January 1, 1996, the Company revoked its election to be taxed under Subchapter S of the Code and elected to be taxed under Subchapter C of the Code. In connection with the change in status, the Company reclassified accumulated earnings of $576,000 to additional paid-in capital to reduce accumulated earnings to zero as of the date of the conversion.

     At December 31, 1999 and December 31, 2000, the Company had net operating loss ("NOL") carryforwards of approximately $12.6 million and $31.7 million, respectively, which may be used to offset future taxable income. These carryforwards expire beginning in 2012. The Code contains provisions that may limit the NOL available for use in any given year upon the occurrence of certain events, including significant changes in ownership interest. A change in ownership of a company of greater than 50% within a three-year period results in an annual limitation on the Company's ability to use its NOL carryforwards from tax periods prior to the ownership change. The Company's NOL carryforwards as of December 31, 2000 are subject to annual limitations due to changes in ownership.

     The benefit for income taxes differs from the amount computed by applying the U.S. federal income tax rate of 34% to loss before income taxes as follows (in thousands):

                                                                   YEAR ENDED DECEMBER 31,
                                                                -----------------------------
                                                                 1998       1999       2000
                                                                 ----       ----       ----
Federal income tax benefit..................................    $(1,388)   $(1,084)   $(6,061)
State income tax, net of federal benefit....................       (166)      (103)      (545)
Change in valuation allowance...............................      1,517        944      5,492
Unearned compensation.......................................         --        209        483
Value attributed to warrants................................         --         --        764
Other.......................................................         37         34       (133)
                                                                -------    -------    -------
Income tax expense..........................................    $    --    $    --    $    --
                                                                =======    =======    =======

                                XCARE.NET, INC.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The components of the Company's deferred income tax assets and liabilities are as follows (in thousands):

                                                                   DECEMBER 31,
                                                                -------------------
                                                                 1999        2000
                                                                 ----        ----
Deferred tax assets:
  Deferred revenue..........................................    $    48    $     53
  Impairment and exit cost accruals.........................         12          --
  Employee benefits.........................................         49         288
  Reserves..................................................        107         474
  Other temporary items.....................................         --         155
  Net operating loss carryforwards..........................      4,871      12,457
Deferred tax liabilities:
  Cash to accrual Section 481(a)............................       (187)        (96)
  Fixed asset sale and depreciation.........................       (246)       (275)
  Amortization..............................................        (57)         --
Less: valuation allowance...................................     (4,597)    (13,056)
                                                                -------    --------
       Net deferred tax asset...............................    $    --    $     --
                                                                =======    ========

     The Company's deferred tax assets represent unrecognized future tax benefit. A valuation allowance has been established for the entire tax benefit, and no benefit for income taxes has been recognized in the accompanying statement of operations as the realization of the potential assets is not more likely than not.

8. COMMITMENTS AND CONTINGENCIES

COMMITMENTS

     The Company leases equipment and office space under various long-term non-cancelable operating leases that expire in 2005. The following is a schedule by year of future minimum lease payments under operating leases, at December 31, 2000 (in thousands):

2001........................................................    $1,735
2002........................................................     1,142
2003........................................................       864
2004........................................................       745
2005........................................................       616
Thereafter..................................................       440
                                                                ------
                                                                $5,542
                                                                ======

     Total rent expense for the years ended December 31, 1998, 1999 and 2000 was $438,000, $375,000 and $1,295,000, respectively.

     In December 1998, the Company purchased a license for certain software to be resold or used with the Company's existing products. This arrangement requires the Company to pay a royalty of 17.5% of all of its sales of the software.

CONTINGENCIES

     We are subject to other legal proceedings and claims that arise in the ordinary course of business. Although there can be no assurance of the ultimate disposition of these matters, it is management's opinion, based upon the information available at this time, that the expected outcome, individually or in

                                XCARE.NET, INC.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

the aggregate, will not have a material adverse effect on the Company's consolidated results of operations, financial position or cash flows.

9. RELATED PARTY TRANSACTIONS

     For the year ended December 31, 2000, revenues from related parties include $581,000 from a customer who is also a partner in an entity that is a significant stockholder of the Company and $135,000 from Advica prior to our acquisition of Advica. The accounts receivable related to these transactions had been settled as of December 31, 2000.

     During 1999, the Company entered into a professional services agreement with an entity whose managing member is a general partner in an entity that is a significant stockholder of the Company. The Company recognized $453,000 in revenue under such agreement during the fourth quarter ended December 31, 1999, and accounts receivable from this entity was $453,000 at December 31, 1999.

10. SEGMENT INFORMATION

     Segment information has been prepared in accordance with Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards
(SFAS) No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company defines operating segment as components of an enterprise for which discrete financial information is available and is reviewed regularly by the chief operating decision-maker or decision making group, to evaluate performance and make operating decisions. The chief operating decision-making group reviews the revenues and margins by the nature of the services provided and reviews the overall results of the Company. Accounting policies of the segments are the same as those described in the summary of significant accounting policies (See Note 1).

     We operate in two segments: development and consulting services, and recurring services. The development and consulting services segment includes revenue generated from software engineering and integration. The recurring services segment includes revenue generated from hosting services, maintenance services, transaction services, recurring license fees and other services. In 1998, all XCare.net's revenues were generated from recurring services.

                                XCARE.NET, INC.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Following is a breakout of our segments. The margin for the segments excludes corporate expenses. The "other" category includes our corporate expenses and eliminations.

                                                    DEVELOPMENT
                                                        AND
                                                    CONSULTING     RECURRING                   CONSOLIDATED
                                                     SERVICES      SERVICES      OTHER            TOTAL
                                                    -----------    ---------     -----         ------------
                                                                        (IN THOUSANDS)
2000
  Total revenues................................      $ 7,488       $3,193      $     --         $ 10,681
  Margin........................................       (3,216)        (276)      (13,825)(1)      (17,317)
  Assets........................................           --           --        96,908(2)        96,908
  Capital expenditures..........................           --           --         3,631(2)         3,631
1999
  Total revenues................................      $ 3,740       $1,113      $     --         $  4,853
  Margin........................................          720          210        (4,118)(1)       (3,188)
  Assets........................................           --           --        13,183(2)        13,183
  Capital expenditures..........................           --           --         1,245(2)         1,245

-------------------------
(1) Represents loss before income taxes. Adjustments that are made to the total of the segments' income in order to arrive at income before income taxes include the following:

                                                                     1999      2000
                                                                     ----      ----

    Costs and adjustments to reconcile segment data to the consolidated total:

      Sales and marketing.......................................    $1,105    $ 5,216

      General and administrative................................     1,867      9,207

      Research and development..................................       575      2,952

      Amortization of goodwill and other acquired intangibles...        --         96

      Stock compensation expense................................       504      1,381

      Interest expense (income), net............................        67     (5,027)
                                                                    ------    -------

                                                                    $4,118    $13,825
                                                                    ======    =======

-------------------------
(2) A breakout of assets and capital expenditures for all segments is not provided to our chief operating decision maker. The other column represents the amount to reconcile to the consolidated total.

11. QUARTERLY RESULTS (UNAUDITED)

     This information has been derived from our unaudited consolidated financial statements. The unaudited consolidated financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, that we consider necessary for a fair presentation of this information. These unaudited quarterly results should be read in conjunction with the financial statements and notes thereto. Our operating results are expected to vary significantly from quarter to quarter and are not necessarily indicative of results for any future period. Data

                                XCARE.NET, INC.
         NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

relating to the results of operations for the each quarter of the years ended December 31, 1999 and 2000 follows (in thousands except per share amounts):

                                                                       THREE MONTHS ENDED
                                                     ------------------------------------------------------
                                                     MARCH 31,    JUNE 30,    SEPTEMBER 30,    DECEMBER 31,
                                                       1999         1999          1999             1999
                                                     ---------    --------    -------------    ------------
STATEMENT OF OPERATIONS DATA:
Total revenue....................................     $ 1,311     $   530        $   813         $ 2,199
Costs and expenses:
  Cost of revenue................................         923         714            784           1,502
  Sales and marketing............................         155         138            252             560
  General and administrative.....................         144         282            759             682
  Research and development.......................         104          57            256             158
  Stock compensation expense.....................          --          --            112             392
                                                      -------     -------        -------         -------
     Total costs and expenses....................       1,326       1,191          2,163           3,294
                                                      -------     -------        -------         -------
Loss from operations.............................         (15)       (661)        (1,350)         (1,095)
Interest income (expense), net...................        (136)       (122)           108              83
                                                      -------     -------        -------         -------
  Net loss.......................................     $  (151)    $  (783)       $(1,242)        $(1,012)
                                                      =======     =======        =======         =======
  Net loss per common share -- basic and
     diluted.....................................     $ (0.43)    $ (2.00)       $ (2.36)        $ (1.81)
                                                      =======     =======        =======         =======

                                                                       THREE MONTHS ENDED
                                                     ------------------------------------------------------
                                                     MARCH 31,    JUNE 30,    SEPTEMBER 30,    DECEMBER 31,
                                                       2000         2000          2000             2000
                                                     ---------    --------    -------------    ------------
STATEMENT OF OPERATIONS DATA:
Total revenue....................................     $ 2,852     $ 2,689        $ 1,961         $ 3,179
Costs and expenses:
  Cost of revenue................................       2,797       3,016          3,190           5,170
  Sales and marketing............................       1,110       1,891          1,203           1,012
  General and administrative.....................       1,867       2,981          2,038           2,321
  Research and development.......................         461         989            427           1,075
  Amortization of goodwill and other acquired
     intangibles.................................          --          --             --              96
  Stock compensation expense.....................         518         406            286             171
                                                      -------     -------        -------         -------
     Total costs and expenses....................       6,753       9,283          7,144           9,845
                                                      -------     -------        -------         -------
Loss from operations.............................      (3,901)     (6,594)        (5,183)         (6,666)
Interest income, net.............................         698       1,505          1,446           1,378
                                                      -------     -------        -------         -------
  Net loss.......................................     $(3,203)    $(5,089)       $(3,737)        $(5,288)
                                                      =======     =======        =======         =======
  Net loss per common share-basic and diluted....     $ (0.37)    $ (0.31)       $ (0.23)        $ (0.32)
                                                      =======     =======        =======         =======

                                XCARE.NET, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                 MARCH 31,     DECEMBER 31,
                                                                   2001            2000
                                                                 ---------     ------------
                                                                (UNAUDITED)
                           ASSETS
Current assets:
  Cash and cash equivalents.................................     $ 32,199        $ 37,319
  Short-term investments....................................       42,100          41,000
  Accounts receivable, net of allowance of $643 and $546 at
     March 31, 2001 and December 31, 2000, respectively.....        4,968           2,801
  Work performed in advance of billings.....................        2,028           1,855
  Other current assets......................................        3,145           3,853
                                                                 --------        --------
       Total current assets.................................       84,440          86,828
Property and equipment, net.................................        5,023           5,104
Purchased software, net.....................................          674             333
Goodwill and other intangible assets........................        3,230           3,378
Other assets................................................          842           1,265
                                                                 --------        --------
       Total assets.........................................     $ 94,209        $ 96,908
                                                                 ========        ========
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................     $  1,019        $  2,028
  Accrued liabilities.......................................        3,071           1,904
  Unearned revenue..........................................          346             137
                                                                 --------        --------
       Total liabilities....................................        4,436           4,069
                                                                 --------        --------
Stockholders' equity:
  Preferred stock, $.01 par value, 5,000,000 shares
     authorized as of March 31, 2001 and December 31, 2000,
     respectively; no shares issued and outstanding at March
     31, 2001 and December 31, 2000, respectively...........           --              --
  Common stock, $.01 par value; 100,000,000 authorized as of
     March 31, 2001 and December 31, 2000, respectively;
     16,412,316 and 16,408,274 shares issued and outstanding
     as of March 31, 2001 and December 31, 2000,
     respectively...........................................          164             164
Additional paid-in capital..................................      124,990         124,990
Unearned compensation, net..................................         (522)           (657)
Accumulated deficit.........................................      (34,859)        (31,658)
                                                                 --------        --------
       Total stockholders' equity...........................       89,773          92,839
                                                                 --------        --------
       Total liabilities and stockholders' equity...........     $ 94,209        $ 96,908
                                                                 ========        ========

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                THREE MONTHS ENDED
                                                                    MARCH 31,
                                                                ------------------
                                                                 2001       2000
                                                                 ----       ----
Revenue.....................................................    $ 7,590    $ 2,465
Revenue from affiliate......................................         --        387
                                                                -------    -------
       Total revenue........................................      7,590      2,852
                                                                -------    -------
Costs and expenses:
  Cost of revenue...........................................      6,353      2,797
  Sales and marketing.......................................      1,389      1,110
  General and administrative................................      2,570      1,867
  Research and development..................................      1,141        461
  Amortization of goodwill and acquired intangibles.........        303         --
  Stock compensation expense................................        135        518
                                                                -------    -------
       Total costs and expenses.............................     11,891      6,753
                                                                -------    -------
Loss from operations........................................     (4,301)    (3,901)
  Interest income...........................................      1,100        698
                                                                -------    -------
Net loss....................................................    $(3,201)   $(3,203)
                                                                =======    =======
Net loss per common share -- basic and diluted..............    $ (0.20)   $ (0.37)
                                                                =======    =======
Weighted average common shares outstanding -- basic and
  diluted...................................................     16,412      8,758
                                                                =======    =======

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                THREE MONTHS ENDED
                                                                    MARCH 31,
                                                                ------------------
                                                                 2001       2000
                                                                 ----       ----
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss....................................................    $(3,201)   $(3,203)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization.............................        620        289
  Amortization of goodwill and acquired intangibles.........        303         --
  Charge related to issuance of warrants....................        876         --
  Provision for losses on receivables.......................         97        250
  Loss on impairment of investments.........................        503         --
  Amortization of unearned compensation.....................        135        518
  Other.....................................................        373        278
  Change in assets and liabilities:
     Accounts receivable....................................     (2,264)      (444)
     Work performed in advance of billings..................       (173)    (2,086)
     Other current assets...................................       (693)      (920)
     Other assets...........................................         70       (236)
     Accounts payable.......................................     (1,009)     1,136
     Accrued liabilities....................................      1,177        989
     Unearned revenue.......................................        209        581
                                                                -------    -------
          Net cash used in operating activities.............     (2,977)    (2,848)
                                                                -------    -------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment and software..........................       (880)    (1,140)
Purchases of short-term investments.........................     (4,300)        --
Sales of short-term investments.............................      3,200         --
Other investing activities..................................       (150)        --
                                                                -------    -------
          Net cash used in investing activities.............     (2,130)    (1,140)
                                                                -------    -------
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments under capital leases and debt............        (13)       (13)
Proceeds from initial public offering, net..................         --     95,326
Proceeds from issuance of common stock......................         --         28
                                                                -------    -------
          Net cash provided by (used in) financing
           activities.......................................        (13)    95,341
                                                                -------    -------
Net increase (decrease) in cash and cash equivalents........     (5,120)    91,353
Cash and cash equivalents at beginning of period............     37,319      7,455
                                                                -------    -------
Cash and cash equivalents at end of period..................    $32,199    $98,808
                                                                =======    =======
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
  TRANSACTIONS
Conversion of mandatorily redeemable preferred stock and
  mandatorily redeemable preferred stock warrants to common
  stock.....................................................    $    --    $23,849

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                                XCARE.NET, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

     Interim Consolidated Financial Statements. The accompanying condensed consolidated financial statements of XCare.net, Inc. (the "Company" ) have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations. However, we believe that the disclosures are adequate to make the information presented not misleading. The unaudited financial statements have been prepared on the same basis as our annual financial statements and reflect all adjustments, which include only normal recurring adjustments necessary for a fair presentation in accordance with accounting principles generally accepted in the United States. The results for the three months ended March 31, 2001 are not necessarily indicative of the results expected for the full year. These financial statements should be read in conjunction with the audited consolidated financial statements and accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2000.

     Reclassifications. Certain prior year information has been reclassified to conform with the current year presentation.

2. INITIAL PUBLIC OFFERING

     On February 9, 2000, the SEC declared effective the Company's Registration Statement on Form S-1. Pursuant to this Registration Statement, we completed an Initial Public Offering ("IPO") of 5,750,000 shares of our common stock (including 750,000 shares sold pursuant to the exercise of the underwriter's over-allotment option) at an offering price of $18.00 per share (the "Offering"). Proceeds to the Company from the Offering, after calculation of the underwriter's discount of $7.2 million, totaled $94.2 million, net of offering costs of approximately $2.1 million. Concurrent with the closing of the IPO, all outstanding shares of the Company's convertible preferred stock were automatically converted into 9,108,122 shares of common stock. In addition, upon closing of the IPO, all outstanding common stock warrants and the Series A convertible preferred stock warrants were exercised. The Series A convertible preferred stock issued upon the exercise of the latter warrants was automatically converted into common stock and together with the exercise of the common stock warrants, resulted in the issuance of 702,924 additional shares of common stock.

3. ACQUISITION OF ADVICA HEALTH RESOURCES AND INTEGRATED MEDIA

     On November 8, 2000, we purchased all of United/HealthScope, Inc.'s d/b/a Advica Health Resources ("Advica") common shares. The purchase price totaling approximately $2.2 million included 70,000 shares of XCare.net common stock, approximately $830,000 in cash, and professional fees directly related to the acquisition, net of accounts receivable and the Company's net investment in Advica. The purchase price was allocated to the acquired assets and liabilities at their fair values as of November 8, 2000. The acquired intangibles consisted of approximately $549,000 in customer base, $488,000 in acquired workforce, and $86,000 to trade name. The remaining excess purchase price of $402,000 was recorded as goodwill.

     On November 29, 2000, we purchased all of Integrated Media Inc.'s common stock. The purchase price, totaling $2.1 million, consisted primarily of cash and professional fees directly related to the acquisition. The total purchase price was allocated to the assets and liabilities at their fair values as of November 29, 2000. The acquired identifiable intangible assets totaling $322,000 consisted primarily of acquired workforce and customer base with the remaining excess purchase price of $1.62 million being recorded as goodwill. In addition to the $2.1 million purchase price, the Company will pay $1 million to the former president of Integrated Media as compensation for his assistance with the transition over the

                                XCARE.NET, INC.
      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

next year. This $1 million has been paid into escrow, is included in other current assets, and is amortized to sales and marketing expense over the one year term of the agreement.

     The Company retained an independent appraiser to assist with the assigning of the fair values to the identifiable intangibles acquired from both Advica and Integrated Media. The total goodwill and identifiable intangible assets acquired of $3.5 million are being amortized over their estimated lives of 3 years.

4. NET LOSS PER COMMON SHARE

     Net loss per common share is calculated in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share". Under the provisions of SFAS No. 128, basic net loss per common share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding excluding potential common shares outstanding during the period if their effect is antidilutive. Potential common shares consist of incremental common shares issuable upon the exercise of stock options and warrants.

     The following table sets forth the computation of the numerators and denominators in the basic and diluted net loss per common share calculations for the periods indicated:

                                                                THREE MONTHS ENDED
                                                                    MARCH 31,
                                                                ------------------
                                                                 2001       2000
                                                                 ----       ----
                                                                  (IN THOUSANDS)
Numerator:
  Net loss..................................................    $(3,201)   $(3,203)
  Accretion of mandatorily redeemable convertible preferred
     stock..................................................         --         (7)
                                                                -------    -------
  Net loss available to common stockholders.................    $(3,201)   $(3,210)
                                                                =======    =======
Denominator:
  Weighted average common shares outstanding -- basic and
     diluted................................................     16,412      8,758
                                                                =======    =======

5. SEGMENT INFORMATION

     Segment information has been prepared in accordance with Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards
(SFAS) No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company defines operating segment as components of an enterprise for which discrete financial information is available and is reviewed regularly by the chief operating decision-maker or decision making group, to evaluate performance and make operating decisions. The chief operating decision-making group reviews the revenues and margins by the nature of the services provided and reviews the overall results of the Company.

     We operate in two segments: development and consulting services, and recurring services. The development and consulting services segment includes revenue generated from software engineering and integration. The recurring services segment includes revenue generated from hosting services, maintenance services, transaction services, recurring license fees and other services.

                                XCARE.NET, INC.
      NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Following is a breakout of our segments. The margin for the segments excludes corporate expenses. The "other" category includes our corporate expenses and eliminations.

                                                 DEVELOPMENT AND      RECURRING                   CONSOLIDATED
                                               CONSULTING SERVICES    SERVICES      OTHER            TOTAL
                                               -------------------    ---------     -----         ------------
                                                                       (IN THOUSANDS)
March 31, 2001
  Total revenues...........................          $5,187            $2,403      $     --         $  7,590
  Margin...................................           1,472              (235)       (4,438)(1)       (3,201)
  Assets...................................              --                --        94,209(2)        94,209
  Capital expenditures.....................              --                --           880(2)           880
March 31, 2000
  Total revenues...........................          $2,441            $  411      $     --         $  2,852
  Margin...................................            (142)              197        (3,258)(1)       (3,203)
  Assets...................................              --                --       107,730(2)       107,730
  Capital expenditures.....................              --                --         1,140(2)         1,140

-------------------------
(1) Represents loss before income taxes. Adjustments that are made to the total of the segments' income in order to arrive at income before income taxes include the following:

                                                                      THREE MONTHS
                                                                     ENDED MARCH 31,
                                                                    -----------------
                                                                     2001       2000
                                                                     ----       ----

    Costs and adjustments to reconcile segment data to the consolidated total:

      Sales and marketing.......................................    $ 1,389    $1,110

      General and administrative................................      2,570     1,867

      Research and development..................................      1,141       461

      Amortization of goodwill and other acquired intangibles...        303        --

      Stock compensation expense................................        135       518

      Interest expense (income), net............................     (1,100)     (698)
                                                                    -------    ------

                                                                    $ 4,438    $3,258
                                                                    =======    ======

(2) A breakout of assets and capital expenditures for all segments is not provided to our chief operating decision maker. The other column represents the amount to reconcile to the consolidated total.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Confer Software, Inc.

     We have audited the accompanying balance sheets of Confer Software, Inc. as of December 31, 2000 and 1999 and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Confer Software, Inc. at December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

                                                  /s/ ERNST & YOUNG LLP

Denver, Colorado
June 22, 2001

                             CONFER SOFTWARE, INC.

                                 BALANCE SHEETS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 DECEMBER 31,
                                                              -------------------    MARCH 31,
                                                                1999       2000        2001
                                                                ----       ----     -----------
                                                                                    (UNAUDITED)
                           ASSETS

Current assets:
  Cash and cash equivalents.................................  $     --   $    243    $     71
  Short-term investments....................................    20,609      1,279       1,568
  Accounts receivable, net of allowance for doubtful
     accounts of $25 and $46 in 1999 and 2000,
     respectively...........................................     1,270      1,217         261
  Notes receivable from related parties.....................         2         72          72
  Prepaid expenses and other current assets.................        61         87          64
                                                              --------   --------    --------
          Total current assets..............................    21,942      2,898       2,036
Property and equipment, net.................................       547        904         864
Restricted investments......................................        --      2,125       2,125
                                                              --------   --------    --------
          Total assets......................................  $ 22,489   $  5,927    $  5,025
                                                              ========   ========    ========

       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Line of credit............................................  $    254   $     --    $     --
  Debt......................................................       203        278          --
  Current portion of capital lease obligations..............        48         76          66
  Accounts payable..........................................       473        711         265
  Accrued liabilities.......................................       752        546         202
  Deferred revenue..........................................     1,723      3,390       3,136
                                                              --------   --------    --------
          Total current liabilities.........................     3,453      5,001       3,669
Capital lease obligations, net of current portion...........        73         --          --
Commitments (Note 4)
Convertible redeemable preferred stock; $0.001 par value:
  Authorized shares -- 42,747 as of December 31, 1999 and
     2000 and 45,347 as of March 31, 2001; Issued and
     outstanding shares -- 42,681 shares as of December 31,
     1999 and 2000 and 44,197 shares as of March 31, 2001,
     respectively...........................................    36,192     36,192      37,693
  (Liquidation value of $37,255 as of December 31, 1999 and
     2000 and $52,413 as of March 31, 2001, respectively)
Stockholders' equity (deficit):
  Convertible preferred stock; $0.001 par value:
     Authorized shares -- 6,924; Issued and outstanding:
       6,621 shares as of December 31, 1999 and 2000 and
       March 31, 2001, respectively.........................     7,816      7,816       7,816
  Common stock; $0.001 par value:
     Authorized shares -- 71,000; Issued and outstanding
       shares -- 7,394, 7,593 and 7,608 shares as of
       December 31, 1999 and 2000 and March 31, 2001,
       respectively.........................................     1,069      1,250       1,220
  Deferred compensation.....................................      (355)      (159)       (114)
  Note receivable from stockholder..........................      (147)       (89)        (89)
  Accumulated deficit.......................................   (25,612)   (44,084)    (45,170)
                                                              --------   --------    --------
          Total stockholders' equity (deficit)..............   (17,229)   (35,266)    (36,337)
                                                              --------   --------    --------
          Total liabilities and stockholders' equity
            (deficit).......................................  $(22,489)  $  5,927    $  5,025
                                                              ========   ========    ========

              See accompanying notes to the financial statements.

                             CONFER SOFTWARE, INC.

                            STATEMENTS OF OPERATIONS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                      YEARS ENDED          THREE MONTHS ENDED
                                                      DECEMBER 31,              MARCH 31,
                                                   ------------------   -------------------------
                                                    1999       2000        2000          2001
                                                    ----       ----        ----          ----
                                                                        (UNAUDITED)   (UNAUDITED)
Revenue..........................................  $ 1,260   $  1,624     $   150       $   611
Cost of revenue..................................    1,579      5,341       1,569           106
                                                   -------   --------     -------       -------
Gross profit (loss)..............................     (319)    (3,717)     (1,419)          505
Operating expenses:
  Research and development.......................    2,805      4,612       1,007           963
  General and administrative.....................    1,733      3,782         603           569
  Marketing and sales............................    3,795      7,124       1,815           432
  Stock compensation expense.....................       28        304          21            12
                                                   -------   --------     -------       -------
          Total operating expenses...............    8,361     15,822       3,446         1,976
                                                   -------   --------     -------       -------
Loss from operations.............................   (8,680)   (19,539)     (4,865)       (1,471)
Interest income (expense), net...................      (22)     1,067         259            55
                                                   -------   --------     -------       -------
Loss before extraordinary item...................   (8,702)   (18,472)     (4,606)       (1,416)
Extraordinary gain on debt restructuring.........       --         --          --           330
                                                   -------   --------     -------       -------
Net loss.........................................  $(8,702)  $(18,472)    $(4,606)      $(1,086)
                                                   =======   ========     =======       =======
Basic and diluted earnings per share:
  Loss before extraordinary item.................  $ (1.43)  $  (2.38)    $ (0.61)      $ (0.18)
  Extraordinary item.............................       --         --          --          0.04
                                                   -------   --------     -------       -------
Net loss per common share -- basic and diluted...  $ (1.43)  $  (2.38)    $ (0.61)      $ (0.14)
                                                   =======   ========     =======       =======
Weighted average common shares
  outstanding -- basic and diluted...............    6,096      7,768       7,601         7,608
                                                   =======   ========     =======       =======

              See accompanying notes to the financial statements.

                             CONFER SOFTWARE, INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                 (IN THOUSANDS)

                              CONVERTIBLE                                         NOTE                         TOTAL
                            PREFERRED STOCK    COMMON STOCK                    RECEIVABLE                  STOCKHOLDERS'
                            ---------------   ---------------     DEFERRED        FROM       ACCUMULATED      EQUITY
                            SHARES   AMOUNT   SHARES   AMOUNT   COMPENSATION   STOCKHOLDER     DEFICIT       (DEFICIT)
                            ------   ------   ------   ------   ------------   -----------   -----------   -------------
BALANCE AT DECEMBER 31,
  1998,...................  6,621    $7,816   4,772    $ 529       $  --          $  --       $(17,033)      $ (8,688)
Exercise of stock
  options.................     --       --    2,622      157          --           (147)            --             10
Compensation expense
  related to stock option
  issued to employees.....     --       --       --      383        (355)            --             --             28
Reversal of accretion of
  redemption value of
  Series D convertible
  preferred stock (Note
  6)......................     --       --       --       --          --             --            123            123
Net loss..................     --       --       --       --          --             --         (8,702)        (8,702)
                            -----    ------   ------   ------      -----          -----       --------       --------
BALANCE AT DECEMBER 31,
  1999....................  6,621    7,816    7,394    1,069        (355)          (147)       (25,612)       (17,229)
Exercise of stock
  options.................     --       --    1,209       94          --             --             --             94
Compensation expense
  related to stock options
  issued to
  non-employees...........     --       --       --      140          --             --             --            140
Repurchase of common
  stock...................     --       --    (1,010)    (58)         --             58             --             --
Compensation expense
  related to stock options
  issued to employees.....     --       --       --      (32)        196             --             --            164
Warrants issued in
  connection with debt....     --       --       --       37          --             --             --             37
Net loss..................     --       --       --       --          --             --        (18,472)       (18,472)
                            -----    ------   ------   ------      -----          -----       --------       --------
BALANCE AT DECEMBER 31,
  2000....................  6,621    7,816    7,593    1,250        (159)           (89)       (44,084)       (35,266)
Exercise of stock options
  (unaudited).............     --       --       15        2          --             --             --              2
Compensation expense
  related to stock options
  issued to employees
  (unaudited).............     --       --       --      (32)         45             --             --             13
Net loss (unaudited)......     --       --       --       --          --             --         (1,086)        (1,086)
                            -----    ------   ------   ------      -----          -----       --------       --------
BALANCE AT MARCH 31, 2001
  (UNAUDITED).............  6,621    $7,816   7,608    $1,220      $(114)         $ (89)      $(45,170)      $(36,337)
                            =====    ======   ======   ======      =====          =====       ========       ========

              See accompanying notes to the financial statements.

                             CONFER SOFTWARE, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                            YEARS ENDED       THREE MONTHS   THREE MONTHS
                                                           DECEMBER 31,          ENDED          ENDED
                                                        -------------------    MARCH 31,      MARCH 31,
                                                          1999       2000         2000           2001
                                                          ----       ----     ------------   ------------
                                                                              (UNAUDITED)    (UNAUDITED)
OPERATING ACTIVITIES
Net loss..............................................  $ (8,702)  $(18,472)    $(4,606)       $(1,086)
Adjustments to reconcile net loss to cash used in
  operating activities:
  Depreciation........................................       235        365          85             77
  Stock compensation expense..........................        28        304          22             12
  Gain from sale of fixed assets......................        --       (112)         --             --
  Amortization of warrants............................        --         16          --             22
  Provision for doubtful accounts.....................       (27)        21          --             --
  Changes in operating assets and liabilities:
    Accounts receivable...............................    (1,019)        31         863            956
    Prepaid expenses and deposits.....................       (33)       (96)         82             24
    Accounts payable and accrued liabilities..........       844         32         463           (790)
    Deferred revenue..................................       952      1,667         314           (254)
                                                        --------   --------     -------        -------
         Net cash used in operating activities........    (7,722)   (16,244)     (2,777)        (1,039)
INVESTING ACTIVITIES
Acquisition of fixed assets...........................      (337)      (696)       (229)           (37)
Proceeds from sale of fixed assets....................        --        150          --             --
(Purchase) sale of short-term investments.............   (20,609)    17,205       3,002           (289)
                                                        --------   --------     -------        -------
         Net cash (used in) provided by investing
           activities.................................   (20,946)    16,659       2,773           (326)
FINANCING ACTIVITIES
Proceeds from issuance of Series E convertible
  preferred stock, net of issuance costs..............    21,077         --          --             --
Proceeds from issuance of Series F convertible
  preferred stock, net of issuance costs..............        --         --          --          1,501
Proceeds from issuance of common stock................        10         94           4              2
Proceeds from debt....................................     3,437        313          --             --
Payments on debt and capital leases...................    (2,057)      (579)         --           (310)
                                                        --------   --------     -------        -------
         Net cash provided by (used in) financing
           activities.................................    22,467       (172)          4          1,193
                                                        --------   --------     -------        -------
Net increase (decrease) in cash and cash
  equivalents.........................................    (6,201)       243          --           (172)
Cash and cash equivalents at beginning of year........     6,201         --          --            243
                                                        --------   --------     -------        -------
Cash and cash equivalents at end of year..............  $     --   $    243     $    --        $    71
                                                        ========   ========     =======        =======
SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year:
  Interest............................................  $    297   $     79     $    16        $    25
SUPPLEMENTARY DISCLOSURES OF NONCASH INVESTING AND
  FINANCING ACTIVITIES
Noncash investing and financing activities:
  Notes payable converted into preferred stock........  $  2,934   $     --     $    --        $    --
  Purchase of fixed assets under capital lease........  $    182   $     63     $    --        $    --
  Warrants issued in connection with debt.............        --         37          --             --

              See accompanying notes to the financial statements.

                             CONFER SOFTWARE, INC.

                         NOTES TO FINANCIAL STATEMENTS
           (Information subsequent to December 31, 2000 is unaudited)

1. FORMATION AND BUSINESS OF THE COMPANY

     Confer Software, Inc. formerly known as Araxsys, Inc. (the Company) was incorporated in the state of California on February 24, 1994 to develop and market client server systems and applications designed to be integral to healthcare delivery systems. During 1998, the Company emerged from the development stage and is engaged in developing and marketing its applications. On June 7, 2001, the Company was acquired by XCare.net, Inc. ("XCare") by merger of a wholly-owned subsidiary of XCare with the Company. As a result of the merger, the Company is a wholly-owned subsidiary of XCare. Under the terms of the merger agreement dated May 14, 2001, XCare, issued 592,453 shares of XCare common stock in exchange for outstanding shares of the Company's capital stock and assumed a $461,250 employee bonus plan that was paid in cash upon closing of the merger.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

INTERIM FINANCIAL STATEMENTS

     The interim financial statements included herein have been prepared by the management of the Company pursuant to the rules and regulations of the United States Security and Exchange Commission, and, in the opinion of management, contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the Company's financial position as of March 31, 2001 and interim results of operations and cash flows for the three months ended March 31, 2000 and 2001. These interim statements have not been audited. The financial position, results of operations and cash flows for interim periods disclosed within this report are not necessarily indicative of future financial results.

CASH, CASH EQUIVALENTS, AND SHORT-TERM INVESTMENTS

     All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents. All cash equivalents are carried at cost, which approximates fair value. Short-term investments consist of U.S. government agency and corporate debt securities with maturities less than 12 months. At March 31, 2001, December 31, 2000 and 1999, the Company classified $3.7 million, $3.4 million, and $20.6 million, respectively, of its portfolio of debt securities as available-for-sale as defined in Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Investment securities classified as available for sale are measured at market value and net unrealized gains and losses are recorded as comprehensive income. Any gains and losses on sales of investments are computed on specific identification. At March 31, 2001, December 31, 2000 and 1999, net unrealized gains and losses on investments available for sale were not material.

RESTRICTED SHORT-TERM INVESTMENTS

     Restricted short-term investments are held under the terms of a lease agreement by trustee to secure payment under the lease agreement.

                             CONFER SOFTWARE, INC.

           (Information subsequent to December 31, 2000 is unaudited)

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of certain of the Company's financials instruments approximate fair value due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of its debt obligations approximates fair value.

OFF BALANCE SHEET RISK AND CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject us to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. We maintain our cash and cash equivalents in high quality U.S. financial institutions. We extend credit to various customers and establish an allowance for doubtful accounts for specific customers that we determine to have a significant credit risk.

MAJOR CUSTOMERS AND VENDORS

     As of December 31, 1999 and 2000 three customers accounted for 81% and 74% of accounts receivable, respectively, and two and three customers accounted for 42% and 34% of revenue, respectively. As of December 31, 2000 three vendors accounted for 60% of total accounts payable.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost and are depreciated on a straight-line basis over estimated useful lives of three to five years. Leasehold improvements are amortized on a straight-line basis over the estimated useful life of the asset or the lease term, if shorter.

SOFTWARE CAPITALIZATION

     Costs related to the conceptual formulation and design of software products are expensed as product development while costs incurred subsequent to establishing technological feasibility of software products are capitalized until general release of the product. Generally, technological feasibility is established when the software module performs its primary functions described in its original specification, contains convenience features required for it to be usable in a production environment and is completely documented. To date, the costs incurred during the period from establishment of technological feasibility to product release have not been material and as a result, the Company has not capitalized any software development costs.

REVENUE RECOGNITION

     Revenue is recognized in accordance with the provisions of Statement of Position 97-2, "Software Revenue Recognition" as amended. Revenue is derived from license fees and related services under the terms of fixed price contracts. Maintenance revenue is derived from agreements for supporting and providing periodic updates to licensed software.

     For multiple element contracts, revenue is recognized when all elements have been delivered. When maintenance is the only undelivered element, revenue is recognized ratably over the maintenance term.

     Maintenance revenue is recorded as unearned revenue and is recognized ratably over the service period.

     Cost of revenue includes personnel and related overhead costs, payments to third-party consultants who assist with implementation and support services, consist of personnel and related overhead costs, including commission, travel expenses, field sales office expense and advertising and promotion costs. General and administrative expenses include personnel and related overhead costs for our executive,

                             CONFER SOFTWARE, INC.

           (Information subsequent to December 31, 2000 is unaudited)

administrative, finance and human resources functions, as well as legal and accounting fees, insurance expense, investor relation costs and bad debt expense. Research and development expense includes personnel and related overhead costs for product development, enhancements to existing applications and services and quality assurance activities.

STOCK OPTION COMPENSATION

     Statement of Financial Accounting Standard ("SFAS") No. 123, "Accounting for Stock-Based Compensation," permits the use of either a fair value based method or the method defined in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," to account for stock-based compensation arrangements. Companies that elect to use the method provided in APB 25 are required to disclose the pro forma net income (loss) and earnings per share that would have resulted from the use of the fair value based method. The Company has elected to continue to determine the value of stock-based compensation arrangement under the provisions of APB 25 and included the pro forma disclosures required under SFAS No. 123 in Note 6.

ADVERTISING COSTS

     Advertising costs are expensed as incurred and totaled $133,000 and $335,000 for the years ended December 31, 1999 and 2000, respectively.

RESEARCH AND DEVELOPMENT

     Research and development costs are expensed as incurred.

INCOME TAXES

     The Company accounts for income taxes using the liability method under which deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

NET LOSS PER COMMON SHARE

     Net loss per common share is calculated in accordance with SFAS No. 128, "Earnings Per Share," and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98, basic net loss per common share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed by dividing the net loss for the period by the weighted average number of common and potential shares outstanding during the period if their effect is dilutive. Potential common shares consist of incremental common shares issuable upon the exercise of stock options and warrants and upon conversion of the convertible preferred stock.

     Potentially dilutive securities totaling 38,577,000, 38,673,000, and 39,131,000 and 38,928,000 for the years ended December 31, 2000 and 1999 and the three months ended March 31, 2000 and 2001, respectively, were excluded from basic and diluted loss per common share because of their anti-dilutive effect.

                             CONFER SOFTWARE, INC.

           (Information subsequent to December 31, 2000 is unaudited)

COMPREHENSIVE INCOME

     The Company has adopted the provisions of Statement of Financial Accounting No. 130, "Reporting Comprehensive Income." This statement requires the disclosure of comprehensive income and its components in a full set of general purpose financial statements or on the statement of operations. Comprehensive income is defined as net income plus revenues, expenses, gains and losses that, under generally accepted accounting principles, are excluded from net income. For the years ended December 31, 2000 and 1999, there are no material differences between comprehensive income and net income.

RECENT PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). We adopted SFAS 133 on January 1, 2001. The adoption of SFAS 133 has not had a significant effect on the financial condition or results of operations of the Company.

3. PROPERTY AND EQUIPMENT

     Property and equipment are comprised of the following (in thousands):

                                                                YEARS ENDED
                                                               DECEMBER 31,
                                                              ---------------
                                                               1999     2000
                                                               ----     ----
Computer hardware and software..............................  $1,045   $1,338
Furniture and fixtures......................................     173      205
Leasehold improvements......................................      28      276
Office equipment............................................      84       73
Accumulated depreciation and amortization...................    (783)    (988)
                                                              ------   ------
                                                              $  547   $  904
                                                              ======   ======

4. COMMITMENTS

LEASE -- BUILDING

     In October 1998, the Company extended its noncancelable building lease agreement for the property at 200 Renobsrot Drive, Redwood City, California. Annual payments under this lease were approximately $313,000. The lease was terminated in October 2000.

     In May 2000, the Company entered into a new property lease agreement which terminates in July 2003. The lease required a letter of credit secured by a $2,125,620 certificate of deposit. The lease was terminated and renegotiated in June 2001 with annual rent payments ranging from $528,000 to $616,000 to May 2006. The letter of credit has been reduced to $300,000 in the renegotiation and is secured by investments.

     The Company also leases certain personal property under noncancelable operating leases.

     The future minimum rental payments under the leases are as follows(in thousands):

2001........................................................  $2,166
2002........................................................   2,231
2003........................................................   1,318
                                                              ------
                                                              $5,715
                                                              ======

                             CONFER SOFTWARE, INC.

           (Information subsequent to December 31, 2000 is unaudited)

     Rental expense was approximately $1,209,000 and $287,000 for the years ended December 31, 2000 and 1999, respectively.

CAPITALIZED LEASE OBLIGATIONS

     The Company leases certain equipment under agreements accounted for as capital leases. Included in property and equipment as of December 31, 2000 is equipment held under capital leases with costs aggregating $131,566 and related accumulated amortization of $78,026.

     As of December 31, 2000, future minimum lease payments under capital lease obligations are as follows:

Minimum lease payments......................................  $ 87,705
Less amounts representing interest..........................   (11,898)
                                                              --------
Present value of minimum lease payments.....................    75,807
                                                              --------
Less current portion........................................   (75,807)
                                                              --------
Long-term minimum lease payments............................  $     --
                                                              ========

5. LONG-TERM DEBT

NOTES PAYABLE

     In June of 1997, the Company entered into a $750,000 sale/leaseback agreement, structured as a Term Loan, which allowed the Company to finance any equipment to which the Company has clear title. The note term is 36 months and the borrowing bears interest at 12.23% per annum. In connection with the loan, the Company issued warrants to purchase preferred stock (Note 6). Upon maturity the Company has the option to purchase the equipment for 10% of the acquisition cost financed, release the equipment, or scrap the equipment. The Term Loan was extinguished by payment in July 2000.

     In June of 1998, the Company entered into a $2,000,000 term note and $1,500,000 line of credit with a lender. The Company issued warrants to purchase common stock in connection with the loans (Note 6). In November of 1998, the original loan agreement was amended. The new loan reduced the term note to $1,500,000 and the line of credit to $1,000,000. As part of the amended loan agreement, the Company issued additional warrants to purchase common stock (Note
6). The Term Loan bearing interest at prime plus 3.25% was extinguished in December 1999. The line of credit was canceled by payment in September 2000.

     In October 2000, the Company entered into a Loan and Security agreement ("the Agreement") which provided for a Committed Revolving Line, Letter of Credit, and Cash Management Services, which in combination, were not to exceed the lesser of $2,000,000 or 70% of the Company's accounts receivable. In addition, the Agreement provided for an equipment advance not to exceed $1,000,000. The Agreement, bearing interest at prime plus 1% required monthly interest payments on all loans outstanding. Monthly principal payments were required on the Equipment Advance as well. Substantially all of the Company's assets are pledged as collateral for the Agreement. The amount outstanding under the Equipment Advance provision was $300,000 at December 31, 2000. Aggregate payments due on long term debt in 2001 was $300,000 as of December 31, 2000 as no other amounts were outstanding under the Agreement. The Company is required to comply with certain covenants including restrictions on dividends and change of control provisions. Certain covenants were not met at December 31, 2000 and January 31, 2001. The Agreement originally matured October 20, 2001. The equipment advance was paid in March 2001 and the Agreement terminated.

                             CONFER SOFTWARE, INC.

           (Information subsequent to December 31, 2000 is unaudited)

     Total unused letters of credit were $2,126,000 and $4,126,000 as of December 31, 1999 and 2000, respectively.

     Total interest expense was $297,000 and $79,000 for the years ended December 31, 1999 and 2000, respectively.

6. SHAREHOLDERS' EQUITY

CONVERTIBLE PREFERRED STOCK

     In August 1999 the Company issued $2.9 million of Convertible Subordinated Promissory Notes which bore an interest rate of 5.32%. In November 1999, the Company issued 21,367,520 shares of $0.001 par value of Series E redeemable convertible preferred stock and received cash proceeds totaling $21.1 million, net of issuance costs of $988,144 and converted the Convertible Subordinated Promissory Notes to the Series E preferred stock. In January 2001, the Company issued 1,515,775 shares of $0.001 Series F redeemable convertible preferred stock and received proceeds totaling $1.5 million. The liquidation value of the Series F preferred stock was $15,157,750 as of March 31, 2001.

     At December 31, 2000 and 1999, the amounts of the convertible preferred stock by series were as follows:

                       SHARES ISSUED AND
                          OUTSTANDING               NET AMOUNT
                          DECEMBER 31,             DECEMBER 31,
           SHARES    ----------------------  -------------------------   LIQUIDATION
SERIES   AUTHORIZED     2000        1999        2000          1999          VALUE
------   ----------     ----        ----        ----          ----       -----------
Convertible Preferred Stock:
 A          236,842     236,842     236,842  $   131,387   $   131,387   $   142,105
 B        2,475,000   2,475,000   2,475,000    1,652,921     1,652,921     1,658,250
 C        4,212,475   3,908,794   3,908,794    6,031,247*    6,031,247*    6,000,000
         ----------  ----------  ----------  -----------   -----------   -----------
          6,924,317   6,620,636   6,620,636  $ 7,815,555   $ 7,815,555   $ 7,800,355
         ==========  ==========  ==========  ===========   ===========   ===========
Redeemable Convertible Preferred Stock:
 D       21,313,246  21,313,246  21,313,246  $12,180,567   $12,180,567   $12,255,116
 E       21,434,188  21,367,520  21,367,520   24,011,854    24,011,854    25,000,000
         ----------  ----------  ----------  -----------   -----------   -----------
         42,747,434  42,680,766  42,680,766  $36,192,421   $36,192,421   $37,255,116
         ==========  ==========  ==========  ===========   ===========   ===========

-------------------------

* Includes warrants.

     The rights, preferences and privileges of Series A, Series B, Series C, Series D, Series E and Series F convertible preferred stock are as follows:

  VOTING RIGHTS

     Holders of Series A, Series B, Series C, Series D, Series E, and Series F convertible preferred stock are entitled to shares of common stock into which such shares of preferred stock could be converted, and have voting rights and powers equal to the voting rights and powers of the holders of common stock.

  DIVIDENDS

     The holders of Series A, Series B, Series C, Series E, and Series F preferred stock are entitled to noncumulative dividends out of any assets legally available, prior and in preference to any declaration or payment of any dividend on the common stock of the Company, at the rate of 8% of the preferred stocks'

                             CONFER SOFTWARE, INC.

           (Information subsequent to December 31, 2000 is unaudited)

original issue price per share per annum, respectively, when and if declared by the Board of Directors. The holders of Series D preferred stock originally were entitled to receive cumulative dividends, whether or not declared, out of any assets at the time legally available, prior and in preference to any declaration or payment of any dividend to the holders of Series A, Series E, Series C or Series D preferred stock or common stock. The dividend was payable at a rate equal 8% of the preferred stocks' original issue price per share per annum. During 2000, the Series D preferred stock terms were amended and the Series D cumulative dividend rights were terminated and all accrued dividends were cancelled. As of December 31, 2000 and 1999, no dividends have been declared.

  CONVERSION RIGHTS

     Each share of Series A, Series B, Series C, Series D, and Series F convertible preferred stock shall be convertible into the number of fully paid and nonassessable shares of common stock which results from dividing the conversion price per share in effect for such series of preferred stock at the time of conversion into the per share conversion value of such series. The initial conversion price and value per share of Series A, Series B, Series C, Series D, Series E, and Series F preferred stock are $0.60, $0.67, $1.535, $0.575, $1.054, and $1.00, respectively. Preferred stock converts to common stock at the option of the holder, or automatically upon consummation of a sale of common stock, at a price of not less than $1.725 per share, and for an aggregate offering price of not less than $20,000,000, pursuant to a registration statement under the Securities Act of 1933.

  LIQUIDATION

     In the event of any liquidation, dissolution or winding up of the company, the holders of Series A, Series B, Series C, Series D, Series E, and Series F convertible preferred stock shall be entitled to receive prior and in preference to any distribution of any of the assets of the Company to the holders of common stock, an amount per share equal to the sum of $0.60, $0.67, $1.535, $0.575, $1.17, and $10.00 per share for each outstanding share of Series A, Series B, Series C, Series D, Series E, and Series F convertible preferred stock, respectively, plus any declared but unpaid dividends and cumulative dividends. If the assets and funds thus distributed among the holders of the Series F convertible preferred stock are insufficient to permit the payment to such holders of the full preferential amounts, then, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of Series F convertible preferred stock. After the holders of Series F convertible preferred stock have received their preference amounts, the remaining amount shall be distributed ratably among the holders of Series A, Series B, Series C, Series D, and Series E convertible preferred stock, with any remainder distributed to the holders of common stockholders.

  REDEMPTION

     At the option of the holders, one-third of the outstanding shares of Series D, Series E, and Series F preferred stock is redeemable in December 2005, 50% of the outstanding Series D, Series E, and Series F preferred stock is redeemable in December 2006, and 100% of the outstanding Series D, Series E and F preferred stock is redeemable in December 2007. The Series D, Series E, and Series F preferred stock shall be redeemed by paying the holders of each share cash in an amount equal to the greater of (i) $0.575, $1.17, and $1.00 per share, respectively, plus all cumulative dividends unpaid thereon (whether or not declared) computed to the redemption date, or (ii) an amount equal to the fair market value of the company divided by the number of outstanding shares of common stock plus the number of outstanding common stock equivalents that would be used to calculate earnings per share in accordance with generally accepted accounting principles, at the redemption date.

                             CONFER SOFTWARE, INC.

           (Information subsequent to December 31, 2000 is unaudited)

WARRANTS

     In May 1997, the Company has granted a leasing company warrants to purchase 26,872 shares of Series C preferred stock. The warrants are exercisable at a purchase price of $1.535 per share until the later of five years after an initial public offering or June 10, 2007. The warrants issued had a fair value of approximately $29,000 at the time of issuance, as determined using the Black-Scholes valuation model, and have been recorded as a discount on the debt and accreted as interest expense over the term of the debt.

     In July 1997, the Company granted the bank that provided a line of credit, warrants to purchase 43,974 shares of Series C preferred stock. The warrants are exercisable at a purchase price of $1.535 per share and the warrants expire in July 2002. The warrants issued had a fair value of approximately $34,000 at the time of issuance, as determined using the Black-Scholes valuation mode, and have been recorded as a discount on the debt and accreted as interest expense over the term of the debt.

     In January 1998, the Company granted a lender warrants to purchase 231,532 shares of Series C preferred stock. The warrants are exercisable at a purchase price of $0.575 and expire on January 26, 2003. The warrants issued had a fair value of approximately $74,000 at the time of issuance, as determined using the Black-Scholes valuation model, and have been recorded as a discount on the debt and accreted as interest expense over the term of the debt.

     In June 1998, the Company granted warrants to purchase 325,735 shares of common stock at an exercise price of $1.535 in connection with a loan agreement. In November 1998, the Company issued an additional 195,652 warrants to purchase common stock at an exercise price of $0.575 in connection with an amended loan agreement. Both warrant grants were valued at the time of issuance with the Black-Scholes valuation model and the fair value of both grants was not deemed material.

     In 2000 the Company granted a bank warrants to purchase 34,188 shares of Series E preferred stock. The warrants are exercisable at a purchase price of $1.17 per share until the later of two years after an initial public offering or October 23, 2007. The warrants issued had a fair value of approximately $37,000 at the time of issuance, as determined using the Black-Scholes valuation model, and have been recorded as a discount on the debt and accreted as interest expense over the term of the debt. As the related debt agreement was terminated in March 2001, the entire discount was amortized as of March 31, 2001.

COMMON STOCK ISSUED IN EXCHANGE FOR PROMISSORY NOTES

     During 1999, the Company sold 2,551,182 shares of common stock to an officer of the Company at $0.0575 per share in exchange for a non-recourse promissory note in the amount of $147,000, secured by the shares the Company issued. On September 11, 2000, the officer of the Company resigned and the Company repurchased 1,010,000 shares at the stock's original purchase price. The remaining portion of the promissory note is due in October 2004.

STOCK OPTIONS

     In January 1997, the Company's Board of Directors approved the adoption of the 1997 Stock Option Plan (the 1997 Plan). Under the 1997 Plan, employees, directors, or consultants may be granted options that allow for the purchase of shares of the Company's common stock. Nonstatutory stock options may be granted to employees, directors, and consultants. Incentive stock options may be granted only to employees.

     Nonstatutory stock options may be granted under the plans at a price not less than 85% of the fair market value of the stock on the date the option is granted. Incentive stock options may be granted under

                             CONFER SOFTWARE, INC.

           (Information subsequent to December 31, 2000 is unaudited)

the plans at a price not less than 100% of the fair market value of the stock on the date the option is granted. The exercise period of the nonstatutory and incentive stock options is ten years or less from the date of the grant, as provided in the option agreements. Incentive and nonstatutory stock options are granted to employees and consultants who, on the date of grant, own stock representing less than 10% of the voting power of the fair market value of the stock at the date of grant. Vesting provisions of individual options may vary, but vesting is at least 20% per year of the total number of shares subject to the option.

     During 1999 and 2000, the Company also issued stock options to certain employees and officers outside of the plan. These options generally vest over four years and were granted at the fair value of the stock on the date of grant.

     Stock option activity is summarized as follows:

                                                              OPTIONS OUTSTANDING
                                              ----------------------------------------------------
                                                                                          WEIGHTED
                                   SHARES                                                 AVERAGE
                                 AVAILABLE    NUMBER OF                      AGGREGATE    EXERCISE
                                 FOR GRANT      SHARES     EXERCISE PRICE      PRICE       PRICE
                                 ---------    ---------    --------------    ---------    --------
Balance at December 31, 1998...   8,485,933      662,726   $0.058 - $0.154   $  101,018    $0.152
  Options Granted..............  (7,526,186)   7,526,186   $0.058 - $0.154   $  572,985    $0.076
  Options Exercised............          --   (2,622,309)  $0.058 - $0.154   $ (151,263)   $0.058
  Forfeitures..................     189,504     (189,504)  $0.058 - $0.154   $  (11,664)   $0.062
                                 ----------   ----------                     ----------
Balance at December 31, 1999...   1,149,251    5,377,099   $0.058 - $0.154   $  511,076    $0.095
  Options Granted..............  (4,958,024)   4,958,024   $ 0.058 - $0.35   $1,632,821    $0.329
  Options Exercised............          --   (1,209,348)  $ 0.058 - $0.35   $  (92,947)   $0.077
  Forfeitures..................   3,878,755   (3,878,755)  $ 0.058 - $0.35   $ (436,584)   $0.112
                                 ----------   ----------                     ----------
Balance at December 31, 2000...      69,982    5,247,020   $ 0.058 - $0.35   $1,614,366    $0.308
                                 ==========   ==========                     ==========

     Options granted to consultants are accounted for based on the fair value of the options issued, which were valued using the Black-Scholes valuation model assuming an expected life of 10 years, a risk free interest rate of 6.50%, expected dividend yield of 0% and expected volatility of 120%. Total expense for options issued to consultants was $139,990 for the year ended December 31, 2000.

     During 1999 and 2000, certain employee options were granted at prices below the fair market value of the Company's common stock. Additionally certain employee options' vesting terms were accelerated. Total compensation expense related to these options was $28,251 and $164,382 for the years ended December 31, 1999 and 2000, respectively.

     The Company records compensation expense related to stock options granted to employees using the intrinsic value based method and includes a pro forma disclosure in the footnotes for compensation value measured using the fair value accounting treatment. For the years ended December 31, 2000 and 1999, the value of each employee option on the date of grant was estimated using the minimum value method, assuming an expected life of four years, an expected dividend rate of 0.0%, and a risk-free interest rate of 6.00% to 7.00%. The risk-free interest rate was calculated in accordance with the grant date and expected life calculated for the options granted. The weighted average fair value of options granted was $0.01 and $0.07 in 1999 and 2000, respectively.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The effects of applying Statement 123 for pro forma disclosure purposes are not likely to be representative of the effects on pro forma net income (loss) in the future years

                             CONFER SOFTWARE, INC.

           (Information subsequent to December 31, 2000 is unaudited)

because they do not take into consideration pro forma compensation expense related to grants made prior to 1995.

     The impact on the Company's net loss and net loss per share had compensation cost been recorded as determined in accordance with SFAS No. 123 is as follows (in thousands except per share data):

                                                                  YEAR ENDED
                                                                 DECEMBER 31
                                                              ------------------
                                                               1999       2000
                                                              -------   --------
Net Loss:
  As reported...............................................  $(8,702)  $(18,472)
  Pro forma.................................................  $(8,686)  $(18,374)
Net loss per common share
  As reported...............................................  $ (1.43)  $  (2.38)
  Pro forma.................................................  $ (1.43)  $  (2.36)

     The options outstanding and currently exercisable by exercise price at December 31, 2000 are as follows:

                                WEIGHTED
                                 AVERAGE     WEIGHTED
                                REMAINING    AVERAGE
                   OPTIONS     CONTRACTUAL   EXERCISE     OPTIONS
EXERCISE PRICE   OUTSTANDING      LIFE        PRICE     EXERCISABLE
--------------   -----------   -----------   --------   -----------

    $0.153          261,146       7.34        $0.153       167,836

    $0.154        1,707,461       8.04        $0.154       801,422

    $ 0.35        3,278,413       9.46        $0.350       369,779

                  ---------                              ---------

                  5,247,020                              1,339,037

                  =========                              =========

7. INCOME TAXES

     At December 31, 2000, the Company has approximately $42,878,289 in Federal and California net operating loss carryforwards, and has generated federal and California research tax credits of approximately $1,519,967, which expire in the years 2002 through 2020.

     The Tax Reform Act of 1986 limits the use of net operating loss and tax carryforwards in certain situations where changes occur in the stock ownership of a company. If the Company should have an ownership change, as defined, utilization of the carryforwards could be restricted.

     Temporary differences and carryforwards which gave rise to significant portions of deferred tax assets and liabilities as of December 31, 1999 and 2000 are as follows (In thousands):

                                                              1999      2000
                                                              ----      ----
Deferred tax assets:
  Net operating loss carryforwards.........................  $ 9,595   $17,080
  Research and development credits.........................      966     1,520
  Deferred stock compensation..............................      602        98
  Other....................................................      232       169
  Less valuation allowance.................................  (11,395)  (18,867)
                                                             -------   -------
Net deferred tax assets....................................  $    --   $    --
                                                             =======   =======

                             CONFER SOFTWARE, INC.

           (Information subsequent to December 31, 2000 is unaudited)

     Variations from the federal statutory rate are as follows:

                                                                YEAR ENDED
                                                                 DECEMBER
                                                              ---------------
                                                              1999      2000
                                                              ----      ----
Expected federal income tax expense at statutory rate of
  34%.......................................................   34.0%     34.0%
Effect of permanent differences.............................   (0.1)%    (0.1)%
State income tax expense net of federal benefit.............    3.1%      5.8%
Valuation allowance.........................................  (37.0)%   (39.7)%
                                                              -----     -----
                                                                0.0%      0.0%
                                                              =====     =====

8. 401(k) PROFIT SHARING PLAN

     The Company has a 401(k) Profit Sharing Plan which covers substantially all employees. Under the Plan, employees are permitted to contribute up to 25% of gross compensation not to exceed the annual 402(g) limitation for any plan year. Discretionary contributions may be made by the Company irrespective of whether it has net profits. No contributions were made by the Company during 2000 or 1999.

9. EXTRAORDINARY ITEM

     During the three months ended March 31, 2001, the Company renegotiated its terms with certain vendors thereby settling outstanding amounts payable at amounts less than their original balances. This resulted in an extraordinary gain of $329,734 during the three months ended March 31, 2001.

10. SUBSEQUENT EVENT

     In June 2001, the Company was acquired by XCare.net, Inc. ("XCare") by merger of a wholly-owned subsidiary of XCare with the Company. As a result of the merger, the Company is a wholly-owned subsidiary of XCare. Under the terms of the merger agreement dated May 14, 2001, XCare issued 592,453 shares of XCare common stock in exchange for all of the outstanding shares of the Company's preferred and common stock and assumed a $461,250 employee bonus plan that was paid in cash. As a result of the liquidation preference of the Series F preferred stock, all of the XCare shares were issued to the holders of Series F preferred stock.

                                                                         ANNEX A

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  BY AND AMONG

                                XCARE.NET, INC.,
                            ORBIT ACQUISITION CORP.
                                      AND
                           HEALTHCARE.COM CORPORATION
                            DATED AS OF MAY 14, 2001

                               TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----
AGREEMENT AND PLAN OF MERGER AND REORGANIZATION.....................    A-1
ARTICLE I  THE MERGER...............................................    A-1
  1.1   The Merger..................................................    A-1
  1.2   Effective Time; Closing.....................................    A-1
  1.3   Effect of the Merger........................................    A-2
  1.4   Organization of Surviving Corporation.......................    A-2
  1.5   Board of Directors; Officers................................    A-2
  1.6   Effect on Capital Stock.....................................    A-3
  1.7   Surrender of Certificates...................................    A-4
  1.8   No Further Ownership Rights in Company Common Stock and
        Series B Preferred
        Stock.......................................................    A-5
  1.9   Lost, Stolen or Destroyed Certificates......................    A-5
  1.10  Tax and Accounting Consequences.............................    A-6
  1.11  Taking of Necessary Action; Further Action..................    A-6
ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........    A-6
  2.1   Organization of the Company.................................    A-6
  2.2   The Company Capital Structure...............................    A-6
  2.3   Obligations With Respect to Capital Stock...................    A-7
  2.4   Authority...................................................    A-7
  2.5   SEC Filings; The Company Financial Statements...............    A-8
  2.6   Absence of Certain Changes or Events........................    A-9
  2.7   Taxes.......................................................    A-9
  2.8   Company Intellectual Property...............................   A-10
  2.9   Compliance; Permits; Restrictions...........................   A-12
  2.10  Litigation..................................................   A-13
  2.11  Brokers' and Finders' Fees..................................   A-13
  2.12  Employee Benefit Plans......................................   A-13
  2.13  Absence of Liens and Encumbrances...........................   A-14
  2.14  Environmental Matters.......................................   A-14
  2.15  Labor Matters...............................................   A-14
  2.16  Agreements, Contracts and Commitments.......................   A-14
  2.17  Statements; Joint Proxy Statement/Prospectus................   A-15
  2.18  Board Approval..............................................   A-15
  2.19  State Takeover Statutes.....................................   A-15
  2.20  Fairness Opinion............................................   A-15
  2.21  Accounts Receivable.........................................   A-15
  2.22  Affiliate Transactions......................................   A-15
  2.23  Customers...................................................   A-15
  2.24  Vote Required...............................................   A-16
  2.25  Investigation by the Company................................   A-16
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER
             SUB....................................................   A-16
  3.1   Organization of Parent......................................   A-16
  3.2   Parent Capital Structure....................................   A-16
  3.3   Parent Common Stock.........................................   A-17
  3.4   Authority...................................................   A-17
  3.5   SEC Filings; Parent Financial Statements....................   A-18
  3.6   Absence of Certain Changes or Events........................   A-18
  3.7   Compliance; Permits; Restrictions...........................   A-19

                                                                       PAGE
                                                                       ----
  3.8   Litigation..................................................   A-19
  3.9   Brokers' and Finders' Fees..................................   A-19
  3.10  Absence of Liens and Encumbrances...........................   A-19
  3.11  Statements; Joint Proxy Statement/Prospectus................   A-19
  3.12  Board Approval..............................................   A-20
  3.13  Fairness Opinion............................................   A-20
  3.14  Tax Returns and Audits......................................   A-20
  3.15  Parent Intellectual Property................................   A-21
  3.16  Employee Benefit Plans......................................   A-22
  3.17  Labor Matters...............................................   A-23
  3.18  Vote Required...............................................   A-23
  3.19  Investigation by Parent.....................................   A-23
ARTICLE IV  CONDUCT PRIOR TO THE EFFECTIVE TIME.....................   A-23
  4.1   Conduct of Business by the Company..........................   A-23
  4.2   Conduct of Business by Parent...............................   A-25
ARTICLE V  ADDITIONAL AGREEMENTS....................................   A-26
  5.1   Joint Proxy Statement/Prospectus; Registration Statement;
        Other Filings...............................................   A-26
  5.2   Meetings of Stockholders....................................   A-26
  5.3   Access to Information; Confidentiality......................   A-27
  5.4   No Solicitation.............................................   A-28
  5.5   Public Disclosure...........................................   A-29
  5.6   Legal Requirements..........................................   A-29
  5.7   Third Party Consents........................................   A-29
  5.8   FIRPTA......................................................   A-30
  5.9   Notification of Certain Matters.............................   A-30
  5.10  Commercially Reasonable Efforts and Further Assurances......   A-30
  5.11  Stock Options; Employee Stock Purchase Plans................   A-30
  5.12  Form S-8....................................................   A-31
  5.13  Indemnification.............................................   A-31
  5.14  Tax-Free Reorganization.....................................   A-31
  5.15  Nasdaq Qualification........................................   A-31
  5.16  Action by Boards of Directors...............................   A-31
  5.17  Company Affiliate Agreements................................   A-31
  5.18  Regulatory Filings; Reasonable Efforts......................   A-32
  5.19  Transferred Employees.......................................   A-32
  5.20  Assumption of Employment Agreement and Executive Severance
        Agreements..................................................   A-32
  5.21  Transition Team.............................................   A-33
ARTICLE VI  CONDITIONS TO THE MERGER................................   A-33
  6.1   Conditions to Obligations of Each Party to Effect the
        Merger......................................................   A-33
  6.2   Additional Conditions to Obligations of the Company.........   A-34
  6.3   Additional Conditions to the Obligations of Parent and
        Merger Sub..................................................   A-34
ARTICLE VII  TERMINATION, AMENDMENT AND WAIVER......................   A-35
  7.1   Termination.................................................   A-35
  7.2   Notice of Termination; Effect of Termination................   A-36
  7.3   Fees and Expenses...........................................   A-36
  7.4   Amendment...................................................   A-38
  7.5   Extension; Waiver...........................................   A-38
ARTICLE VIII  GENERAL PROVISIONS....................................   A-38
  8.1   Non-Survival of Representations and Warranties..............   A-38
  8.2   Notices.....................................................   A-38

                                                                       PAGE
                                                                       ----
  8.3   Interpretation; Knowledge; Material Adverse Effect..........   A-39
  8.4   Counterparts................................................   A-40
  8.5   Entire Agreement............................................   A-40
  8.6   Severability................................................   A-40
  8.7   Other Remedies; Specific Performance........................   A-40
  8.8   Governing Law...............................................   A-40
  8.9   Rules of Construction.......................................   A-40
  8.10  Assignment..................................................   A-40
  8.11  Waiver of Jury Trial........................................   A-40

                               INDEX OF EXHIBITS

Exhibit A  Form of Parent Voting Agreement
Exhibit B  Form of Company Voting Agreement
Exhibit C  Form of Company Affiliate Agreement
Exhibit D  Form of Robert Murrie Employment Agreement
Exhibit E  Form of Severance Agreement

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "AGREEMENT") is made and entered into as of May 14, 2001 among XCare.net, Inc., a Delaware corporation ("PARENT"), Orbit Acquisition Corp., a Georgia corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and Healthcare.com Corporation, a Georgia corporation (the "COMPANY").

                                    RECITALS

     A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Georgia Business Corporation Code (the "GBCC"), Parent and the Company will enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the "MERGER").

     B. The Board of Directors of Parent (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and fair to, advisable and in the best interests of, Parent and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the stockholders of Parent vote to approve the issuance of shares of Parent Common Stock (as defined below) to the stockholders of the Company pursuant to the terms of the Merger.

     C. The Board of Directors of the Company (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and fair to, advisable and in the best interests of, the Company and its shareholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend the approval of this Agreement and the Merger by the shareholders of the Company.

     D. Parent and Company shall each use commercially reasonable efforts to obtain the execution of Voting Agreements in substantially the forms attached hereto as Exhibit A (the "PARENT VOTING AGREEMENTS") and Exhibit B (the "COMPANY VOTING AGREEMENTS" and, collectively with the Parent Voting Agreements, the "VOTING AGREEMENTS") from certain affiliates of Parent and of the Company following the execution of this Agreement.

     E. Parent, the Company and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

     F. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE").

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the GBCC, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

     1.2 Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (the "CERTIFICATE OF MERGER") with the Secretary of State of Georgia in accordance with the relevant provisions of the GBCC (the time of such filing (or such later time as may be agreed in writing by the parties and specified in the Certificate of

Merger) being the "EFFECTIVE TIME") as soon as practicable on or after the Closing Date (as herein defined). The closing of the Merger (the "CLOSING") shall take place in Atlanta, Georgia, at the offices of Troutman Sanders LLP, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "CLOSING DATE").

     1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the GBCC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Organization of Surviving Corporation.

     (a) At the Effective Time, the Articles of Incorporation of the Company shall be amended and restated in their entirety to be identical to the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, which shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by Georgia law, except Article I of the Articles of Incorporation shall be amended to read as follows: The name of this corporation is Healthcare.com Corporation.

     (b) The Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended.

     (c) The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly appointed.

     1.5  Board of Directors; Officers.

     (a) At or prior to the Effective Time, each of the Company and Parent agrees to take such action as is necessary to cause the number of directors comprising the full Board of Directors of Parent to be nine (9) persons, including (i) the six (6) current members of Parent's Board of Directors (or, if fewer than six (6) of the current members of Parent's Board of Directors are available or willing to serve as a director of Parent after the Effective Time, such replacement directors as may be nominated by the remaining members of Parent's Board of Directors in accordance with the Bylaws of Parent) (the "PARENT DESIGNEES") and (ii) three (3) of the Company's current directors nominated by the Company and reasonably acceptable to Parent (or, if fewer than three (3) of the current members of the Company's Board of Directors are available or willing to serve as a director of Parent after the Effective Time, such replacement directors as may be nominated by the remaining directors of the Company) (the "COMPANY DESIGNEES"). Parent shall cause each Company Designee to be elected to a different class of the Board of Directors, such that the Company Designees are proportionately spread among the classes of Parent's Board of Directors. If any of the Company Designees shall cease to serve as a member of the Parent's Board of Directors during his or her initial term by reason of resignation, removal, death or disability, the remaining Company Designees (or their replacements, as applicable) shall be entitled to designate the person to be nominated in such person's stead, subject to reasonable approval by Parent's Board of Directors.

     (b) From and after the Effective Time, and until successors are duly elected or appointed and qualified in accordance with applicable law, the following persons shall hold the titles indicated at Parent and shall serve at the pleasure of the Board of Directors of Parent: Lorine R. Sweeney, Chief Executive

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Officer; Robert Murrie, President and Chief Operating Officer; Gary Scherping,
Chief Financial Officer; Ann Ting, Chief Technology Officer.

     1.6 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities, the following shall occur:

          (a) Conversion of Company Common Stock. Each share of Common Stock, $0.01 par value per share, of the Company (the "COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(c)) will be canceled and extinguished and automatically converted (subject to Sections 1.6(f) and (g)) into the right to receive 0.375 (the "EXCHANGE RATIO") shares of Common Stock, par value $0.01 per share, of Parent (the "PARENT COMMON STOCK") upon surrender of the certificate representing such share of Company Common Stock in the manner provided in
     Section 1.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond or indemnity agreement, if required) in the manner provided in Section 1.9).

          (b) Conversion of Company Preferred Stock. Each share of 8.5% Series B Cumulative Convertible Exchangeable Preferred Stock, without par value, of the Company (the "SERIES B PREFERRED STOCK") issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and automatically converted (subject to Sections 1.6(f), (g) and (h)) into the right to receive such number of shares of Parent Common Stock equal to the product of (i) the Exchange Ratio multiplied by (ii) the number of shares of Company Common Stock that such shares of Series B Preferred Stock are convertible into immediately prior to the Effective Time, calculated pursuant to the optional conversion provisions contained in the certificate of designation for the Series B Preferred Stock, upon surrender of the certificate representing such share of Series B Preferred Stock in the manner provided in Section 1.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond or indemnity agreement, if required) in the manner provided in Section 1.9).

          (c) Cancellation of Parent-Owned Stock. Each share of Company Common Stock held in the treasury of the Company or owned by Merger Sub, Parent or any direct or indirect wholly-owned subsidiary of the Company or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (d) Stock Options; Employee Stock Purchase Plan. At the Effective Time, all options to purchase Company Common Stock then outstanding under the Company's restated Stock Option Plan, Non-Qualified Stock Option Plan and amended and restated Non-Employee Director Stock Option Plan (collectively, the "COMPANY STOCK OPTION PLANS") shall be assumed by Parent in accordance with Section 5.11 hereof. At the Effective Time, all rights to purchase shares of Company Common Stock under the Company's Employee Stock Purchase Plan (the "COMPANY ESPP"), shall be assumed by Parent in accordance with Section 5.11 hereof.

          (e) Capital Stock of Merger Sub. Each share of Common Stock, $0.01 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, $0.01 par value, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (f) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

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          (g) Fractional Shares.  No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the average closing price of one share of Parent Common Stock for the five (5) most recent days that Parent Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the Nasdaq Stock Market's National Market ("NASDAQ").

          (h) Dissenting Shares and Appraisal Rights.

             (i) Notwithstanding anything contained herein to the contrary, any holder of Series B Preferred Stock who has not voted in favor of the Merger or otherwise consented thereto in writing and who has the right to demand, and properly demands, an appraisal of such holder's shares of Series B Preferred Stock in accordance with Article 13 of the GBCC or any successor provision (the "DISSENTERS' PROVISIONS") (such holder being referred to herein as a "DISSENTING SHAREHOLDER" and such shares being referred to herein as "DISSENTING SHARES") shall not be entitled to receive any payments pursuant to Section 1.6 hereof, unless and until such Dissenting Shareholder fails to perfect or otherwise loses or withdraws any such right to appraisal. With respect to any Dissenting Shares, the rights of a Dissenting Shareholder who complies with the provisions of Article 13 of the GBCC shall be limited exclusively to the appraisal rights provided under such Article 13. Dissenting Shareholders who fail to comply with the provisions of Article 13 of the GBCC shall have the rights set forth below in Section 1.6(h)(ii).

             (ii) If any holder of shares of Series B Preferred Stock who demands payment of the fair value of its shares of Series B Preferred Stock pursuant to the Dissenters' Provisions shall effectively withdraw or lose (through failure to perfect or otherwise) its right to such payment at any time, such shares of Series B Preferred Stock shall not thereafter be Dissenting Shares hereunder and the shares of Series B Preferred Stock of such holder shall be converted into a right to receive, without any interest thereon, the consideration set forth for such shares of Series B Preferred Stock in this Agreement, without interest.

             (iii) The Company shall give prompt notice to Parent of each demand received by the Company for appraisal of shares of Series B Preferred Stock and Parent shall have the right to participate in negotiations and proceedings regarding each such demand. The Company shall not, except with the prior written consent of Parent, settle or make any payment regarding any such demand.

     1.7  Surrender of Certificates.

     (a) Exchange Agent. Parent shall select an institution reasonably satisfactory to the Company to act as the exchange agent (the "EXCHANGE AGENT") in the Merger.

     (b) Parent to Provide Common Stock. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the shares of Parent Common Stock issuable pursuant to
Section 1.6 in exchange for outstanding shares of Company Common Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to
Section 1.6(g) and any dividends or distributions to which holders of shares of Company Common Stock may be entitled pursuant to Section 1.7(d).

     (c) Exchange Procedures. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective
Time) of a certificate or certificates (the "CERTIFICATES") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock or Series B Preferred Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, cash in lieu of any fractional shares pursuant to Section 1.6(g) and any dividends or other distributions pursuant to Section 1.7(d), (i) a letter of
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transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock, cash in lieu of any fractional shares pursuant to Section 1.6(g) and any dividends or other distributions pursuant to Section 1.7(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Parent Common Stock, payment in lieu of fractional shares which such holders have the right to receive pursuant to
Section 1.6(g) and any dividends or distributions payable pursuant to Section 1.7(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.7(d) as to the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(g) and any dividends or distributions payable pursuant to Section 1.7(d).

     (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Parent Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, certificates representing whole shares of Parent Common Stock issued in exchange therefor along with payment in lieu of fractional shares pursuant to Section 1.6(g) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Parent Common Stock.

     (e) Transfers of Ownership. If certificates for shares of Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in any name other than that of the registered holders of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

     (f) No Liability. Notwithstanding anything to the contrary in this Section 1.7, neither the Exchange Agent, Parent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Parent Common Stock, Company Common Stock or Series B Preferred Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.8 No Further Ownership Rights in Company Common Stock and Series B Preferred Stock. All shares of Parent Common Stock issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.6(g) and 1.7(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock or Series B Preferred Stock, as applicable, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock or Series B Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock,

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cash for fractional shares, if any, as may be required pursuant to Section
1.6(g) and any dividends or distributions payable pursuant to Section 1.7(d); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond or an indemnity agreement in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.10  Tax and Accounting Consequences.

     (a) It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

     (b) It is also intended by the parties hereto that the Merger shall qualify for accounting treatment as a purchase transaction.

     1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub will take all such lawful and necessary action.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Merger Sub, subject to the exceptions specifically disclosed in writing in the disclosure letter supplied by the Company to Parent (the "COMPANY SCHEDULES"), as follows:

     2.1  Organization of the Company.

     (a) The Company is a corporation duly organized, validly existing and in good standing under the law of the State of Georgia. The Company has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined in Section 8.3) on the Company.

     (b) The Company does not have any subsidiaries.

     (c) The Company has delivered or made available to Parent a true and correct copy of the Articles of Incorporation and Bylaws of the Company, as amended to date, and each such instrument is in full force and effect. The Company is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

     2.2 The Company Capital Structure. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $0.01 per share, of which there were 28,254,626 shares issued and outstanding as of April 30, 2001, and 20,000,000 shares of Preferred Stock, without par value, of which 500,000 shares are designated Series A Cumulative Preferred Stock, none of which is issued and outstanding, and 550,000 shares are designated 8.5% Series B Cumulative Convertible Exchangeable Preferred Stock, of which 22,500 shares are issued and outstanding as of April 30, 2001. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement or document to which the Company is a party or by which it is bound. As of April 30, 2001, the Company had reserved an aggregate of 4,166,236 shares of Company Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to Company
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Stock Option Plans, under which options were outstanding for an aggregate of
3,824,150 shares and under which 592,086 shares were available for grant as of April 30, 2001. As of April 30, 2001, the Company had available an aggregate of 354,550 shares of Company Common Stock for future issuances to employees pursuant to the Company ESPP. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Section 2.2 of the Company Schedules lists each outstanding option to acquire shares of Company Common Stock at April 30, 2001, the name of the holder of such option, the number of shares subject to such option and the exercise price of such option. The exercisability of each such option will be accelerated by the transactions contemplated by this Agreement such that each such option will be fully vested.

     2.3  Obligations With Respect to Capital Stock.  Except as set forth in
Section 2.3 of the Company Schedules, there are no equity securities, partnership interests or similar ownership interests of any class of the Company, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except as set forth in Section 2.3 of the Company Schedules, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, partnership interest or similar ownership interest, call, right, commitment or agreement. Except as set forth in Section 2.3 of the Company Schedules, there are no registration rights and, to the knowledge of the Company there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of the Company. Holders of Company Common Stock will not be entitled to dissenters' rights under Georgia Law in connection with the Merger.

     2.4  Authority.

     (a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval and adoption of this Agreement and the approval of the Merger by the Company's shareholders and the filing and recordation of the Certificate of Merger pursuant to the GBCC. A vote of the holders of at least a majority of the outstanding shares of Company Common Stock is required for the Company's shareholders to approve and adopt this Agreement and approve the Merger. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and, if applicable, Merger Sub, constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. Except as set forth in Section 2.4 of the Company Schedules, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of the Company, (ii) subject to obtaining the approval and adoption of this Agreement and the approval of the Merger by Parent's stockholders as contemplated in Section 5.2 and compliance with the requirements set forth in
Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or by which its properties are bound or affected, or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or its properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect could not,

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in the case of clause (ii) or (iii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

     (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality ("GOVERNMENTAL ENTITY") is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of a Form S-4 Registration Statement (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission ("SEC") in accordance with the Securities Act of 1933, as amended (the "SECURITIES ACT"), (ii) the filing of the Certificate of Merger with the Secretary of State of Georgia, (iii) the filing of the Joint Proxy Statement/Prospectus (as defined in Section 2.18) with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") and the laws of any foreign country and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not prevent or delay the consummation of the Merger or have a material adverse effect on the ability of the Company to consummate the Merger.

     2.5  SEC Filings; The Company Financial Statements.

     (a) The Company has filed all forms, reports and documents required to be filed with the SEC since January 1, 1998 and has made available to Parent such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that the Company may file subsequent to the date hereof) are referred to herein as the "COMPANY SEC REPORTS." As of their respective dates, the Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the "COMPANY FINANCIALS"), including any Company SEC Reports filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the consolidated financial position of the Company and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of the Company contained in the Company SEC Reports as of March 31, 2001 is hereinafter referred to as the "COMPANY BALANCE SHEET." Except as disclosed in the Company Financials, neither the Company nor any of its subsidiaries had any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and its subsidiaries taken as a whole, except liabilities (i) provided for in the Company Balance Sheet, or (ii) incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practices and immaterial in the aggregate.

     (c) The Company has heretofore furnished to Parent a complete and correct copy of any agreements, documents or other instruments, which have not yet been filed with the SEC but which are required to be

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filed, and any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

     2.6 Absence of Certain Changes or Events. Since the date of the Company Balance Sheet, there has not been: (i) any Material Adverse Effect on the Company, (ii) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP or
(iii) any material revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable, other than in the ordinary course of business.

     2.7  Taxes.

     (a) Definition of Taxes. For the purposes of this Agreement, "TAX" or "TAXES" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts including any liabilities arising as a result of being or ceasing to be a member of an affiliated, consolidated, combined or unitary group for any period (including, without limitation, any liability under Treas. Reg. Section 1.1502-6 or any comparable provision of foreign, state or local law) and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

     (b) Tax Returns and Audits.

          (i) The Company has timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to Taxes required to be filed by the Company with any Tax authority, except such Returns which are not material to the Company. All such Returns were correct and complete in all material respects and have been completed in accordance with applicable law. The Company has paid all Taxes shown to be due on such Returns.

          (ii) The Company, as of the Effective Time, will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld, except such Taxes which are not material to the Company.

          (iii) The Company does not have any material Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

          (iv) No audit or other examination of any Return of the Company by any Tax authority is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

          (v) No adjustment relating to any Returns filed by the Company has been proposed in writing formally or informally by any Tax authority to the Company or any representative thereof.

          (vi) The Company does not have any liability for any material unpaid Taxes which has not been accrued for or reserved on the Company Balance Sheet in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to the Company, other than any liability for unpaid Taxes that may have accrued since December 31, 2000 in connection with the operation of the business of the Company in the ordinary course.

          (vii) Except as set forth in Section 2.7(b)(vii) of the Company Schedules, there is no contract, agreement, plan or arrangement to which the Company is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, would reasonably be expected to give rise

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     to the payment of any amount that would not be deductible pursuant to
     Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which the Company is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

          (viii) The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

          (ix) The Company (A) has never been a member of an affiliated group filing a consolidated federal income Tax Return (other than a consolidated group the common parent of which is the Company or is Healthdyne, Inc.),
     (B) is not a party to any Tax sharing or Tax allocation agreement, arrangement or understanding, (C) to the Company's knowledge, is not liable for the Taxes of any other person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise and (D) is not a party to any joint venture, partnership or other arrangement that could be treated as a partnership for income Tax purposes.

          (x) None of the Company's assets are tax exempt use property within the meaning of Section 168(h) of the Code.

          (xi) The Company has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

     2.8 Company Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

          "INTELLECTUAL PROPERTY" shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("PATENTS");
     (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world;
     (iv) all computer software, including all source code, object code, firmware, development tools, files, records and data, and all media on which any of the foregoing is recorded; (v) domain names, uniform resource locators ("URLS") and other names and locators associated with the Internet ("DOMAIN NAMES"); (vi) industrial designs and any registrations and applications therefor; (vii) trade names, logos, common law trademarks and service marks, trademark and service mark registrations; (viii) all databases and data collections and all rights therein; (ix) all moral and economic rights of authors and inventors, however denominated; and (x) any similar or equivalent rights to any of the foregoing (as applicable).

          "COMPANY INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by, or exclusively licensed to, the Company.

          "REGISTERED INTELLECTUAL PROPERTY" means all Intellectual Property that is the subject of a certificate, registration or other similar filing issued or recorded by any, state, government or other legal authority (including any quasi-government authority with jurisdiction over registration and maintenance of domain names) relating to the prosecution, registration, perfection or maintenance of such Intellectual Property.

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          "COMPANY REGISTERED INTELLECTUAL PROPERTY" means all of the Registered
     Intellectual Property owned by, or filed in the name of, the Company.

     (a) The Company has provided to Parent a complete and accurate list of all Company Registered Intellectual Property which specifies the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered and lists any proceedings or actions before any court or tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

     (b) No Company Intellectual Property or products for which the Company has received revenues during the two (2) year period preceding the date hereof or which the Company currently intends to sell, distribute or otherwise provide in the future including any products under development ("COMPANY PRODUCT") is subject to any material proceeding or outstanding decree, order, judgment, settlement agreement, or stipulation restricting in any material manner by its terms the use, transfer, or licensing thereof by the Company, or which may materially affect the validity, use or enforceability of such Company Intellectual Property or Company Product.

     (c) Each item of Company Registered Intellectual Property is valid and subsisting. All necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made. All necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, perfecting or maintaining such Company Registered Intellectual Property.

     (d) Except as set forth in Section 2.8(d) of the Company Schedules, the Company owns and has good and exclusive title to each item of Company Registered Intellectual Property owned by it, free and clear of any encumbrance (excluding non-exclusive licenses and related restrictions granted in the ordinary course). Without limiting the generality of the foregoing, the Company owns exclusively or has a license to use, and has good title to, all copyrighted works that are included or incorporated into Company Products or which the Company otherwise purports to own.

     (e) To the extent that any material technology, software or Intellectual Property has been developed or created independently or jointly by a third party for the Company, or is incorporated into any of Company Products, the Company has a written agreement with such third party with respect thereto and the Company thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained licenses (sufficient for the conduct of their business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment.

     (f) Except as set forth in Section 2.8(f) of the Company Schedules, the Company has not transferred ownership of, or granted any exclusive license with respect to, any Company Intellectual Property, to any third party, or knowingly permitted the Company's rights in any material item of Company Intellectual Property to lapse or enter the public domain.

     (g) Except as set forth in Section 2.8(g) of the Company Schedules, all contracts, licenses and agreements with respect to the customers set forth in
Section 2.23 of the Company Schedules are in full force and effect. Except as set forth in Section 2.8(g) of the Company Schedules, the consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension ("TERMINATION") of such contracts, licenses and agreements by their terms. The Company is in compliance with any such contracts, licenses and agreements. To the knowledge of the Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not breached any term of, such contracts, licenses and agreements (except for any default for non-payment). Except as set forth in Section 2.8(g) of the Company Schedules, following the Closing Date, the Surviving Corporation will be permitted to exercise all of the Company's material rights under such contracts, licenses and agreements by their terms to the same extent the Company would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any

                                       A-11
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additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay. Except as set forth in Section 2.8(g) of the Company Schedules, there is no provision in any such contracts, licenses or agreements which, as a result of this Agreement and the transactions contemplated by this Agreement, requires Parent or Merger Sub to (i) grant to any third party any material right to or with respect to any Intellectual Property owned by, or licensed to, either of them, or (ii) be bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses.

     (h) To the Company's knowledge, except as set forth in Section 2.8(h) of the Company Schedules, the operation of the business of the Company as such business currently is conducted, including (i) the Company's design, development, manufacture, distribution, reproduction, marketing or sale of the Company Products and (ii) the Company's use of any product device or process has not, does not and will not infringe or misappropriate the Intellectual Property of any third party, and does not constitute unfair competition or trade practices under the laws of any jurisdiction, except to the extent that such conduct could not be reasonably expected to have a Material Adverse Effect on the Company.

     (i) Except as set forth in Section 2.8(i) of the Company Schedules, the Company Intellectual Property, together with any Intellectual Property licensed to the Company, constitutes all the material Intellectual Property used in and/or necessary to the conduct of the business of the Company as it currently is conducted, and as it is currently planned to be conducted by the Company, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and performance of services (including Company Products).

     (j) Except as set forth in Section 2.8(j) of the Company Schedules, the Company has not received any written notice from any third party that the operation of the business of the Company or any act, product or service of the Company infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

     (k) To the knowledge of the Company, no person has infringed or misappropriated or is infringing or misappropriating any Company Intellectual Property.

     (l) The Company has taken reasonable steps to protect the Company's rights in the Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to the Company under an obligation of confidentiality. The Company has a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Parent.

     (m) Except as set forth in Section 2.8(m) of the Company Schedules, the Company has not granted any exclusive licenses with respect to the Company's Cloverleaf software product.

     2.9  Compliance; Permits; Restrictions.

     (a) The Company is not in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to the Company or by which its properties are bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or its properties are bound or affected. To the knowledge of the Company, no investigation or review by any Governmental Entity is pending or threatened against the Company, nor has any Governmental Entity indicated an intention to conduct the same. There is no agreement, judgment, injunction, order or decree binding upon the Company which has or could reasonably be expected to have a Material Adverse Effect on the Company.

     (b) The Company holds all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of the Company (collectively, the "COMPANY PERMITS"). The Company is in compliance with the terms of the Company Permits, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     2.10 Litigation. Except as set forth in Section 2.10 of the Company Schedules, as of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which the Company has received any notice of assertion nor, to the Company's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against the Company which reasonably would be likely to have a Material Adverse Effect on the Company, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

     2.11 Brokers' and Finders' Fees. Except for fees payable to First Albany Corporation pursuant to an engagement letter dated May 11, 2001, a copy of which has been provided to Parent, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     2.12  Employee Benefit Plans.

     (a) As of the date of this Agreement, all material employee compensation, incentive, fringe or benefit plans, programs, policies, commitments, agreements or other arrangements (whether or not set forth in a written document and including, without limitation, all material "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) covering any active or former employee, director or consultant of the Company ("COMPANY EMPLOYEE" which shall for this purpose mean an employee of the Company or an Affiliate (as defined below)), or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with the Company within the meaning of Section 414 of the Code (an "AFFILIATE"), are listed in Section 2.12(a) of the Company Schedules (the "COMPANY PLANS").

     (b) As of the date of this Agreement, except as set forth in Section 2.12(b) of the Company Schedules, to the knowledge of the Company, each Company Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to the presently applicable provisions of ERISA and the Code, except for such failures to comply with such terms or provisions which would not have a Material Adverse Effect on the Company.

     (c) As of the date of this Agreement, except as set forth in Section 2.12(c) of the Company Schedules, to the knowledge of the Company, (i) neither the Company nor any of its Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code and at no time has the Company contributed to any "multiemployer plan," as such term is defined in ERISA, (ii) neither the Company nor any of its Affiliates is subject to any material liability or penalty under Section 4975 through 4980B of the Code or Title I of ERISA and (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under
Section 4975 of the Code and Section 408 of ERISA, has occurred with respect to any Company Plan which could result in a Material Adverse Effect on the Company.

     (d) As of the date of this Agreement, to the knowledge of the Company, (i) the Company is not bound by or subject to any arrangement with any labor union,
(ii) there is no pending or threatened labor dispute involving the Company and any group of its employees nor has the Company experienced any labor interruptions over the past three (3) years and (iii) the Company is in compliance in all material respects with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, except for such failures to comply with such laws or regulations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     (e) Except as contemplated by this Agreement or disclosed in Section 2.12(e) of the Company Schedules, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation,

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

golden parachute, bonus or otherwise) becoming due to any stockholder, director or Company Employee, (ii) materially increase any benefits otherwise payable under any of the Company Plans or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     2.13 Absence of Liens and Encumbrances. The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances except as reflected in the Company Financials, except for license agreements entered into in the ordinary course of business and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which would not be material to the Company.

     2.14  Environmental Matters.

     (a) Hazardous Material. Except as reasonably would not be likely to result in a material liability to the Company, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies (a "HAZARDOUS MATERIAL"), are present, as a result of the actions of the Company or any of its subsidiaries or any affiliate of the Company, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any of its subsidiaries has at any time owned, operated, occupied or leased.

     (b) Hazardous Materials Activities. Except as would not reasonably be likely to result in a material liability to the Company (in any individual case or in the aggregate), (i) the Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, and (ii) the Company has not disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively, "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

     2.15 Labor Matters. As of the date of this Agreement, to the knowledge of the Company (i) there are no material controversies pending between the Company and any of its employees; (ii) the Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company nor does the Company know of any activities or proceedings of any labor union to organize any such employees; and (iii) the Company does not have any knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of the Company.

     2.16  Agreements, Contracts and Commitments.  Except as set forth in
Section 2.16 of the Company Schedules, the Company is not a party to or is bound by:

          (a) any agreement, contract or commitment containing any covenant limiting in any material respect the right of the Company to engage in any line of business or to compete with any person;

          (b) any agreement, contract or commitment currently in force relating to the disposition or acquisition by the Company after the date of this Agreement of assets not in the ordinary course of business; or

          (c) any settlement agreement entered into within two (2) years prior to the date of this Agreement.

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

     2.17 Statements; Joint Proxy Statement/Prospectus. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Registration Statement (as defined in Section 2.4(b)) will at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) the joint proxy statement/ prospectus to be sent to the shareholders of the Company and stockholders of Parent in connection with the meeting of the Company's shareholders to consider the approval and adoption of this Agreement and the approval of the Merger (the "COMPANY SHAREHOLDERS' MEETING") and in connection with the meeting of Parent's stockholders to consider the approval of the issuance of shares of Parent Common Stock pursuant to the terms of the Merger (the "PARENT SHAREHOLDERS' MEETING") (such joint proxy statement/ prospectus as amended or supplemented is referred to herein as the "JOINT PROXY STATEMENT/PROSPECTUS") shall, on the date the Joint Proxy Statement/Prospectus is first mailed to the Company's shareholders and Parent's stockholders, at the time of the Company Shareholders' Meeting or the Parent Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders' Meeting or the Parent Stockholders' Meeting which has become false or misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, the Company shall promptly inform Parent. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub that is contained in any of the foregoing documents.

     2.18 Board Approval. The Board of Directors of the Company has, as of the date of this Agreement, (i) determined that the Merger is fair to, advisable and in the best interests of the Company and its shareholders, (ii) determined to recommend that the shareholders of the Company approve this Agreement and (iii) duly approved the Merger, this Agreement and the transactions contemplated hereby.

     2.19 State Takeover Statutes. The Board of Directors of the Company has approved the Merger, this Agreement, the Parent Voting Agreements and the transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the Merger, this Agreement, the Parent Voting Agreements and the transactions contemplated hereby and thereby the provisions of Sections 14-2-1110 et seq. and 14-2-1131 et seq. of the GBCC to the extent, if any, such section is applicable to the Merger, this Agreement, the Parent Voting Agreements and the transactions contemplated hereby and thereby. No other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger, this Agreement, the Parent Voting Agreements or the transactions contemplated hereby and thereby.

     2.20 Fairness Opinion. The Company has received a written opinion from First Albany Corporation, dated on or about May 14, 2001, to the effect that as of such date, the Exchange Ratio is fair to the Company's shareholders from a financial point of view and has delivered to Parent a copy of such opinion.

     2.21 Accounts Receivable. The reserves shown on the Company Financials for Accounts Receivable have been established in accordance with GAAP, consistently applied, and are considered by the management of the Company to be adequate.

     2.22 Affiliate Transactions. Except as set forth in the Company SEC Reports, there are no transactions involving the Company of a nature that would be required to be described under Item 404 of Regulation S-K promulgated under the Securities Act.

     2.23 Customers. Section 2.23 of the Company Schedules lists the Company's top 20 customers, by the audited revenues recognized by the Company from each such customer during 2000. As of the date of this Agreement, the Company does not have any knowledge of any oral or written notice from any such customer stating that such customer intends to terminate its business relationship with the Company or materially reduce the volume of business it does with the Company.

     2.24 Vote Required. The affirmative vote of holders of a majority of the outstanding shares of Company Common Stock and Series B Preferred Stock, voting together as a group, which shares are entitled to vote with respect to the Merger is the only vote of the holders of any class or series of Company's capital stock necessary to approve and adopt this Agreement.

     2.25 Investigation by the Company. The Company has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, technology and prospects of Parent (other than the Parent Plans, as defined in Section 3.16) and acknowledges that it has been provided access to the personnel, properties, premises and records of Parent for such purpose. In entering into this Agreement, the Company has relied solely upon its own investigation and analysis and the representations and warranties contained herein, and the Company: (a) acknowledges that none of Parent or its directors, officers, shareholders, employees, affiliates, advisors or representatives makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to the Company or its directors, officers, shareholders, employees, affiliates, advisors or representatives; and (b) agrees, to the fullest extent permitted by law, that none of Parent or its directors, officers, shareholders, employees, affiliates, advisors or representatives shall have any liability or responsibility whatsoever to the Company or its directors, officers, shareholders, employees, affiliates, advisors or representatives on any basis (including, without limitation, in contract or tort, under federal or state securities laws or otherwise) based on any information provided or made available, or statements made, to the Company or its directors, officers, shareholders, employees, affiliates, advisors or representatives (or any omission therefrom), except that the foregoing limitations shall not apply (i) to the extent that Parent makes the specific representations and warranties set forth in this Agreement and (ii) in the case of fraud, willful misrepresentation or willful nondisclosure, but always subject to the limitations and restrictions contained herein.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to the Company, subject to the exceptions specifically disclosed in the disclosure letter supplied by Parent to the Company (the "PARENT SCHEDULES"), as follows:

     3.1  Organization of Parent.

     (a) Parent and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted; and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined in Section 8.3) on Parent.

     (b) Parent has delivered to the Company a true and complete list of all of Parent's subsidiaries, indicating the jurisdiction of incorporation of each subsidiary and Parent's equity interest therein.

     (c) Parent has delivered or made available to the Company a true and correct copy of the Certificate of Incorporation and Bylaws of Parent and similar governing instruments of each of its material subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither Parent nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing instruments.

     3.2 Parent Capital Structure. The authorized capital stock of Parent consists of 100,000,000 shares of Common Stock, par value $0.01 per share, of which 16,391,376 shares were issued and outstanding as of April 30, 2001, and 5,000,000 shares of undesignated Preferred Stock, $0.01 par value, of which no shares are issued or outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of

Common Stock, par value $0.01 per share, all of which, as of the date hereof, are issued and outstanding and are held by Parent. All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Parent or any agreement or document to which Parent is a party or by which it is bound. As of April 30, 2001, Parent had reserved an aggregate of 4,075,606 shares of Parent Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to Parent's 1997 Stock Plan, 2000 Nonstatutory Stock Option Plan and 1999 Director Option Plan (the "PARENT STOCK OPTION PLANS"), under which options are outstanding for 2,616,238 shares and under which 1,459,368 shares are available for grant as of April 30, 2001. As of April 30, 2001, Parent had reserved an aggregate of 350,000 shares of Parent Common Stock for issuance to employees under Parent's 1999 Employee Stock Purchase Plan (the "PARENT ESPP"). All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable.

     3.3 Parent Common Stock. The Parent Common Stock to be issued pursuant to the Merger has been duly authorized and will, when issued in accordance with this Agreement be validly issued, fully paid, and unassessable and will not be subject to any restrictions on resale under the Securities Act, other than restrictions imposed by Rule 145 under the Securities Act.

     3.4  Authority.

     (a) Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent, subject only to the approval and adoption of this Agreement and the approval of the Merger by Parent's stockholders and the filing and recordation of the Certificate of Merger pursuant to the GBCC. A vote of the holders of at least a majority of the outstanding shares of the Parent Common Stock is required for Parent's stockholders to approve and adopt this Agreement and approve the Merger. This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Company and, if applicable, Merger Sub, constitute the valid and binding obligations of Parent, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Parent or the equivalent organizational documents of any of its subsidiaries, (ii) subject to obtaining the approval and adoption of this Agreement and the approval of the Merger by Parent's stockholders as contemplated in Section 5.2 and compliance with the requirements set forth in Section 3.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect could not, in the case of clause (ii) or (iii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

     (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (ii) the filing of the Certificate of Merger with the Secretary of State of Georgia, (iii) the filing of the Joint Proxy Statement/Prospectus with the SEC in accordance with the Exchange Act, (iv) such consents, approvals,
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orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the HSR Act and the laws of any foreign country and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not prevent or delay the Merger or have a material adverse effect on the ability of Parent to consummate the Merger.

     3.5  SEC Filings; Parent Financial Statements.

     (a) Parent has filed all forms, reports and documents required to be filed with the SEC since February 9, 2000, and has made available to the Company such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Parent may file subsequent to the date hereof) are referred to herein as the "PARENT SEC REPORTS." As of their respective dates, the Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the "PARENT FINANCIALS"), including any Parent SEC Reports filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the consolidated financial position of Parent and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of Parent contained in the Parent SEC Reports as of December 31, 2000 is hereinafter referred to as the "PARENT BALANCE SHEET." Except as disclosed in the Parent Financials, neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its subsidiaries taken as a whole, except liabilities
(i) provided for in the Parent Balance Sheet, or (ii) incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practices and immaterial in the aggregate.

     (c) Parent has heretofore furnished to the Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

     3.6 Absence of Certain Changes or Events. Since the date of the Parent Balance Sheet, there has not been: (i) any Material Adverse Effect on Parent,
(ii) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (iii) any material revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable, other than in the ordinary course of business.

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     3.7  Compliance; Permits; Restrictions.

     (a) Neither Parent nor any of its subsidiaries is, in any material respect, in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound or affected. To the knowledge of Parent, no investigation or review by any Governmental Entity is pending or threatened against Parent or its subsidiaries, nor has any Governmental Entity indicated an intention to conduct the same. There is no material agreement, judgment, injunction, order or decree binding upon Parent or any of its subsidiaries which has or could reasonably be expected to have a Material Adverse Effect on Parent.

     (b) Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of Parent (collectively, the "PARENT PERMITS"). Parent and its subsidiaries are in compliance with the terms of the Parent Permits, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     3.8 Litigation. As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Parent or any of its subsidiaries has received any notice of assertion nor, to Parent's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against Parent or any of its subsidiaries which reasonably would be likely to have a Material Adverse Effect on Parent, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

     3.9 Brokers' and Finders' Fees. Except for fees payable to Robertson Stephens, Inc. pursuant to an engagement letter dated April 24, 2001, a copy of which has been provided to the Company, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.10 Absence of Liens and Encumbrances. Parent and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances except as reflected in the Parent Financials and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which would not be material to Parent.

     3.11 Statements; Joint Proxy Statement/Prospectus. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in: (i) the Registration Statement will at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (ii) the Joint Proxy Statement/Prospectus shall not, on the date the Joint Proxy Statement/Prospectus is first mailed to Parent's stockholders and the Company's shareholders, at the time of the Parent Stockholders' Meeting or the Company Shareholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Parent Stockholders' Meeting or the Company Shareholders Meeting which has become false or misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to Parent or any of its affiliates, officers or directors should be discovered by Parent which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, Parent shall promptly inform the Company. Notwithstanding the foregoing, Parent

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

makes no representation or warranty with respect to any information supplied by the Company that is contained in any of the foregoing documents.

     3.12 Board Approval. The Board of Directors of Parent has, as of the date of this Agreement, (i) determined that the Merger is fair to and in the best interests of Parent and its stockholders, (ii) determined to recommend that the stockholders of Parent approve the issuance of the Merger Shares and (iii) duly approved the Merger, this Agreement and the transactions contemplated hereby.

     3.13 Fairness Opinion. Parent has received a written opinion from Robertson Stephens, Inc., dated on or about May 14, 2001, to the effect that as of such date, the Exchange Ratio is fair to Parent from a financial point of view and has delivered to the Company a copy of such opinion.

     3.14  Tax Returns and Audits.

     (a) Parent has timely filed Returns relating to Taxes required to be filed by Parent with any Tax authority, except such Returns which are not material to Parent. All such Returns were correct and complete in all material respects and have been completed in accordance with applicable law. Parent has paid all Taxes shown to be due on such Returns.

     (b) Parent, as of the Effective Time, will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld, except such Taxes which are not material to Parent.

     (c) Parent does not have any material Tax deficiency outstanding, proposed or assessed against Parent, nor has Parent executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

     (d) No audit or other examination of any Return of Parent by any Tax authority is presently in progress, nor has Parent been notified of any request for such an audit or other examination.

     (e) No adjustment relating to any Returns filed by Parent has been proposed in writing formally or informally by any Tax authority to Parent or any representative thereof.

     (f) Parent does not have any liability for any material unpaid Taxes which has not been accrued for or reserved on the Parent Balance Sheet in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to Parent, other than any liability for unpaid Taxes that may have accrued since December 31, 2000 in connection with the operation of the business of Parent in the ordinary course.

     (g) There is no contract, agreement, plan or arrangement to which Parent is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Parent that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which Parent is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

     (h) Parent has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Parent.

     (i) Neither Parent nor any of its subsidiaries is a party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement, other than amongst themselves.

     (j) None of Parent's assets are tax exempt use property within the meaning of Section 168(h) of the Code.

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

     3.15 Parent Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

          "PARENT INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by, or exclusively licensed to, the Parent.

          "REGISTERED INTELLECTUAL PROPERTY" means all Intellectual Property that is the subject of a certificate, registration or other similar filing issued or recorded by any, state, government or other legal authority (including any quasi-government authority with jurisdiction over registration and maintenance of domain names) relating to the prosecution, registration, perfection or maintenance of such Intellectual Property.

          "PARENT REGISTERED INTELLECTUAL PROPERTY" means all of the Registered Intellectual Property owned by, or filed in the name of, Parent.

     (a) No Parent Intellectual Property or products of Parent that have been sold, distributed or otherwise provided commercially (whether for end-use or evaluation or demonstration purposes) in the two (2) year period preceding the date hereof or which Parent currently intends to sell, distribute or otherwise provide in the future including any products under development ("PARENT PRODUCT") is subject to any material proceeding or outstanding decree, order, judgment, settlement agreement, or stipulation restricting in any material manner by its terms the use, transfer, or licensing thereof by Parent, or which may materially affect the validity, use or enforceability of such Parent Intellectual Property or Parent Product.

     (b) Each item of Parent Registered Intellectual Property is valid and subsisting. All necessary registration, maintenance and renewal fees currently due in connection with such Parent Registered Intellectual Property have been made. All necessary documents, recordations and certificates in connection with such Parent Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, perfecting or maintaining such Parent Registered Intellectual Property.

     (c) Parent owns and has good and exclusive title to each item of Parent Registered Intellectual Property owned by it, free and clear of any encumbrance (excluding non-exclusive licenses and related restrictions granted in the ordinary course). Without limiting the generality of the foregoing, Parent owns exclusively or has a license to use, and has good title to, all copyrighted works that are included or incorporated into Parent Products or which Parent otherwise purports to own.

     (d) To the extent that any material technology, software or Intellectual Property has been developed or created independently or jointly by a third party for Parent, or is incorporated into any of Parent Products, Parent has a written agreement with such third party with respect thereto and Parent thereby either
(i) has obtained ownership of, and is the exclusive owner of or (ii) has obtained licenses (sufficient for the conduct of their business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment.

     (e) Parent has not transferred ownership of, or granted any exclusive license with respect to, any Parent Intellectual Property, to any third party, or knowingly permitted the Parent's rights in any material item of Parent Intellectual Property to lapse or enter the public domain.

     (f) All contracts, licenses and agreements with respect to any Parent Intellectual Property are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements by their terms. Parent is in compliance with any such contracts, licenses and agreements. To the knowledge of Parent, all other parties to such contracts, licenses and agreements are in compliance with, and have not breached any term of, such contracts, licenses and agreements (except for any default for non-payment).

     (g) To Parent's knowledge, the operation of the business of Parent as such business currently is conducted, including (i) Parent's design, development, manufacture, distribution, reproduction, marketing or sale of the Parent Products and (ii) Parent's use of any product device or process has not, does not and will not infringe or misappropriate the Intellectual Property of any third party, and does not constitute unfair competition or trade practices under the laws of any jurisdiction, except to the extent that such conduct could not be reasonably expected to have a Material Adverse Effect on Parent.

     (h) Parent Intellectual Property, together with any Intellectual Property licensed to Parent, constitutes all the material Intellectual Property used in and/or necessary to the conduct of the business of Parent as it currently is conducted, and as it is currently planned to be conducted by Parent, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and performance of services (including Parent Products).

     (i) Parent has not received any written notice from any third party that the operation of the business of Parent or any act, product or service of Parent infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

     (j) To the knowledge of Parent, no person has infringed or misappropriated or is infringing or misappropriating any Parent Intellectual Property.

     (k) Parent has taken reasonable steps to protect the Parent's rights in the Parent's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Parent under an obligation of confidentiality. Parent has a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement.

     3.16  Employee Benefit Plans.

     (a) As of the date of this Agreement, to the knowledge of Parent, each material employee compensation, incentive, fringe or benefit plans, programs, policies, commitments, agreements or other arrangements (whether or not set forth in a written document and including, without limitation, all material "employee benefit plans" within the meaning of Section 3(3) of ERISA) covering any active or former employee, director or consultant of Parent ("PARENT EMPLOYEE" which shall for this purpose mean an employee of Parent or an Affiliate (as defined below)), any subsidiary of Parent or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with Parent within the meaning of Section 414 of the Code (an "AFFILIATE") (the "PARENT PLANS") has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to the presently applicable provisions of ERISA and the Code, except for such failures to comply with such terms or provisions which would not have a Material Adverse Effect on Parent.

     (b) As of the date of this Agreement, to the knowledge of Parent, (i) neither the Parent nor any of its Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code and at no time has Parent contributed to any "multiemployer plan," as such term is defined in ERISA, (ii) neither the Parent nor any of its Affiliates is subject to any material liability or penalty under Section 4975 through 4980B of the Code or Title I of ERISA and (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under
Section 4975 of the Code and Section 408 of ERISA, has occurred with respect to any Parent Plan which could result in a Material Adverse Effect on Parent.

     (c) As of the date of this Agreement, to the knowledge of Parent, (i) Parent is not bound by or subject to any arrangement with any labor union, (ii) there is no pending or threatened labor dispute involving Parent and any group of its employees nor has Parent experienced any labor interruptions over the past three (3) years and (iii) Parent is in compliance in all material respects with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, except for such failures to comply with such laws or regulations which would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation,

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

golden parachute, bonus or otherwise) becoming due to any Parent Employee, (ii) materially increase any benefits otherwise payable under any of the Parent Plans or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     3.17 Labor Matters. As of the date of this Agreement, to the knowledge of Parent (i) there are no material controversies pending between Parent and any of its employees; (ii) Parent is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent nor does Parent know of any activities or proceedings of any labor union to organize any such employees; and (iii) Parent does not have any knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of Parent.

     3.18 Vote Required. The affirmative vote of holders of a majority of the outstanding shares of Parent Common Stock, which shares are entitled to vote with respect to the Merger, is the only vote of the holders of any class or series of Parent's capital stock necessary to approve and adopt this Agreement.

     3.19 Investigation by Parent. Parent has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, technology and prospects of the Company and acknowledges that it has been provided access to the personnel, properties, premises and records of the Company for such purpose. In entering into this Agreement, Parent has relied solely upon its own investigation and analysis and the representations and warranties contained herein, and Parent: (a) acknowledges that none of the Company or its directors, officers, shareholders, employees, affiliates, advisors or representatives makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Parent or its directors, officers, shareholders, employees, affiliates, advisors or representatives; and (b) agrees, to the fullest extent permitted by law, that none of the Company or its directors, officers, shareholders, employees, affiliates, advisors or representatives shall have any liability or responsibility whatsoever to Parent or its directors, officers, shareholders, employees, affiliates, advisors or representatives on any basis (including, without limitation, in contract or tort, under federal or state securities laws or otherwise) based on any information provided or made available, or statements made, to Parent or its directors, officers, shareholders, employees, affiliates, advisors or representatives (or any omission therefrom), except that the foregoing limitations shall not apply (i) to the extent that the Company makes the specific representations and warranties set forth in this Agreement and (ii) in the case of fraud, willful misrepresentation or willful nondisclosure, but always subject to the limitations and restrictions contained herein.

                                   ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1 Conduct of Business by the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall, except to the extent that Parent shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which it has business dealings. In addition, except as expressly permitted by the terms of this Agreement, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall not do any of the following:

          (a) Except as required by law, in furtherance of this Agreement, or pursuant to the terms of the Company Stock Option Plans, waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

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

          (b) Enter into any material partnership arrangements, joint development agreements or strategic alliances other than in the ordinary course of business consistent with past practice;

          (c) Except for the employment and severance agreements described in
     Section 5.20 of this Agreement or as approved by the Transition Team described in Section 5.21, grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to the other, or adopt any new severance plan or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

          (d) Except for effecting the reverse stock split previously approved by the Company's shareholders, declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

          (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

          (f) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (i) the issuance, delivery and/or sale of shares of Company Common Stock pursuant to the exercise of stock options therefor outstanding as of the date of this Agreement, (ii) the granting of options to purchase shares of Company Common Stock to be granted at fair market value in the ordinary course of business, consistent with past practice and in accordance with existing stock option plans in an amount not to exceed options to purchase 10,000 shares in the aggregate,
     (iii) shares of Company Common Stock issuable upon the exercise of the options referred to in clause (ii), and (iv) shares of Company Common Stock issuable to participants in the Company ESPP consistent with the terms thereof;

          (g) Cause, permit or propose any amendments to any charter document or Bylaw;

          (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company, or enter into any joint ventures, strategic partnerships or alliances, other than in the ordinary course of business consistent with past practice;

          (i) Adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization;

          (j) Sell, lease, license, encumber or otherwise dispose of any properties or assets except sales of inventory in the ordinary course of business consistent with past practice, except for the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of the Company;

          (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than (i) in connection with the financing of ordinary course trade payables consistent with past practice or (ii) pursuant to existing credit facilities in the ordinary course of business;

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

          (l) Except as required by law or in furtherance of this Agreement, adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan (unless pursuant to the terms of the respective plan), or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee other than in the ordinary course of business consistent with past practice, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants;

          (m) Make any individual or series of related payments outside of the ordinary course of business in excess of $300,000;

          (n) Revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

          (o) Engage in any action that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code whether or not otherwise permitted by the provisions of this
     Article IV;

          (p) Make any tax election or settle or compromise any material tax liability;

          (q) Make any grant of exclusive rights to any third party; or

          (r) Agree in writing or otherwise to take any of the actions described in Section 4.1 (a) through (q) above.

     4.2 Conduct of Business by Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall not do any of the following:

          (a) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

          (b) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Parent or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

          (c) Adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization;

          (d) Engage in any action that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code whether or not otherwise permitted by the provisions of this
     Article IV; or

          (e) Acquire or agree to acquire by merging, consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or acquire, sell or otherwise dispose of any assets or enter into any joint ventures, strategic partnerships or alliances, in each case other than in the ordinary course of business consistent with past practice or for consideration (capital stock of Parent shall be measured at the then current market price per share) in excess of $20,000,000.

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                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1  Joint Proxy Statement/Prospectus; Registration Statement; Other
Filings.

     (a) As promptly as practicable after the execution of this Agreement, the Company and Parent will prepare and file with the SEC the Joint Proxy Statement/Prospectus, and Parent will prepare and file with the SEC the Registration Statement in which the Joint Proxy Statement/Prospectus will be included as a prospectus. Each of the Company and Parent will respond to any comments of the SEC, will use its respective best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and will cause the Joint Proxy Statement/Prospectus to be mailed to its stockholders at the earliest practicable time. As promptly as practicable after the date of this Agreement, the Company and Parent will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky laws relating to the Merger and the transactions contemplated by this Agreement (the "OTHER FILINGS"). Each party will notify the other promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Joint Proxy Statement/Prospectus or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Joint Proxy Statement/Prospectus, the Merger or any Other Filing. The Joint Proxy Statement/Prospectus, the Registration Statement and the Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Joint Proxy Statement/Prospectus, the Registration Statement or any Other Filing, the Company or Parent, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to shareholders of the Company or stockholders of Parent, such amendment or supplement.

     (b) Subject to Section 5.2(c), the Joint Proxy Statement/Prospectus will also include the recommendations of (i) the Board of Directors of the Company in favor of adoption and approval of this Agreement and the Merger, and (ii) the Board of Directors of Parent in favor of the issuance of shares of Parent Common Stock in the Merger and in favor of adoption and approval of this Agreement and the Merger.

     5.2  Meetings of Stockholders.

     (a) Promptly after the date hereof, the Company will take all action necessary in accordance with the GBCC and its Articles of Incorporation and Bylaws to convene the Company Shareholders' Meeting to be held as promptly as practicable, for the purpose of voting upon this Agreement. The Company will consult with Parent and use its commercially reasonable efforts to hold the Company Shareholders' Meeting on the same day as the Parent Stockholders' Meeting. Promptly after the date hereof, Parent will take all action necessary in accordance with the Delaware General Corporation Law (the "DGCL") and its Certificate of Incorporation and Bylaws to convene the Parent Stockholders' Meeting to be held as promptly as practicable for the purpose of voting upon the issuance of shares of Parent Common Stock by virtue of the Merger. Parent will consult with the Company and will use its commercially reasonable efforts to hold the Parent Stockholders' Meeting on the same day as the Company Shareholders' Meeting. Subject to Section 5.2(c), Parent and the Company will each use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of their respective stockholders or shareholders required by the rules of the National Association of Securities Dealers, Inc., the GBCC or the DGCL and all other applicable legal requirements to obtain such approvals.

     (b) Subject to Section 5.2(c): (i) the Board of Directors of the Company shall recommend that the Company's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Stockholders' Meeting, and the Board of Directors of Parent shall recommend that Parent's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the Parent Stockholders' Meeting; (ii) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of the Company has recommended that the Company's shareholders vote in favor of and adopt and approve this Agreement and the Merger at the Company Shareholders' Meeting, and a statement to the effect that the Board of Directors of Parent has recommended that Parent's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the Parent Stockholders' Meeting; and (iii) neither the Board of Directors of the Company, the Board of Directors of Parent, nor any committee of either shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the other party, the recommendation of the Board of Directors of the Company or the Board of Directors of Parent that the Company's shareholders or Parent's stockholders, as the case may be, vote in favor of and adopt and approve this Agreement and approve the Merger.

     (c) Nothing in this Agreement shall prevent the Board of Directors of the Company from withholding, withdrawing, amending or modifying its recommendation in favor of the Merger if (i) a Company Superior Offer (as defined below) is made to the Company and is not withdrawn, (ii) neither the Company nor any of its representatives shall have violated any of the restrictions set forth in
Section 5.4(a), and (iii) the Board of Directors of the Company concludes in good faith, after consultation with its outside counsel, that, in light of such Company Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's shareholders under applicable law. Nothing contained in this Section 5.2 shall limit the Company's obligation to hold and convene the Company Shareholders' Meeting (regardless of whether the recommendation of the Board of Directors of the Company shall have been withdrawn, amended or modified). For purposes of this Agreement, "COMPANY SUPERIOR OFFER" shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, pursuant to which the shareholders of the Company immediately preceding such transaction hold less than 50% of the equity interest in the surviving or resulting entity of such transaction; (ii) a sale or other disposition by the Company of assets (excluding inventory and used equipment sold in the ordinary course of business) representing in excess of 50% of the fair market value of the Company's business immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of the Company, in each case on terms that the Board of Directors of the Company determines, in its reasonable judgment (after consultation with its financial advisor) to be more favorable to the Company shareholders from a financial point of view than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Company Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the judgment of the Company's Board of Directors to be obtained by such third party on a timely basis.

     5.3  Access to Information; Confidentiality.

     (a) Each party will afford the other party and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of the other party during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of such party, as the other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     (b) The parties acknowledge that the Company and Parent have previously executed a Confidentiality Agreement, dated March 19, 2001 (the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

     5.4  No Solicitation.

     (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VII, the Company will not, nor will it authorize or permit any of its officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly (i) solicit, initiate, encourage or induce the making, submission or announcement of any Company Acquisition Proposal (as defined below), (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Company Acquisition Proposal, (iii) engage in discussions with any person with respect to any Company Acquisition Proposal, except as to the existence of these provisions, (iv) subject to Section 5.2(c), approve, endorse or recommend any Company Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Company Acquisition Transaction (as defined below); provided, however, until the date on which this Agreement is approved by the required vote of the Company shareholders, this Section 5.4(a) shall not prohibit the Company from furnishing nonpublic information regarding the Company and its subsidiaries to, entering into a confidentiality agreement with or entering into discussions with, any person or group in response to a Company Superior Offer submitted by such person or group (and not withdrawn) if (1) neither the Company nor any representative of the Company and its subsidiaries shall have violated any of the restrictions set forth in this Section 5.4(a), (2) the Board of Directors of the Company concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's shareholders under applicable law, (3) (x) at least forty-eight (48) hours prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such person or group, the Company gives Parent written notice of the identity of such person or group and of the Company's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such person or group and (y) the Company receives from such person or group an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such person or group by or on behalf of the Company and containing terms no less favorable to the disclosing party than the terms of the Confidentiality Agreement, and (4) contemporaneously with furnishing any such nonpublic information to such person or group, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). The Company will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Company Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer or director of the Company or any investment banker, attorney or other advisor or representative of the Company or any of its subsidiaries shall be deemed to be a breach of this Section 5.4(a) by the Company. In addition to the foregoing, the Company shall (i) provide Parent with at least twenty-four (24) hours prior notice (or such lesser prior notice as provided to the members of the Company's Board of Directors but in no event less than eight hours) of any meeting of the Comp any's Board of Directors at which the Company's Board of Directors is reasonably expected to consider a Company Superior Offer and (ii) provide Parent with at least forty-eight (48) hours prior written notice of a meeting of the Company's Board of Directors at which the Company's Board of Directors is reasonably expected to recommend a Company Superior Offer to its shareholders and together with such notice a copy of the definitive documentation relating to such Company Superior Offer.

     (b) For purposes of this Agreement, "COMPANY ACQUISITION PROPOSAL" shall mean any offer or proposal (other than an offer or proposal by Parent) relating to any Company Acquisition Transaction. For the purposes of this Agreement, "COMPANY ACQUISITION TRANSACTION" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from the Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 25% interest in the total outstanding voting securities of the Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 25% or more of the total outstanding voting securities of the Company or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the shareholders of the Company immediately preceding such transaction hold less than 75% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 25% of the assets of the Company; or (C) any liquidation or dissolution of the Company.

     (c) In addition to the obligations of the Company set forth in paragraphs
(a) and (b) of this Section 5.4, the Company as promptly as practicable, and in any event within twenty-four (24) hours, shall advise Parent orally and in writing of any request received by the Company for non-public information which the Company reasonably believes would lead to a Company Acquisition Proposal or of any Company Acquisition Proposal, the material terms and conditions of such request, Company Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Company Acquisition Proposal or inquiry. The Company will keep Parent informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Company Acquisition Proposal or inquiry.

     (d) Nothing contained in this Agreement shall prohibit the Company from taking and disclosing to its shareholders a position as required by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act.

     5.5 Public Disclosure. Parent and the Company will consult with each other and agree before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement, a Company Acquisition Proposal or a Parent Acquisition Proposal and will not issue any such press release or make any such public statement prior to such agreement, except as may be required by law or any listing agreement with a national securities exchange or Nasdaq, in which case reasonable efforts to consult with the other party will be made prior to such release or public statement; provided, however, that no such consultation or agreement shall be required if, prior to the date of such release or public statement, either party shall have withheld, withdrawn, amended or modified its recommendation in favor of the Merger.

     5.6 Legal Requirements. Each of Parent, Merger Sub and the Company will take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required in connection with approvals of or filings with any Governmental Entity, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Agreement. Parent will use its commercially reasonable efforts to take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Parent Common Stock pursuant hereto. The Company will use its commercially reasonable efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock pursuant hereto.

     5.7 Third Party Consents. As soon as practicable following the date hereof, Parent and the Company will each use its commercially reasonable efforts to obtain all consents, waivers and approvals under any of its or its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

     5.8 FIRPTA. At or prior to the Closing, the Company, if requested by Parent, shall deliver to Parent a notice that Company Common Stock is not a "U.S. Real Property Interest" as defined in Section 897(c)(2) of the Code.

     5.9 Notification of Certain Matters. Parent and Merger Sub will give prompt notice to the Company, and the Company will give prompt notice to Parent, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date of this Agreement to the Effective Time, such that the conditions set forth in Section 6.2(a) or 6.3(a), as the case may be, would not be satisfied as a result thereof, or (b) any material failure of Parent and Merger Sub or the Company, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     5.10 Commercially Reasonable Efforts and Further Assurances. Subject to the respective rights and obligations of Parent and the Company under this Agreement, each of the parties to this Agreement will use its commercially reasonable efforts to effectuate the Merger and the other transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

     5.11  Stock Options; Employee Stock Purchase Plans.

     (a) Stock Options. At the Effective Time, Parent shall assume the Company Stock Option Plans and each outstanding option to purchase shares of Company Common Stock (each, a "COMPANY STOCK OPTION") under such Company Stock Option Plans, and the reference to "Company" in any such Company Stock Option Plan shall mean Parent. The parties hereto acknowledge that all of the Company Stock Options will be fully vested and exercisable upon the consummation of the Merger. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for issuance upon exercise of all Company Stock Options assumed in accordance with this Section 5.11. Each Company Stock Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such options immediately prior to the Effective Time (including, without limitation, any repurchase rights), except that (i) each Company Stock Option will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Stock Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

     (b) Company ESPP. At the Effective Time, each outstanding purchase right with respect to all open offering periods under the Company's Employee Stock Purchase Plan (each an "ASSUMED PURCHASE RIGHT") shall be assumed by Parent. Each Assumed Purchase Right shall continue to have, and be subject to, the terms and conditions set forth in the Company's Employee Stock Purchase Plan and the documents governing the Assumed Purchase Right, except that the purchase price of such shares of Parent Common Stock for each respective purchase date under each Assumed Purchase Right shall be the lower of (i) the quotient determined by dividing eighty-five percent (85%) of the fair market value of the Company Common Stock on the offering date of each assumed offering period by the Exchange Ratio or (ii) eighty-five percent (85%) of the fair market value of the Parent Common Stock on each purchase date of each assumed offering period occurring after the Effective Time (with the number of shares rounded down to the nearest whole share and the purchase price rounded down to the nearest whole cent). The Assumed Purchase Rights shall be exercised at such times following the Effective Time as set forth in the Company's Employee Stock Purchase Plan, and each participant shall, accordingly, be issued shares of Parent Common Stock at such times. The Company's Employee Stock Purchase Plan shall terminate with the exercise of the last Assumed Purchase Right, and no additional purchase rights shall be granted under the Company's Employee Stock Purchase Plan following the Effective Time. Parent agrees that from and after the Effective Time, employees of the Company may participate in Parent's employee stock purchase plan, subject to the terms and conditions of such plan.

     5.12 Form S-8. Parent agrees to file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Stock Options as soon as is reasonably practicable after the Effective Time.

     5.13  Indemnification.

     (a) From and after the Effective Time, the Surviving Corporation will fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers existing prior to the date hereof. The Articles of Incorporation and Bylaws of the Surviving Corporation will contain the provisions with respect to indemnification and elimination of liability for monetary damages set forth in the Articles of Incorporation and Bylaws of the Company, which provisions will not be amended, repealed or otherwise modified for a period of three years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, at the Effective Time, were directors, officers, employees or agents of the Company, unless such modification is required by law.

     (b) For a period of six (6) years after the Effective Time, Parent will cause the Surviving Corporation to use its commercially reasonable efforts to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms comparable to those applicable to the then current directors and officers of Parent; provided, however, that in no event will Parent or the Surviving Corporation be required to expend in excess of $100,000 in an annual premium for such coverage (or such coverage as is available for such annual premium).

     (c) This Section 5.13 will survive any termination of this Agreement and the consummation of the Merger at the Effective Time and will be binding on all successors and assigns of the Surviving Corporation.

     5.14 Tax-Free Reorganization. Parent and the Company will each use its commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code. Parent and the Company will each make available to the other party and their respective legal counsel copies of all returns requested by the other party.

     5.15 Nasdaq Qualification. Parent agrees to cause the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger to be authorized for trading on the Nasdaq National Market System, upon official notice of issuance.

     5.16 Action by Boards of Directors. Prior to the Effective Time, the board of directors of each of Parent and the Company shall comply as applicable with the provisions of the SEC's no-action letter dated January 12, 1999 addressed to Skadden, Arps, Slate, Meagher and Flom LLP relating to Rule 16b of the Exchange Act.

     5.17 Company Affiliate Agreements. Set forth on the Company Schedules is a list of those persons who may be deemed to be, in the Company's reasonable judgment, affiliates of the Company within the meaning of Rule 145 promulgated under the Securities Act ("COMPANY AFFILIATES"). The Company will provide Parent with such information and documents as Parent reasonably requests for purposes of reviewing such list. The Company will use its best efforts to deliver or cause to be delivered to Parent as

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

promptly as practicable on or following the date hereof from each Company Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit C (the "COMPANY AFFILIATE AGREEMENT"), each of which will be in full force and effect as of the Effective Time. Parent will be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by a Company Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Company Affiliate Agreement.

     5.18 Regulatory Filings; Reasonable Efforts. As soon as may be reasonably practicable, the Company and Parent each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. The Company and Parent each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and
(b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate.

     5.19 Transferred Employees. With respect to any Company employee (a "TRANSFERRED EMPLOYEE") offered employment by Parent or the Surviving Corporation following the Merger, Parent or Surviving Corporation, as applicable, shall pay and provide such Transferred Employee annual compensation, bonus and other incentive opportunities (the "TOTAL CASH COMPENSATION") at a rate substantially equivalent to or greater than such Transferred Employee's Total Cash Compensation then in effect with the Company. In addition, Parent or Surviving Corporation shall provide benefits to Transferred Employees in the aggregate that are substantially equivalent to or greater than the benefits currently provided to the Transferred Employees by the Company. In doing so, Parent or Surviving Corporation, as applicable, may use different providers, establish its own benefit plans, or use its existing plans; provided, however, that the Company's 401(K) plan shall remain in effect through at least December 31, 2001. Parent or Surviving Corporation, as applicable, shall recognize service with the Company for purposes of eligibility, vesting and benefit calculations in any benefit plan, program, or fringe benefit arrangement, provided, however, that such prior service credit does not result in duplication of benefits. For purposes of welfare or other fringe benefits, Parent or Surviving Corporation, as applicable, shall waive all limitations regarding pre-existing condition exclusions, actively at work exclusions and waiting periods for Transferred Employees. During the calendar year in which the Effective Time occurs, all health care expenses incurred by Transferred Employees that were qualified to be taken into account for purposes of satisfying any deductible or out-of-pocket limit under the Company's health care plans shall be taken into account for purposes of satisfying any deductible or out-of-pocket limit under Parent's or Surviving Corporation's, as applicable, health care plans for such calendar year. Prior to the occurrence of a dissolution, liquidation, merger, combination, share exchange or other reorganization (collectively, a "CORPORATE EVENT") which would result in or cause the termination of Company Stock Options outstanding under the Company Stock Option Plans prior to such time said options would otherwise terminate absent the Corporate Event (the "STANDARD TERM"), Parent covenants and agrees to treat such outstanding options in the same manner as other outstanding options to purchase Parent common stock ("PARENT OPTIONS"). Parent agrees that if necessary to treat outstanding Company Stock Options in the same manner as Parent Options, Parent will amend such outstanding Company Stock Options, including, without limitation, providing that the options survive for the Standard Term subsequent to the Corporate Event (or any subsequent Corporate Event), with such options otherwise maintaining all terms in effect immediately prior to the Corporate Event (or any subsequent Corporate Event). Parent or Surviving Corporation, as applicable, shall give all Transferred Employees full credit for all vacation, sick leave, or comp time benefits accrued and not used as of the Effective Time.

     5.20 Assumption of Employment Agreement and Executive Severance Agreements. On or prior to the Effective Time, Parent shall assume all obligations of the Company under the following agreements: (i) the employment agreement between the Company and Robert Murrie entered into concurrently with

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the execution of this Agreement, in the form attached hereto as Exhibit D, and
(ii) the severance agreements to be entered into between the Company and each of the employees of the Company listed in Section 5.20 of the Company Schedules, in substantially the form attached hereto as Exhibit E.

     5.21 Transition Team. Upon the execution and delivery of this Agreement, Parent and the Company will establish a team for the purpose of integrating the two entities (the "TRANSITION TEAM"). The Transition Team shall have six (6) members consisting of: Lorine R. Sweeney, Robert Murrie, two (2) members appointed by Parent and two (2) members appointed by the Company. The Transition Team will choose one or more consultants to assist it in meeting its objective. The objective of the Transition Team will be to ensure that a proper process is in place and is used for integrating the two organizations and structuring the combined company. It is contemplated that a retention bonus pool will be established and administered by the Transition Team. Ms. Sweeney will provide progress reports to the Board of Directors of Parent and Mr. Murrie will provide progress reports to the Company. Following consummation of the Merger, Ms. Sweeney will provide progress reports to the Board of Directors of Parent and the Transition Team will remain in place for such period as shall be deemed necessary by the Board of Directors of Parent.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

     6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Stockholder Approval. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law by the shareholders of the Company, and the issuance of shares of Parent Common Stock by virtue of the Merger shall have been duly approved by the requisite vote under the rules of the National Association of Securities Dealers, Inc. by the stockholders of Parent.

          (b) Registration Statement Effective; Joint Proxy Statement/Prospectus. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Joint Proxy Statement/Prospectus shall have been initiated or threatened in writing by the SEC.

          (c) No Order; HSR Act. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early.

          (d) Tax Opinions. Parent shall have received a written opinion from its counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, in form and substance reasonably satisfactory to Parent, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinion shall not have been withdrawn; and Company shall have received a written opinion from its counsel, Troutman Sanders LLP, in form and substance reasonably satisfactory to Company, to the effect that: (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (ii) the holders of Company Common Stock will recognize no gain or loss upon the exchange of their shares of Company Common Stock for Parent Common Stock, except for cash paid to such holders in lieu of Parent issuing fractional shares of Parent Common Stock,
     (iii) the tax basis of the Parent Common Stock received in the Merger by a Company shareholder will be the same as the tax basis of the Company Common Stock exchanged for such Parent Common Stock, and (iv) the holding period of the Parent Common Stock received
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     by a Company shareholder in the Merger will include the period during which the Company shareholder held the Company Common Stock provided that the Company Common Stock is held as a capital asset at the Effective Time, and such opinion shall not have been withdrawn; provided, however, that if counsel to either Parent or the Company does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion to such party. The parties to this agreement agree to make reasonable and customary representations as requested by such counsel for the purpose of rendering such opinions.

          (e) Nasdaq Qualification. The shares of Parent Common Stock issuable to stockholders of the Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for trading on the Nasdaq Stock Market's National Market upon official notice of issuance.

     6.2 Additional Conditions to Obligations of the Company. The obligation of the Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a) Representations and Warranties. Each representation and warranty of Parent and Merger Sub contained in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date, except in each case (i) for such failures to be true and correct that do not in the aggregate constitute a Material Adverse Effect on Parent and Merger Sub, and (ii) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications set forth in the preceding clause (i)) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties for purposes of clause (i), (x) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" contained in such representations and warranties shall be disregarded and (y) any update of or modification to the Parent Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by an authorized officer of Parent.

          (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent.

     6.3  Additional Conditions to the Obligations of Parent and Merger
Sub. The obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a) Representations and Warranties. Each representation and warranty of Company contained in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, except in each case (i) for such failures to be true and correct that do not in the aggregate constitute a Material Adverse Effect on the Company provided, however, such Material Adverse Effect qualifier shall be inapplicable with respect to representations and warranties contained in Sections 2.2, 2.3, 2.18 and 2.24, which shall be true and correct in all respects, and (ii) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications set forth in the preceding clause (i)) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties for purposes of clause (i), (x) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" contained in such representations and warranties shall be disregarded and (y) any update of or
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     modification to the Company Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Parent shall have received a certificate with respect to the foregoing signed on behalf of Company by an authorized officer of the Company.

          (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Parent shall have received a certificate to such effect signed on behalf of the Company by the President and the Chief Financial Officer of the Company.

          (c) Employment Arrangements. At least 75% of the Company's employees that were offered regular "at-will" employment with Parent or the Surviving Corporation on terms substantially similar to those currently provided to such employees by the Company shall have accepted "at-will" employment with Parent or the Surviving Corporation under terms reasonably satisfactory to Parent.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of the Merger by the shareholders of the Company or the approval of the issuance of Parent Common Stock in connection with the Merger by the stockholders of Parent:

          (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company;

          (b) by either the Company or Parent if the Merger shall not have been consummated by October 31, 2001; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

          (c) by either the Company or Parent if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable;

          (d) by either the Company or Parent if the required approvals of the shareholders of the Company or the stockholders of Parent contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party where the failure to obtain stockholder approval of such party shall have been caused by the action or failure to act of such party in breach of this Agreement;

          (e) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent through the exercise of its commercially reasonable efforts, then the Company may not terminate this Agreement under this Section 7.1(e) for thirty (30) days after delivery of written notice from the Company to Parent of such breach, provided Parent continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this paragraph (e) if such breach by Parent is cured during such thirty (30)-day period);

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

          (f) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company through the exercise of its commercially reasonable efforts, then Parent may not terminate this Agreement under this Section 7.1(f) for thirty (30) days after delivery of written notice from Parent to the Company of such breach, provided the Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (f) if such breach by the Company is cured during such thirty (30)-day period);

          (g) by Parent if: (i) the Board of Directors of the Company or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its recommendation in favor of, the adoption and approval of the Agreement or the approval of the Merger;
     (ii) the Company shall have failed to include in the Joint Proxy Statement/Prospectus the recommendation of the Board of Directors of the Company in favor of the adoption and approval of the Agreement and the approval of the Merger; (iii) Board of Directors of the Company fails to reaffirm its recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within ten (10) business days after Parent requests in writing that such recommendation be reaffirmed at any time following the announcement of an the Company Acquisition Proposal;
     (iv) the Board of Directors of the Company or any committee thereof shall have approved or recommended any Company Acquisition; (v) the Company shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any the Company Acquisition;
     (vi) a tender or exchange offer relating to securities of the Company shall have been commenced by a person unaffiliated with Parent and the Company shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published sent or given, a statement disclosing that the Company recommends rejection of such tender or exchange offer; or (vii) the Company shall have breached the provisions of Section 5.4(a) of this Agreement; or

          (h) by the Company, if (i) the Board of Directors of the Company or any committee thereof shall have approved or recommended any Company Acquisition in response to a Company Superior Offer, (ii) the Company shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Company Superior Offer or
     (iii) a tender or exchange offer relating to securities of the Company shall have been commenced by a person unaffiliated with Parent which represents a Company Superior Offer.

     7.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and Article 8 (General Provisions), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement.

     7.3  Fees and Expenses.

     (a) General. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys' and accountants' fees and expenses, incurred (i) in relation to the printing and filing of the Joint Proxy Statement/Prospectus (including any preliminary materials related thereto) and the Registration Statement (including financial statements and

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exhibits) and any amendments or supplements thereto or (ii) for the pre-merger notification and report forms under the HSR Act.

     (b) Termination Fees.

          (i) In the event that (A) Parent shall terminate this Agreement pursuant to Section 7.1(g) or (B) this Agreement shall be terminated pursuant to Section 7.1(b) or 7.1(d) and, at or prior to such termination, there shall exist or have been proposed a Company Acquisition Proposal (as defined in Section 5.4(b)) then, promptly after such termination, the Company shall pay to Parent $2,000,000 in cash (the "TERMINATION FEE"), provided, however, that such Termination Fee shall not be due until the earlier to occur of (C) one hundred eighty (180) days after the signing of a definitive agreement in connection with a Company Acquisition Transaction or (D) the closing of a Company Acquisition Transaction.

          (ii) In the event that Parent shall terminate this Agreement pursuant to Section 7.1(f), then Company shall promptly reimburse Parent for Parent's costs and expenses in connection with this Agreement and the transactions contemplated hereby ("PARENT'S EXPENSES"), and if, within twelve months of such termination of this Agreement, Company shall enter into a definitive agreement with respect to any Company Acquisition or any Company Acquisition involving Company shall be consummated, then concurrently with the execution of a definitive agreement with respect to, or the consummation of, as applicable, such Company Acquisition, then Company shall pay to Parent cash equal to the amount by which the Termination Fee exceeds the amount of Parent's Expenses previously reimbursed by Company pursuant hereto.

          (iii) The Company acknowledges that the agreements contained in this
     Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to deliver in a timely manner the amounts due pursuant to this Section 7.3(b) and, in order to obtain such payment, Parent makes a claim that results in a judgment against the Company for the amounts set forth in this Section 7.3(b), the Company shall pay to Parent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(b) at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. Payment of the fees described in this Section 7.3(b) shall not be in lieu of damages incurred in the event of breach of this Agreement. For the purposes of this Agreement, "COMPANY ACQUISITION" shall mean any of the following transactions (other than the transactions contemplated by this Agreement):
     (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the shareholders of the Company immediately preceding such transaction hold less than 70% of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by the Company of assets representing in excess of 30% of the aggregate fair market value of the Company's business immediately prior to such sale or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 30% of the voting power of the then outstanding shares of capital stock of the Company.

          (iv) In the event that (A) Company shall terminate this Agreement pursuant to Section 7.1(e) or (B) this Agreement is terminated pursuant to
     Section 7.1(d), then Parent shall promptly reimburse Company for Company's costs and expenses in connection with this Agreement and the transactions contemplated hereby.

          (v) In the event that (A) this Agreement shall be terminated pursuant to Section 7.1(b) or 7.1(d) and, at or prior to such termination, there shall exist or have been proposed a Parent Acquisition Proposal (as defined below), or (B) Company shall terminate this Agreement pursuant to Section 7.1(e) for breach by Parent of any covenant set forth in Sections 4.2, 5.1, 5.2, 5.14, 5.15, 5.16 or 5.18 hereof, and if, within twelve months of any termination described in (A) or (B) above, Parent shall enter into a definitive agreement with respect to any Parent Acquisition (as defined below), then
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     upon the earlier to occur of one hundred eighty (180) days after the execution of a definitive agreement with respect to, or the consummation of, as applicable, any Parent Acquisition, Parent shall pay to the Company $2,000,000 in cash (the "PARENT TERMINATION FEE") less any Company Expenses previously reimbursed by Parent pursuant hereto.

          (vi) The Parent acknowledges that the agreements contained in this
     Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company would not enter into this Agreement; accordingly, if Parent fails to deliver in a timely manner the amounts due pursuant to this Section 7.3(b) and, in order to obtain such payment, Parent makes a claim that results in a judgment against the Parent for the amounts set forth in this Section 7.3(b), Parent shall pay to the Company its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(b) at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. Payment of the fees described in this Section 7.3(b) shall not be in lieu of damages incurred in the event of breach of this Agreement. For the purposes of this Agreement, "PARENT ACQUISITION" shall mean any of the following transactions (other than the transactions contemplated by this Agreement):
     (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent pursuant to which the shareholders of Parent immediately preceding such transaction hold less than 70% of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by Parent of assets representing in excess of 30% of the aggregate fair market value of Parent's business immediately prior to such sale or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the Parent), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 30% of the voting power of the then outstanding shares of capital stock of the Parent. For purposes of this Agreement, "PARENT ACQUISITION PROPOSAL" shall mean any offer or proposal relating to any Parent Acquisition.

     7.4 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1 Non-Survival of Representations and Warranties. The representations and warranties of the Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

     8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via facsimile (receipt

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confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

        (a) if to Parent or Merger Sub, to:

            XCare.net, Inc.
            6400 Fiddler's Green Circle, Suite 1400
            Englewood, CO 80111
            Attention: Chief Executive Officer
            Fax No.: (303) 488-9705

            with copies to:

            Wilson Sonsini Goodrich & Rosati, Professional Corporation
            650 Page Mill Road
            Palo Alto, California 94304-1050
            Attention: Arthur F. Schneiderman, Esq. and Kathleen B. Bloch, Esq. Fax No.: (650) 493-6811

        (b) if to the Company, to:

            Healthcare.com Corporation
            1850 Parkway Place, Suite 1100
            Marietta, GA 30067
            Attention: Chief Executive Officer
            Fax No.: (770) 423-8440

            with a copy to:

            Troutman Sanders LLP
            5200 NationsBank Plaza
            600 Peachtree Street, N.E.
            Atlanta, GA 30308
            Attention: James L. Smith, III
            Fax No.: (404) 885-3995

     8.3  Interpretation; Knowledge; Material Adverse Effect.

     (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "INCLUDE," "INCLUDES" and "INCLUDING" when used herein shall be deemed in each case to be followed by the words "WITHOUT LIMITATION." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "THE BUSINESS OF" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

     (b) For purposes of this Agreement, the term "KNOWLEDGE" means, with respect to any matter in question, the actual knowledge of the officers of the Company or Parent, as the case may be.

     (c) For purposes of this Agreement, the term "MATERIAL ADVERSE EFFECT"when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect that is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity and its subsidiaries taken as a whole; provided, however, that in no event shall (A) a decrease in such entity's stock price or the failure to meet or exceed Wall Street research analysts' or such entity's internal earnings or other estimates or projections in and of itself constitute a Material Adverse Effect or (B) any change, event, violation, inaccuracy, circumstance or effect that results from
(x) the public announcement or pendency of the

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transactions contemplated hereby, (y) changes affecting the industry generally or (z) changes affecting the United States economy generally, constitute a Material Adverse Effect.

     8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     8.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Schedules and the Parent Schedules (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) except as set forth in Sections 5.19 and 5.20, are not intended to confer upon any other person any rights or remedies hereunder, except as set forth herein.

     8.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     8.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     8.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the of the parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     8.11 Waiver of Jury Trial. EACH OF PARENT, THE COMPANY AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, THE COMPANY OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.
                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed by their duly authorized respective officers, as of the date first written above.

                                            XCARE.NET, INC.

                                            By:     /s/ LORINE SWEENEY
                                              ----------------------------------
                                                Name: Lorine Sweeney
                                                Title: President and Chief
                                                Executive Officer

                                            HEALTHCARE.COM CORPORATION

                                            By:      /s/ ROBERT MURRIE
                                              ----------------------------------
                                                Name: Robert Murrie
                                                Title: President and Chief
                                                Executive Officer

                                            ORBIT ACQUISITION CORP.

                                            By:     /s/ LORINE SWEENEY
                                              ----------------------------------
                                                Name: Lorine Sweeney
                                                Title: President and Chief
                                                Executive Officer

                                                                         ANNEX B

                             DISSENTERS' PROVISIONS

                       GEORGIA BUSINESS CORPORATION CODE

                        TITLE 14, CHAPTER 2, ARTICLE 13

                                     PART 1

                 RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

14-2-1301. DEFINITIONS.

As used in this article, the term:

     (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (2) "Corporate action" means the transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.

     (3) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (4) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

     (5) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

     (6) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

     (7) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (8) "Shareholder" means the record shareholder or the beneficial shareholder.

14-2-1302. RIGHT TO DISSENT.

     (a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

          (1) Consummation of a plan of merger to which the corporation is a party:

             (A) If approval of the shareholders of the corporation is required for the merger by Code Sections 14-2-1103 or 14-2-1104 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

             (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

          (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

             (A) Alters or abolishes a preferential right of the shares;

             (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

             (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

             (D) Excludes or limits the rights of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

             (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

             (F) Cancels, redeems, or repurchases all or part of the shares of the class; or

          (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

     (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

          (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

          (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

14-2-1303. DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

     A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

14-2-1320. NOTICE OF DISSENTERS' RIGHTS.

     (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

     (b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

14-2-1321. NOTICE OF INTENT TO DEMAND PAYMENT.

     (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

          (1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

          (2) Must not vote his shares in favor of the proposed action.

     (b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.

14-2-1322. DISSENTERS' NOTICE

     (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

     (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

          (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

          (4) Be accompanied by a copy of this article.

14-2-1323. DUTY TO DEMAND PAYMENT.

     (a) A record shareholder sent a dissenters' notice described in Code
Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

     (b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     (c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

14-2-1324. SHARE RESTRICTIONS.

     (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

14-2-1325. OFFER OF PAYMENT.

     (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code
Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

     (b) The offer of payment must be accompanied by:

          (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (2) A statement of the corporation's estimate of the fair value of the shares;

          (3) An explanation of how the interest was calculated;

          (4) A statement of the dissenter's right to demand payment under Code
     Section 14-2-1327; and

          (5) A copy of this article.

     (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

14-2-1326. FAILURE TO TAKE ACTION.

     (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure.

14-2-1327. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

     (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

          (1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

          (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     (b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

     (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

          (1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

          (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

14-2-1330. COURT ACTION.

     (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

     (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

14-2-1331. COURT COSTS AND COUNSEL FEES.

     (a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court find the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

     (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

          (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

     (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

14-2-1332. LIMITATION OF ACTIONS.

     No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                                                                         ANNEX C
1633 Broadway
29th Floor
New York, NY 10019
646.366.4000                                           [ROBERTSON STEPHENS LOGO]

                                  May 14, 2001

Board of Directors
XCare.net, Inc.
6400 South Fiddler's Green Circle, Suite 1400
Englewood, CO 80111

Members of the Board:

We understand that XCare.net, Inc. ("Acquiror"), Orbit Acquisition Corp. (a wholly owned subsidiary of Acquiror, "Merger Sub") and Healthcare.com Corporation (the "Company") are proposing to enter into an Agreement and Plan of Merger and Reorganization (the "Agreement") which will provide, among other things, for the merger (the "Merger") of Merger Sub with and into the Company. Upon consummation of the Merger, the Company will become a wholly owned subsidiary of Acquiror.

Under the terms, and subject to the conditions, set forth in a draft of the Agreement dated May 14, 2001 (the "Draft Agreement"), at the effective time of the Merger, (i) each outstanding share of common stock of the Company, par value $0.01 per share ("Company Common Stock"), will be converted into the right to receive 0.375 shares (the "Exchange Ratio") of the common stock of Acquiror, par value $0.01 per share ("Acquiror Common Stock"), and (ii) each outstanding share of 8.5% Series B Cumulative Convertible Exchangeable Preferred Stock, without par value, of the Company ("Company Preferred Stock") will be converted into the right to receive a number of shares of Parent Common Stock equal to the product of the Exchange Ratio and the number of shares of Company Common Stock into which a share of Company Preferred Stock is convertible immediately prior to the effective time of the Merger (calculated in the manner set forth in the Draft Agreement), in each case other than certain shares of Company Common Stock and Company Preferred Stock to be cancelled pursuant to the Agreement or for which dissenters' rights are properly exercised. The terms and conditions of the Merger are set out more fully in the Draft Agreement.

You have asked us whether, in our opinion, the Exchange Ratio is fair from a financial point of view and as of the date hereof to Acquiror.

For purposes of this opinion we have, among other things:

        (i) reviewed certain publicly available financial statements and other business and financial information of the Company and Acquiror, respectively;

        (ii) reviewed certain internal financial statements and other financial and operating data, including certain financial forecasts and other forward looking information, concerning (a) the Company prepared by the management of the Company and (b) Acquiror prepared by the management of Acquiror;

        (iii) reviewed with the Company and Acquiror certain publicly available research estimates of research analysts regarding the Company and Acquiror, including extrapolations of such estimates regarding the Company which we have confirmed with the management of the Company;

        (iv) held discussions with the respective managements of the Company and Acquiror concerning the businesses, past and current operations, financial condition and future prospects of both the Company and Acquiror, independently and combined, including discussions with the managements of the Company and Acquiror concerning their views regarding the strategic rationale for the Merger;

        (v) reviewed the financial terms and conditions set forth in the Draft Agreement;

        (vi) reviewed the stock price and trading history of Company Common Stock and Acquiror Common Stock;

        (vii) compared the financial performance of the Company and the prices and trading activity of Company Common Stock with that of certain other publicly traded companies comparable with the Company;

        (viii) compared the financial terms of the Merger with the financial terms, to the extent publicly available, of other transactions that we deemed relevant;

        (ix) reviewed the pro forma impact of the Merger on Acquiror's earnings per share;

        (x) prepared an analysis of the relative contributions of the Company and Acquiror to the combined company;

        (xi) prepared a discounted cash flow analysis of the Company;

        (xii) participated in discussions and negotiations among representatives of the Company and Acquiror and their financial and legal advisors; and

        (xiii) made such other studies and inquiries, and reviewed such other data, as we deemed relevant.

In our review and analysis, and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us (including information furnished to us orally or otherwise discussed with us by the managements of the Company and Acquiror) or publicly available and have neither attempted to verify, nor assumed responsibility for verifying, any of such information. We have relied upon the assurances of the managements of the Company and Acquiror that they are not aware of any facts that would make such information inaccurate or misleading. Furthermore, we did not obtain or make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of the properties, assets or liabilities (contingent or otherwise) of the Company or Acquiror, nor were we furnished with any such evaluation or appraisal. With respect to the publicly available research estimates of research analysts regarding the Company and Acquiror and the extrapolations of such estimates regarding the Company that we have considered, we have assumed that such estimates have been reasonably prepared in good faith on the basis of reasonable assumptions and also reflect the best currently available estimates and judgments of the managements of the Company and the Acquiror as to the future financial condition and performance of the Company and Acquiror, respectively. We have assumed that the Merger will be consummated upon the terms set forth in the Draft Agreement without material alteration thereof, including, among other things, that the Merger will be accounted for as a "purchase method" business combination in accordance with U.S. generally accepted accounting principles ("GAAP") and that the Merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, as amended. In addition, we have assumed that the historical financial statements of each of the Company and Acquiror reviewed by us have been prepared and fairly presented in accordance with U.S. GAAP consistently applied. We have relied as to all legal matters relevant to rendering our opinion on the advice of counsel.

This opinion is necessarily based upon market, economic and other conditions as in effect on, and information made available to us as of, the date hereof. It should be understood that subsequent developments may affect the conclusion expressed in this opinion and that we disclaim any undertaking or obligation to advise any person of any change in any matter affecting this opinion which may come or be brought to our attention after the date of this opinion. Our opinion is limited to the fairness, from a financial point of view and as to the date hereof, to Acquiror of the Exchange Ratio. We do not express any opinion as to
(i) the value of any employee agreement or other arrangement entered into in connection with the Merger, (ii) any tax or other consequences that might result from the Merger or (iii) what the value of Acquiror Common Stock will be when issued to the Company's stockholders pursuant to the Merger or the price at which shares of Acquiror Common Stock or Company Common Stock may be traded in the future. Our opinion does not address the relative merits of the Merger and the other business strategies that Acquiror's Board of Directors has considered or may be considering, nor does it address the decision of Acquiror's Board of Directors to proceed with the Merger.

We are acting as financial advisor to Acquiror in connection with the Merger and will receive (i) a fee contingent upon the delivery of this opinion irrespective of the conclusion reached herein and (ii) an additional fee contingent upon the consummation of the Merger. In addition, Acquiror has agreed to indemnify us for certain liabilities that may arise out of our engagement. In the past, we have provided certain investment banking services to the Acquiror for which we have been compensated, including acting as lead manager for the Acquiror's initial public offering in February 2000. We maintain a market in the shares of Acquiror Common Stock. In the ordinary course of business, we may trade in Acquiror's securities and the Company's securities for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in Acquiror's securities or the Company's securities.

Our opinion expressed herein is provided for the information of the Board of Directors of Acquiror in connection with its evaluation of the Merger. Our opinion is not intended to be and does not constitute a recommendation to any stockholder of Acquiror or the Company as to how such stockholder should vote, or take any other action, with respect to the Merger. This opinion may not be summarized, described or referred to or furnished to any party except with our express prior written consent.

Based upon and subject to the foregoing considerations, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to Acquiror from a financial point of view.

                                            Very truly yours,

                                            ROBERTSON STEPHENS, INC.

                                            /s/ ROBERTSON STEPHENS, INC.
                                            ------------------------------------

                                                                         ANNEX D

 F A C/EQUITIES

A DIVISION OF FIRST ALBANY CORPORATION

  EXCHANGE PLACE, 53 STATE STREET, 29TH FLOOR, BOSTON, MA            (617) 228-3000
                         02109-2811
                                                                 FAX (617) 228-3052

                                  May 14, 2001

Board of Directors
Healthcare.com Corporation
1850 Parkway Place, Suite 1100
Marietta, GA 30067

Members of the Board:

     We understand that Healthcare.com Corporation, a corporation organized under the laws of the State of Georgia (the "Company"), and XCare.net, Inc., a corporation organized under the laws of the State of Delaware ("Acquiror"), propose to entered into an Agreement and Plan of Merger and Reorganization (the "Agreement"), pursuant to which the Acquiror will exchange (the "Acquisition")
0.375 shares of its common stock, par value $0.001 per share (the "Exchange Ratio"), for each of the outstanding common shares, without par value, of the Company ("Company Common Stock") not already owned by the Company, the Acquiror or their respective direct or indirect subsidiaries.

     We have been retained by the Board of Directors of the Company to render our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the Company and its shareholders.

     In connection with and in preparation for rendering this opinion, we have reviewed, analyzed and relied upon, with your consent, certain information bearing upon the financial and operating condition of the Company and Acquiror, including: a draft dated as of May 12, 2001, of the Agreement; audited financial statements and related information of the Company for the fiscal year ending December 31, 2000 and the unaudited quarterly report for the period ending March 31, 2001, and audited financial statements and related information of the Acquiror for the fiscal year ended December 31, 2000 and the unaudited quarterly report for the period ending March 31, 2001; publicly available information concerning the historical prices and trading activity at which the Company and Acquiror common stock has traded; and certain other financial and business information concerning the business and operations of the Company and Acquiror as well as similar information for certain other companies in lines of business we believe to be generally comparable to those of the Company. We have also discussed with members of the senior management of the Company and Acquiror the past and current business operations, financial condition and future prospects of the Company and Acquiror, as well as other matters believed to be relevant to our analysis. Further, we considered such other information, financial studies, analyses and investigations, and financial, economic and market criteria that we deemed relevant to our analysis, including, to the extent publicly available, the financial terms of comparable transactions. Our opinion is based on market, economic and other conditions as they exist and can be evaluated by us on the date hereof and we assume no responsibility to update or revise our opinion based upon events or circumstances occurring after the date hereof.

     In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information provided to us by the Company or Acquiror, or otherwise publicly available, and have assumed that there have been no material changes in the Company's or Acquiror's business operations, financial condition or prospects since the respective dates of such information. We have relied on advice of counsel to the Company as to all legal matters with respect

                      MEMBER NEW YORK STOCK EXCHANGE, INC.
                         AND OTHER PRINCIPAL EXCHANGES
to the Acquisition. In addition, of your direction, we have not assumed any responsibility for independent verification for any of this information reviewed by us for this opinion, nor have we had such information verified. For the purposes of rendering this opinion of your direction, we have not conducted a physical inspection of any of the assets, properties or facilities of the Company or Acquiror, nor have we made, obtained or been furnished with any independent evaluation or appraisals of any such assets, properties or facilities. Further, we have assumed that the Acquisition will be accounted for on a purchase basis under generally accepted accounting principles.

     We have further assumed, with your consent, that the Acquisition will be consummated in accordance with the terms described in the Agreement, without any further amendments thereto, and without waiver by the Company of any of the conditions to its obligations thereunder. We have further assumed, with your consent, that the draft Agreement we reviewed will conform in all material respects to the Agreement when in final form.

     Our opinion is necessarily based on economic, marketing, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not been requested to, and did not, solicit third-party indications of interest in acquiring all or any part of the Company. We have not been asked to consider, and this opinion does not address, the relative merits of the Acquisition as compared to any alternative business strategy that may exist for the Company. This opinion may not be used or referred to by the Company, or quoted or disclosed to any person in any manner, without our prior written consent except where required by law, in which event the Company will provide First Albany Corporation ("First Albany") with reasonable prior notice; provided, however, the Company may reproduce the Opinion in full in any disclosure document or proxy statement relating to such Transaction (the "Statement") that the Company must file under the Securities Exchange Act of 1934 and distribute to its shareholders. In such event, the Company may also include references to the Opinion, and to First Albany and its relationship with the Company (in each case in such form as First Albany shall approve, which approval shall not be unreasonably withheld) in the Statement. This opinion is not intended to be and does not constitute a recommendation to the shareholders of the Company as to how such shareholders should vote or as to any other action such shareholders should take regarding the Acquisition.

     First Albany, as a customary part of its investment banking business, is engaged on a regular basis in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for corporate, estate and other purposes. We regularly publish research reports regarding various industry sectors. First Albany has agreed to provide this opinion to the Board of Directors of the Company in connection with the Acquisition and will receive a fee for rendering this opinion, a portion of which fee is contingent upon the consummation of the Acquisition. In January 2001 we were engaged as the Company's financial advisor to pursue strategic acquisitions. Pursuant to a prior Engagement letter we received a fee for such services. We may, from time to time, in the ordinary course of business, have a long or short position in, and buy or sell, the Company's or Acquiror's common stock for our own account and for the accounts of our customers.

     Based upon and subject to the foregoing, it is our opinion that the Exchange Ratio is fair, from a financial point of view, to the Company and its shareholders (other than the Company, the Acquiror or their respective direct or indirect subsidiaries) as of the above date.

                                            Very truly yours,

                                            FIRST ALBANY CORPORATION

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     Article IX of the XCare.net amended and restated certificate of incorporation provides for the indemnification of directors to the fullest extent permitted under Delaware law.

     Article VI of the XCare.net bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation to the fullest extent permitted under the General Corporation Law of Delaware.

     The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in XCare.net's amended and restated certificate of incorporation and bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

     In addition, pursuant to the terms of the merger agreement, XCare.net has agreed to fulfill and honor in all respects the obligations of Healthcare.com pursuant to any indemnification agreements between Healthcare.com and its directors and officers in effect immediately prior to the merger (the "Indemnified Parties") and any indemnification provisions under Healthcare.com's amended and restated articles of incorporation or bylaws as in effect immediately prior to the merger. The certificate of incorporation and bylaws of the surviving corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the articles of incorporation and bylaws of Healthcare.com as in effect on May 14, 2001, which provisions will not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the effective time of the merger, were directors, officers, employees or agents of Healthcare.com, unless such modification is required by law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULE.

  (A) EXHIBITS.


EXHIBIT NO.                           EXHIBIT TITLE
-----------                           -------------
 2.1(1)        Agreement and Plan of Merger and Reorganization by and among
               XCare.net, Inc., Orbit Acquisition Corp. and Healthcare.com
               Corporation, dated as of May 14, 2001 (included in
               prospectus as Annex A).
 3.1(2)        Amended and Restated Certificate of Incorporation.
 3.2(2)        Bylaws.
 4.1(2)        Specimen Common Stock Certificate.
 4.2(2)        Second Amended and Restated Registration Rights Agreement,
               dated as of July 27, 1999, between Registrant and the
               parties named therein.
 5.1           Opinion of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation, as to the validity of the shares being
               registered.
 8.1           Opinion of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation, as to Tax Matters.
 8.2           Opinion of Troutman Sanders, LLP, as to Tax Matters.
 9.1(1)        Form of Voting Agreement between XCare.net, Inc. and certain stockholders of Healthcare.com Corporation.
 9.2(1)        Form of Voting Agreement between Healthcare.com Corporation and certain stockholders of XCare.net, Inc..
10.1(2)        Form of Indemnification Agreement entered into by Registrant with each of its directors and executive officers.
10.2(2)        Amended and Restated 1997 Stock Option Plan.
10.3(2)        1999 Employee Stock Purchase Plan and related agreements.
10.4(2)        1999 Director Option Plan and related agreements.
10.5(2)+       Licensing Agreement, dated as of December 30, 1998 between
               Registrant and Match Healthcare Services, Ltd.
10.6(2)+       Master Licensing Agreement, dated February 4, 1999, between
               Registrant and Methodist Care, Inc.
10.7(2)        Services Agreement Subcontract, dated December 17, 1998
               between Registrant and PRC, Inc.
10.8(2)+       Master Licensing, Processing and Services Agreement, dated
               February 16, 1997, between Registrant and
               Healthscope/United, Inc.
10.9(2)+       System Management Contract, dated April 1, 1999, between
               Registrant and Advica Health Resources.
10.10(2)+      Administration Services Agreement, dated March 29, 1999,
               between Registrant and American Medical Pathways, Inc.
10.11(2)+      Addendum to Processing and Services Agreement, dated July
               25, 1997, between Registrant and Brokerage Services
               Incorporated.
10.12(2)+      Addendum to Processing and Services Agreement, dated July
               25, 1997, between Registrant and Brokerage Services
               Incorporated.
10.13(2)+      Supplemental Agreement, dated December 24, 1997, between
               Registrant and Brokerage Services Incorporated.
10.14(2)+      Employers Mutual, Inc. Assignment Letter, dated August 5,
               1999, between Registrant and Employers Mutual, Inc.

EXHIBIT NO.                           EXHIBIT TITLE
-----------                           -------------
10.15(2)+      Master License and Services Agreement, dated June 24, 1998, between Registrant and Employers Mutual, Inc.
10.16(2)+      Contractor Agreement, dated February 19, 1999, between
               Registrant and Employers Mutual, Inc.
10.17(2)+      Master Licensing and Services Agreement, dated February 20,
               1998, between Registrant and Provider Services,
               Incorporated.
10.18(2)+      Contractor Agreement, dated April 27, 1999, between
               Registrant and Provider Services, Incorporated.
10.19(2)+      Master Licensing and Services Agreement, dated August 24,
               1998, between Registrant and Quest Diagnostics Incorporated.
10.20(2)       Offer letter, dated September 22, 1997, with Lorine Sweeney.
10.21(2)       Offer letter, dated December 12, 1997, with Mark Rangell.
10.22(2)       Offer letter, dated June 12, 1998, with Tammy McLaren.
10.23(2)       Sublease, dated as of May 11, 1998, by and between
               Registrant and Echo Bay Management Corp.
10.24(2)       Sub-sublease Agreement, dated as of December 18, 1998, by
               and between Registrant and Project Discovery, Inc.
10.25(2)       Office lease, dated May 2, 1997, between Registrant and MBL
               Life Assurance Corporation.
10.26(2)       Office lease, dated September 29, 1995 between Registrant
               and MBL Life Assurance Corporation.
10.27(2)+      Consulting Agreement, dated June 10, 1998, by and between
               Registrant and ADIS International Ltd.
10.28(2)+      Consulting Agreement, dated September 16, 1998, by and
               between Registrant and ADIS International Ltd.
10.29(2)+      Development Services Agreement, dated November 8, 1999, by and between Registrant and Doheny Eye Medical Group, Inc.
10.30(2)+      Development Services Agreement, dated November 10, 1999 by and between Registrant and Delta Health Services.
10.31(2)+      Hosting Services Agreement, dated November 10, 1999, by and between Registrant and Delta Health Services.
10.32(2)       Office Lease Agreement, dated November 1, 1999, by and
               between Registrant and Mountain States Mutual Casualty
               Company.
10.33(2)+      Software License and Services Agreement, dated October 25,
               1999, by and between Registrant and Oracle Corporation.
10.34(2)+      Professional Services Agreement, dated September 9, 1999, by and between Registrant and Asthma Management Company.
10.35(2)       Consulting Services Agreement, dated November 29, 1999, by and between Registrant and Decision Consultants, Inc.
10.36(2)       Sublease dated December 17, 1999 by and between Registrant and The Pittsburgh & Midway Coal Mining Co.
10.37(3)       2000 Nonstatutory Stock Option Plan and related agreements.
10.38(3)       Agreement and Plan of Reorganization by and among XCare.net,
               AX Acquisition Corporation and United/Healthscope, Inc.
               d/b/a Advica Health Resources and AHR Seller Group dated
               November 8, 2000.

EXHIBIT NO.                           EXHIBIT TITLE
-----------                           -------------
10.39(3)       Registration Rights Agreement by and Between XCare.net,
               Inc., United/HealthScope, Inc. (d/b/a Advica Health
               Resources), dated November 8, 2000.
10.40(3)       Stock Purchase Agreement by and Between XCare.net, Inc. and
               Integrated Media, Inc. and Alan Hochman, dated November 29,
               2000.
10.41(3)       Escrow Agreement Between XCare.net, Inc. and Alan Hochman,
               dated November 29, 2000.
10.42*         Amended and Restated Healthcare.com Corporation Non-Employee
               Director Stock Option Plan (filed as Exhibit 10 to
               Healthcare.com's Quarterly Report on Form 10-Q for quarter ended June 30, 1999 (Commission file No. 0-27056) and
               incorporated herein by reference).
10.43*         Healthcare.com Adjustment Stock Option Plan (filed as
               Exhibit 10.5 to Amendment No. 1 to Healthcare.com's
               Registration Statement on Form S-1 (Registration No.
               33-96478), and incorporated herein by reference).
10.44*         Healthcare.com Restated Stock Option Plan Two (filed as
               Exhibit 10.2 to Healthcare.com's Quarterly Report on Form
               10-Q for the quarter ended March 31, 1998 (Commission file
               No. 0-27056), and incorporated herein by reference).
10.45(1)       Affiliate Agreement between XCare.net, Inc. and certain
               stockholders of Healthcare.com Corporation.
10.46(1)       Form of Robert Murrie Employment Agreement.
10.47(1)       Form of Severance Agreement.
16.1(4)        Letter dated as of April 17, 2001 from
               PricewaterhouseCoopers LLP to the Securities and Exchange
               Commission.
21.1(3)        XCare.net, Inc. Subsidiaries.
23.1           Consent of PricewaterhouseCoopers LLP, Independent
               Accountants (relating to consolidated financial statements for XCare.net, Inc.).
23.2           Consent of Ernst & Young LLP, Independent Auditors (relating to financial statements for Confer Software, Inc.).
23.3           Consent of KPMG LLP, Independent Accountants (relating to
               financial statements for Healthcare.com Corporation).
23.4           Consent of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation (included in Exhibit 5.1).
23.5           Consent of Troutman Sanders, LLP (included in Exhibit 8.2).
23.6*          Consent of Robertson Stephens, Inc.
23.7*          Consent of FAC/Equities.
24.1*          Power of Attorney.
99.1           Opinion of Robertson Stephens, Inc. (included in prospectus as Annex C).
99.2           Opinion of FAC/Equities (included in prospectus as Annex D).
99.3           Form of Proxy Card of XCare.net, Inc.
99.4           Form of Proxy Card of Healthcare.com Corporation.
99.5*          Consent of Robert I. Murrie.


-------------------------
(1) Previously filed with the Securities and Exchange Commission as an Exhibit to Registrant's Current Report on Form 8-K on May 18, 2001.

(2) Previously filed with the Securities and Exchange Commission as an Exhibit to Registrant's Registration Statement on Form S-1 (Registration Statement 333-90165) on November 2, 1999.

(3) Previously filed with the Securities and Exchange Commission as an Exhibit to Registrant's Annual Report on Form 10-K (File Number 333-90165) for the year ended December 31, 2000.


(4) Previously filed with the Securities and Exchange Commission as Exhibit 16.1 to Registrant's Current Report on Form 8-K on April 18, 2001.


 + Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.


 *  Previously filed.


  (B) FINANCIAL STATEMENT SCHEDULE.

                                                                     SCHEDULE II

                                XCARE.NET, INC.

                       VALUATION AND QUALIFYING ACCOUNTS
                             (DOLLARS IN THOUSANDS)

                                               BALANCE AT
                                              BEGINNING OF   CHARGED TO                  BALANCE AT END
ALLOWANCE FOR UNCOLLECTIBLES                     PERIOD       EXPENSE     DEDUCTION(A)     OF PERIOD
----------------------------                  ------------   ----------   ------------   --------------
2000........................................      $141          $636          $231            $546
1999........................................        50            91            --             141
1998........................................         0            50            --              50

---------------

(a) Represents credit losses written off during the period, less collection of amounts previously written off.

ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (b) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning the transaction, and the company being acquired therein, that was not subject of and included in the registration statement when it became effective.

     (c) The undersigned registrant hereby undertakes as follows:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (f) The undersigned registrant hereby undertakes as follows:

          (1) Prior to any public offering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable forms; and

          (2) That every prospectus (i) that is filed pursuant to paragraph
     (f)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, XCare.net, Inc. caused this Amendment No. 1 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Englewood, State of Colorado, on this 16th day of July, 2001.


                                          XCARE.NET, INC.
                                          By:     /s/ LORINE R. SWEENEY
                                            ------------------------------------
                                              Lorine R. Sweeney
                                              President and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



               SIGNATURE                                        TITLE                           DATE
               ---------                                        -----                           ----
         /s/ LORINE R. SWEENEY                President and Chief Executive Officer         July 16, 2001
---------------------------------------       (Principal Executive Officer) and Director
           Lorine R. Sweeney

         /s/ GARY T. SCHERPING                Senior VP of Finance and Chief Financial      July 16, 2001
---------------------------------------       Officer (Principal Financial and
           Gary T. Scherping                  Accounting Officer)

                   *                          Chairman of the Board and Director            July 16, 2001
---------------------------------------
           Jeffrey M. Krauss

                   *                          Director                                      July 16, 2001
---------------------------------------
             Fred L. Brown

                   *                          Director                                      July 16, 2001
---------------------------------------
            Andrew Cowherd

                   *                          Director                                      July 16, 2001
---------------------------------------
            James B. Hoover

                   *                          Director                                      July 16, 2001
---------------------------------------
            Daniel Mitchell

      *By: /s/  LORINE R. SWEENEY
   ---------------------------------
           Lorine R. Sweeney
           Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT NO.                           EXHIBIT TITLE
-----------                           -------------
 2.1(1)        Agreement and Plan of Merger and Reorganization by and among
               XCare.net, Inc., Orbit Acquisition Corp. and Healthcare.com
               Corporation, dated as of May 14, 2001 (included in
               prospectus as Annex A).
 3.1(2)        Amended and Restated Certificate of Incorporation.
 3.2(2)        Bylaws.
 4.1(2)        Specimen Common Stock Certificate.
 4.2(2)        Second Amended and Restated Registration Rights Agreement,
               dated as of July 27, 1999, between Registrant and the
               parties named therein.
 5.1           Opinion of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation, as to the validity of the shares being
               registered.
 8.1           Opinion of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation, as to Tax Matters.
 8.2           Opinion of Troutman Sanders, LLP, as to Tax Matters.
 9.1(1)        Form of Voting Agreement between XCare.net, Inc. and certain stockholders of Healthcare.com Corporation.
 9.2(1)        Form of Voting Agreement between Healthcare.com Corporation and certain stockholders of XCare.net, Inc.
10.1(2)        Form of Indemnification Agreement entered into by Registrant with each of its directors and executive officers.
10.2(2)        Amended and Restated 1997 Stock Option Plan.
10.3(2)        1999 Employee Stock Purchase Plan and related agreements.
10.4(2)        1999 Director Option Plan and related agreements.
10.5(2)+       Licensing Agreement, dated as of December 30, 1998 between
               Registrant and Match Healthcare Services, Ltd.
10.6(2)+       Master Licensing Agreement, dated February 4, 1999, between
               Registrant and Methodist Care, Inc.
10.7(2)        Services Agreement Subcontract, dated December 17, 1998
               between Registrant and PRC, Inc.
10.8(2)+       Master Licensing, Processing and Services Agreement, dated
               February 16, 1997, between Registrant and
               Healthscope/United, Inc.
10.9(2)+       System Management Contract, dated April 1, 1999, between
               Registrant and Advica Health Resources.
10.10(2)+      Administration Services Agreement, dated March 29, 1999,
               between Registrant and American Medical Pathways, Inc.
10.11(2)+      Addendum to Processing and Services Agreement, dated July
               25, 1997, between Registrant and Brokerage Services
               Incorporated.
10.12(2)+      Addendum to Processing and Services Agreement, dated July
               25, 1997, between Registrant and Brokerage Services
               Incorporated.
10.13(2)+      Supplemental Agreement, dated December 24, 1997, between
               Registrant and Brokerage Services Incorporated.
10.14(2)+      Employers Mutual, Inc. Assignment Letter, dated August 5,
               1999, between Registrant and Employers Mutual, Inc.
10.15(2)+      Master License and Services Agreement, dated June 24, 1998, between Registrant and Employers Mutual, Inc.
10.16(2)+      Contractor Agreement, dated February 19, 1999, between
               Registrant and Employers Mutual, Inc.

EXHIBIT NO.                           EXHIBIT TITLE
-----------                           -------------
10.17(2)+      Master Licensing and Services Agreement, dated February 20,
               1998, between Registrant and Provider Services,
               Incorporated.
10.18(2)+      Contractor Agreement, dated April 27, 1999, between
               Registrant and Provider Services, Incorporated.
10.19(2)+      Master Licensing and Services Agreement, dated August 24,
               1998, between Registrant and Quest Diagnostics Incorporated.
10.20(2)       Offer letter, dated September 22, 1997, with Lorine Sweeney.
10.21(2)       Offer letter, dated December 12, 1997, with Mark Rangell.
10.22(2)       Offer letter, dated June 12, 1998, with Tammy McLaren.
10.23(2)       Sublease, dated as of May 11, 1998, by and between
               Registrant and Echo Bay Management Corp.
10.24(2)       Sub-sublease Agreement, dated as of December 18, 1998, by
               and between Registrant and Project Discovery, Inc.
10.25(2)       Office lease, dated May 2, 1997, between Registrant and MBL
               Life Assurance Corporation.
10.26(2)       Office lease, dated September 29, 1995 between Registrant
               and MBL Life Assurance Corporation.
10.27(2)+      Consulting Agreement, dated June 10, 1998, by and between
               Registrant and ADIS International Ltd.
10.28(2)+      Consulting Agreement, dated September 16, 1998, by and
               between Registrant and ADIS International Ltd.
10.29(2)+      Development Services Agreement, dated November 8, 1999, by and between Registrant and Doheny Eye Medical Group, Inc.
10.30(2)+      Development Services Agreement, dated November 10, 1999 by and between Registrant and Delta Health Services.
10.31(2)+      Hosting Services Agreement, dated November 10, 1999, by and between Registrant and Delta Health Services.
10.32(2)       Office Lease Agreement, dated November 1, 1999, by and
               between Registrant and Mountain States Mutual Casualty
               Company.
10.33(2)+      Software License and Services Agreement, dated October 25,
               1999, by and between Registrant and Oracle Corporation.
10.34(2)+      Professional Services Agreement, dated September 9, 1999, by and between Registrant and Asthma Management Company.
10.35(2)       Consulting Services Agreement, dated November 29, 1999, by and between Registrant and Decision Consultants, Inc.
10.36(2)       Sublease dated December 17, 1999 by and between Registrant and The Pittsburgh & Midway Coal Mining Co.
10.37(3)       2000 Nonstatutory Stock Option Plan and related agreements.
10.38(3)       Agreement and Plan of Reorganization by and among XCare.net,
               AX Acquisition Corporation and United/Healthscope, Inc.
               d/b/a Advica Health Resources and AHR Seller Group dated
               November 8, 2000.
10.39(3)       Registration Rights Agreement by and Between XCare.net,
               Inc., United/HealthScope, Inc. (d/b/a Advica Health
               Resources), dated November 8, 2000.
10.40(3)       Stock Purchase Agreement by and Between XCare.net, Inc. and
               Integrated Media, Inc. and Alan Hochman, dated November 29,
               2000.
10.41(3)       Escrow Agreement Between XCare.net, Inc. and Alan Hochman,
               dated November 29, 2000.

EXHIBIT NO.                           EXHIBIT TITLE
-----------                           -------------
10.42*         Amended and Restated Healthcare.com Corporation Non-Employee
               Director Stock Option Plan (filed as Exhibit 10 to
               Healthcare.com's Quarterly Report on Form 10-Q for quarter ended June 30, 1999 (Commission file No. 0-27056) and
               incorporated herein by reference).
10.43*         Healthcare.com Adjustment Stock Option Plan (filed as
               Exhibit 10.5 to Amendment No. 1 to Healthcare.com's
               Registration Statement on Form S-1 (Registration No.
               33-96478), and incorporated herein by reference).
10.44*         Healthcare.com Restated Stock Option Plan Two (filed as
               Exhibit 10.2 to Healthcare.com's Quarterly Report on Form
               10-Q for the quarter ended March 31, 1998 (Commission file
               No. 0-27056), and incorporated herein by reference).
10.45(1)       Affiliate Agreement between XCare.net, Inc. and certain
               stockholders of Healthcare.com Corporation.
10.46(1)       Form of Robert Murrie Employment Agreement.
10.47(1)       Form of Severance Agreement.
16.1(4)        Letter dated as of April 17, 2001 from
               PricewaterhouseCoopers LLP to the Securities and Exchange
               Commission.
21.1(3)        XCare.net, Inc. Subsidiaries.
23.1           Consent of PricewaterhouseCoopers LLP, Independent
               Accountants (relating to consolidated financial statements for XCare.net, Inc.).
23.2           Consent of Ernst & Young LLP, Independent Auditors (relating to financial statements for Confer Software, Inc.).
23.3           Consent of KPMG LLP, Independent Accountants (relating to
               financial statements for Healthcare.com Corporation).
23.4           Consent of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation (included in Exhibit 5.1).
23.5           Consent of Troutman Sanders, LLP (included in Exhibit 8.2).
23.6*          Consent of Robertson Stephens, Inc.
23.7*          Consent of FAC/Equities.
24.1*          Power of Attorney.
99.1           Opinion of Robertson Stephens, Inc. (included in prospectus as Annex C).
99.2           Opinion of FAC/Equities (included in prospectus as Annex D).
99.3           Form of Proxy Card of XCare.net, Inc.
99.4           Form of Proxy Card of Healthcare.com Corporation.
99.5*          Consent of Robert I. Murrie.


-------------------------
(1) Previously filed with the Securities and Exchange Commission as an Exhibit to Registrant's Current Report on Form 8-K on May 18, 2001.

(2) Previously filed with the Securities and Exchange Commission as an Exhibit to Registrant's Registration Statement on Form S-1 (Registration Statement 333-90165) on November 2, 1999.

(3) Previously filed with the Securities and Exchange Commission as an Exhibit to Registrant's Annual Report on Form 10-K (File Number 333-90165) for the year ended December 31, 2000.


(4) Previously filed with the Securities and Exchange Commission as Exhibit 16.1 to Registrant's Current Report on Form 8-K on April 18, 2001.


 + Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

 *  To be filed by amendment.